As filed with the Securities and Exchange Commission on March 2, 2012
Registration No. 333-178661

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NBT BANCORP INC.
(Exact name of registrant as specified in its charter)

DELAWARE	6712	16-1268674
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

52 SOUTH BROAD STREET
NORWICH, NEW YORK 13815
(607) 337-2265
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Martin A. Dietrich
President & Chief Executive Officer
52 South Broad Street
Norwich, New York 13815
(607) 337-2265
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
Clifford S. Weber, Esq.		Lawrence M.F. Spaccasi, Esq.
Hinman, Howard & Kattell, LLP		Luse Gorman Pomerenk & Schick, P.C.
106 Corporate Park Drive, Suite 317		5335 Wisconsin Avenue, NW, Suite 780
White Plains, NY 10604		Washington, D.C. 20015
Phone: (914) 694-4102		Phone: (202) 274-2037

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon completion of the merger.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)            ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	1,330,441 shares (1)	N/A	$18,400.00 (2)	$2,108.64 (3)(4)

(1) Represents the maximum number of shares of NBT Bancorp Inc. (NASDAQ: NBTB) common stock estimated to be issuable upon the completion of the merger of Hampshire First Bank, with and into NBT Bank N.A., calculated as 65% (that portion of the total consideration issuable in the merger which shall consist of NBT Bancorp Inc. common stock) of the product of (x) the number of shares of Hampshire First Bank common stock (OTC: HFBN) outstanding as of December 16, 2011, times (y) an exchange ratio of 0.7019 of a share.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rules 457(f)(1) and 457(c) thereunder, based on the aggregate market value of the shares of Hampshire First common stock expected to be exchanged in the Merger, based upon the average of the bid and asked prices of Hampshire First common stock as reported by Over-the-Counter Bulletin Board (“OTC”) on December 16, 2011 of $13.83.

(3) Calculated in accordance with Section 6(b) of the Securities Act and SEC Fee Rate Advisory #3 for Fiscal Year 2012 at a rate equal to $114.60 per $1,000,000 of the proposed maximum aggregate offering price.

(4) Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Proxy Statement/Prospectus
Dated MARCH 2, 2012, Subject to Completion

Information contained herein is subject to completion or amendment.  A registration statement relating to the shares of NBT Bancorp Inc. common stock to be issued in the Merger has been filed with the Securities and Exchange Commission.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Proxy Statement of Hampshire First Bank	Prospectus of NBT Bancorp Inc

March ____,  2012

Dear Shareholder:

A Merger Proposal — Your Vote Is Very Important

On November 16, 2011, Hampshire First Bank, a New Hampshire chartered commercial bank entered into an Agreement and Plan of Merger, (also referred to as the Merger Agreement) with NBT Bancorp Inc., a Delaware corporation and NBT Bank, N.A., a national bank and a wholly owned subsidiary of NBT Bancorp, pursuant to which Hampshire First will merge with NBT Bank, with NBT Bank as the surviving entity.  We are sending you this proxy statement/prospectus to ask you to vote on the approval of the Merger pursuant to the Merger Agreement.  You also will be asked to (1) approve the adjournment, postponement or continuation of the special meeting, if necessary, to solicit additional proxies in favor of the approval of the Merger Agreement and (2) act on any other business that may property come before the special meeting or any adjournment or postponement thereof.

If the Merger Agreement is approved and the Merger is subsequently completed, you will be given the opportunity to receive, for your shares of Hampshire First common stock: (1) all cash in the amount of $15.00 per share, without interest (2) all NBT Bancorp common stock, at an exchange ratio of 0.7019 of a share of NBT Bancorp common stock for each share of Hampshire First common stock or (3) a mix of cash for 35% of your shares and stock for 65% of your shares.  The exchange ratio of 0.7019 of a share of NBT Bancorp common stock for each share of Hampshire First common stock is subject to adjustment (as described in the Merger Agreement) if NBT Bancorp common stock falls outside of a certain range of the stock value on November 10, 2011.  Hampshire First shareholders will receive NBT Bancorp common stock with a minimum value of $12.00 and a maximum value of $18.00 for each share of Hampshire First common stock exchanged for the stock consideration in connection with the Merger.

The total consideration to be paid by NBT Bancorp in the Merger is subject to the requirement that 35% of Hampshire First common stock be acquired for cash and that 65% be acquired for stock.  This may cause Hampshire First shareholders who elect either the all cash consideration or the all stock consideration for their shares to receive a mix of the two on a prorated basis in accordance with allocation provisions in the Merger Agreement.

The value of the stock consideration will fluctuate with the market price of NBT Bancorp common stock.  Based on the closing price of NBT Bancorp common stock, as reported by The NASDAQ Stock Market on November 10, 2011, the date used to calculate the exchange ratio, the value of the stock consideration and cash consideration represented approximately $15.00 in value for each share of Hampshire First common stock.  You should obtain current stock price quotations for NBT Bancorp and Hampshire First common stock.  NBT Bancorp common stock trades on the NASDAQ under the symbol “NBTB” and Hampshire First common stock trades on the Over the Counter Bulletin Board under the symbol “HFBN”.

The Merger cannot be completed unless at least two-thirds (2/3) of the issued and outstanding shares of common stock of Hampshire First entitled to be cast vote in favor of the Merger.  Whether or not you plan to attend the special meeting of shareholders, please take the time to vote by completing and signing the enclosed proxy card and mailing it in the enclosed envelope.  If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote “FOR” the adoption of the Merger pursuant to the Merger Agreement and “FOR” the adjournment, postponement or continuation of the special meeting, if necessary, to solicit additional proxies in favor of the approval of the Merger Agreement and you will not be entitled to appraisal rights for your shares of Hampshire First stock.  If you fail to vote in person or fail to submit your proxy card via mail or you do not instruct your broker how to vote any shares held for you in “street name,” it will have the same effect as voting “AGAINST” the Merger Agreement.  Hampshire First shareholders who do not vote in favor of the Merger can seek appraisal rights for their stock and obtain payment in cash equal to the fair value of their shares as determined by the Superior Court of Hillsborough County of the State of New Hampshire.  For more information on the appraisal rights of Hampshire First shareholders, see “Questions and Answers About the Merger and the Special Meeting”-“Are Hampshire First shareholders entitled to appraisal rights?” on page page 7 and “Appraisal Rights” beginning on page page 81.

The Hampshire First board of directors has unanimously determined that the Merger and the Merger Agreement are fair and in the best interests of Hampshire First and its shareholders and unanimously recommends that you vote “FOR” the adoption of the Merger Agreement, as well as “FOR” the adjournment, postponement or continuation of the special meeting, if necessary, to solicit additional proxies in favor of the approval of the Merger Agreement.

If the Merger is approved and is subsequently completed, Hampshire First shareholders (other than any dissenting shareholders) who receive Stock Consideration will become shareholders of NBT Bancorp.

This proxy statement/prospectus provides you with detailed information about the proposed Merger.  It also contains or references information about NBT Bancorp and Hampshire First and related matters.  You are encouraged to read this document carefully.  In particular, you should read the “Risk Factors” section beginning on page  20 for a discussion of the risks you should consider in evaluating the proposed Merger and how it will affect you.

/s/ Richard Gavegnano
Richard Gavegnano
Chairman of the Board

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the issuance of the NBT Bancorp common stock in connection with the Merger or the other transactions described in this proxy statement/prospectus, or passed upon the adequacy or accuracy of the disclosure in this document.  Any representation to the contrary is a criminal offense.

The securities to be issued in connection with the Merger are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This proxy statement/prospectus is dated March [        ], 2012, and is first being mailed to shareholders of Hampshire First on or about March [      ], 2012.

Hampshire First Bank
80 Canal Street
Manchester, New Hampshire 03101
(603) 263-1444

Notice of the Special Meeting of Shareholders
to be held on April 10, 2012

NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of Hampshire First Bank; (“Hampshire First”) will be held at Hampshire First’s office at 80 Canal Street, Manchester, New Hampshire at 10:00 a.m., local time, on April 10, 2012, to consider and act on the following:

1.  The approval of the Agreement and Plan of Merger dated as of November 16, 2011 (also referred to as the Merger Agreement), by and between Hampshire First, NBT Bancorp Inc. and NBT Bank, N.A., and thereby approve the transactions contemplated by the Merger Agreement;

2.  The adjournment, postponement or continuation of the special meeting, if necessary, to solicit additional proxies in favor of the approval of the Merger Agreement; and

3.  To act on any other business that may properly come before the special meeting or any adjournment or postponement thereof.

The proposed Merger is described in more detail in this proxy statement/prospectus, which you should read carefully in its entirety before you vote.  A copy of the Merger Agreement is attached as Appendix A to this proxy statement/prospectus.  Only Hampshire First shareholders of record as of the close of business on

February 24, 2012, are entitled to notice of and to vote at the special meeting of shareholders or any adjournments of the special meeting.

To complete the Merger, the Merger Agreement must be approved by at least two-thirds (2/3) of the outstanding shares of Hampshire First common stock entitled to vote.  Please vote as soon as possible.

Proxy cards submitted without any indication of a vote will be deemed as votes “FOR” the approval of the Merger Agreement and the other matters to come before the special meeting and you will not be entitled to appraisal rights for your shares of Hampshire First stock.  Abstentions and shares that you have not authorized your broker to vote will have the same effect as votes “AGAINST” the approval of the Merger and the transactions contemplated by the Merger Agreement.

If your shares are held in the name of a broker, bank, trustee or other nominee, please follow the instructions on the voting instructions card provided by such person.  If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy card.  If you wish to attend the special meeting and vote in person and your shares are held in the name of a broker, trust, bank trustee or other nominee, you must bring with you a proxy or letter from the broker, bank trustee or nominee to confirm your beneficial ownership of the shares.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, HAMPSHIRE FIRST URGES YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED.

DO NOT SEND STOCK CERTIFICATES WITH THE PROXY CARD.  YOU WILL RECEIVE AN ELECTION FORM TO ELECT THE CASH AND/OR STOCK CONSIDERATION WITH INSTRUCTIONS FOR DELIVERING YOUR STOCK CERTIFICATES UNDER SEPARATE COVER.

Hampshire First's board of directors has unanimously adopted and approved the Merger Agreement and the transactions contemplated by the Merger Agreement, and recommends that Hampshire First shareholders vote “FOR” the approval of the Merger Agreement, as well as “FOR” the adjournment, postponement or continuation of the special meeting, if necessary, to solicit additional proxies in favor of the approval of the Merger Agreement.

If you have any questions concerning the Merger or other matters to be considered at the Hampshire First special meeting, would like additional copies of this proxy statement/prospectus or need help voting your shares, please contact Hampshire First’s President and Chief Executive Officer, James M. Dunphy, by telephone at (603) 263-1444 or by mail at Hampshire First Bank, 80 Canal Street, Manchester, New Hampshire 03101.

BY ORDER OF THE BOARD OF DIRECTORS

March [ ], 2012	/s/ Richard Gavegnano
Manchester, New Hampshire	Richard Gavegnano
Chairman of the Board

i

PAGE

Fees and Expenses	58

Material Federal Income Tax Consequences of the Merger	59
Exchange for NBT Bancorp Common Stock	69
Cash Received in Exchange for Hampshire First Stock	60
Cash Received in Lieu of a Fractional Share	60
Reporting Requirements	60
Backup Withholding	60
Accounting Treatment	61
Stock Trading and Dividend Information for Hampshire First	61
Stock Trading and Dividend Information for NBT Bancorp	62

Authorization To Vote On Adjournment Or Other Matters	63
General	63
Vote Required	63
Recommendation of the Hampshire First Board of Directors	63

Selected Historical Financial Data	64
NBT Bancorp Selected Historical Financial and Other Data	64
Hampshire First Bank Selected Historical Financial and Other Data	66

Comparison of Shareholder Rights	68
Authorized and outstanding stock	68
Right to call a special meeting of shareholders	68
Notice of shareholder meetings	68
Shareholder Nomination and Proposal	69
Action without a meeting	69
Vacancies on the board of directors and additional directors	69
Cumulative Voting for Directors	70
Board of Directors; Classification	70
Removal of Directors	71
Liability of Directors	71
Indemnification of Directors and officers	72
Voting and Restrictions upon certain business combinations	72
Stockholder Rights Plan	72
Amendments to certificate of incorporation	73
Amendments to bylaws	73
Anti-Takeover Provisions	73
Shareholder Approval of a Merger	75
Dissenters’ Rights	75

Description of Capital Stock of Hampshire First	75

Description of NBT Capital Stock	76
Authorized Capital Stock	76
Common Stock	76
Dividend Rights	76
Voting Rights	76
Certain Other Rights	76
Preferred Stock	76
Stockholder Rights Plan	77

ii

iii

 Where You Can Find More Information

NBT Bancorp files annual, quarterly and current reports, proxy statements and other business and financial information with the Securities and Exchange Commission (the “SEC”); Hampshire First is not subject to such reporting with the SEC or any other regulator.  You may read and copy any materials that NBT Bancorp files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates.  Please call the SEC at (800) SEC-0330 or (800) 732-0330 for further information on the public reference room.  In addition, NBT Bancorp files reports and other business and financial information with the SEC electronically, and the SEC maintains a website located at http://www.sec.gov containing this information.  You will also be able to obtain these documents, free of charge, from NBT Bancorp at www.nbtbancorp.com under the “Stockholder Info – SEC Filings” link.

NBT Bancorp has filed a registration statement on Form S-4 to register with the SEC up to 1,330,441  shares of NBT Bancorp common stock.  This proxy statement/prospectus is a part of that registration statement.  As permitted by SEC rules, this proxy statement/prospectus does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement.  You may read and copy the registration statement, including any amendments, schedules and exhibits, at the addresses set forth below.  Statements contained in this document as to the contents of any contract or other documents referred to in this proxy statement/prospectus are not necessarily complete.  In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement.  This proxy statement/prospectus incorporates by reference documents that NBT Bancorp has previously filed with the SEC.  They contain important information about NBT Bancorp and its financial condition.  See “Incorporation of Certain Documents by Reference” on page 83.  These documents are available without charge to you upon written or oral request to NBT Bancorp’s principal executive offices or via the internet.  A copy of Hampshire First’s 2011 audited financial statements for the year ended December 31, 2011 may be obtained, free of charge, via its website www.hampshirefirst.com under the “About Hampshire First ” link and then under “Investor Relations” link and then under “2011 Audited Financials” or upon written or oral request to Hampshire First.  The respective addresses, telephone numbers and website addresses of such principal executive offices are listed below:

NBT Bancorp Inc.	Hampshire First Bank
52 South Broad Street	80 Canal Street
Norwich, New York 13815	Manchester, New Hampshire 03101
(607) 337-2265	(603) 263-1444
www.nbtbancorp.com	www.hampshirefirst.com

To obtain timely delivery of these documents, you must request the information no later than April 3, 2012 in order to receive them before Hampshire First’s special meeting of shareholders.

NBT Bancorp common stock is traded on The NASDAQ Stock Market under the symbol “NBTB,” and Hampshire First common stock is traded on the Over the Counter Bulletin Board (the OTC) under the symbol “HFBN”.

 Questions and Answers
about the Merger and the Special Meeting

The following are answers to certain questions that you may have regarding the Merger and the special meeting.  We urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section may not provide all the information that might be important to you in determining how to vote.  Additional important information is also contained in the appendices to, and the documents incorporated by reference in, this proxy statement/prospectus.

Q: Why am I receiving this document?

A: NBT Bank and Hampshire First have agreed to combine under the terms of a Merger Agreement that is described in this proxy statement/prospectus.  A copy of the Merger Agreement is attached to this proxy statement/prospectus as Appendix A.  In order to complete the Merger, Hampshire First shareholders must vote to adopt the Merger Agreement and approve the Merger.  Hampshire First shareholders are also being asked to approve the adjournment, postponement or continuation of the special meeting, if necessary, to solicit additional proxies in favor of the approval of the Merger Agreement.  Hampshire First will hold a special meeting of its shareholders to obtain approval on these matters.  This proxy statement/prospectus contains important information about the Merger, the Merger Agreement, the special meeting and other related matters and you should read it carefully.  NBT Bancorp shareholders are not required to vote to approve the Merger.

Q: What will happen to Hampshire First as a result of the Merger?

A: If the Merger is completed, Hampshire First will cease to exist and will merge with NBT Bank, with NBT Bank being the surviving bank.

Q: What will Hampshire First shareholders receive in the Merger?

A: If the Merger is approved by Hampshire First shareholders and the Merger is subsequently completed, each outstanding share of Hampshire First common stock (other than any dissenting shares) will be converted into the right to receive either: (1) $15.00 in cash, without interest; (2) 0.7019 of a share of NBT Bancorp common stock for each share of Hampshire First common stock or (3) a mix of cash consideration for 35% of the stock owned by a Hampshire First shareholder and stock consideration for 65% of the stock owned.  The exchange ratio of 0.7019 of a share of NBT Bancorp common stock for each share of Hampshire First common stock is subject to adjustment (as described in the Merger Agreement) if NBT Bancorp common stock falls outside of a certain range of the value of NBT Bancorp common stock on November 10, 2011.  Hampshire First shareholders will receive NBT Bancorp common stock with a minimum value of $12.00 and a maximum value of $18.00 for each share of Hampshire First common stock exchanged for stock in connection with the Merger.

Hampshire First shareholders who elect either only cash consideration or only stock consideration for their shares may be required to accept a mix of the two in accordance with allocation provisions in the Merger Agreement.  The reason is that the total consideration to be paid by NBT Bancorp in the Merger is subject to the requirement that 35% of the Hampshire First common stock be acquired for the cash consideration (or be dissenting shares) and that 65% be acquired for the stock consideration.  The ability to receive all stock or all cash will depend on the elections of other Hampshire First shareholders.  The allocation of the mix of consideration payable to Hampshire First shareholders who elect only cash or only stock will not be known until NBT Bank, as exchange agent, tallies the results of the cash/stock elections made by all Hampshire First shareholders, which will not occur until at or near the completion of the Merger. No guarantee can be made that Hampshire First shareholders will receive the amounts of cash or stock that they elected.  If such an allocation is necessary to meet the overall 35% for cash and 65% for stock requirement, it shall be done on a prorated basis among the Hampshire First shareholders affected.  Those Hampshire First shareholders who initially elect to receive cash for 35% of their stock and stock for the other 65% will not be subject to the allocation.  See “The Merger and the Merger Agreement - Merger Consideration” beginning on page 35 and “The Merger and the Merger Agreement - Allocation Procedures” beginning on page 37.  Also Hampshire First shareholders who own 100 or fewer shares and who elect only cash consideration will not be subject to the allocation and will receive only cash.

Q: How do Hampshire First shareholders register their election to receive cash, NBT Bancorp common stock or a combination of both?

A: If the Merger is approved by Hampshire First shareholders, then an election form will be provided to Hampshire First shareholders under separate cover.  Each Hampshire First shareholder should complete and return the election form, along with such holder’s Hampshire First stock certificate(s), according to the instructions included with the form.  The election deadline will be 5:00 p.m., Eastern Time, on the date specified in the election form.  If you own shares of Hampshire First common stock in “street name” through a bank, broker or other nominee and you wish to make an election, you should seek instructions from the nominee holding your shares concerning how to make an election.  If you do not send in the election form with your stock certificate(s) by the election deadline, you will be treated as though you have not made an election.

Q: What happens if a Hampshire First shareholder does not make a valid election to receive cash, NBT Bancorp common stock or a combination of both?

A: If a Hampshire First shareholder does not return a properly completed election form by the election deadline specified in the election form, such shareholder’s Hampshire First common stock will be considered “non-election shares” and will be converted into the right to receive stock and/or cash as determined by NBT Bancorp according to the allocation procedures specified in the Merger Agreement.

Q: When will the Merger be completed?

A: We expect the Merger will be completed as soon as practicable after all of the conditions to completion contained in the Merger Agreement are satisfied or waived, including the receipt of required regulatory approvals and the approval of the Merger by Hampshire First shareholders at the Hampshire First special meeting.  We currently expect to complete the Merger early in the second calendar quarter of 2012; however, there is no assurance that it will occur at such time, as certain conditions to the completion of the Merger, such as the receipt of required regulatory approvals, are not entirely within our control.

Q: What happens if the Merger is not completed?

A: If the Merger is not completed, Hampshire First shareholders will not receive any consideration for their shares of common stock in connection with the Merger.  Instead, Hampshire First will remain an independent public company and its common stock will continue to be eligible for trading on the OTC.  If the Merger Agreement is terminated within thirty-five days of the date of the Merger Agreement under certain specified circumstances, Hampshire First will be required to pay to NBT Bancorp a termination fee of approximately $1,050,000, representing 2.5% of the aggregate value of the anticipated Merger consideration, plus up to $250,000 in out of pocket deal-related expenses.  In certain situations after thirty-five days of the date of the Merger Agreement, the termination fee payable by Hampshire First may be 5% of the Merger consideration.  See the Merger Agreement under “Conditions to the Merger - Termination; Termination Fee” beginning on page 57.

Q: Who is being asked to approve matters in connection with the Merger?

A: Hampshire First shareholders are being asked to vote to approve the Merger-related proposals.  Applicable New Hampshire law requires shareholder approval in connection with the Merger.  By this proxy statement/ prospectus, Hampshire First’s board of directors is soliciting proxies from Hampshire First shareholders to approve the Merger Agreement at the Hampshire First special meeting, and any other matters that may come before the special meeting.

Q: Should Hampshire First shareholders send in their stock certificates with the enclosed proxy?

A: No.  Hampshire First shareholders SHOULD NOT send in any stock certificates now with the enclosed proxy.  An election form and transmittal materials, with instructions for their completion will be provided to Hampshire First shareholders under separate cover and the stock certificates should be sent with those materials at that time.

In the event that a Hampshire First shareholder fails to return a completed election form with such shareholder’s stock certificates prior to the expiration of the election period and has not perfected a valid request for appraisal of such shares, a letter of transmittal with instructions for submission of such stock certificates will be mailed to such shareholder shortly following the Effective Time.

Q: What are the material federal income tax consequences of the Merger to Hampshire First shareholders?

A:  The tax consequence of the Merger to Hampshire First shareholders will depend on whether only cash, only NBT common stock, or a combination of cash and NBT common stock is received in exchange for shares of Hampshire First common stock.  If shares are exchanged solely for NBT common stock, no gain or loss should be recognized except with respect to cash received instead of any fractional share of NBT common stock.  If shares are exchanged solely for cash, gain or loss should be recognized on the exchange.  If shares are exchanged for a combination of NBT common stock and cash, gain should be recognized equal to the lesser of the cash received or the gain realized in the Merger (that is, the fair market value of the NBT common stock received, plus the cash received, and minus the Hampshire First shareholder’s basis in the shareholder’s Hampshire First’s common stock).  No loss should be recognized.  Because the allocations of cash and NBT common stock received will depend on the elections of other Hampshire First shareholders, the actual tax consequences of the Merger will not be known until the allocations are completed.

Tax matters are very complicated, and the tax consequences of the Merger to a particular shareholder will depend in part on such shareholder’s facts and circumstances. Accordingly, you should consult your tax advisor for a full understanding of the tax consequences of the Merger to you, including the applicability and effect of federal, state, local and foreign income and other tax consequences. For more information, please see the section entitled “Material Federal Income Tax Consequences of the Merger” beginning on page 59.

Q: Are Hampshire First shareholders entitled to appraisal rights?

A: Yes.  Under applicable New Hampshire law, record holders of Hampshire First common stock who do not vote in favor of the proposal to adopt the Merger Agreement will be entitled to seek appraisal rights in connection with the Merger, and if the Merger is completed, obtain payment in cash equal to the fair value of their shares of Hampshire First common stock as determined by the Superior Court of Hillsborough County of the State of New Hampshire, instead of the Merger consideration.  To exercise their appraisal rights, Hampshire First shareholders must strictly follow the procedures prescribed by New Hampshire law.  A record holder of Hampshire First stock may elect to demand appraisal of such shares by:  (1) delivering to Hampshire First, before the vote is taken, a written notice of intent to demand payment for all of the shares he or she beneficially owns; and (2) not voting for the Merger in person or by proxy.  A vote in person or by proxy against the Merger or an abstention from voting shall not constitute a demand for an appraisal.

Within ten (10) days after the approval of the Merger, Hampshire First shall notify each dissenting shareholder who has complied with the appraisal rights procedures of the Effective Date of the Merger.  These procedures are summarized in this proxy statement/prospectus under “Appraisal Rights” beginning on page 81.  In addition, the text of the applicable provisions of New Hampshire law is included as Appendix C to this proxy statement/prospectus.  Failure to strictly comply with these provisions will result in the loss of appraisal rights.  For a more complete description of appraisal rights, please refer to the section entitled “Appraisal Rights” beginning on page 81.

Q: Are there any risks that I should consider in deciding whether to vote for the approval of the Merger?

A: Yes.  You should read and carefully consider the risk factors set forth in the section of this proxy statement entitled “Risk Factors” beginning on page 20.

Q: When and where will Hampshire First shareholders meet?

A: Hampshire First will hold a special meeting of its shareholders on April 10, 2012, at 10:00 a.m., local time, at Hampshire First’s office at 80 Canal Street, Manchester, New Hampshire.

Q: What matters are Hampshire First shareholders being asked to approve at the Hampshire First special meeting pursuant to this proxy statement/prospectus?

A: Hampshire First shareholders are being asked to adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger.  Hampshire First shareholders are also being asked to approve the adjournment, postponement or continuation of the special meeting, if necessary, to solicit additional proxies in favor of the approval of the Merger Agreement.

Q: What does Hampshire First’s board of directors recommend with respect to the Merger?

A: Hampshire First’s board of directors has unanimously approved the Merger Agreement and determined that the Merger Agreement and the Merger are fair to and in the best interests of Hampshire First and its shareholders and unanimously recommends that Hampshire First shareholders vote “FOR” the Merger and “FOR” the adjournment, postponement or continuation of the special meeting, if necessary, to solicit additional proxies in favor of the approval of the Merger Agreement.

Q: Did the board of directors of Hampshire First receive an opinion from a financial advisor with respect to the Merger?

A: Yes.  On November 15, 2011, Keefe Bruyette & Woods, Inc. (Keefe Bruyette) rendered its written opinion to the board of directors of Hampshire First that, as of such date and based upon and subject to the factors and assumptions described to the Hampshire First board during its presentation and set forth in the opinion, the consideration in the proposed Merger was fair, from a financial point of view, to holders of Hampshire First common stock.  The full text of Keefe Bruyette’s written opinion is attached as Appendix B to this proxy statement/prospectus.  Hampshire First shareholders are urged to read the opinion in its entirety.

Q: Who can vote at the Hampshire First special meeting?

A: Holders of record of Hampshire First common stock at the close of business on February 24, 2012, which is the record date for the Hampshire First special meeting, are entitled to vote at the special meeting.

Q: How many votes must be represented in person or by proxy at the Hampshire First special meeting to have a quorum?

A: The holders of a majority of the shares of Hampshire First common stock outstanding and entitled to vote at the special meeting, present in person or represented by proxy, will constitute a quorum at the special meeting.

Q: What vote by Hampshire First shareholders is required to approve the Merger?

A: Assuming a quorum is present at the Hampshire First special meeting, approval of the Merger will require the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Hampshire First common stock entitled to vote.  Submission of proxies not designating an election will have the same effect as shares voted “FOR” the Merger and “FOR” the adjournment, postponement or continuation of the special meeting, if necessary, to solicit additional proxies in favor of the approval of the Merger Agreement.  Abstentions and broker non-votes will have the same effect as shares voted “AGAINST” the Merger.  Abstentions and broker non-votes will have no effect on the vote to adjourn, postpone, or continue the special meeting, if necessary, to solicit additional proxies in favor of the approval of the Merger Agreement.

As of the record date for the special meeting, directors and executive officers of Hampshire First, together with their affiliates, had sole or shared voting power over approximately 5.2% of the Hampshire First common stock outstanding and entitled to vote at the special meeting.  Hampshire First directors, other than James M. Dunphy, have agreed with NBT Bancorp that all shares over which they or members of their immediate families have sole or shared voting control shall be voted in favor of the Merger.  The aggregate total of these shares is 123,282, or 4.4%, of the total votes entitled to be cast at the special meeting.  Additionally, Meridian Interstate Bancorp, Inc., the holding company for East Boston Savings Bank, beneficially owns 1,260,000 share of Hampshire First common stock, which includes 60,000 warrants to purchase common stock that may not be voted at the special meeting.  Meridian has agreed to vote its 1,200,000 shares of common stock, representing approximately 43.1% of shares of Hampshire First common stock eligible to be voted at the special meeting, in favor of the Merger.

Q: How may the Hampshire First shareholders vote their shares for the Merger described in this proxy statement/prospectus?

A: Hampshire First shareholders may vote by completing, signing, dating and returning the proxy card in the enclosed prepaid return envelope as soon as possible or by attending the Hampshire First special meeting in person and voting their shares at the meeting.  This will enable their shares to be represented and voted at the special meeting.

Q: Will a broker or bank holding shares in “street name” for a Hampshire First shareholder automatically vote those shares regarding the Merger for the shareholder at the Hampshire First special meeting?

A: No.  A broker or bank WILL NOT be able to vote your shares with respect to the Merger without first receiving instructions from you on how to vote.  If your shares are held in “street name,” you will receive separate voting instructions with your proxy materials.  It is therefore important that you provide timely instruction to your broker or bank to ensure that all shares of Hampshire First common stock that you own are voted at the special meeting.

Q: Will Hampshire First shareholders be able to vote their shares at the Hampshire First special meeting in person?

A: Yes.  Submitting a proxy will not affect the right of any Hampshire First shareholder to vote in person at the special meeting.  If a Hampshire First shareholder holds shares in “street name,” the shareholder’s broker or bank should be asked how to vote those shares in person at the special meeting.

Q: What do Hampshire First shareholders need to do now?

A: After carefully reading and considering the information contained in this proxy statement/prospectus, Hampshire First shareholders are requested to vote by mail or by attending the special meeting and voting in person.  If you choose to vote by mail, you should complete, sign, date and promptly return the enclosed proxy card.  The proxy card will instruct the persons named on the proxy card to vote the shareholder’s Hampshire First shares at the special meeting as the shareholder directs.  If a shareholder signs and sends in a proxy card and does not indicate how the shareholder wishes to vote, the proxy will be voted “FOR” both the Merger and the adjournment, postponement or continuation of the special meeting, if necessary, to solicit additional proxies in favor of the approval of the Merger Agreement.  If you fail to mail in your proxy card by attending the Hampshire First special meeting and voting in person, you will be deemed to have voted “AGAINST” the Merger.

Q: What should a Hampshire First shareholder do if he or she receives more than one set of voting materials?

A: As a Hampshire First shareholder, you may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple Hampshire First proxy cards or voting instruction cards.  For example, if you hold your Hampshire First shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold Hampshire First shares.  If you are a holder of record and your Hampshire First shares are registered in more than one name, you will receive more than one proxy card.  Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this proxy statement in the sections entitled “Hampshire First Special Meeting of Shareholders”.

Q: May a Hampshire First shareholder change or revoke the shareholder’s vote after submitting a proxy?

A: Yes.  If you have not voted through your broker, you can change your vote by: (1) providing written notice of revocation to the Clerk of Hampshire First, which must be filed with the Clerk by the time the special meeting begins; (2) submitting a later dated proxy card; or (3) attending the special meeting and voting in person.  Any earlier proxy will be automatically revoked. However, simply attending the special meeting without voting will not revoke your proxy.

If you have instructed a broker to vote your shares, you must follow your broker’s directions to change your vote.

Q: What have Hampshire First directors and any significant Hampshire First shareholder agreed to do in connection with the Merger?

A: Each of the Hampshire First directors (except for James M. Dunphy, President and Chief Executive Officer of Hampshire First who has certain restrictive covenants in his new employment agreement with NBT Bancorp), has executed a voting and non-competition agreement under which they have agreed to vote their shares of Hampshire First common stock in favor of the Merger.  The form of voting and non-competition agreement is attached to the Merger Agreement.  In addition to voting in favor of the Merger, the Hampshire First directors have also agreed, subject to their fiduciary duties, to vote against any proposal for another Merger or similar transaction, or to take any action that would result in a breach by Hampshire First under the Merger Agreement.

In addition, Meridian which owns approximately 43.1% of the outstanding shares of Hampshire First’s common stock eligible to be voted at the special meeting, has executed a voting agreement with NBT Bancorp in which it has agreed to vote its shares in favor of the Merger.  Meridian is the parent bank holding company for East Boston Savings Bank, a Massachusetts chartered savings bank, and was one of the original investors in Hampshire First when it was formed in 2006.

Q: What happens if I sell my shares of Hampshire First common stock before the special meeting?

A: The record date for Hampshire First shareholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the completion of the Merger.  If you transfer your Hampshire First shares of common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the Merger consideration to the person to whom you transfer your shares.

Q: If I am a Hampshire First shareholder, who can help answer my questions?

A: If you have any questions about the Merger or the special meeting, or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact Hampshire First’s President and Chief Executive Officer, James M. Dunphy, by telephone at (603) 263-1444 or by mail at Hampshire First Bank, 80 Canal Street, Manchester, New Hampshire 03101

Q: Where can I find more information about NBT Bancorp and Hampshire First?

A: You can find more information about NBT Bancorp and Hampshire First from the various sources described under the section entitled “Where You Can Find More Information” on page 4.

Summary

This summary highlights selected information included in this proxy statement/prospectus and does not contain all of the information that may be important to you.  You should read this entire document and its appendices and the other documents to which we refer before you decide how to vote with respect to the Merger-related proposals.  In addition, we incorporate by reference important business and financial information about NBT Bancorp and NBT Bank, where applicable, into this proxy statement/prospectus.  For a description of this information, see “Incorporation of Certain Documents by Reference” on page 83.  You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information” on page 4.  Each item in this summary includes a page reference directing you to a more complete description of that item.

Unless the context otherwise requires, throughout this proxy statement/prospectus, “NBT Bancorp” refers to NBT Bancorp Inc., “NBT Bank” refers to NBT Bank, N.A., and “Hampshire First” refers to Hampshire First Bank.  “We,” “us” and “our” refers collectively to NBT Bancorp and NBT Bank.  Also, we refer to the proposed merger of Hampshire First with and into NBT Bank as the “Merger,” and the Agreement and Plan of Merger, dated as of November 16, 2011, by and between NBT Bancorp, NBT Bank and Hampshire First as the “Merger Agreement.”

This proxy statement/prospectus, including information included or incorporated by reference in this proxy statement/prospectus, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to: (1) statements of goals, intentions and expectations; (2) statements regarding business plans, prospects, growth and operating strategies; (3) statements regarding the asset quality of loan and investment portfolios; (4) statements regarding estimates of risks and future costs and benefits; and (5) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning.  These forward-looking statements are based on current beliefs and expectations of the managements of NBT Bancorp and Hampshire First and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond NBT Bancorp’s and Hampshire First’s control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  Actual results may differ materially from the anticipated results discussed in these forward-looking statements.  See “Forward-Looking Statements” on page 85.

The Parties

NBT Bancorp Inc.
52 South Broad Street
Norwich, New York 13815
(607) 337-2265

NBT Bancorp is a bank holding company registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and has been registered with the Federal Reserve as a financial holding company since June 22, 2000.  NBT Bancorp is the parent holding company of NBT Bank, NBT Financial Services, Inc., NBT Holdings, Inc. (which operates Mang Insurance Agency, LLC, NBT Capital Trust I, Statutory Trust I and NBT Statutory Trust II).

At December 31, 2011, NBT Bancorp had $5.6 billion in assets, $4.4 billion in deposits and $538.1 million of shareholders’ equity.  NBT Bancorp’s common stock is traded on The NASDAQ Stock Market (NASDAQ) under the symbol “NBTB.”

NBT Bank, N.A.
52 South Broad Street
Norwich, New York 13815
(607) 337-2265

NBT Bank is a national bank that conducts business through two geographic operating divisions, NBT Bank and Pennstar Bank.  At December 31, 2011, the NBT Bank division had 93 divisional offices and 118 automated teller machines (ATMs), located in central and upstate New York, western Massachusetts and northeastern Vermont.  Through its Pennstar Bank offices, 35 bank offices are operated.  NBT Bank provides its retail consumers and business customers with banking services including residential and commercial real estate loans, commercial business loans and leases, consumer loans, as well as retail and commercial deposit products, various trust services, as well as investment, pension, estate planning and employee benefit administrative services.

Hampshire First Bank
80 Canal Street
Manchester, New Hampshire 03101
(603) 263-1444

Hampshire First is a New Hampshire commercial bank chartered in 2006 and headquartered in Manchester, New Hampshire.  Hampshire First operates five full-service branch offices in central and southern New Hampshire and provides a full range of commercial banking products and services.

At December 31, 2011, Hampshire First had assets of $273.6 million, total deposits of $225.6 million and shareholders’ equity of $29.2 million.  Hampshire First’s common stock is traded on OTC under the symbol “HFBN.”

The Merger and the Merger Agreement (page 31)

The terms and conditions of the Merger are contained in the Merger Agreement, which is attached to this proxy statement/prospectus as Appendix A.  We encourage you to read the Merger Agreement carefully, as it is the legal document that governs the Merger.

Under the terms of the Merger Agreement, Hampshire First will merge with NBT Bank, with NBT Bank surviving the Merger.

Merger Consideration (page 35)

If the Merger is approved and is subsequently completed, Hampshire First shareholders (other than dissenting shareholders) will be given the opportunity to elect to receive for their shares of Hampshire First common stock:  (1) all cash in the amount of $15.00 per share, without interest; (2) all NBT Bancorp common stock, at an exchange ratio of 0.7019 of a share of NBT Bancorp common stock for each share of Hampshire First common stock; or (3) a mix of cash consideration for 35% of their shares and stock consideration for 65% of their shares.  The exchange ratio of 0.7019 of a share of NBT Bancorp common stock for each share of Hampshire First common stock is subject to adjustment (as described in the Merger Agreement) if NBT Bancorp common stock falls outside of a certain range of the NBT common stock value on November 10, 2011.  Hampshire First shareholders will receive NBT Bancorp common stock with a minimum value of $12.00 and a maximum value of $18.00 for each share of Hampshire First common stock exchanged for stock in connection with the Merger.

An amount of 35% of all outstanding Hampshire First common stock must be exchanged for cash (or be dissenting shares) and the remaining 65% must be exchanged for stock.  We refer to the aggregate amount of Hampshire First common stock to be acquired with cash as the “Cash Consideration Pool” and the aggregate amount of Stock Consideration to be acquired with Stock Consideration as the “Stock Consideration Pool”.  In the event that the Cash Consideration Pool initially selected by Hampshire First shareholders is oversubscribed (i.e. exceeds 35% of the outstanding Hampshire First common stock), Hampshire First shareholders who make a cash only election will receive a mix of Cash Consideration and Stock Consideration.  In the event that the Stock Consideration Pool initially selected by the Hampshire First shareholders is oversubscribed (i.e. exceeds 65% of the outstanding Hampshire First common stock), Hampshire First shareholders who make a stock only election will receive a mix of Cash Consideration and Stock Consideration in the Merger.  The allocation of the mix of consideration payable to Hampshire First shareholders who initially make such a cash only or stock only election will not be known until NBT Bancorp tallies the results of the cash/stock elections made by all Hampshire First shareholders, which will not occur until near or at the Effective Time of the Merger.  The allocation shall be prorated among the Hampshire First shareholders affected.  Hampshire First shareholders who initially make an election to submit 35% of their stock for Cash Consideration and 65% for Stock Consideration will not be subject to such an allocation.  Also, Hampshire First shareholders who own 100 or fewer shares and who elect only Cash Consideration will not be subject to the allocation and will receive only cash.

The following table shows the closing prices of NBT Bancorp common stock and Hampshire First common stock at November 15, 2011 (date preceding the execution date of the Merger Agreement) and February 29, 2012 (the most recent practicable trading day prior to the date of this proxy statement/prospectus):

November/Closing Price	NBT Bancorp	Hampshire First
November 15, 2011	$21.60	$9.10
February 29, 2012	$21.81	$15.00

No assurance can be given (and it is not likely) that the current market price of NBT Bancorp common stock will be equivalent to the market price of NBT Bancorp common stock on the date that Stock Consideration is received by Hampshire First shareholders or at any other time.  At the Effective Time, the market price of the Stock Consideration could be greater or less than the value of the Cash Consideration due to fluctuations in the market price of NBT Bancorp common stock.

Exchange Procedures (page 36)

An election form and transmittal materials, with instructions for their completion, will be provided to Hampshire First shareholders of record as of the record date under separate cover.  The election procedure entitles such shareholders to elect to receive cash, NBT Bancorp common stock, or a combination of cash and stock, or to make no election with respect to the Merger consideration.  To make an effective election, a Hampshire First shareholder of record must submit a properly completed election form along with such shareholder’s stock certificate(s) to NBT Bank, the exchange agent, by the election deadline, which shall be on or before 5:00 p.m., Eastern Time, on the date specified in the election form.  Hampshire First shareholders are urged to carefully read and follow the instructions for completion of the election form and to submit the form in advance of the election deadline.

In the event that a Hampshire First shareholder fails to return a completed election form with such shareholder’s stock certificates prior to the expiration of the election period or has not perfected a valid request for appraisal of such shares, a letter of transmittal with instruction for submission of such stock certificates will be mailed to such shareholder shortly following the Effective Time.

Effective Time of the Merger (page 49)

The Merger will occur as soon as practicable after the satisfaction of all the closing conditions specified in the Merger Agreement, including the receipt of all regulatory and shareholder approvals and after the expiration of all regulatory waiting periods and shall be effective on the date specified in the required documentation filed with the New Hampshire Banking Department or NHBD, and the Office of the Comptroller of the Currency or OCC.  As of the date of this proxy statement/prospectus, the parties expect that the Merger closing will occur early in the second calendar quarter of 2012; however, there can be no assurance as to when or if the Merger will be completed.

Hampshire First Special Meeting of Shareholders (page 28)

A special meeting of the shareholders of Hampshire First will be held at Hampshire First’s office at 80 Canal Street, Manchester, New Hampshire at 10:00 a.m., local time, on April 10, 2012, to approve (1) the Merger, (2) the adjournment, postponement or continuation of the special meeting, if necessary, to solicit additional proxies in favor of the approval of the Merger Agreement and (3) to act on any other business that may properly come before the special meeting or any adjournment or postponement thereof.

You can vote at the special meeting of Hampshire First shareholders if you owned Hampshire First common stock at the close of business on February 24, 2012, the record date.  On that date, there were 2,783,167 shares of Hampshire First common stock outstanding and entitled to vote, approximately 48.4% of which were owned by Hampshire First directors and executive officers and their affiliates, including Meridian.  You can cast one vote for each share of Hampshire First common stock you owned on that date.

In order to approve the Merger, assuming a quorum is present at the Hampshire First special meeting, the holders of at least two-thirds (2/3) of the outstanding shares of Hampshire First common stock entitled to vote on the Merger must vote in favor of the Merger.  If you fail to submit a proxy or fail to vote in person at the special meeting, or do not provide your broker with instructions, as applicable, your shares of common stock will not be voted on the Merger, which will have the same effect as a vote against the Merger.

Recommendation of the Hampshire First Board of Directors and Reasons for the Merger (page 39)

The Hampshire First board of directors has unanimously determined that the Merger Agreement and the Merger are fair to and in the best interests of Hampshire First and its shareholders and accordingly unanimously approved the Merger Agreement and recommends that Hampshire First shareholders vote “FOR” the approval of the Merger and ‘FOR” the adjournment, postponement, or continuation of the special meeting, if necessary, to solicit additional proxies in favor of the approval of the Merger Agreement.

In determining whether to approve the Merger and recommend adoption of the Merger Agreement to the Hampshire First shareholders, Hampshire First’s board considered the factors described under “The Merger and the Merger Agreement - Recommendation of the Hampshire First Board of Directors and Reasons for the Merger.”

Opinion of Hampshire First’s Financial Advisor (page 40 and Appendix B)

On November 15, 2011, Keefe Bruyette rendered its written opinion to the board of directors of Hampshire First, that, as of such date and based upon and subject to the factors and assumptions described to the Hampshire First board during its presentation and set forth in its written opinion, the consideration in the proposed Merger was fair, from a financial point of view, to Hampshire First and its shareholders.  The full text of Keefe Bruyette’s written opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken in connection with the opinion, is attached as Appendix B to this proxy statement/ prospectus and is incorporated by reference herein in its entirety.  Hampshire First shareholders are urged to read the entire opinion carefully in connection with their consideration of the Merger.  Keefe Bruyette’s written opinion is addressed to the board of directors of Hampshire First, is directed only to the consideration in the Merger and does not constitute a recommendation as to how any holder of Hampshire First common stock should vote with respect to the Merger or any other matter.

Interests of Hampshire First Directors and Executive Officers in the Merger (page 47)

In considering the recommendation of the board of directors of Hampshire First to adopt the Merger Agreement, you should be aware that executive officers and directors of Hampshire First have employment,  agreements, change in control agreements, and stock options and warrants that give them interests in the Merger that are different from, or in addition to, their interests as Hampshire First shareholders.  These interests and agreements include:

(1) Consulting and Employment Agreements with each of James M. Dunphy, Thomas Wiggins, and John F. Dinkel.  NBT Bancorp has agreed to adopt and honor these agreements, subject to the amendments and limitations described below.  The material terms of the agreements are as follows:

(a)  The Consulting and Employment Agreement between Hampshire First and Mr. Dunphy, dated January 14, 2006 and as amended, provides that if, following a change in control (as the term is defined in the agreement), Mr. Dunphy is terminated other than “for cause”, or if Mr. Dunphy voluntarily terminates his employment within three (3) months of a change in control, he would be entitled to a lump sum payment equal to 2.99 times his current salary, the highest level of incentive compensation paid to him in any of the three preceding years under the terms of the Hampshire First Bank Incentive Compensation Plan (the “Hampshire First Incentive Plan”), along with continued health, medical and life insurance from Hampshire First, or its successor, for a period of 35 months, on the terms and cost to Mr. Dunphy as was available to him upon his date of termination.  In exchange for waiving his rights to severance under this agreement, Mr. Dunphy will receive a lump sum payment of $642,500, less applicable tax withholdings.

(b) Supplemental Retirement Plan. In addition, pursuant to an arrangement between Hampshire First and Mr. Dunphy, dated September 13, 2011, Mr. Dunphy would be entitled in the event of a change in control to a supplemental retirement benefit in the approximate amount of $64,000 determined as of February 2012, payable to him upon consummation of the Merger.  Mr. Dunphy will also receive, or has received, certain other compensation in connection with the Merger including: (1) a lump sum payment in exchange for the cancellation of his 65,800 vested stock options granted under the Hampshire First Stock Option Plan ($316,764, less applicable tax withholdings), which was paid by Hampshire First on November 30, 2011; and (2) an accelerated cash bonus of $32,000, less applicable withholdings, under the Hampshire First Incentive Plan, which was paid by Hampshire First on December 15, 2011. Mr. Dunphy’s executive vehicle agreement will be cancelled and he will not receive any payments or benefits as a result.

Pursuant to the terms of the Merger Agreement, in no event will any amount be paid to Mr. Dunphy on account of the Merger that would result in an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, or that would result in the disallowance of a deduction by Hampshire First or NBT Bancorp for any “excess parachute” payment under Section 280G.

(c) New Employment Agreement and Change in Control Agreement with Mr. Dunphy.  NBT Bancorp has entered into an Employment Agreement with Mr. Dunphy, which is effective upon consummation of the Merger, with an expiration date of January 1, 2014, renewable on December 31, 2013 and each December 31st thereafter unless Mr. Dunphy’s employment is terminated by reason of death, disability or “cause” or “good reason” as those terms are defined in the employment agreement.  Mr. Dunphy’s salary under the agreement shall be $206,850.  In addition, Mr. Dunphy shall be eligible for performance bonuses and participation in employee benefit plans and reimbursement of reasonable travel and other expenses.  If Mr. Dunphy’s employment is terminated without “cause” or if Mr. Dunphy resigns for “good reason”, he will be entitled to receive severance pay equal to one year’s salary plus benefits.  The employment agreement provides Mr. Dunphy with the use of a vehicle and a retention payment to Mr. Dunphy in the amount of $126,950 payable in a lump sum (less applicable taxes) upon the first year anniversary of Mr. Dunphy’s continuous employment with NBT Bancorp.  If Mr. Dunphy’s employment is terminated prior to his completing one-year of service, he will be entitled to the retention payment if the termination is without “cause” or if Mr. Dunphy resigns for “good reason”.  Mr. Dunphy is subject to certain restrictive covenants, including a non-competition obligation, for a period of one year following termination of employment for any reason.

Additionally, NBT Bancorp and Mr. Dunphy are parties to a Change in Control Agreement, dated November 16, 2011 and effective upon consummation of the Merger that provides, in part, that if Mr. Dunphy’s employment is terminated within 24 months of a change in control (as defined in the Agreement) without “cause” or for “good reason” (as those terms are defined in the Agreement), or Mr. Dunphy terminates employment without “good reason” within 12 months of the change in control, he will receive a severance payment equal to one year’s base pay plus continuation of health and welfare benefits for a period of one year from the date of termination.

(d)  Hampshire First has entered into Consulting and Employment Agreements with Thomas Wiggins and John F. Dinkel, Jr., respectively, dated August 1, 2006 and August 8, 2006, and as amended from time to time.  The agreements contain similar provisions to Mr. Dunphy’s agreement providing, in relevant part, that if, following a change in control (as the term is defined in the agreements), Messrs. Wiggins and Dinkel (who serve as Chief Financial Officer and Treasurer and Director of Community Banking, respectively) are terminated other than “for cause”, or if they voluntarily terminate their employment for “good reason” following a change in control, they will be entitled to a lump sum payment equal to fifteen (15) months of their then respective current salary plus the highest level of incentive compensation paid to them in any of the three preceding years under the terms of the Hampshire First Incentive Plan, along with continued health, medical and life insurance from Hampshire First, or its successor, for a period of fifteen (15) months, on the terms and cost to them as was available upon their respective dates of termination, regardless of whether they had availed themselves of such benefits prior to termination.

(2)   Change in Control Agreements with Katherine Meyer, Dallas Laguerquist, Thomas Conaton and Lee Robator, each dated September 15, 2010.  NBT Bancorp has agreed to adopt and honor these agreements.  The relevant terms of the agreements provide for the payment of a lump sum amount ranging from six to fifteen months of annual salary in the event of a change in control.  Payments are subject to reduction to such maximum amount that would not result in an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended.

(3)   Hampshire First Stock Option Plan; Warrants.  In 2007, Hampshire First established a stock option plan, following shareholder and regulatory approval, with grants awarded to all directors, senior management and various employees designated to participate in such plan by its board of directors.  Since the inception of the Plan to date, Hampshire First has granted approximately 446,650 options to purchase shares to employees, including officers, and directors of Hampshire First. There are also 180,000 warrants issued to certain executive and officers, of which 175,000 are outstanding.  As of February 24, 2012, the following executives and directors held unvested options and warrants as follows:

Executives	Unvested Options	Warrants

James M. Dunphy	41,700	5,000
John Dinkel, Jr.	17,300	-
Thomas Wiggins	12,800	-
Thomas Conaton	13,900	-
Katherine Meyer	13,600	-
Lee Robator	20,000	-
Dallas Lagerquist	3,350	-

Directors	Unvested Options	Warrants

Alyson Pitman Giles	4,167	5,000
Richard Fernandez	4,167	-
Edward Lynch	4,167	5,000
Robert Dastin	4,167	5,000
Robert Cruess	4,167	5,000
John Hoben	4,167	5,000
John Terrevecchia	4,167	5,000
James Del Rossi	4,167	-
Richard Gavegnano	10,833	5,000

Under the terms of the Stock Option Plan, all outstanding options become immediately exercisable in the event of a change of control. The average exercise price for each option granted is $9.53. A description of the treatment of Hampshire First Stock Options at the Effective Date of the Merger is set forth on page 37.

(4)   Indemnification and Insurance.  The Merger Agreement contains provisions establishing the rights of Hampshire First officers and directors to indemnification and directors’ and officers’ liability insurance.  See “Indemnification” on page 49 for a more detailed explanation of these rights.

Regulatory Approvals Required for the Merger (page 55)

Completion of the Merger is subject to various regulatory approvals, including approval of the OCC and NHBD.  We filed all required applications and notices with such regulatory authorities (as that term is defined in the Merger Agreement) and OCC approval has been obtained without any terms, conditions, or restrictions that are deemed detrimental or having material adverse effect on NBT Bancorp after the completion of the Merger. We anticipate receiving NHBD approval prior to the date of the Hampshire First special meeting.

Conditions to the Merger (page 55)

Completion of the Merger depends on a number of conditions being satisfied or waived, including the following: (1) each of NBT Bancorp, NBT Bank and Hampshire First shall take all action required to authorize the execution, deliver and performance of the Merger Agreement and the transactions contemplated by the Merger Agreement, with evidence of such authorizations delivered to each other; (2) the approval of the Merger pursuant to the Merger Agreement by the affirmative vote of holders of at least two-thirds (2/3) of the issued and outstanding shares of Hampshire First in person or by properly executed and submitted proxy, at the Hampshire First special meeting; (3) the receipt of all regulatory approvals necessary to complete the transactions contemplated by the Merger Agreement, and the expiration of all applicable statutory waiting periods; (4) absence of any order, decree, memorandum, restriction or enforcement proceeding to which Hampshire First or NBT Bancorp or any affiliate thereof are subject, which have been issued, administered, supervised or prosecuted by any applicable regulatory authority which in effect prohibits completion of the Merger; (5) each of NBT Bancorp, NBT Bank and Hampshire First shall have delivered a certificate of its President to the effect that all required conditions to the Merger, as set forth in the Merger Agreement, have been satisfied; (6) the performance in all material respects by each of NBT Bancorp, NBT Bank and Hampshire First of all obligations required to be performed under the Merger Agreement at or before the Effective Time and the continued accuracy of the representations and warranties made by the parties in the Merger Agreement; (7) execution of the Voting Agreement by Meridian and the voting and non-competition agreement by each of Hampshire First’s directors (other than James M. Dunphy); ; (8) receipt by each of NBT Bancorp and Hampshire First of a satisfactory tax opinion from its respective counsel; (9) the approval for quotation on NASDAQ of the shares of NBT common stock issued in exchange for shares of Hampshire First common stock; (10) neither Hampshire First nor NBT Bancorp or NBT Bank shall have suffered and material adverse effect (as defined in the Merger Agreement) since December 31, 2010; and (11) NBT Bancorp shall have provided evidence to Hampshire First of satisfactory insurance coverage for Hampshire First directors and officers in accordance with the terms of the Merger Agreement.

Although we anticipate that the Effective Time will occur early in the second calendar quarter of 2012, because the satisfaction of certain of these conditions is beyond our control, we cannot be certain when, or if, the conditions to the Merger will be satisfied or waived or whether or not the Merger will be completed.

No Solicitation; Board Recommendation (page 56)

Hampshire First has agreed not to initiate, solicit, encourage or knowingly facilitate any inquiries or proposals from any third party relating to an acquisition of Hampshire First, or engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any person relating to, any acquisition proposal relating to Hampshire First.  Notwithstanding these restrictions, the Merger Agreement provides that, under specified circumstances, in response to an unsolicited bona fide acquisition proposal from a third party which, in the good faith judgment of the Hampshire First board of directors, is or is reasonably likely to result in the consummation of a proposal which is superior to the Merger, Hampshire First may furnish information regarding Hampshire First and participate in discussions and negotiations with such third party.

Hampshire First has agreed to submit the Merger Agreement for approval and adoption by its shareholders.  The Hampshire First board has recommended that its shareholders vote in favor of adopting the Merger Agreement.  Hampshire First will not withdraw, qualify or adversely modify its recommendation to its shareholders to vote in favor of adoption of the Merger Agreement, except as permitted under the Merger Agreement in connection with a superior competing proposal.  If, prior to the receipt of the Hampshire First shareholder approval, its board, after consultation with legal counsel, determines in good faith that, because of the receipt of a superior competing proposal, it would result in a violation of its fiduciary duties under New Hampshire law to continue to recommend adoption of the Merger Agreement, the Hampshire First board may withhold, withdraw, amend or modify its recommendation for Hampshire First shareholders’ approval of the Merger.

Termination; Termination Fee (page 57)

NBT Bancorp and Hampshire First may mutually agree, in writing, at any time to terminate the Merger Agreement without completing the Merger, even if the Hampshire First shareholders have adopted the Merger Agreement.

The Merger Agreement may also be terminated and the Merger abandoned at any time prior to the Effective Time, as follows:  (1) by mutual agreement to NBT Bancorp and Hampshire First; (2) upon a material breach by a party that has not been cured within 30 business days after written notice by the non-breaching party; (3) if the Effective Time shall not have occurred prior to June 30, 2012, (or September 30, 2012 if the reason the Effective Time has not occurred is due to the fact that the parties have not received approval from the regulatory authorities) unless the party seeking to terminate the Merger Agreement caused or materially contributed to the failure of the Merger to occur before such date; (4) if either party has been informed in writing by a regulatory authority that the requested approval or consent will not be granted, unless the failure to obtain approval or consent was due to the failure of the party seeking termination to perform under the Merger Agreement on or prior to the closing date; (5) by NBT Bancorp, if (a) Hampshire First fails to hold the Hampshire First special meeting to vote on the Merger within the time frame set forth in Merger Agreement; or (b) Hampshire First’s board of directors fails to recommend or continue its recommendation that its shareholders vote in favor of the Merger or modifies, withdraws or adversely changes its recommendation that its shareholders vote in favor of the Merger; or (6) by Hampshire First or NBT Bancorp, at any time prior to the Hampshire First special meeting, in order for Hampshire First to concurrently enter into an acquisition agreement or similar agreement with respect to a superior competing proposal which has been received by Hampshire First and its board of directors in accordance with Section 5.10 of the Merger Agreement.

Hampshire First may be required to pay to NBT Bancorp a termination fee of $1,050,000, representing 2.5% of the Merger consideration in certain circumstances occurring within 35 days of the date of the Merger Agreement and up to $250,000.00 in out of pocket deal-related expenses, or a 5% termination fee in certain circumstances occurring more than 35 days after the date of the Merger Agreement, as described under the heading “Conditions to the Merger - “Termination; Termination Fee” beginning on page 57.

Material Federal Income Tax Consequences of the Merger (page 59)

NBT Bancorp and Hampshire First will not be required to complete the Merger unless they receive legal opinions from their respective counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986.

Provided that the Merger qualifies as a reorganization for federal income tax purposes, the specific tax consequences of the Merger to a Hampshire First shareholder will depend upon the form of consideration such Hampshire First shareholder receives in the Merger.

If a Hampshire First shareholder receives solely shares of NBT Bancorp common stock (and cash instead of any fractional share of NBT Bancorp common stock) in exchange for such shareholder’s Hampshire First common stock, then the shareholder generally will not recognize any gain or loss, except with respect to the cash received in lieu of a fractional share of NBT Bancorp common stock.  If a Hampshire First shareholder receives solely cash, then such shareholder generally will recognize gain or loss equal to the difference between the amount of cash such shareholder receives and the shareholder’s basis in the shareholder’s Hampshire First common stock.  Generally, any gain recognized upon the exchange will be capital gain, and any such capital gain will be long-term capital gain if the Hampshire First shareholder has established a holding period of more than one year for the shareholder’s shares of Hampshire First common stock.  If a Hampshire First shareholder receives a combination of whole shares of NBT Bancorp common stock and cash in exchange for the shareholder’s Hampshire First common stock, then the shareholder may recognize gain, but the shareholder will not recognize loss, upon the exchange of the shareholder’s shares of Hampshire First common stock for shares of NBT Bancorp common stock and cash.  If the sum of the fair market value of the NBT Bancorp common stock and the amount of cash the Hampshire First shareholder receives in exchange for the shareholder’s shares of Hampshire First common stock exceeds the basis of the shareholder’s shares of Hampshire First common stock, the shareholder will recognize taxable gain equal to the lesser of the amount of such excess or the amount of cash the shareholder receives in the exchange.  Generally, any gain recognized upon the exchange will be capital gain, and any such capital gain will be long-term capital gain if the Hampshire First shareholder has established a holding period of more than one year for the shareholder’s shares of Hampshire First common stock.  Depending on certain facts specific to the Hampshire First shareholder, it is possible that any gain could instead be characterized as ordinary dividend income.  The actual federal income tax consequences to Hampshire First shareholders electing to receive cash, NBT Bancorp Common Stock or a combination of cash and stock will not be ascertainable it the time Hampshire First shareholders make their election because it will not be known at the time how, or to what extent the allocation of proration procedure will apply.

For a more detailed discussion of the material federal income tax consequences of the transaction, see “Material Federal Income Tax Consequences of the Merger” beginning on page 59.

The tax consequences of the Merger to any particular shareholder will depend on that shareholder’s particular facts and circumstances. Accordingly, you are urged to consult your tax advisor to determine your tax consequences from the Merger.

Stock Market Quotation (page 58)

Application will be made by NBT Bancorp to have the shares of its common stock issued in exchange for Hampshire First common stock in connection with the Merger approved for quotation on the NASDAQ.

Comparison of Shareholders’ Rights (page 68)

The rights of Hampshire First shareholders who continue as NBT Bancorp shareholders after the Merger will be governed by Delaware Law and the certificate of incorporation and bylaws of NBT Bancorp rather than by the articles of agreement and bylaws of Hampshire First.

Appraisal Rights (page 81 and Appendix C)

Under Section 293-A:13.01 et seq. of the New Hampshire Business Corporation Act (“NHBCA”), holders of Hampshire First common stock may have the right to obtain an appraisal of the value of their shares of Hampshire First common stock in connection with the Merger, as determined by the Superior Court of Hillsborough County in the State of New Hampshire.  To perfect appraisal rights, a Hampshire First shareholder must not vote for the adoption of the Merger Agreement or submit a blank proxy card and must strictly comply with all of the procedures required under Section 293-A:13.01 et seq. of the NHBCA.  See “Appraisal Rights” in this proxy statement/prospectus beginning on page 81.

We have included a copy of the Section 293-A:13.01 et seq. of the NHBCA regarding Appraisal Rights as Appendix C to this proxy statement/prospectus.

 Risk Factors

In addition to the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the caption “Forward-Looking Statements,” Hampshire First shareholders should carefully consider the following risk factors in deciding whether to vote for adoption of the Merger Agreement.  You should also consider the other information in this proxy statement/prospectus and all the other documents incorporated by reference into this proxy statement/prospectus.  See “Where You Can Find More Information” on page 4 and “Incorporation of Certain Documents by Reference” on page 83.

Risks Related to the Merger.

Hampshire First shareholders may not receive the form of Merger consideration they elect.

The Merger Agreement contains provisions relating to election, adjustment, and allocation of the Merger consideration under certain circumstances.  The allocation procedures are intended to provide that in the aggregate 35% of all outstanding Hampshire First common stock be exchanged for cash consideration and the remaining 65% be exchanged for stock consideration.

In the event that the Cash Consideration Pool initially selected by Hampshire First shareholders is oversubscribed by electing Hampshire First shareholders, Hampshire First shareholders who make a cash-only election (and who own more than 100 shares) will receive a mix of cash consideration and stock consideration.  In the event that the Stock Consideration Pool is oversubscribed, Hampshire First shareholders who make a stock only election will receive a mix of cash consideration and stock consideration.  The allocation shall be prorated among the Hampshire First shareholders affected.  Hampshire First shareholders who initially make an election to submit 35% of their stock for cash consideration and 65% for stock consideration will not be subject to such an allocation.

Since the cash consideration will be paid for only 35% of the Hampshire First shares entitled to receive the Merger consideration at the Effective Time, the Cash Consideration Pool may be oversubscribed and Hampshire First shareholders who elect to receive cash consideration will receive a mix of cash consideration and stock consideration in the Merger.  A Hampshire First shareholder who holds 100 or fewer shares and who makes a cash-only election will, however, receive only cash.  It is also possible, although less likely, that the stock consideration Pool could be oversubscribed and that Hampshire First shareholders who elect to receive stock consideration will receive a mix of cash consideration and stock consideration in exchange for their shares in the Merger.  The allocation of the mix of consideration payable to Hampshire First shareholders who make the all cash consideration or all stock consideration election will not be known until NBT Bancorp tallies the results of the cash/stock elections made by all Hampshire First shareholders, which will not occur until close to or at the Effective Time of the Merger.  No guarantee can be made that Hampshire First shareholders who make such elections will receive the amounts of cash or stock they elected.  Therefore, if there is an oversubscription of cash or an oversubscription of stock, it is likely that Hampshire First shareholders will not receive a portion of the Merger consideration in the form that they elect, which could result in, among other things, tax consequences that differ from those that would have resulted had such shareholders received the form of consideration they elected.

Because the market price of NBT Bancorp common stock may fluctuate, Hampshire First shareholders cannot be sure of the value of the Stock Consideration that they may receive.

Hampshire First shareholders may elect to receive Cash Consideration and/or Stock Consideration in the Merger.  Under the terms of the Merger Agreement, 65% of the outstanding shares of Hampshire First’s common stock will be converted into the right to receive 0.7019 of a share of NBT Bancorp common stock for each share of Hampshire First common stock and the remaining 35% of outstanding shares of Hampshire First common stock will be exchanged for $15.00 in cash.  Based upon the $21.37 closing price of NBT Bancorp common stock on November 10, 2011, the exchange ratio of 0.7019 translates into a value of $15.00 per share of Hampshire First common stock for Hampshire First shareholders who elect to receive Stock Consideration.  However, because the Merger Agreement provides that the exchange ratio shall remain fixed at 0.7019 so long as the market value of a share of NBT Bancorp common stock remains within 20% of $21.37 and because the market price of NBT Bancorp common stock is likely to fluctuate and differ from $21.37 at the Effective Time, the value per share of NBT Bancorp common stock to be received by Hampshire First shareholders as Stock Consideration may be more or less than $15.00, ranging from a maximum of $18.00 per share to a minimum of $12.00 per share of Hampshire First common stock exchanged for Stock Consideration.  Because of the probable fluctuation in the price of NBT Bancorp common stock, at the time of the Hampshire First special meeting, you will not know or be able to determine the value of the NBT Bancorp common stock you will receive upon completion of the Merger.  Stock price changes may result from a variety of factors, including general market and economic conditions, the regulatory environment and changes in the businesses, operations and prospects of NBT Bancorp.  Many of these factors are beyond our control.  See “The Merger and Merger Agreement - Adjustment to the Merger Consideration – Illustration of the Exchange Ratio” on page 36 for a more complete discussion and illustrations of the value that may be received by Hampshire First shareholders who elect to receive Stock Consideration for their shares of Hampshire First common stock.

Hampshire First shareholders who make elections will be unable to sell their shares in the market pending the Merger.

Hampshire First shareholders may elect to receive Cash Consideration and/or Stock Consideration in the Merger by completing an election form that is being sent under separate cover.  Shareholders making the election will be required to remit their Hampshire First stock certificates together with their completed election forms.  This means that, during the time between when the election is made and the date the Merger is completed, Hampshire First shareholders making an election will be unable to sell their Hampshire First common stock.  If the Merger is unexpectedly delayed, this restriction could extend for a significant period of time.  In order to minimize the period during which they cannot sell their shares, Hampshire First shareholders can deliver their election forms and certificates shortly before the election deadline; however, elections received after the election deadline will not be accepted or honored.

Hampshire First shareholders will have a reduced ownership and voting interest after the Merger and will exercise less influence over management.

Hampshire First shareholders currently have the right to vote in the election of the board of directors of Hampshire First and on other matters affecting Hampshire First.  Upon the completion of the Merger, each Hampshire First shareholder who receives shares of NBT Bancorp common stock will become a shareholder of NBT Bancorp with a percentage ownership of NBT Bancorp that is substantially smaller than the shareholder’s percentage ownership of Hampshire First.  It is currently expected that the former shareholders of Hampshire First as a group will receive shares in the Merger constituting approximately 3.9% of the outstanding shares of NBT Bancorp common stock immediately after the Merger.  As a result, Hampshire First shareholders will have less influence on the management and policies of NBT Bancorp than they now have on the management and policies of Hampshire First.

NBT Bancorp may fail to realize the anticipated benefits of the Merger.

The success of the Merger will depend on, among other things, NBT Bancorp’s ability to realize anticipated cost savings and to combine the businesses of NBT Bank and Hampshire First in a manner that permits growth opportunities and does not materially disrupt the existing customer relationships of Hampshire First or result in decreased revenues due to loss of customers.  If NBT Bancorp is not able to successfully achieve these objectives, the anticipated benefits of the Merger may not be realized fully or at all or may take longer to realize than expected.

NBT Bancorp and its subsidiaries on the one hand, and Hampshire First on the other hand, have operated and, until the completion of the Merger, will continue to operate, independently.  Certain employees of Hampshire First may not be employed after the Merger.  In addition, employees of Hampshire First that NBT Bancorp wishes to retain may elect to terminate their employment as a result of the Merger, which could delay or disrupt the integration process.  It is possible that the integration process could result in the disruption of the ongoing business of NBT Bancorp following the Merger or cause inconsistencies in standards, controls, procedures and policies that adversely affect the ability of NBT Bancorp to maintain relationships with Hampshire First customers and employees or to achieve the anticipated benefits of the Merger.

The Merger Agreement may be terminated in accordance with its terms and the Merger may not be completed.

The Merger Agreement is subject to a number of conditions that must be fulfilled in order to complete the Merger.  Those conditions include: (1) approval of the Merger by Hampshire First shareholders; (2) receipt of regulatory approvals; (3) absence of court orders prohibiting the completion of the Merger; (4) the continued accuracy of the representations and warranties by each party; (5) the performance by each party of their covenants and agreements; and (6) the receipt by each party of tax opinions from their respective legal counsels.

In addition, certain circumstances exist whereby NBT Bancorp or Hampshire First may choose to terminate the Merger Agreement.  (See “Conditions to the Merger - Termination; Termination Fee” beginning on page 57 for a more complete discussion of the circumstances under which the Merger Agreement could be terminated).  There can be no assurance that the conditions to closing of the Merger will be fulfilled or that the Merger will be completed.

Termination of the Merger Agreement could negatively impact Hampshire First.

If the Merger Agreement is terminated, there may be various consequences, including: (1) Hampshire First and its business may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of its management on the Merger and the incurring of Merger-related costs, without realizing any of the anticipated benefits of completing the Merger; and (2) the market price of Hampshire First common stock might decline, to the extent that the current market price reflects a market assumption that the Merger will be completed.

If the Merger Agreement is terminated and Hampshire First’s board of directors seeks another merger or business combination, Hampshire First shareholders cannot be certain that Hampshire First will be able to find a party willing to offer equivalent or more attractive consideration than the consideration NBT Bancorp has agreed to provide in the Merger.

Hampshire First agreed to pay NBT Bancorp a termination fee of $1,050,000, representing 2.5% of transaction value, and up to $250,000 in out of pocket deal-related expenses if the Merger Agreement had been terminated within thirty-five (35) days of the date of the Merger Agreement under circumstances set forth in the Merger Agreement.  Hampshire First has further agreed to pay NBT Bancorp a termination fee of 5% of the transaction value if the Merger Agreement is terminated after thirty-five (35) days of the date of the Merger Agreement, also under circumstances set forth in the Merger Agreement.  See “Termination; Termination Fee” beginning on page 57.

Hampshire First will be subject to business uncertainties and contractual restrictions while the Merger is pending.

Uncertainty about the effect of the Merger on employees and customers may have an adverse effect on Hampshire First and consequently on NBT Bancorp.  These uncertainties may impair Hampshire First’s ability to attract, retain and motivate key personnel until the Merger is completed, and could cause customers and others that deal with Hampshire First to seek to change existing business relationships with Hampshire First.  Retention of certain employees may be challenging while the Merger is pending, as certain employees may experience uncertainty about their future roles.  If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the business, NBT Bancorp’s business following the Merger could be negatively impacted.  In addition, the Merger Agreement restricts Hampshire First from making certain acquisitions and taking other specified actions without the consent of NBT Bancorp until the Merger is completed.  These restrictions may prevent Hampshire First from pursuing attractive business opportunities that may arise prior to the completion of the Merger.  See “The Merger and the Merger Agreement - Conduct of Business Pending the Merger; Covenants” beginning on page 47 for a description of the restrictive covenants to which Hampshire First is subject.

The Merger Agreement limits Hampshire First’s ability to pursue alternatives to the Merger.

The Merger Agreement contains “no-shop” provisions that, subject to limited exceptions, limit Hampshire First’s ability to initiate, solicit, encourage or knowingly facilitate any inquiries or competing third-party proposals, or engage in any negotiations, or provide any confidential information, or have any discussions with any person relating to a proposal to acquire all or a significant part of Hampshire First.  In addition, Hampshire First has agreed to pay NBT Bancorp a termination fee in the event that NBT Bancorp or Hampshire First terminates the Merger Agreement for certain reasons.  These provisions might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of Hampshire First from considering or proposing that acquisition even if it were prepared to pay consideration with a higher per share market price than that proposed in the Merger, or might result in a potential competing acquiror proposing to pay a lower per share price to acquire Hampshire First than it might otherwise have proposed to pay.  Until the Merger Agreement is adopted by Hampshire First shareholders, Hampshire First’s board of directors can consider and participate in discussions and negotiations with respect to an alternative unsolicited bona fide acquisition proposal (subject to its obligation to pay a termination fee under certain circumstances) so long as it determines in good faith (after consultation with its financial advisor and legal counsel) that such acquisition proposal is reasonably likely to be consummated and that such alternative acquisition proposal is reasonably likely to result in a transaction more favorable to Hampshire First shareholders from a financial point of view.

 Hampshire First has agreed to keep NBT Bancorp apprised of developments, discussions and negotiations relating to any such acquisition proposal is reasonably likely to result in a transaction more favorable to Hampshire First shareholders from a financial point of view.

Hampshire First directors, executive officers and employees may have interests in the Merger different from the interests of unaffiliated Hampshire First shareholders.

The interests of some of the directors, executive officers and employees of Hampshire First in the Merger may be different from those of other, unaffiliated Hampshire First shareholders, and employees, directors and executive officers of Hampshire First may be participants in arrangements that are different from, or that are in addition to, those of other Hampshire First shareholders.  These interests include: (1) at the Effective Time, each officer, director, and employee holding a Hampshire First stock option will, whether exercisable or not, become entitled to receive cash in an aggregate amount equal to the product of (a) the number of shares of Hampshire First common stock subject to the Hampshire First stock option, times (b) the difference, if any, between (x) $15.00 and (y) the applicable exercise price per share under such Hampshire First Stock Option; (2) at the Effective Time, each officer, director and employee holding a Hampshire First warrant, whether exercisable or not, will become entitled to receive cash in an aggregate amount equal to the product of (a) the number of shares of Hampshire First common stock subject to the Hampshire First warrants times (b) the difference, if any, between (x) $15.00 and (y) the applicable exercise price per share under the Hampshire First Warrant; and (3) the Employment and Change in Control Agreement with James M. Dunphy; a Consulting and Employment Agreement with Thomas Wiggins and John F. Dinkel, Jr., respectively, dated August 1, 2006 and August 8, 2006, and as amended from time to time; and Change in Control Agreements with Katherine Meyer, Dallas Laguerquist, Thomas Conaton and Lee Robator, each dated September 15, 2010, all of which provide for certain compensation to such officers in connection with the Merger.

These interests are described in more detail in the section of this proxy statement/prospectus entitled “The Merger and the Merger Agreement - Interests of Hampshire First Directors and Executive Officers in the Merger” beginning on page 47.  On completion of the Merger, NBT Bank, as the surviving entity shall be responsible for the obligations of Hampshire First as described in this proxy statement/prospectus.

The shares of NBT Bancorp common stock to be received by Hampshire First shareholders as a result of the Merger will have rights that are different from the shares of Hampshire First common stock.

Upon completion of the Merger, the rights of former Hampshire First shareholders who become NBT Bancorp shareholders will be governed by Delaware law and the certificate of incorporation and bylaws of NBT Bancorp.  The rights associated with Hampshire First common stock are different from the rights associated with NBT Bancorp common stock.  See “Comparison of Shareholder Rights” beginning on page 68 for a discussion of the comparative rights associated with Hampshire First common stock and with NBT Bancorp common stock.

Following completion of the Merger, NBT Bancorp will face risks different from those faced by NBT Bancorp today, which may affect the market price of the shares of NBT Bancorp common stock.

Upon completion of the Merger, Hampshire First will cease to exist and certain holders of Hampshire First common stock will become holders of NBT Bancorp common stock.  Some of NBT Bancorp’s and NBT Bank’s current businesses and markets differ from those of Hampshire First and, accordingly, the results of operations of NBT Bancorp after the Merger may be affected by factors different from those currently affecting its results of operations.  For further information on NBT Bancorp and the factors to consider in connection with its business, see the documents incorporated by reference into this proxy statement/prospectus and referred to under “Incorporation of Certain Documents by Reference” beginning on page 83 and for further information regarding Hampshire First, see “Where You Can Find More Information” on page 4.

Risks Relating to NBT Bancorp’s Business

Economic conditions may adversely affect NBT Bancorp’s liquidity and financial condition.

As a consequence of the economic slowdown that the United States has been experiencing, business activity across a wide range of industries faces serious difficulties due to the lack of consumer spending and the weakened financial condition of borrowers. Unemployment has also increased significantly. A continued weakness or further weakening in business and economic conditions generally or specifically in the principal markets in which NBT Bancorp does business could have one or more of the following adverse effects on NBT Bancorp’s business: (1) a decrease in the demand for loans and other products and services; (2) a decrease in the value of NBT Bancorp’s loans or other assets secured by consumer or commercial real estate; (3) a downgrade in the rating of debt securities held in NBT Bancorp’s investment securities portfolio; (4) an impairment of certain of NBT Bancorp’s intangible assets, such as goodwill; and (5) an increase in the number of borrowers and counterparties who become delinquent, file for protection under bankruptcy laws or default on their loans or other obligations to NBT Bancorp. An increase in the number of delinquencies, bankruptcies or defaults could result in a higher level of nonperforming assets, net charge-offs, provision for loan losses, and valuation adjustments on loans held for sale.

Commercial real estate and business loans increase NBT Bancorp’s exposure to credit risks.

At September 30, 2011, NBT Bancorp’s portfolio of commercial real estate and business loans totaled $1.5 billion, or 40% of total loans.  NBT Bancorp’s plans are to continue to emphasize the origination of these types of loans, which generally expose NBT Bancorp to a greater risk of nonpayment and loss than residential real estate loans because repayment of such loans often depends on the successful operations and income stream of the borrowers.  Additionally, such loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to residential real estate loans.  Also, some of NBT Bancorp’s borrowers have more than one commercial loan outstanding.  Consequently, an adverse development with respect to one loan or one credit relationship can expose NBT Bancorp to a significantly greater risk of loss compared to an adverse development with respect to a residential real estate loan.  NBT Bancorp targets its business lending and marketing strategy towards small to medium-sized businesses.  These small to medium-sized businesses generally have fewer financial resources in terms of capital or borrowing capacity than larger entities.  If general economic conditions negatively impact these businesses, NBT Bancorp’s results of operations and financial condition may be adversely affected.

Increases to the allowance for loan and lease losses may cause NBT Bancorp’s earnings to decrease.

NBT Bancorp’s customers may not repay their loans according to the original terms, and the collateral securing the payment of those loans may be insufficient to pay any remaining loan balance.  Hence, NBT Bancorp may experience significant loan losses, which could have a material adverse effect on its operating results.  NBT Bancorp makes various assumptions and judgments about the collectability of its loan portfolio, including the creditworthiness of its borrowers and the value of the real estate and other assets serving as collateral for the repayment of loans.  In determining the amount of the allowance for loan and lease losses, NBT Bancorp relies on loan quality reviews, past loss experience, and an evaluation of economic conditions, among other factors.  If NBT Bancorp’s assumptions prove to be incorrect, NBT Bancorp’s allowance for loan and lease losses may not be sufficient to cover losses inherent in NBT Bancorp’s loan portfolio, resulting in additions to the allowance through an increased provision for loan losses reflected in NBT Bancorp’s income statement.  Material additions to the allowance would materially decrease NBT Bancorp’s earnings and net income.

NBT Bancorp’s emphasis on the origination of commercial loans is one of the more significant factors in evaluating its allowance for loan and lease losses.  As NBT Bancorp continues to increase the amount of these loans, additional or increased provisions for loan losses may be necessary and as a result would decrease NBT Bancorp’s earnings.

Bank regulators periodically review NBT Bancorp’s allowance for loan and lease losses and may require NBT Bancorp to increase its provision for loan losses or loan charge-offs.  Any increase in NBT Bancorp’s allowance for loan and lease losses or loan charge-offs as required by these regulatory authorities could have a material adverse effect on its results of operations and/or financial condition.

Concentration of loans in NBT Bancorp’s primary market area and expansion into the Manchester market may increase risk.

NBT Bancorp’s success depends primarily on the general economic conditions in upstate New York, northeastern Pennsylvania, northwestern Vermont and western Massachusetts, as nearly all of NBT Bancorp’s loans are to customers in those markets.  Accordingly, the local economic conditions in those markets have a significant impact on the ability of borrowers to repay loans.  In addition, the Merger will expand NBT Bancorp’s market into New Hampshire, specifically the Manchester area.  A decline in real estate valuations in these markets would lower the value of the collateral securing those loans.  A significant weakening in general economic conditions such as inflation, recession, unemployment, or other factors beyond its control could also negatively affect NBT Bancorp’s financial results.

Changes in interest rates could adversely affect NBT Bancorp’s results of operations and financial condition.

NBT Bancorp’s results of operations and financial condition are significantly affected by changes in interest rates.  NBT Bancorp’s financial results depend substantially on net interest income, which is the difference between the interest income that NBT Bancorp earns on interest-earning assets and the interest expense NBT Bancorp pays on interest-bearing liabilities.  If NBT Bancorp’s interest-earning assets mature or reprice more quickly than its interest-bearing liabilities in a given period as a result of decreasing interest rates, net interest income may decrease.  Likewise, net interest income may decrease if interest-bearing liabilities mature or reprice more quickly than interest-earning assets in a given period as a result of increasing interest rates.  NBT Bancorp has taken steps to mitigate this risk, such as selling thirty-year fixed rate residential mortgages, as well as increasing core deposit balances.

Changes in interest rates also affect the fair value of NBT Bancorp’s interest-earning assets and, in particular, its investment securities available for sale.  Generally, the fair value of NBT Bancorp’s investment securities fluctuates inversely with changes in interest rates.  Decreases in the fair value of NBT Bancorp’s investment securities available for sale, therefore, could have an adverse effect on its shareholders’ equity or its earnings if the decrease in fair value is deemed to be other than temporary.

Changes in interest rates may also affect the average life of NBT Bancorp’s loans and mortgage-related securities.  Decreases in interest rates can result in increased prepayments of loans and mortgage-related securities, as borrowers refinance to reduce borrowing costs.  Under these circumstances, NBT Bancorp is subject to reinvestment risk to the extent that it is unable to reinvest the cash received from such prepayments at rates that are comparable to the rates on its existing loans and securities.  Additionally, increases in interest rates may decrease loan demand and make it more difficult for borrowers to repay adjustable rate loans.

Strong competition may limit NBT Bancorp’s growth and profitability.

Competition in the banking and financial services industry is intense.  NBT Bancorp competes with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies and brokerage and investment banking firms operating locally and elsewhere.  Many of these competitors (whether regional or national institutions) have substantially greater resources and lending limits than NBT Bancorp and may offer certain services that it does not or cannot provide.  NBT Bancorp’s profitability depends upon its ability to successfully compete in its market area.

The fairness opinion received by Hampshire First in connection with the Merger has not been updated since its date of issuance; accordingly the opinion may be based upon outdated information and therefore no longer present an accurate assessment.

The fairness opinion of Keefe Bruyette & Woods, Inc. rendered to Hampshire First is based upon information available as of the date of the opinion.  Keefe Bruyette has not undertaken to update its opinion to reflect subsequent changes that may occur in the business or financial condition of Hampshire First, or in market, regulatory or financial conditions generally or any of the other assumptions relied upon by Keefe Bruyette in rendering its opinion.  As a result, as of the date of the Hampshire First special meeting, and/or as of the Effective Time or thereafter, such changes, were they to occur, could render such assumptions invalid and Keefe Bruyette’s opinion(s) inaccurate.  Further, in rendering its opinion, Keefe Bruyette relied upon information prepared and supplied to them by the management of Hampshire First, without conducting any independent investigation to verify such information.  Therefore, if such information proves to be inaccurate or invalid, the fairness opinion could prove to be inaccurate or invalid.

NBT Bancorp is a holding company and depends on its subsidiaries for dividends, distributions and other payments.

NBT Bancorp is a legal entity separate and distinct from NBT Bank and other subsidiaries.  Its principal source of cash flow, including cash flow to pay dividends to its shareholders, is dividends from NBT Bank.  There are statutory and regulatory limitations on the payment of dividends by NBT Bank to NBT Bancorp, as well as by NBT Bancorp to its shareholders.  OCC regulations affect the ability of NBT Bank to pay dividends and other distributions to NBT Bancorp and to make loans to NBT Bancorp.  Further, the Federal Reserve requires bank holding companies to serve as a source of strength for their subsidiary banks.  If NBT Bank is unable to make dividend payments to NBT Bancorp and sufficient capital is not otherwise available, NBT Bancorp may not be able to make dividend payments to its common shareholders.

NBT Bancorp holds certain intangible assets that could be classified as impaired in the future.  If these assets are considered to be either partially or fully impaired in the future, NBT Bancorp’s earnings and the book values of these assets would decrease.

NBT Bancorp is required to test its goodwill and core deposit intangible assets for impairment on a periodic basis.  The impairment testing process considers a variety of factors, including the current market price of its common stock, the estimated net present value of its assets and liabilities, and information concerning the terminal valuation of similarly situated insured depository institutions.  If an impairment determination is made in a future reporting period, NBT Bancorp’s earnings and the book value of these intangible assets will be reduced by the amount of the impairment.  If an impairment loss is recorded, it will have little or no impact on the tangible book value of NBT Bancorp common shares or its regulatory capital levels, but such an impairment loss could significantly restrict NBT Bank from paying a dividend to NBT Bancorp.

A breach of information security, including as a result of cyber attacks, could disrupt NBT Bancorp’s business and earnings.

NBT Bancorp and NBT Bank depend upon data processing, communication and information exchange on a variety of computing platforms and networks, and over the internet.  In addition, NBT Bancorp and NBT Bank rely on the services of a variety of vendors to meet their data processing and communication needs.  Despite existing safeguards, NBT Bancorp and NBT Bank cannot be certain that all of their systems are free from vulnerability to attack or other technological difficulties or failures.  If information security is breached or difficulties or failures occur, despite the controls that NBT Bancorp and NBT Bank and their third party vendors have instituted, information can be lost or misappropriated, resulting in financial loss or costs to NBT Bancorp and NBT Bank or damages to others. Such costs or losses could exceed the amount of insurance coverage, if any, which would adversely affect NBT Bancorp’s business and earnings.

Failure to timely integrate information technology systems could delay the Merger and increase our expenses.

Information technology systems collect, maintain, protect, update and retrieve borrower, depositor and other information critical to a bank’s operations.  NBT Bank and Hampshire First utilize different information technology systems and, consequently, the successful integration of these systems is very important.  If integration difficulties arise, they could delay the Merger and produce significant expense, which could affect NBT Bancorp’s profitability during the period in which they are incurred.

Risks Relating to Financial Services Industry Regulation.

NBT Bancorp operates in a highly regulated environment and may be adversely affected by changes in laws and regulations.

NBT Bancorp and NBT Bank are subject to extensive regulation, supervision, and examination by regulatory authorities.  For example, NBT Bancorp is regulated by the Federal Reserve, and NBT Bank is regulated by the OCC and, to a lesser extent, the Federal Deposit Insurance Corporation, also known as the FDIC.  Such regulators govern the activities in which NBT Bancorp and its subsidiaries may engage.  These regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of a bank, the classification of assets by a bank, and the adequacy of a bank’s allowance for loan and lease losses.

Any change in regulation and supervision, whether in the form of supervisory policy, regulations, or legislation, could have a material impact on NBT Bancorp and its operations.  NBT Bancorp believes that it is in substantial compliance with applicable federal, state and local laws, rules and regulations.  Because NBT Bancorp’s business is highly regulated, the laws, rules and applicable regulations are subject to regular modification and change.  There can be no assurance that proposed laws, rules and regulations, or any other law, rule or regulation, will not be adopted in the future, which could make compliance more difficult or expensive or otherwise adversely affect NBT Bancorp’s business, financial condition or prospects.  If, as a result of an examination, a federal banking agency were to determine that the financial condition, capital resources, asset quality, earnings prospects, management, liquidity or other aspects of any of NBT Bancorp’s or NBT Bank’s operations had become unsatisfactory, or that their management was in violation of any law or regulation, it may take a number of different remedial actions as it deems appropriate.  These actions include the power to enjoin "unsafe or unsound" practices, to require affirmative actions to correct any conditions resulting from any violation or practice, to issue an administrative order that can be judicially enforced, to direct an increase in NBT Bancorp’s or NBT Bank’s capital, to restrict their growth, to assess civil monetary penalties against their officers or directors, to remove officers and directors and, if it is concluded that such conditions cannot be corrected or there is an imminent risk of loss to depositors, to terminate NBT Bank's deposit insurance.  If NBT Bancorp or NBT Bank becomes subject to such regulatory actions, their business, results of operations, and reputation may be negatively impacted.

The Dodd-Frank Act may result in NBT Bancorp’s business becoming subject to significant and extensive additional regulations which may adversely affect NBT Bancorp’s results of operations and financial condition.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (also known as the Dodd-Frank Act), significantly changes the regulation of banks, bank holding companies and the broader financial services industry.  The Dodd-Frank Act includes provisions affecting large and small financial institutions alike, including several provisions that will profoundly affect how community banks and bank holding companies, such as NBT Bancorp, will be regulated in the future.  Among other things, these provisions: (1) abolish the Office of Thrift Supervision and transfer its functions to the other federal banking agencies; (2) relax rules regarding interstate branching; (3) allow financial institutions to pay interest on business checking accounts; (4) change the method of calculating federal deposit insurance coverage; and (5) impose new capital requirements on bank holding companies.

The Dodd-Frank Act also establishes the Bureau of Consumer Financial Protection as an independent entity within the Federal Reserve, which will be given the authority to promulgate consumer protection regulations applicable to banks and other providers offering consumer financial services or products.  This includes the authority to prohibit “unfair, deceptive or abusive” acts and practices.  Banks with $10 billion or less in assets, such as NBT Bank, will continue to be examined for compliance with the consumer laws by their primary bank regulators.  The Dodd-Frank Act also directs the Federal Reserve to promulgate rules prohibiting excessive compensation paid to bank holding company executives.

Additionally, the Dodd-Frank Act includes a series of provisions covering mortgage loan origination standards affecting, among other things, originator compensation, minimum repayment standards, and pre-payments.  The Dodd-Frank Act contains numerous other provisions affecting financial institutions of all types, many of which may materially affect NBT Bancorp’s business, compliance responsibilities, human resources and operating environment.

The Dodd-Frank Act and the regulations adopted thereunder are expected to subject NBT Bancorp and other financial institutions to additional restrictions, oversight and costs that may have an adverse impact on its business, financial condition, results of operations or the price of NBT Bancorp common stock.  The Dodd-Frank Act substantially increases regulation of the financial services industry and imposes restrictions on the operations and general ability of firms within the industry to conduct business consistent with historical practices.  However, the ultimate effect of the Dodd-Frank Act on the financial services industry in general, and NBT Bancorp in particular, is uncertain at this time.

Any future increases in FDIC insurance premiums may adversely affect NBT Bancorp’s earnings.

NBT Bancorp is generally unable to control the amount of premiums that NBT Bank is required to pay for FDIC deposit insurance.  The economic downturn has significantly depleted the FDIC’s Deposit Insurance Fund.  As a result of these conditions and the enactment of the Dodd-Frank Act, the FDIC has increased deposit insurance assessments and thus raised deposit insurance premiums for insured banks.  If there are additional bank or financial institution failures anywhere in the United States, NBT Bank may be required to pay even higher FDIC premiums.  Any such future increases or required prepayments of FDIC insurance premiums may adversely impact NBT Bancorp’s earnings.

NBT Bancorp and NBT Bank are subject to the Community Reinvestment Act and fair lending laws, and failure to comply with these laws could lead to material penalties.

The Community Reinvestment Act, the Equal Credit Opportunity Act, the Fair Housing Act and other fair lending laws and regulations impose nondiscriminatory lending requirements on financial institutions.  The Department of Justice and other federal agencies are responsible for enforcing these laws and regulations.  A successful challenge to an institution's performance under the Community Reinvestment Act or fair lending laws and regulations could result in a wide variety of sanctions, including the required payment of damages and civil money penalties, injunctive relief, imposition of restrictions on mergers and acquisitions activity, and restrictions on expansion activity.  Private parties may also have the ability to challenge an institution's performance under fair lending laws in litigation.

 Hampshire First Special Meeting of Shareholders

Hampshire First is mailing this proxy statement/prospectus to you as a Hampshire First shareholder on or about March [        ], 2012.  With this proxy statement/prospectus, Hampshire First is sending you a Notice of the Hampshire First special meeting and a form of proxy that is being solicited by the Hampshire First board of directors.  The special meeting will be held on April 10, 2012 at 10:00 a.m., local time, Hampshire First’s office at 80 Canal Street, Manchester, New Hampshire.

Matters to be Considered

The purpose of the Hampshire First special meeting is to vote on the adoption of the Merger Agreement, the adjournment, postponement or continuation of the special meeting, if necessary, to solicit additional proxies in favor of the approval of the Merger Agreement and to act on any other business that may properly come before the special meeting or any adjournment of postponement thereof.

Proxy Card; Revocation of Proxy

You should vote by completing and returning the proxy card accompanying this proxy statement/prospectus, to ensure that your vote is counted at the special meeting of shareholders, regardless of whether you plan to attend.  You can revoke your proxy at any time at or before the vote is taken at the special meeting by:

●	submitting written notice of revocation to Hampshire Bank’s Clerk at Hampshire First that is received by the time the special meeting begins;

●	submitting a new vote by mail that is received by Hampshire First before the Hampshire First special meeting;

●	submitting a properly executed proxy bearing a later date that is received by Hampshire First before the special meeting; or

●	voting in person at the Hampshire First special meeting; however, simply attending the special meeting without voting will not revoke an earlier proxy.

If your shares are held in street name, you should follow the instructions of your broker or other nominee regarding revocation of proxies.

All shares represented by valid unrevoked proxies will be voted in accordance with the instructions on the proxy card.  If you sign your proxy card, but make no specification on the card as to how you want your shares voted, your proxy card will be voted “FOR” the approval of the Merger and “FOR” the adjournment, postponement or continuation of the special meeting, if necessary, to solicit additional proxies in favor of the approval of the Merger Agreement and any right to dissent to the Merger will be waived.  The board of directors of Hampshire First is presently unaware of any other matter that may be presented for action at the Hampshire First special meeting; however, if any other matter does properly come before the special meeting, the board of directors of Hampshire First intends that shares represented by properly submitted proxies will be voted, or not voted, by and at the discretion of the persons named as proxies on the proxy card.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by Hampshire First.  Hampshire First will reimburse brokerage firms, banks and other nominees for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock.  In addition to solicitations by mail, Hampshire First’s directors, officers and regular employees may solicit proxies personally or by telephone without additional compensation.

Record Date

The close of business on February 24, 2012 has been fixed as the record date for determining the Hampshire First shareholders entitled to receive notice of and to vote at the Hampshire First special meeting.  A total of 2,783,167 shares of Hampshire First common stock were outstanding as of the record date.

Voting Rights, Quorum Requirements and Vote Required

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Hampshire First common stock entitled to vote is necessary to constitute a quorum at the special meeting.  Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present but will not be counted as votes cast either for or against the Merger Agreement.

The approval of the Merger requires the affirmative vote of the holders of at least two-thirds (2/3) of the shares of Hampshire First common stock entitled to vote on the record date.  A failure to vote or an abstention will have the same effect as a vote “AGAINST” the Merger.  Submission of proxies not designating an election will have the same effect as shares voted “FOR” the Merger.

In the event that a sufficient number of votes are not cast, in person or by proxy at the special meeting, the special meeting may be adjourned to permit further solicitations of proxies.  Should the special meeting be adjourned, by vote of a majority of the shares of Hampshire First common stock present in person or by proxy at the special meeting, no additional notice need be given of the adjourned meeting if the place, date and time thereof are announced at the special meeting at which the adjournment is taken, unless the date of the adjourned meeting is 30 days or more after the date for which the special meeting was originally noticed or a new record date is fixed for the adjourned meeting.

As of the record date, directors and executive officers of Hampshire First, together with their affiliates, beneficially owned approximately 145,912 shares of Hampshire First common stock entitled to vote at the special meeting of shareholders.  This represents approximately 5.2% of the total votes entitled to be cast at the special meeting.  Hampshire First’s directors, other than James M. Dunphy, have agreed with NBT Bancorp that all shares over which they or members of their immediate families have voting control, or share voting control, shall be voted in favor of the Merger.  In addition, Meridian, which owns approximately 43.1% of the outstanding shares of Hampshire First's common stock entitled to be cast at the special meeting, has executed a Voting Agreement with NBT Bancorp in which it has agreed to vote such shares in favor of the Merger.  The aggregate total of the shares entitled to be cast at the special meeting owned by Meridian and directors and executive officers of Hampshire First, together with their affiliates is 1,345,912, or 48.4%, of the total votes entitled to be cast at the special meeting.

Recommendation of the Board of Directors of Hampshire First

Hampshire First’s board of directors has unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement.  The board of directors of Hampshire First believes that the Merger Agreement is fair and equitable to Hampshire First shareholders and is in the best interests of Hampshire First and its shareholders and recommends that you vote “FOR” the adoption of the Merger and “FOR” the adjournment, postponement or continuation of the special meeting, if necessary, to solicit additional proxies in favor of the approval of the Merger Agreement.  See “Recommendation of the Hampshire First Board of Directors and Reasons for the Merger” beginning on page 39.

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU EXPECT TO ATTEND THE HAMPSHIRE FIRST SPECIAL MEETING IN PERSON, HAMPSHIRE FIRST URGES YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.  If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished to you by such record holder.

If you have any questions concerning the Merger or the other matters to be considered at the Hampshire First special meeting, or would like additional copies of this proxy statement/prospectus or need help voting your shares, please contact Hampshire First’s President and Chief Executive Officer, James M. Dunphy by telephone at  (603) 263-1444 or by mail at Hampshire First Bank, 80 Canal Street, Manchester, New Hampshire 03101.

 The Merger and the Merger Agreement

The description of the Merger and the Merger Agreement contained in this proxy statement/prospectus describes the material terms of the Merger Agreement.  The description in this section and elsewhere in this document is qualified in its entirety by reference to the complete text of the Merger Agreement, as amended, a copy of which is attached as Appendix A and is incorporated by reference into this proxy statement/prospectus.  This summary is not intended to be comprehensive, and may not contain all of the information about the Merger Agreement that is important to you.  We encourage you to read the Merger Agreement carefully and in its entirety.  This section is not intended to provide you with any factual information about NBT Bancorp or Hampshire First.  Such information can be found elsewhere in this proxy statement/prospectus and in the public filings of NBT Bancorp with the SEC, as described in the section entitled “Where You Can Find More Information” on page 4.

Explanatory Note Regarding the Merger Agreement.

The Merger Agreement is included to provide you with more detailed information regarding its terms.  Factual disclosures about NBT Bancorp and Hampshire First contained in this proxy statement/prospectus or in NBT Bancorp’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the companies contained in the Merger Agreement.  The representations, warranties and covenants made in the Merger Agreement by Hampshire First or NBT Bancorp were qualified and subject to important limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement.  It is important to note, as you review the representations and warranties contained in the Merger Agreement, that such representations and warranties were negotiated with the primary purposes of establishing the circumstances in which a party to the Merger Agreement may be entitled to not close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts.  The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by each party to the other, which disclosures were not reflected in the Merger Agreement.  Further, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement/prospectus.

General.

Pursuant to the Merger Agreement, Hampshire First will merge with and into NBT Bank, with NBT Bank being the surviving entity.  Outstanding shares of Hampshire First common stock will be converted into the right to receive the Merger consideration.  Cash will be paid in lieu of any fractional shares of NBT Bancorp common stock.  See “The Merger and the Merger Agreement - Merger Consideration” beginning on page 35.

The Parties.

NBT Bancorp Inc.

NBT Bancorp is a bank holding company headquartered in Norwich, New York and incorporated in the State of Delaware in 1986, and is registered with the Federal Reserve as a financial holding company.  As a financial holding company, NBT Bancorp is empowered to offer an array of financial services, such as insurance products, annuities, mutual funds, and brokerage.  NBT Bancorp is the parent holding company of NBT Bank, NBT Financial Services, Inc., NBT Holdings, Inc. (which operates Mang Insurance Agency, LLC, NBT Capital Trust I, Statutory Trust I and NBT Statutory Trust II).

At December 31, 2011, NBT Bancorp had $5.6 billion in assets, $4.4 billion in deposits, $538.1 million of shareholders’ equity and 128 full-service branch locations throughout upstate New York, northern Pennsylvania and northwestern Vermont areas.

NBT Bancorp’s principal executive offices are located at 52 South Broad Street, Norwich, New York 13815, its phone number is (607) 337-2265 and its website is www.nbtbancorp.com.  NBT Bancorp common stock is traded on the NASDAQ under the symbol “NBTB.”

NBT Bank

NBT Bank is a full service commercial bank organized under the laws of the United States in 1856 which engages in full-service commercial and consumer banking and trust business.  It provides a broad range of financial products to individuals, corporations and municipalities including accepting time, demand and savings deposits, including NOW accounts, regular savings accounts, insured money market accounts, investment certificates, fixed-rate certificates of deposit and club accounts.  The bank also offers secured and unsecured commercial and consumer loans, residential and home equity mortgage loans, revolving credit loans with overdraft checking protection and small business loans.

NBT Bank conducts business through two geographic operating divisions, NBT Bank and Pennstar Bank.  At December 31, 2011, the NBT Bank division had 93 divisional offices and 118 automated teller machines (ATMs), located primarily in central and upstate New York, Burlington, Vermont and Berkshire County, Massachusetts, pursuant to an October 2011 acquisition of four (4) branch offices of Legacy Banks from Berkshire Bancorp, Inc. in the towns of Greater Barrington, Lee, Pittsfield and North Adams.  At December 31, 2011, total loans and leases were approximately $3.7 billion and net income was $57.9 million.  Through NBT Bank’s Pennstar Bank division, there are 35 branch offices and 47 ATM locations.

Hampshire First Bank

Hampshire First was chartered in 2006 under the laws of the State of New Hampshire and engages primarily in commercial banking activities in central and southern New Hampshire through its main banking office and four full service branch offices.  Hampshire First’s primary customers are businesses and individuals.  Hampshire First’s principal lending products are commercial loans, commercial real estate loans, construction and land loans, commercial lines of credit and leases, residential real estate loans, home equity loans and lines of credit, and consumer installment loans.  Deposit products include demand deposits, money market accounts, savings accounts and time deposits.  Hampshire First is regulated by the FDIC and the NHBD.  It is not a member of the Federal Reserve System.

As of December 31, 2011, Hampshire First had consolidated assets of $273.6 million, total deposits of $225.6 million, and shareholders’ equity of $29.2 million.

Hampshire First’s main office is located at 80 Canal Street, Manchester, New Hampshire 03101, its telephone number is (603) 263-1444 and its internet website is www.hampshirefirst.com.  Hampshire First common stock is quoted on the OTC under the symbol “HFBN.”

Background of the Merger.

Hampshire First’s board of directors had considered from time to time various opportunities for increasing long-term value for Hampshire First shareholders, taking into account, among other factors, Hampshire First’s recent performance, its future prospects, and various strategic alternatives available to it.  At the board’s June 14, 2011 meeting, the board discussed the need to review the strategic direction of Hampshire First and determine the prospects for Hampshire First’s growth in the near and long-term and assess the bank’s merger and acquisition opportunities.  The board considered that since Hampshire First’s formation in 2006, the bank had grown to approximately $250 million in total assets and had become profitable in 2009 on schedule with the board’s expectations and business plan.  However, the board noted that continued growth at the pace experienced in recent periods would be difficult and would likely necessitate additional capital.  The board discussed the scale necessary to become more profitable and noted that raising the capital to support that growth would be difficult in light of the current environment facing financial institutions and the size of the bank.  The board also discussed the type of merger partner that may be interested in the bank and which could best utilize the franchise that had been developed.  It was discussed that the most favorable merger partner for the bank would be a larger out-of-market area institution that could better take advantage of the bank’s franchise and further build on its market share.  The board also discussed the critical need to preserve the franchise value of the bank and the concerns regarding approaching in-market institutions which could lead to the erosion of the bank’s personnel and customer base if it was disclosed that the bank was seeking an acquiror.  The board discussed the minimum pricing levels at which the board would consider a strategic partnership and then authorized Chairman of the Board, Richard Gavegnano, and Director, President and Chief Executive Officer, James M. Dunphy, to begin approaching certain out-of-market area institutions to determine if there were any strategic partners which would have an interest in merging with the Bank at a favorable price.

In the weeks following the June 14, 2011 meeting, Mr. Gavegnano had confidential discussions regarding possible business combinations with two out-of-market financial institutions.  The institutions contacted were limited to those whose market areas did not directly overlap that of the bank to minimize possible damage to its reputation, staff and customer base and to maximize the value that the addition of Hampshire First’s franchise would bring to an acquiring institution.

During the discussions with the two potential transaction partners, Mr. Gavegnano received little interest in a potential transaction or transactions at prices or merger consideration that were near the minimum levels discussed by the board.  At the board of directors’ meeting on July 12, 2011, the board determined that it should seek the assistance of an investment banking firm to assist the board in assessing the value of Hampshire First and identifying favorable merger partners.  The board determined to invite in investment banking firms to interview and learn more about what the current market for financial institutions in Hampshire First’s position had to offer.  During the following two weeks, the board heard presentations from three investment banking firms, including Keefe Bruyette.  All three investment banks discussed the current market environment for financial institutions, potential candidates, past deal values and potential valuations of Hampshire First and potential merger partners.  Each presentation was accompanied by discussion among the board and representatives of the respective investment banking firms.  Among other things, the board asked questions about factors that might affect a potential transaction, including the timing of a transaction, the size of a potential strategic partner, the geographic footprint and regulatory status of a potential strategic partner and other factors necessary to making a determination regarding a strategic transaction.

During the discussions with Keefe Bruyette, Keefe Bruyette indicated that NBT Bancorp would be a strong merger partner as it had been expanding its market share in New England and it did not have a market presence in New Hampshire.  Representatives of Keefe Bruyette also discussed the strong financial position and currency of NBT Bancorp and the strategic fit with Hampshire First.  Keefe Bruyette noted that NBT Bancorp’s community bank model seemed compatible with Hampshire First’s and, given the lack of overlap, such a merger likely would result in minimal lay-offs and employee terminations.  Keefe Bruyette discussed the potential pricing of such a transaction and the resulting financial profile of the combined entity.  Upon the conclusion of the discussion, Mr. Gavegnano thanked the representatives of Keefe Bruyette for their presentation and responses and they were excused from the meeting.  The board then discussed Keefe Bruyette’s presentation at length, including the potential of NBT Bancorp as a strategic partner.  Based upon the previous presentations by the other two investment bankers and the presentation by Keefe Bruyette, the board determined that Keefe Bruyette should be authorized to approach NBT Bancorp about its interest in a strategic transaction with Hampshire First.  However, the board also discussed that other potential partners may warrant future consideration at a later time and the importance of maintaining a confidential and controlled process in approaching NBT Bancorp to limit any negative impact.

After representatives of Keefe Bruyette confirmed NBT Bancorp’s interest in a merger transaction with Hampshire First, on August 2, 2011, representatives of Keefe Bruyette arranged a meeting between Mr. Gavegnano and Martin A. Dietrich, President and Chief Executive Officer of NBT Bancorp.  At this meeting, Messrs. Gavegnano and Dietrich discussed the background, culture and operating strategies of each institution and how a merger transaction between the parties could be structured to best take advantage of and grow the Hampshire First franchise.  The discussion between Messrs. Gavegnano and Dietrich included possible pricing, merger consideration and how the integration of Hampshire First into NBT Bancorp could be structured.  On August 3, 2011, Hampshire First executed a confidentiality agreement with NBT Bancorp pursuant to which NBT Bancorp agreed, among other things, to keep all confidential and proprietary information about Hampshire First confidential and not to disclose such information except as set forth in the confidentiality agreement.

On August 15, 2011, Mr. Gavegnano, Mr. Dunphy, a representative of Keefe Bruyette and Mr. Dietrich met to discuss the terms of a possible merger and agreed that Hampshire First would provide various requested information to NBT Bancorp to allow NBT Bancorp to formulate a potential offer to merge with Hampshire First.  At this meeting the parties also discussed the pricing levels desired by Hampshire First, integration issues and how NBT Bancorp would expect to utilize the existing franchise and personnel of Hampshire First.  At the Hampshire First board of directors’ meeting on August 16, 2011, the board was updated on the meetings and discussions with NBT Bancorp.  The board also discussed NBT Bancorp’s financial condition, recent results of operations, operating strategy, strength and market performance of its stock, and its recent acquisition activity.  At the meeting, the board determined to allow the negotiation process with NBT Bancorp to move forward.  During this meeting, a phone call was placed to Hampshire First’s counsel, Luse Gorman Pomerenk & Schick, P.C. (LGPS), to discuss various questions from the Hampshire First board of directors and discuss the fiduciary obligations of the board in the context of a merger or acquisition transaction.

During the following several weeks, Hampshire First provided due diligence data to NBT Bancorp and made its executive officers available to answer due diligence questions regarding Hampshire First’s operations, assets, liabilities and personnel.

On September 13, 2011, the Hampshire First board of directors was updated by Mr. Dunphy regarding the initial due diligence being performed by NBT Bancorp and was informed that the process was moving along in a positive direction and the board determined that the process should continue to move forward.

On October 5, 2011, NBT Bancorp conducted additional diligence on Hampshire First and members of the senior management team of NBT Bancorp met with the executive officers of Hampshire First to discuss due diligence items and possible integration issues.

On October 11, 2011, Hampshire First received a written, non-binding proposal from NBT Bancorp to enter into a merger agreement with Hampshire First.  Pursuant to the terms of the proposal, NBT Bancorp offered to acquire 100% of the outstanding shares of common stock of Hampshire First for a combination of cash and common stock.  The initial proposal specified that 60% of the merger consideration for each share of Hampshire First common stock be paid in NBT Bancorp common stock at a fixed exchange ratio based on $15.00 per share of Hampshire First common stock (with a collar used to provide price protection from changes in the price of NBT Bancorp common stock), and 40% of the merger consideration for each share of Hampshire First stock was to be paid in cash.  As part of the proposal, NBT Bancorp would require that Meridian repurchase approximately $15.4 million in loan participations (with $1.0 million in unused commitments) held by Hampshire First in which the lead lender was East Boston Savings Bank.  In addition, the proposal also provided that Hampshire First employment agreements, change-in-control agreements, and other existing management severance arrangements would be honored.  The proposal also provided that employment opportunities would be available to certain Hampshire First employees, and that any employees of Hampshire First who would not be retained by NBT Bancorp or its subsidiary banks after the merger would be provided severance payments.  The proposal stated that NBT Bancorp was also interested in retaining Mr. Dunphy to help lead its strategic efforts in New Hampshire.  In addition, the proposal provided that any definitive merger agreement would contain normal and customary representations, warranties and terms and conditions; the transaction would be subject to any required regulatory and shareholder approvals; and the proposal was subject to a due diligence review of Hampshire First by NBT Bancorp.

At a Hampshire First board meeting held on October 11, 2011, the terms of the NBT Bancorp non-binding proposal were presented to the board of directors.  During the meeting, Keefe Bruyette made a presentation to the board setting forth profiles of, and historical financial and performance data for, each of several possible acquirers other than NBT Bancorp.  In addition, LGPS provided the board of directors a memorandum regarding, and discussed with the board, the board’s fiduciary duties to shareholders in connection with a merger or sale of Hampshire First.  After extensive discussion, the board directed Keefe Bruyette and LGPS to negotiate certain amendments to the non binding proposal, including a requirement that 65% of the merger consideration be in the form of NBT Bancorp stock, and 35% in the form of cash.  The board also determined that the customary termination fee payable by Hampshire First in order to accept a superior offer from another acquirer after execution of the merger agreement should be a reduced fee during the first thirty days following the execution of the definitive merger agreement, in order to increase the ability for other potential acquirers to make a competing bid.

Over the next two weeks, NBT Bancorp conducted additional due diligence review of Hampshire First.  Additionally, during this period, Hampshire First, Keefe Bruyette and LGPS conducted a due diligence review of NBT Bancorp, including on-site document due diligence at NBT Bancorp’s headquarters and officer interviews on October 31, 2011.  On October 21, 2011, Hinman, Howard & Kattell, LLP, legal counsel to NBT Bancorp, transmitted a draft merger agreement to Hampshire First and its advisors.  At a regularly scheduled meeting of the NBT Bancorp board of directors on October 24, 2011, the financial and strategic merits of the proposed transaction were discussed and ultimately the Board approved the transaction.  LGPS transmitted the comments of Hampshire First, Keefe Bruyette and LGPS to NBT Bancorp’s legal counsel on October 26, 2011.  The parties and their advisors continued to negotiate the terms and conditions of the merger agreement and related documents over the course of the next two weeks.

On November 15, 2011, the Hampshire First board of directors held a special meeting to review and consider the proposed transaction with NBT Bancorp. Copies of presentation materials from Keefe Bruyette, as well as the Merger Agreement, an executive summary of the agreement provided by LGPS, and related materials, were distributed to the members of the board in advance of the meeting. Keefe Bruyette then presented its financial analysis of the proposed transaction. Keefe Bruyette reviewed the financial terms of the proposed transaction and summarized the financial rationale for the transaction for Hampshire First and responded to questions by the Hampshire First board. Keefe Bruyette delivered its oral opinion, which was subsequently confirmed in writing, that, as of the date of its opinion and subject to the limitations, qualifications, factors and assumptions set forth therein, the Merger consideration to be paid to the shareholders of Hampshire First was fair, from a financial point of view, to such shareholders. LGPS provided the board with a review of directors’ fiduciary duties under New Hampshire law, reviewed the material terms of the Merger and the Merger Agreement, and responded to questions from the board. LGPS also reviewed the material terms of the compensation arrangements for Mr. Dunphy in connection with the Merger. After further discussion among the directors, Keefe Bruyette and LGPS, including the factors described under “The Merger and Merger Agreement—Recommendation of the Hampshire First Board of Directors and Reasons for the Merger,” the Hampshire First board of directors unanimously determined that the Merger and the Merger Agreement were advisable, and fair to, and in the best interests of, Hampshire First and its shareholders, unanimously approved the Merger Agreement and related actions, and recommended that Hampshire First shareholders vote in favor of the approval of the Merger.

The parties entered into the Merger Agreement on November 16, 2011 and announced the transaction in a joint press release on that day.  NBT Bancorp filed a Current Report on Form 8-K with the SEC which summarized the material terms of the Merger Agreement and included a copy of the Merger Agreement as an exhibit to the report.

Merger Consideration.

NBT Bancorp will pay cash for 35% of the shares of Hampshire First common stock outstanding immediately prior to the Effective Time and will issue shares of NBT Bancorp common stock for the remaining 65% of such shares.  In accordance with the terms of the Merger Agreement, Hampshire First shareholders (other than dissenting shareholders) will be given the opportunity to elect to receive for each share of Hampshire First common stock they own, subject to adjustment and allocation procedures specified in the Merger Agreement, either:

●	$15.00 in cash, without interest, which we refer to as Cash Consideration;

●	0.7019 of a share of NBT Bancorp common stock, which we refer to as Stock Consideration (subject to adjustment as described below); or

●
a mix of Cash Consideration and Stock Consideration, with the Cash Consideration for 35% of such shareholder’s shares of Hampshire First common stock and the Stock Consideration for 65% of such shareholder’s shares of Hampshire First common stock.

The exchange ratio of 0.7019 of a share of NBT Bancorp common stock for each share of Hampshire First common stock is subject to adjustment (as described in the Merger Agreement) if NBT Bancorp common stock falls outside of a range of 20% below or above the $21.37 stock value on November 10, 2011.  Hampshire First shareholders will receive NBT Bancorp common stock with a minimum value of $12.00 and a maximum value of $18.00 for each share of Hampshire First common stock exchanged for Stock Consideration in connection with the Merger.

No fractional shares of NBT Bancorp common stock will be issued in connection with the Merger.  Instead, NBT Bancorp will make a cash payment to each Hampshire First shareholder who would otherwise receive a fractional share.

The value of the Stock Consideration will fluctuate with the market price of NBT Bancorp’s common stock.  No assurance can be given (and it is not likely) that the current market price of NBT Bancorp common stock will be equivalent to the market price of NBT Bancorp common stock on the date that the Stock Consideration is received by Hampshire First shareholders or at any other time.  At the Effective Time, the market price of the Stock Consideration could be greater or less than the value of the Cash Consideration due to fluctuations in the market price of NBT Bancorp common stock.

Adjustment to the Merger Consideration.

Based upon the $21.37 closing price of NBT Bancorp common stock on November 10, 2011, the exchange ratio of 0.7019 translates into a value of $15.00 per share of Hampshire First common stock for Hampshire First shareholders who elect to receive Stock Consideration.  However, because the market price of NBT Bancorp common stock is likely to fluctuate and differ from $21.37 at the Effective Time, the value per share to be received by Hampshire First shareholders may be more or less than $15.00, ranging from a maximum of $18.00 per share to a minimum of $12.00 per share.  Under the Merger Agreement, the exchange ratio is calculated as follows:

(a)           if the Closing Price is equal to or more than $17.10 and equal to or less than $25.64, then the exchange ratio shall be equal to 0.7019.

(b)           if the Closing Price is less than $17.10, then the exchange ratio shall be equal to the quotient (rounded to the nearest one-thousandth) obtained by dividing $12.00 by the Closing Price; and

(c)           if the Closing Price is more than $25.64, then the exchange ratio shall be equal to the quotient (rounded to the nearest one-thousandth) obtained by dividing $18.00 by the Closing Price.

Illustration of the Exchange Ratio

The following examples illustrate how the exchange ratio works under different Closing Price scenarios:

Closing Price Less Than $21.37 but $17.10 or more:  If, for example, the Closing Price is $19.00, then each holder of Hampshire First common stock would receive Stock Consideration with a value of $13.34 ($19.00 x 0.7019).

Closing Price More Than $21.37 but $25.64 or less: If, for example, the Closing Price is $22.00, then each holder of Hampshire First common stock would receive Stock Consideration with a value of $15.44 ($22.00 x 0.7019).

Closing Price Less Than $17.10: If the Closing Price is $16.00 (i.e., less than $17.10), then each holder of Hampshire First common stock would receive Stock Consideration with a value of $12.00.

Closing Price More Than $25.64: If the Closing Price is $26.50 (i.e., more than $25.64), then each holder of Hampshire First common stock would receive Stock Consideration with a value of $18.00.

Exchange Procedures.

An election form and transmittal materials are being mailed under separate cover to Hampshire First shareholders who hold shares of Hampshire First common stock in registered form.  If you wish to make an election with respect to any of your shares, you must submit an election form and transmittal materials and the certificates evidencing your election shares to NBT Bank, the exchange agent, prior to the election deadline.  Do not submit your stock certificates with your proxy card.  You should only submit your stock certificates which represent your election shares when you have received and properly completed the election form and transmittal materials.

If you own your shares in “street name” through a broker, bank or other nominee, you must contact your broker, bank or other nominee for instructions on how to make an election.  If you fail to make a proper election and are not dissenting to the Merger, you will be mailed a letter of transmittal shortly after the Effective Time, which will contain instructions on how to submit your Hampshire First shares in exchange for the Merger consideration.

Exchange Agent.  After the election deadline, NBT Bancorp will deposit with NBT Bank, the exchange agent, (1) cash in an amount sufficient to allow the exchange agent to pay the aggregate Cash Consideration payment provided for in the Merger Agreement and (2) certificates (or evidence of shares in book entry form) representing shares of NBT Bancorp common stock, which we refer to as the “new certificates,” each to be given to the holders of Hampshire First common stock in exchange for old certificates representing shares of Hampshire First common stock.  Any such cash or new certificates remaining in the possession of the exchange agent after the first anniversary of the Effective Time will be returned to NBT Bancorp.  Any holder of old certificates who has not exchanged his, her or its old certificates by that time must look exclusively to NBT Bancorp, and only as a general creditor, for the Merger consideration to which he, she or it may be entitled upon exchange of such old certificates.

Until you surrender your Hampshire First stock certificates for exchange, you will accrue, but will not be paid, any dividends or other distributions declared after the Effective Time with respect to NBT Bancorp common stock into which any of your Hampshire First shares may have been converted. When you surrender your Hampshire First stock certificates, NBT Bancorp will pay any unpaid dividends or other distributions declared with respect to the shares of NBT Bancorp stock included in the Merger consideration you receive for your shares of Hampshire First common stock, without interest. After the completion of the Merger, there will be no transfers on the stock transfer books of Hampshire First of any shares of Hampshire First common stock.

If a certificate for Hampshire First common stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable under the Merger Agreement upon receipt of appropriate evidence as to that loss, theft or destruction, appropriate evidence as to the ownership of that certificate by the claimant, and appropriate and customary indemnification.  The posting of a bond in a reasonable amount, for which a fee may be charged, may also be required.

NBT Bank will act as the exchange agent for the Merger.  Its address is 20 Mohawk Street, Canajoharie, New York 13317.  Its telephone number is (800) NBT-BANK (select “Option 7”).

Allocation Procedures.

The aggregate amounts of Cash Consideration and Stock Consideration to be paid and issued, respectively, to Hampshire First shareholders in the Merger are fixed, subject to adjustment (as described in the Merger Agreement) if NBT Bancorp common stock falls outside of a certain range of the stock value on November 10, 2011.  Hampshire First shareholders will receive NBT Bancorp common stock with a minimum value of $12.00 and a maximum value of $18.00 for each share of Hampshire First common stock exchanged for Stock Consideration in connection with the Merger.

Since the Cash Consideration will be paid for only 35% of the Hampshire First shares entitled to receive the Merger consideration at the Effective Time, it is likely that the Cash Consideration Pool may be oversubscribed and Hampshire First shareholders who elect to receive Cash Consideration will receive a mix of Cash Consideration and Stock Consideration in the Merger.  In the event that the Cash Consideration Pool initially selected by Hampshire First shareholders is oversubscribed (i.e. exceeds 35% of the outstanding Hampshire First common stock), Hampshire First shareholders who make a cash-only election will receive a mix of Cash Consideration and Stock Consideration.  In the event that the Stock Consideration Pool initially selected by the Hampshire First shareholders is oversubscribed (i.e. exceeds 65% of the outstanding Hampshire First common stock), Hampshire First shareholders who make a stock-only election will receive a mix of Cash Consideration and Stock Consideration in the Merger.  The allocation of the mix of consideration payable to Hampshire First shareholders who initially make such a cash-only or stock-only election will not be known until NBT Bancorp tallies the results of the cash/stock elections made by all Hampshire First shareholders, which will not occur until near or at the Effective Time.  The allocation will be prorated among the Hampshire First shareholders affected.  Hampshire First shareholders who initially make an election to submit 35% of their stock for Cash Consideration and 65% for Stock Consideration will not be subject to such an allocation.  Also, Hampshire First shareholders who own 100 or fewer shares and who elect only Cash Consideration will not be subject to the allocation and will receive only cash.

Treatment of Hampshire First Stock Options and Warrants.

The Merger Agreement provides that, at the Effective Time of the Merger, each outstanding option to purchase shares of Hampshire First common stock, whether or not such option is vested at the Effective Time, shall cease to be outstanding and shall be converted into the right to receive in cash, an aggregate amount equal to the product of: (1) the number of shares of Hampshire First common stock subject to unexercised options (both vested and unvested); and (2) the difference, if any, between (x) $15.00 and (y) the applicable exercise price per share under the option.  The cash paid to holders of such options will not be included in the Cash Consideration pool for purposes of the Merger Agreement’s allocation procedures.  The Merger Agreement also provides for identical treatment of each outstanding warrant to purchase shares of Hampshire First common stock, whether or not such warrant is vested at the Effective Time.

Recommendation of the NBT Bancorp Board of Directors and Reasons for the Merger.

NBT Bancorp’s board of directors reviewed and discussed the transaction with NBT Bancorp’s management in unanimously determining that the Merger was advisable and is fair to, and in the best interests of, NBT Bancorp and its shareholders.  In reaching its determination, the NBT Bancorp board of directors considered a number of factors, including, among others, the following:

●
the complementary geographical locations of Hampshire First’s branch network, which NBT Bancorp believes will augment NBT Bancorp’s operations in the market areas in New England where NBT Bancorp is growing its presence;

●
the opportunity to further diversify NBT Bancorp’s geographical markets and customer base as a whole, by expanding the size of its footprint through the Merger, and to do so in markets similar to those in which it currently operates;

●	NBT Bancorp’s past experience and success in the acquisition and integration of banks;

●	the fact that the Merger is expected to be nominally accretive to operating earnings per share of NBT Bancorp in 2012, exclusive of one-time acquisition related charges;

●
the potential for the combined company to enhance non-interest income growth by providing enhanced and additional financial products and services to the customers of Hampshire First in the areas of benefit plan administration, investment management, comprehensive cash management, brokerage services and insurance;

●
the business, operations, technology, asset quality, competitive position, stock price performance, financial condition and results of operations of Hampshire First on an historical and a prospective basis;

●
the anticipated operating efficiencies, cost savings and opportunities for revenue enhancements of the combined company following the completion of the Merger, and the likelihood that they would be achieved after the Merger;

●
the possible range of the exchange ratios for the Merger and the resulting relative interests of NBT shareholders in the common stock of the combined company, and the amount of total cash consideration to be paid in the Merger;

●
the fact that the mixture of merger consideration includes a combination of cash and stock in which shareholders would have an election right, but no more than 35% of Hampshire First common stock would be exchanged for cash;

●
the collar range on the exchange ratio in the Merger Agreement, which would limit the possible dilution experienced by NBT shareholders as a result of fluctuations in the market price of NBT while the Merger is pending;

●
the deal protection provided by the termination fee of $2,100,000 (or $1,050,000 if within 35 days of the execution of the merger agreement), plus up to $250,000 in out-of-pocket transaction expenses, payable under certain circumstances in the event of the termination of the Merger Agreement due to a competing offer or certain other reasons;

●	the intended tax treatment of the Merger as a tax-free reorganization; and

●	the likelihood of receiving all of the regulatory approvals required for the Merger.

Based on these reasons, NBT Bancorp’s board of directors unanimously approved the Merger Agreement and the Merger.  This discussion of the factors considered by NBT Bancorp’s board of directors does not list every factor considered by the board but includes all material factors considered by the board.  In reaching its determination to approve and adopt the Merger Agreement, the Board did not give relative or specific importance to each of the factors listed above, and individual Directors may have given differing importance to different factors.  Please note that this explanation of the Board’s reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Forward-Looking Statements” beginning on page 85.

Recommendation of the Hampshire First Board of Directors and Reasons for the Merger.

Hampshire First’s board of directors has approved the Merger Agreement and at the November 15, 2011 Board Meeting, voted to unanimously recommend that Hampshire First shareholders vote “FOR” the approval of the Merger.

Hampshire First’s board of directors has determined that the Merger is fair to, and in the best interests of, Hampshire First and its shareholders.  In arriving at its determination, Hampshire First’s board of directors considered a number of factors, including the following:

●	the board’s review of information concerning the business, results of operations, financial condition, competitive position and future prospects of NBT Bancorp;

●
the opportunity for Hampshire First shareholders to have increased liquidity upon receipt of NBT Bancorp shares that trade on the NASDAQ in exchange for their Hampshire First shares that trade on the OTC;

●	the multiple of the Merger consideration to Hampshire First’s tangible book value. See “Opinion of Hampshire First’s Financial Advisor – Valuation – Recent Transaction Analysis” beginning on page 45;

●	the opportunity for Hampshire First shareholders to receive dividend payments on the shares of NBT Bancorp common stock that they receive following the Merger;

●
the current and prospective environment in which Hampshire First operates, including national, regional and local economic conditions, the competitive and regulatory environment facing Hampshire First in particular and banks and financial institutions generally (including additional compliance costs and potentially higher capital ratio thresholds), and the trend toward consolidation in the financial services industry and the likely effect of the foregoing factors on Hampshire First’s ability to continue its past growth;

●
with respect to growth, the board’s recognition that continued growth at the pace experienced in recent periods would be difficult and would likely necessitate additional capital.  More specifically, the board considered the scale necessary to become more profitable and the fact that raising the capital to support that growth would be difficult in light of the current environment facing financial institutions and the size of Hampshire First;

●
results that could be expected to be obtained by Hampshire First if Hampshire First continued to operate independently, and the likely benefits to shareholders of such course of action, as compared with the value of the NBT Bancorp common stock being offered by NBT Bancorp;

●	the ability of NBT Bancorp to receive the necessary regulatory approvals to complete the Merger in a timely manner;

●
the board’s assessment that it was unlikely that another acquirer had both the willingness and the financial capability to offer to acquire Hampshire First at a value that was materially higher than that being offered by NBT Bancorp;

●
the terms and conditions of the Merger Agreement, including the parties’ respective representations, warranties, covenants and other agreements, the conditions to closing, the absence of a financing condition, a provision that permits Hampshire First’s board of directors, in the exercise of its fiduciary duties, under certain conditions, to furnish information to, or engage in negotiations with, a third party that has submitted a bona fide unsolicited written proposal to acquire Hampshire First, a provision providing for Hampshire First’s payment of a termination fee, plus up to $250,000 in out of pocket deal-related expenses, to NBT Bancorp if the Merger Agreement is terminated under certain circumstances (which fee would have been less if the Merger Agreement was terminated in the first 35 days), and the effect such termination fee (including the reduced fee during the first 35 days) could have on a third party’s decision to propose a merger or similar transaction to Hampshire First at a greater value than that contemplated by the Merger;

●
the effects of the various mechanisms in the Merger Agreement to adjust the Exchange Ratio upward for a decline in the market value of NBT Bancorp’s common stock below $17.10 per share and to adjust the Exchange Ratio downward if the market value of NBT Bancorp’s common stock rises above $25.64, so as to maintain a Merger consideration of between $12.000 and $18.000 for each share of Hampshire First common stock exchanged for a share of NBT Bancorp common stock;

●
the effects of the Merger on Hampshire First’s depositors and customers and the communities served by Hampshire First, which was deemed to be favorable given that they would continue to be served by a community banking organization that had greater resources and more locations than Hampshire First;

●
the effects of the Merger on Hampshire First’s employees, including the prospects for employment with a strong, growing organization such as NBT Bancorp and the severance benefits agreed to be provided by NBT Bancorp to employees whose employment is terminated in connection with the Merger; and

●
the opinion of Keefe Bruyette, Hampshire First's financial advisor, as to the fairness of the consideration in the Merger, from a financial point of view, to Hampshire First's common shareholders.  In this regard, Hampshire First's board of directors received from Keefe Bruyette a written opinion dated November 15, 2011 that, as of such date, the consideration in the proposed Merger was fair, from a financial point of view, to Hampshire First's common shareholders.  The opinion is attached as Appendix B to this document.

The discussion and factors considered by Hampshire First’s board of directors is not intended to be exhaustive, but includes all material factors considered.  In approving the Merger Agreement, Hampshire First’s board of directors did not assign any specific or relative weights to any of the foregoing factors and individual directors may have weighted factors differently.

THE HAMPSHIRE FIRST BOARD OF DIRECTORS RECOMMENDS THAT HAMPSHIRE FIRST SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER, AND “FOR” THE ADJOURNMENT, POSTPONEMENT OR CONTINUATION OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE APPROVAL OF THE MERGER AGREEMENT.

Opinion of Hampshire First’s Financial Advisor.

In October 2011, Hampshire First engaged Keefe Bruyette to render financial advisory and investment banking services to Hampshire First.  Keefe Bruyette agreed to assist Hampshire First in assessing the fairness, from a financial point of view, of the Merger consideration in the proposed Merger, to the shareholders of Hampshire First.  Hampshire First selected Keefe Bruyette because Keefe Bruyette is a nationally recognized investment banking firm with substantial experience in transactions similar to the Merger and is familiar with Hampshire First and its business.  As part of its investment banking business, Keefe Bruyette is continually engaged in the valuation of financial services companies and their securities in connection with mergers and acquisitions.

As part of its engagement, a representative of Keefe Bruyette attended the meeting of the Hampshire First board held on November 15, 2011, at which the Hampshire First board evaluated the proposed merger with NBT Bancorp.  At this meeting, Keefe Bruyette reviewed the financial aspects of the proposed Merger and rendered an opinion that, as of such date, the Merger consideration offered to Hampshire First shareholders in the Merger was fair, from a financial point of view.  The Hampshire First board approved the Merger Agreement at this meeting.

The full text of Keefe Bruyette’s written opinion is attached as Appendix B to this document and is incorporated herein by reference. Hampshire First shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Keefe Bruyette. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of such opinion.

Keefe Bruyette's opinion speaks only as of the date of the opinion.  The opinion is directed to the Hampshire First’s board of director and addresses only the fairness, from a financial point of view, of the consideration offered to the Hampshire First shareholders.  It does not address the underlying business decision to proceed with the Merger and does not constitute a recommendation to any Hampshire First shareholder as to how the shareholder should vote at the Hampshire First special meeting on the Merger or any related matter.

In rendering its opinion, Keefe Bruyette reviewed, among other things:

●	the Merger Agreement;

●
Annual Reports to Stockholders for the three years ended December 31, 2010 of Hampshire First and the Annual Reports to Stockholders and Annual Reports on Form 10-K for the three years ended December 31, 2010 of NBT Bancorp;

●
certain interim reports to shareholders of Hampshire First and certain interim reports to shareholders and Quarterly Reports on Form 10-Q of NBT Bancorp and certain other communications from Hampshire First and NBT Bancorp to their respective shareholders; and

●
other financial information concerning the businesses and operations of Hampshire First and NBT Bancorp furnished to Keefe Bruyette by Hampshire First and NBT Bancorp for purposes of Keefe Bruyette’s analysis.

In addition, Keefe Bruyette held discussions with members of senior management of Hampshire First and NBT Bancorp regarding past and current business operations, regulatory relations, financial condition, future prospects of their respective companies, and other matters Keefe Bruyette deemed relevant, including the pro forma impact on NBT Bancorp of the recently announced acquisitions of Berkshire Hills Bancorp, Inc. branches by NBT Bancorp.

In addition, Keefe Bruyette compared certain financial and stock market information for Hampshire First and NBT Bancorp with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry, and performed other studies and analyses that it considered appropriate.

In conducting its review and arriving at its opinion, Keefe Bruyette relied upon the accuracy and completeness of all of the financial and other information provided to them or otherwise publicly available.  Keefe Bruyette did not independently verify the accuracy or completeness of any such information or assume any responsibility for such verification or accuracy.  Keefe Bruyette relied upon the managements of Hampshire First and NBT Bancorp as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to Keefe Bruyette and assumed that such forecasts and projections reflected the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods estimated by such managements.  Keefe Bruyette assumed, without independent verification, that the aggregate allowance for loan and lease losses for Hampshire First and NBT Bancorp are adequate to cover those losses.  Keefe Bruyette did not make or obtain any evaluations or appraisals of the property, assets or liabilities of Hampshire First or NBT Bancorp, nor did it examine any individual credit files.

The projections furnished to Keefe Bruyette and used by it in certain of its analyses were prepared by Hampshire First’s and NBT Bancorp’s senior management teams.  Hampshire First and NBT Bancorp do not publicly disclose internal management projections of the type provided to Keefe Bruyette in connection with its review of the Merger.  As a result, such projections were not prepared with a view towards public disclosure.  The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions.  Accordingly, actual results could vary significantly from those set forth in the projections.

Valuation.

For purposes of rendering its opinion, Keefe Bruyette assumed that, in all respects material to its analyses:

●	the Merger will be completed substantially in accordance with the terms set forth in the Merger Agreement with no additional payments or adjustments to the Merger consideration;

●	the representations and warranties of each party in the Merger Agreement and in all related documents and instruments referred to in the Merger Agreement are true and correct;

●	each party to the Merger Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

●	all conditions to the completion of the Merger will be satisfied without any waivers; and

●
in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the Merger, including the cost savings, revenue enhancements and related expenses expected to result from the Merger.

Keefe Bruyette further assumed that the Merger will be accounted for using the acquisition method under generally accepted accounting principles, and that the Merger will qualify as a tax-free reorganization for United States federal income tax purposes.  Keefe Bruyette’s opinion is not an expression of an opinion as to the prices at which shares of Hampshire First common stock or shares of NBT Bancorp common stock will trade following the announcement of the Merger or the actual value of the shares of common stock of the combined company when issued pursuant to the Merger, or the prices at which the shares of common stock of the combined company will trade following the completion of the Merger.

In performing its analyses, Keefe Bruyette made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of Keefe Bruyette, Hampshire First and NBT Bancorp.  Any estimates contained in the analyses performed by Keefe Bruyette are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses.  Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold.  Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.  In addition, the Keefe Bruyette opinion was among several factors taken into consideration by the Hampshire First board in making its determination to approve the Merger Agreement and the Merger.  Consequently, the analyses described below should not be viewed as determinative of the decision of the Hampshire First board with respect to the fairness of the consideration.

The following is a summary of the material analyses presented by Keefe Bruyette to the Hampshire First board on November 15, 2011, in connection with its fairness opinion.  The summary is not a complete description of the analyses underlying the Keefe Bruyette opinion or the presentation made by Keefe Bruyette to the Hampshire First board, but summarizes the material analyses performed and presented in connection with such opinion.  The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances.  Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description.  In arriving at its opinion, Keefe Bruyette did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor.  The financial analyses summarized below include information presented in tabular format.  Accordingly, Keefe Bruyette believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.  The tables alone do not constitute a complete description of the financial analyses.

Summary of Proposal.  Pursuant to the terms of the Agreement, each outstanding share of common stock, par value $1.00 per share, of Hampshire First not owned by Hampshire First or NBT Bancorp or by any of their respective wholly-owned subsidiaries other than shares owned in a fiduciary capacity or as a result of debts previously contracted, will be converted into the right to receive either 0.7019 shares of common stock, par value $0.01 per share, of NBT Bancorp or $15.00 in cash.  As an example, based on NBT Bancorp’s closing price on November 14, 2011, of $20.93, the Merger consideration represented a price of $14.80 per share to Hampshire First’s shareholders.

Selected Companies Analysis.  Using publicly available information, Keefe Bruyette compared the financial performance, financial condition and market performance of Hampshire First to the following publicly traded banks headquartered in New England with total assets between $100 million and $1 billion.  Companies included in this group were:

Northway Financial, Inc.	Centrix Bank & Trust
New England Bancshares, Inc.	Patriot National Bancorp, Inc.
Salisbury Bancorp, Inc.	Northeast Bancorp
Community Bancorp.	Union Bankshares, Inc.
Katahdin Bankshares Corporation	BNC Financial Group, Inc.
Ledyard Financial Group, Inc.	SBT Bancorp, Inc.
Citizens National Bancorp	Middlebury National Corporation
Connecticut River Bancorp, Inc.	Grand Bank Corporation
Peoples Trust Company of St. Albans	First Suffield Financial, Inc.
Rockport National Bancorp, Inc.	Central Financial Corporation
Southern Connecticut Bancorp, Inc.	Damariscotta Bankshares, Inc.
Island Bancorp, Inc.

Using publicly available information, Keefe Bruyette compared the financial performance, financial condition, and market performance of NBT Bancorp to the following publicly traded banks and thrifts headquartered in Western Massachusetts, Upstate New York, and Pennsylvania with total assets between $3.0 billion and $15.0 billion.  Companies included in this group were:

Susquehanna Bancshares, Inc.	F.N.B. Corporation
National Penn Bancshares, Inc.	Northwest Bancshares, Inc.
Community Bank System, Inc.	First Commonwealth Financial Corporation
TrustCo Bank Corp NY	S&T Bancorp, Inc.
Berkshire Hills Bancorp, Inc.	Tompkins Financial Corporation
Provident New York Bancorp

To perform this analysis, Keefe Bruyette used financial information as of the three month period ended September 30, 2011 or the three month period ended June 30, 2011 depending on which was the most recently available information.  Market price information was as of November 14, 2011.  Earnings estimates for 2012 and 2013 were taken from a nationally recognized earnings estimate consolidator for selected companies.  Certain financial data prepared by Keefe Bruyette, and as referenced in the tables presented below, may not correspond to the data presented in Hampshire First’s and NBT Bancorp’s historical financial statements as a result of the different periods, assumptions and methods used by Keefe Bruyette to compute the financial data presented.

Keefe Bruyette’s analysis showed the following concerning Hampshire First’s and NBT Bancorp’s financial condition:

	Hampshire First	Hampshire First Group Minimum	Hampshire First Group Maximum
Core Return on Average Assets (1)	0.83%	(3.08)%	1.11%
Core Return on Average Equity (1)	7.9%	(36.9)%	14.0%
Net Interest Margin	3.54%	3.11%	4.58%
Efficiency Ratio	55.7%	56.9%	133.5%

	NBT Bancorp	NBT Bancorp Group Minimum	NBT Bancorp Group Maximum
Core Return on Average Assets (1)	1.13%	(0.16)%	1.37%
Core Return on Average Equity (1)	11.30%	(1.09)%	10.9%
Net Interest Margin	4.17%	3.38%	4.07%
Efficiency Ratio	61.8%	46.5%	70.7%

	Hampshire First	Hampshire First Group Minimum	Hampshire First Group Maximum
Tangible Common Equity / Tangible Assets	10.68%	4.83%	13.33%
Total Capital Ratio	14.00%	12.03%	23.15%
Loan Loss Reserve / Loans	1.32%	0.22%	2.67%
Nonperforming Assets / Loans + OREO	2.26%	0.31%	12.35%
Net Charge-Offs / Average Loans	0.39%	(0.05)%	1.94%

	NBT Bancorp		NBT Bancorp Group Minimum	NBT Bancorp Group Maximum
Tangible Common Equity / Tangible Assets	7.58	%(2)	6.44%	12.70%
Total Capital Ratio	13.25	%(3)	10.64%	22.31%
Loan Loss Reserve / Loans	1.92%		1.09%	2.54%
Nonperforming Assets / Loans + OREO	1.09%		0.63%	4.87%
Net Charge-Offs / Average Loans	0.47%		0.13%	2.41%

(1)
Core income defined as net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, the after-tax portion of income from investment securities and nonrecurring items.

(2)	7.03% pro forma for recent branch acquisitions and earn-out payment associated with previous insurance acquisition
(3)	12.32% pro forma for recent branch acquisitions and earn-out payment associated with previous insurance acquisition

Keefe Bruyette’s analysis showed the following concerning Hampshire First’s and NBT Bancorp’s market performance:

	Hampshire First		Hampshire First Group Minimum		Hampshire First Group Maximum
Stock Price / Book Value per Share	0.87	x	0.36	x	2.01	x
Stock Price / Tangible Book Value per Share	0.87	x	0.36	x	2.25	x
Stock Price / Last Twelve Months EPS	15.2	x	2.7	x	38.1	x
Dividend Yield	0.0%		0.0%		5.7%
Last Twelve Months Dividend Payout Ratio	0.0%		0.0%		91.7%

	NBT Bancorp		NBT Bancorp Group Minimum		NBT Bancorp Group Maximum
Stock Price / Book Value per Share	1.29x	(1)	0.46	x	1.39	x
Stock Price / Tangible Book Value per Share	1.71x	(2)	0.79	x	2.36	x
Stock Price / 2012 EPS (3)	11.5	x	9.9	x	17.1	x
Stock Price / 2013 EPS (3)	11.3	x	7.7	x	15.3	x
Dividend Yield	3.8%		1.7%		5.2%
2013 Dividend Payout Ratio	43.0%		12.9%		55.7%

(1)	1.29x pro forma for recent branch acquisitions
(2)	1.78x pro forma for recent branch acquisitions
(3)	Estimates per First Call consensus estimates

Recent Transactions Analysis.  Keefe Bruyette reviewed publicly available information related to selected acquisitions of banks and bank holding companies as well as thrifts and thrift holding companies headquartered in New England that were announced after January 1, 2009, with announced aggregate transaction values less than $500 million.  The transactions included in the groups were:

Acquiror	Acquiree

Berkshire Hills Bancorp, Inc.	Connecticut Bank and Trust
Brookline Bancorp, Inc.	Bancorp Rhode Island, Inc.
People's United Financial, Inc.	Danvers Bancorp, Inc.
Berkshire Hills Bancorp, Inc.	Legacy Bancorp, Inc.
Brookline Bancorp, Inc.	First Ipswich Bancorp
Liberty Bank	Connecticut River Community Bank
People's United Financial, Inc.	LSB Corporation
Eastern Bank Corporation	Wainwright Bank & Trust Company
Union Savings Bank	First Litchfield Financial Corporation
United Financial Bancorp, Inc.	CNB Financial Corp.
Danvers Bancorp, Inc.	Beverly National Corporation
New England Bancshares, Inc.	Apple Valley Bank & Trust Company

Transaction multiples for the Merger were derived from an offer price of $14.80 per share for Hampshire First.  For each transaction referred to above, Keefe Bruyette derived and compared, among other things, the implied ratio of price per common share paid for the acquired company to:

●	tangible book value per share of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition.

●
tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition.

●	market premium based on the closing price 1-day prior to the announcement of the acquisition.

The results of the analysis are set forth in the following table:

Transaction Price to:	NBT Bancorp / Hampshire First Merger	Recent Transactions Minimum	Recent Transactions Maximum
Tangible Book Value	141%	111%	200%
Core Deposit Premium	9.9%	1.3%	14.1%
Market Premium (1)	62.6%	3.1%	260.0%

(1)	Based on Hampshire First closing price of $9.10 on November 14, 2011

No company or transaction used as a comparison in the above analysis is identical to Hampshire First, NBT Bancorp or the Merger.  Accordingly, an analysis of these results is not mathematical.  Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Contribution Analysis.  Keefe Bruyette analyzed the relative contribution of NBT Bancorp and Hampshire First to the pro forma balance sheet and income statement items of the combined entity, including assets, gross loans held for investment, deposits, tangible common equity, last twelve months net income and market capitalization.  Keefe Bruyette compared the relative contribution of balance sheet for the period ending September 30, 2011, which did not include any estimated purchase accounting adjustments, and income statement items with the estimated pro forma ownership for Hampshire First based on 65% of Hampshire First shares exchanged for 0.7019 NBT Bancorp shares and 35% of Hampshire First shares exchanged for $15.00 in cash.  The results of Keefe Bruyette’s analysis are set forth in the following table:

	NBT Bancorp	Hampshire First

Assets	95%	5%
Gross Loans Held for Investment	94%	6%
Deposits	95%	5%
Tangible Common Equity	93%	7%
Last Twelve Months Net Income	97%	3%
Market Capitalization	96%	4%
Ownership at 65% stock / 35% cash	96%	4%

Financial Impact Analysis.  Keefe Bruyette performed pro forma Merger analyses that combined projected income statement and balance sheet information of Hampshire First and NBT Bancorp.  Assumptions regarding the accounting treatment, acquisition adjustments and cost savings were used to calculate the financial impact that the Merger would have on certain projected financial results of NBT Bancorp.  In the course of this analysis, Keefe Bruyette used earnings estimates for NBT Bancorp for 2012 and 2013 from NBT Bancorp management and used earnings estimates for Hampshire First for 2012 and 2013 from Hampshire First management.  This analysis indicated that the Merger is expected to be accretive to NBT Bancorp’s estimated earnings per share in 2012 and 2013.  The analysis also indicated that the Merger is expected to be accretive to book value per share and dilutive to tangible book value per share for NBT Bancorp and that NBT Bancorp would maintain well capitalized capital ratios.  For all of the above analyses, the actual results achieved by NBT Bancorp following the Merger will vary from the projected results, and the variations may be material.

Discounted Cash Flow Analysis.  Keefe Bruyette performed a discounted cash flow analysis to estimate a range of the present values of after-tax cash flows that Hampshire First could provide to equity holders through 2016 on a stand-alone basis.  In performing this analysis, Keefe Bruyette used earnings estimates for Hampshire First for 2011-2012 and a growth rate of 12.0% thereafter, from Company management, and assumed discount rates ranging from 12.0% to 16.0%.  The range of values was determined by adding (1) the present value of projected cash flows to Hampshire First shareholders from 2011 to 2016 and (2) the present value of the terminal value of Hampshire First’s common stock.  In determining cash flows available to shareholders, Keefe Bruyette assumed balance sheet growth per Hampshire First management and assumed that Hampshire First would maintain a tangible common equity / tangible asset ratio of 7.50% and would retain sufficient earnings to maintain that level.  Any earnings in excess of what would need to be retained represented dividendable cash flows for Hampshire First.  In calculating the terminal value of Hampshire First, Keefe Bruyette applied multiples ranging from 10.0 times to 14.0 times 2016 forecasted earnings.  This resulted in a range of values of Hampshire First from $11.21 to $16.01 per share.  The discounted cash flow present value analysis is a widely used valuation methodology that relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates.  The analysis did not purport to be indicative of the actual values or expected values of Hampshire First.

The Hampshire First board retained Keefe Bruyette as financial adviser to Hampshire First regarding the Merger.  As part of its investment banking business, Keefe Bruyette is continually engaged in the valuation of bank and bank holding company securities in connection with Mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for other purposes.  As specialists in the securities of banking companies, Keefe Bruyette has experience in, and knowledge of, the valuation of banking enterprises.  In the ordinary course of its business as a broker-dealer, Keefe Bruyette may, from time to time, purchase securities from, and sell securities to, Hampshire First and NBT Bancorp.  As a market maker in securities Keefe Bruyette may from time to time have a long or short position in, and buy or sell, debt or equity securities of Hampshire First and NBT Bancorp for Keefe Bruyette’s own account and for the accounts of its customers.

Relationship with Hampshire First and NBT Bancorp.

Hampshire First and Keefe Bruyette have entered into an agreement relating to the services to be provided by Keefe Bruyette in connection with the Merger.  Hampshire First paid Keefe Bruyette a cash fee of $100,000 concurrently with the rendering of the fairness opinion relating to the proposed Merger.  Additionally, Hampshire First has agreed to pay to Keefe Bruyette at the time of closing of the Merger a cash fee (“Contingent Fee”) equal to $600,000.  The fees paid prior to the Contingent Fee payment will be credited against the Contingent Fee.  Pursuant to the Keefe Bruyette engagement agreement, Hampshire First also agreed to reimburse Keefe Bruyette for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify against certain liabilities, including liabilities under the federal securities laws.  During the two years preceding the date of its opinion to Hampshire First, Keefe Bruyette has not received compensation for investment banking services from either Hampshire First or NBT Bancorp.

Interests of Hampshire First Directors and Executive Officers in the Merger.

In considering the recommendation of the board of directors of Hampshire First to adopt the Merger Agreement, you should be aware that executive officers and directors of Hampshire First have employment and other agreements and are participants in the Hampshire First Stock Option Plan or hold warrants that give them interests in the Merger that are different from, or in addition to, their interests as Hampshire First shareholders.  These interests and agreements include:

(i) Consulting and Employment Agreements with each of James M. Dunphy, Thomas Wiggins, and John F. Dinkel.  NBT Bancorp has agreed to adopt and honor these agreements, subject to the amendments and limitations described below.  The material terms of the agreements are as follows:

(a)  The Consulting and Employment Agreement between Hampshire First and Mr. Dunphy, dated January 14, 2006 and as amended, provides that if, following a change in control (as the term is defined in the agreement), Mr. Dunphy is terminated other than “for cause”, or if Mr. Dunphy voluntarily terminates his employment within three (3) months of a change in control, he would be entitled to a lump sum payment equal to 2.99 times his current salary, the highest level of incentive compensation paid to him in any of the three preceding years under the terms of the Hampshire First Bank Incentive Compensation Plan (the “Hampshire First Incentive Plan”), along with continued health, medical and life insurance from Hampshire First, or its successor, for a period of 35 months, on the terms and cost to Mr. Dunphy as was available to him upon his date of termination.  In exchange for waiving his rights to severance under this agreement, Mr. Dunphy will receive a lump sum payment of $642,500, less applicable tax withholdings.

(b) Supplemental Retirement Plan. In addition, pursuant to an arrangement between Hampshire First and Mr. Dunphy, dated September 13, 2011, Mr. Dunphy would be entitled in the event of a change in control to a supplemental retirement benefit in the approximate amount of $64,000 determined as of February 2012, payable to him upon consummation of the Merger.  Mr. Dunphy will also receive, or has received, certain other compensation in connection with the Merger including: (1) a lump sum payment in exchange for the cancellation of his 65,800 vested stock options granted under the Hampshire First Stock Option Plan ($316,764, less applicable tax withholdings), which was paid by Hampshire First on November 30, 2011; and (2) an accelerated cash bonus of $32,000, less applicable withholdings, under the Hampshire First Incentive Plan, which was paid by Hampshire First on December 15, 2011. Mr. Dunphy’s executive vehicle agreement will be cancelled and he will not receive any payments or benefits as a result.

Pursuant to the terms of the Merger Agreement, in no event will any amount be paid to Mr. Dunphy on account of the Merger that would result in an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, or that would result in the disallowance of a deduction by Hampshire First or NBT Bancorp for any “excess parachute” payment under Section 280G.

(c) New Employment Agreement and Change in Control Agreement with Mr. Dunphy.  NBT Bancorp has entered into an Employment Agreement with Mr. Dunphy, which is effective upon consummation of the Merger, with an expiration date of January 1, 2014, renewable on December 31, 2013 and each December 31st thereafter unless Mr. Dunphy’s employment is terminated by reason of death, disability or “cause” or “good reason” as those terms are defined in the employment agreement.  Mr. Dunphy’s salary under the agreement shall be $206,850.  In addition, Mr. Dunphy shall be eligible for performance bonuses and participation in employee benefit plans and reimbursement of reasonable travel and other expenses.  If Mr. Dunphy’s employment is terminated without “cause” or if Mr. Dunphy resigns for “good reason”, he will be entitled to receive severance pay equal to one year’s salary plus benefits.  The employment agreement provides Mr. Dunphy with the use of a vehicle and a retention payment to Mr. Dunphy in the amount of One Hundred Twenty Six Thousand, Nine Hundred and Fifty Dollars ($126,950) payable in a lump sum (less applicable taxes) upon the first year anniversary of Mr. Dunphy’s continuous employment with NBT Bancorp.  If Mr. Dunphy’s employment is terminated prior to his completing one-year of service, he will be entitled to the retention payment if the termination is without “cause” or if Mr. Dunphy resigns for “good reason”.  Mr. Dunphy is subject to certain restrictive covenants, including a non-competition obligation, for a period of one year following termination of employment for any reason.

Additionally, NBT Bancorp and Mr. Dunphy are parties to a Change in Control Agreement, dated November 16, 2011 and effective upon consummation of the Merger that provides, in part, that if Mr. Dunphy’s employment is terminated within 24 months of a change in control (as defined in the Agreement) without “cause” or for “good reason” (as those terms are defined in the Agreement), or Mr. Dunphy terminates employment without “good reason” within 12 months of the change in control, he will receive a severance payment equal to one year’s base pay plus continuation of health and welfare benefits for a period of one year from the date of termination.

(d)  Hampshire First has entered into Consulting and Employment Agreements with Thomas Wiggins and John F. Dinkel, Jr., respectively, dated August 1, 2006 and August 8, 2006, and as amended from time to time.  The agreements contain similar provisions to Mr. Dunphy’s agreement providing, in relevant part, that if, following a change in control (as the term is defined in the agreements), Messrs. Wiggins and Dinkel (who serve as Chief Financial Officer and Treasurer and Director of Community Banking, respectively) are terminated other than “for cause”, or if they voluntarily terminate their employment for “good reason” following a change in control, they will be entitled to a lump sum payment equal to fifteen (15) months of their then respective current salary plus the highest level of incentive compensation paid to them in any of the three preceding years under the terms of the Hampshire First Incentive Plan, along with continued health, medical and life insurance from Hampshire First, or its successor, for a period of fifteen (15) months, on the terms and cost to them as was available upon their respective dates of termination, regardless of whether they had availed themselves of such benefits prior to termination.

(2)   Change in Control Agreements with Katherine Meyer, Dallas Laguerquist, Thomas Conaton and Lee Robator, each dated September 15, 2010.  NBT Bancorp has agreed to adopt and honor these agreements.  The relevant terms of the agreements provide for the payment of a lump sum amount ranging from six to fifteen months of annual salary in the event of a change in control.  Payments are subject to reduction to such maximum amount that would not result in an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended.

(3)   Hampshire First Stock Option Plan; Warrants.  In 2007, Hampshire First established a stock option plan, following shareholder and regulatory approval, with grants awarded to all directors, senior management and various employees designated to participate in such plan by its board of directors.  Since the inception of the Plan to date, Hampshire First has granted approximately 446,650 options to purchase shares to employees, including officers, and directors of Hampshire First. There are also 180,000 warrants issued to certain executive and officers, of which 175,000 are outstanding.  As of February 24, 2012, the following executives and directors held unvested options and warrants as follows:

Executives	Unvested Options	Warrants

James Dunphy	41,700	5,000
John Dinkel, Jr.	17,300	-
Thomas Wiggins	12,800	-
Thomas Conaton	13,900	-
Katherine Meyer	13,600	-
Lee Robator	20,000	-
Dallas Lagerquist	3,350	-

Directors	Unvested Options	Warrants

Alyson Pitman Giles	4,167	5,000
Richard Fenandez	4,167
Edward Lynch	4,167	5,000
Robert Dastin	4,167	5,000
Robert Cruess	4,167	5,000
John Hoben	4,167	5,000
John Terrevecchia	4,167	5,000
James Del Rossi	4,167
Richard Gavegnano	10,833	5,000

Under the terms of the Stock Option Plan, all outstanding options become immediately exercisable in the event of a change of control. The average exercise price for each option granted is $9.53.  A description of the treatment of Hampshire First stock options at the Effective Date of the Merger is set forth on page 37.

(iv)   Indemnification and Insurance.  The Merger Agreement contains provisions establishing the rights of Hampshire First officers and directors to indemnification and directors’ and officers’ liability insurance.  See “Indemnification” below for a more detailed explanation of these rights.

Indemnification.

Pursuant to the Merger Agreement, NBT Bancorp has agreed, to the fullest extent as would have been permitted by Hampshire First’s articles of agreement and bylaws and to the fullest extent permitted by law, to indemnify, defend and hold harmless each person who has served as an officer, director or employee of Hampshire First, against all costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts as incurred in connection with any claim, action (whether threatened, pending or contemplated), suit, proceeding or investigation, whether claimed before or after the Effective Time and whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or actions or omissions occurring at or before the Effective Time (including the transactions contemplated by the Merger Agreement); and NBT Bancorp will pay expenses in advance of the final disposition of any such action or proceeding to the fullest extent permitted under applicable law, provided that the person to whom such expenses are advanced agrees to repay such expenses if it is ultimately determined that such person is not entitled to indemnification.

Directors’ and Officers’ Liability Insurance.

Pursuant to Section 5.8 of the Merger Agreement, NBT Bancorp shall use its reasonable best efforts to maintain Hampshire First’s existing directors' and officers' liability insurance policy or provide a policy providing comparable coverage and amounts for a period of 6 years after the Effective Time; provided, that if the aggregate cost of such insurance coverage exceeds 150% of the annual premiums currently paid by Hampshire First, then NBT Bancorp shall use reasonable efforts to obtain the most advantageous coverage obtainable for a premium equal to 150% of the annual premiums currently paid by Hampshire First.

Effects of the Merger.

As a result of the Merger, Hampshire First will cease to exist, there will no longer be any publicly held shares of Hampshire First common stock and the articles of association of the surviving bank will be NBT Bank’s articles of association as in effect immediately prior to the Merger.

Those Hampshire First shareholders who receive only Cash Consideration for their shares will not be shareholders in the surviving corporation and therefore will not participate in NBT Bank’s future earnings and potential growth as a subsidiary of NBT Bancorp or bear the risk of any losses incurred in the operation of, or decreases in the value of, the surviving company’s business.  Those Hampshire First shareholders who receive stock consideration will only participate in the surviving company’s future earnings and potential growth through their ownership of NBT Bancorp common stock.  All of the other incidents of stock ownership in Hampshire First as an ongoing independent corporation, such as the right to vote on certain corporate decisions, to elect directors and to receive dividends and distributions from Hampshire First, will be extinguished upon completion of the Merger.

Effective Time of the Merger.

The Merger will occur as soon as practicable after the satisfaction of all the closing conditions set forth in the Merger Agreement, including the receipt of all regulatory and shareholder approvals and after the expiration of all regulatory waiting periods.  The Merger will be completed legally at the time the required documentation has been duly filed with the NHBD or at such other time as may be agreed by the parties in writing and specified in such documents filed with the NHBD.  As of the date of this proxy statement/prospectus, the parties expect that the Merger will be completed early in the second calendar quarter of 2012; however, there can be no assurance as to when or if the Merger will occur.

If the Merger is not completed by the close of business on June 30, 2012 (or September 30, 2012 if the reason the Effective Time has not occurred is due to the fact that the parties have not received approval from the regulatory authorities) the Merger Agreement may be terminated by either Hampshire First or NBT Bancorp, unless the party seeking to terminate the Merger Agreement caused or materially contributed to the failure of the Merger to occur on or before such date.

Litigation Related to the Merger.

As of the date of this proxy statement/prospectus, there is no pending or, to the best knowledge of NBT Bancorp and Hampshire First, threatened, litigation or other legal or regulatory proceedings relating to the Merger.

Conduct of Business Pending the Merger; Covenants.

The Merger Agreement contains various restrictions on the operations of Hampshire First before the Effective Time.  In general, the Merger Agreement obligates Hampshire First to conduct its business in the ordinary and usual course of business and use reasonable best efforts to preserve its business organization and assets and maintain its rights and franchises.  In addition, Hampshire First has agreed that, except as otherwise required or permitted by the Merger Agreement or with the written consent of NBT Bancorp, it will not, among other things:

a.	change any provision of its articles of agreement or bylaws;

b.
change its number of authorized or issued shares of common stock or preferred stock or issue or grant any option, warrant, call, commitment, subscription, right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of its common stock or preferred stock;

c.
grant any severance or termination pay (other than pursuant to its current policies, written agreements or practices) to, or enter into or amend any employment agreement with, or increase the compensation of, any employee, officer or director, except for routine periodic increases, individually and in the aggregate, in accordance with past practice or hire any employee other than the hiring of at-will employees at an annual rate of salary not to exceed $50,000 to fill vacancies that may arise from time to time in the ordinary course of business;

d.
merge or consolidate with any other corporation or depository institution, sell or lease all or any substantial portion of its assets or business, make any substantial business or asset acquisition other than in connection with the collection of any loan or credit arrangement between Hampshire First and any other parties, enter into a purchase and assumption transaction with respect to deposits and liabilities, occupy, lease or purchase, or file an application for a certificate of authority to establish a new branch office, loan production office or representative office;

e.
sell, gift, transfer, hypothecate, pledge, encumber or otherwise dispose of its common stock or preferred stock (other than in connection with deposits, repurchase agreements, acceptances, “treasury tax and loan” accounts established in the ordinary course of business and transactions in “federal funds”) other than in the ordinary course of business consistent with past practice, or modify in any material way the manner in which it has heretofore conducted business or enter into any new line of business, incur or guaranty any indebtedness for borrowed money except in the ordinary course of business consistent with past practice;

f.
take any action which would result in any of its representations and warranties in the Merger Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VII of the Merger Agreement not being satisfied;

g.
waive, release, grant or transfer any rights of value or modify or change in any material respect any existing agreement to which it is a party, other than in the ordinary course of business, consistent with past practice;

h.
implement any pension, retirement, profit sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of the Merger Agreement, or amend any existing plan or arrangement except to the extent such amendments do not result in an increase in cost or as are required under applicable law;

i.
except for commitments already made, compromise, extend or restructure any loan with an unpaid principal balance exceeding $250,000 without NBT Bancorp’s and NBT Bank’s consent, provided however, that with respect to such compromise, extension or restructure, NBT Bancorp and NBT Bank shall inform Hampshire First of its consent or objection within five (5) business days after Hampshire First's request for such consent. Should NBT Bancorp and NBT Bank fail to respond to such request within such time, it shall be deemed to have granted its consent to such request;

j.
except for commitments already made or consistent with past practices, sell, exchange or otherwise dispose of any investment securities prior to scheduled maturity or loans that are held for sale, except as consistent with past practices and policies;

k.
purchase any security for its investment portfolio not rated "A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc., except as consistent with past practices and policies;

l.
except as consistent with past practice, make any loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) to any affiliate, or compromise, extend, renew or modify any such commitment outstanding;

m.	except as consistent with past practice, enter into, renew, extend or modify any other transaction with any affiliate;

n.
enter into any interest rate swap or similar commitment, derivative security, collateralized debt obligation or any other commitment, agreement or arrangement which is not consistent with past practice and which increases its credit or interest rate risk over the levels existing on November 16, 2011;

o.	change its accounting method, practice or principles of accounting except as may be required by GAAP or by any regulatory authority;

p.	except for accepting deposits and selling certificates of deposit in the ordinary course of business, enter into any contract for an amount in excess of $25,000;

q.	make any capital expenditure in excess of $25,000;

r.	enter into any new line of business;

s.
take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue or materially misleading or in any of the conditions to the Merger not being satisfied, or in a violation of any provision of the Merger Agreement, except, in every case, as may be required by applicable laws; or

t.	agree to do any of the foregoing.

Representations and Warranties.

The Merger Agreement contains a number of customary representations and warranties by NBT Bancorp, NBT Bank and Hampshire First, regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the Merger that are customary for a transaction of this kind and are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or in the disclosure schedules delivered in connection therewith.  They include, among other things, representations and warranties by each of NBT Bancorp, NBT Bank and Hampshire First, where applicable as to:

a.	the due organization, valid existence, and good standing of each of Hampshire First and NBT Bancorp and their respective subsidiaries;

b.	description of the capitalization of each of Hampshire First and NBT Bancorp and the valid issuance of their capital stock, and related matters;

c.	ownership of the securities of each of Hampshire First’s and NBT Bancorp’s respective subsidiaries and other investments;

d.
requisite corporate power and authority of each of Hampshire First, NBT Bancorp and NBT Bank to execute, deliver and perform the Merger Agreement and all related transactions, and to conduct their respective businesses and own their respective properties and assets;

e.
the absence of any required regulatory filings or governmental consents with certain exceptions, and other than as set forth in the Merger Agreement, and the absence of any conflicts with and violations of law and various documents, contracts and agreements;

f.	the absence, from December 31, 2010 to November 16, 2011, of events or circumstances that have had or are reasonably likely to have a material adverse effect on either Hampshire First or NBT Bancorp;

g.	the absence of adverse material litigation against either Hampshire First, NBT Bancorp or NBT Bank or to which Hampshire First, NBT Bancorp or NBT Bank is a party;

h.	the absence of regulatory orders or investigations of either Hampshire First, NBT Bancorp or NBT Bank;

i.	compliance in all material respects with all applicable laws and regulations by each of Hampshire First, NBT Bancorp and NBT Bank;

j.	the absence of any untrue statements of fact made in filings with certain governmental entities in connection with the Merger Agreement;

k.	receipt of a written opinion by Hampshire First from its financial advisor in relation to the fairness of the Merger consideration;

l.	the filing of tax returns, payment of taxes and other tax matters;

m.	material compliance with applicable environmental laws;

n.	accurate maintenance of each of Hampshire First’s, NBT Bancorp’s and NBT Bank’s books and records;

o.	proper filing of reports and statements required to be filed with the parties’ regulators, and the compliance of such reports with applicable rules and regulations;

p.	absence of any reason to believe that any conditions exist that would reasonably be expected to prevent the Merger from qualifying as a reorganization under the Internal Revenue Code;

q.	good and marketable title to all assets;

r.	the absence of certain off-balance sheet liabilities;

s.	existence of effective internal controls over financial reporting; and

t.	certain fiduciary commitments and duties.

In addition to the above, Hampshire First represented and warranted as to the following:

a.	maintenance of adequate insurance coverage;

b.	validity, enforceability and absence of breach under certain material contracts;

c.	absence of certain derivative contracts and transactions;

d.	compliance of Hampshire First’s benefit plans with applicable law;

e.	certain labor and employee benefit matters;

f.	compliance of the Merger Agreement and the Merger with applicable business combination and similar anti-takeover laws;

g.	adequacy of reserves and other allowance for losses;

h.	absence of intellectual property infringements or violations;

i.	the composition of Hampshire First’s loan portfolios;

j.	absence of certain transactions with affiliates;

k.	absence of any fees payable by Hampshire First or any of its subsidiaries to brokers, finders or financial advisors, other than Keefe Bruyette, in connection with the Merger;

l.
adequacy of security measures with regards to Hampshire First’s information technology systems and absence of any viruses, Trojan horses, worms other hardware or software components that permit unauthorized access, disablement or erasure of data by any third party;

m.	absence of any agreements with, or obligations to or claims by officers, directors, employees or certain other persons for indemnification;

n.	the execution and delivery by Hampshire First’s directors of certain voting and non-competition agreements (except for Mr. Dunphy), as described elsewhere in this proxy statement/prospectus; and

o.	compliance with the Bank Secrecy Act and related laws and regulations.

In addition to the above, NBT Bancorp represented and warranted as to the following:

a.	sufficiency of funds as of the Effective Time to pay the aggregate Cash Consideration required in connection with the Merger; and

b.
compliance since January 1, 2008 of reports and financial statements filed by NBT Bancorp with the SEC relating to relevant securities laws and regulations and the accuracy of such reports and financial statements.

All representations, warranties and covenants of the parties, other than certain covenants and agreements which by their terms apply in whole or in part after the completion of the Merger, terminate upon the Effective Time.

Employee Matters.

Pursuant to the terms of the Merger Agreement, NBT Bancorp has agreed that it will do the following in connection with any employment of Hampshire First employees:

(a)           Subject to evaluation of personnel records, offer to retain all of Hampshire First’s branch employees.  Other Hampshire First employees whose positions might be eliminated or whose responsibilities might be materially changed as a result of the Merger will be considered for open positions within NBT Bancorp and NBT Bank.  Notification will be given by NBT Bancorp following the execution of the Merger Agreement of employment opportunities available at NBT Bancorp or NBT Bank, and Hampshire First will notify NBT Bancorp of individuals who have an interest in applying for the open position(s) and such persons will be given first opportunity to fill the open position(s), provided they qualify for the position(s).  In the event NBT Bancorp does not receive notification within five (5) business days thereafter or determines that the applicant is not qualified, then it will offer any such open positions to other candidates.

(b)           NBT Bancorp will pay to Hampshire First employees who are not parties to employment, severance, or change of control agreements and whose employment is terminated other than for cause during the period beginning on the date of the Merger Agreement up to and including the Closing Date, a cash severance benefit equal to two (2) weeks of salary for each year of service with Hampshire First, with a minimum benefit equal to two (2) weeks of salary.  NBT Bancorp and NBT Bank intend to honor all of Hampshire First’s existing employment, severance, change of control and like agreements.  Notwithstanding anything contained therein or in the Merger Agreement, no payment shall be made under any employment, retention bonus, deferred compensation, change of control and severance contract or plan that would constitute a “parachute payment” (as such term is defined in Section 280G of the Internal Revenue Code) or that would be prohibited by any regulatory authority to which Hampshire First is subject.

(c)           After the completion of the Merger, employees of Hampshire First who become employed by NBT Bancorp or NBT Bank will be eligible for employee benefits that NBT Bancorp or NBT Bank, as the case may be, provides to its employees generally and, except as otherwise required by the Merger Agreement, on substantially the same basis as is applicable to such employees, provided that nothing in the Merger Agreement shall require any duplication of benefits.  NBT Bancorp or NBT Bank will: (1) give credit to employees of Hampshire First with respect to the satisfaction of the limitations as to pre-existing condition exclusions, evidence of insurability requirements and waiting periods for participation and coverage that are applicable under the employee welfare benefit plans (within the meaning of Section 3(1) of the Employee Retirement Income Security Act (“ERISA”)) of NBT Bancorp or NBT Bank, equal to the credit that any such employee had received as of the Effective Time towards the satisfaction of any such limitations and waiting periods under the comparable employee welfare benefit plans of Hampshire First and to waive preexisting condition limitations to the same extent waived under the corresponding plan; and (2) NBT Bancorp or NBT Bank will treat, and cause its applicable benefit plans to treat, the service of the Hampshire First employees with Hampshire First as service rendered to NBT Bancorp or NBT Bank, as applicable: (a) for purposes of eligibility to participate and vesting, but not for benefit accrual under any defined benefit plan (including minimum pension amount) attributable to any period before the Effective Time; and (b) for vacation and sick leave benefits.  Benefits under NBT Bancorp pension plans, if any, shall be determined solely with reference to service with NBT Bancorp.

Resales of NBT Bancorp Common Stock.

The shares of NBT Bancorp common stock to be issued to Hampshire First shareholders in the Merger will be registered under the Securities Act.  These shares may be traded freely and without restrictions by a Hampshire First shareholder.

 Conditions to the Merger

The respective obligations of NBT Bancorp and Hampshire First to complete the Merger are subject to various conditions.  The conditions include, without limitation, the following:

i.
all action required to be taken by or on the part of NBT Bancorp, NBT Bank and Hampshire First to authorize the execution, delivery and performance of the Merger Agreement and the transactions contemplated by the Merger Agreement shall have been duly and validly taken and Hampshire First and NBT Bancorp shall have received evidence of such authorizations;

ii.
all obligations of NBT Bancorp, NBT Bank and Hampshire First under the Merger Agreement shall have been performed and complied with in all material respects prior to the Effective Time, and representations and warranties made by both parties shall be true and correct in all material respects as of the closing of the Merger, except under limited circumstances, including where the facts which cause the representation or warranty to not be true would not constitute a material adverse effect on NBT Bancorp’s and NBT Bank’s or Hampshire First’s assets, business, financial condition or results of operations;

iii
the receipt of all regulatory approvals necessary to complete the transactions contemplated by the Merger Agreement and the expiration or termination, as applicable, of all applicable notices and statutory waiting periods and absence of any requirement that would restrict NBT Bancorp in its operations or have a material adverse effect on NBT Bancorp following completion of the Merger;

iv.	absence of any order, decree or injunction of a governmental entity which enjoins or prohibits the consummation of the Merger;

v.
delivery by each of Hampshire First, NBT Bancorp and NBT Bank of a certificate of its president, dated as of the closing date, to the effect that certain conditions set forth in the Merger Agreement have been met;

vi.	receipt by NBT Bancorp and Hampshire First of tax opinions from their respective counsels in form and substance satisfactory to each other;

vii.	approval of the Merger by the shareholders of Hampshire First;

viii.	NBT Bancorp shall have provided to Hampshire First satisfactory evidence of insurance coverage for the directors and officers of Hampshire First, as required by the Merger Agreement;

ix.	approval of the shares of NBT Bancorp common stock to be issued as the Stock Consideration in the Merger for quotation on the NASDAQ;

x.	neither Hampshire First, NBT Bancorp nor NBT Bank shall have suffered any material adverse effect since December 31, 2010; and

xi.	execution of voting and non-competition agreement by each of the directors of Hampshire First (except for James M. Dunphy).

In addition to the foregoing, the effectiveness of NBT Bancorp’s registration statement of which this proxy statement/prospectus is a part and absence of any stop order suspending its effectiveness or initiation of proceedings for that purpose that have not been withdrawn must occur before the Merger can be completed.  The parties may waive conditions to their obligations in writing, to the extent permitted by applicable law.

Regulatory Approvals Required for the Merger.

Completion of the Merger is subject to the receipt of all required approvals and consents from regulatory authorities, and the expiration of any applicable statutory waiting periods, without any term or condition that would have a material adverse effect on NBT Bancorp.  NBT Bancorp and Hampshire First have agreed to use their reasonable best efforts to obtain all required regulatory approvals.  These include approvals from the OCC and the NHBD.  OCC approval was obtained on February 9, 2012. We anticipate receiving NHBD approval prior to the date of the Hampshire First special meeting.

Comptroller of the Currency.

The Merger was subject to approval by the OCC under the Bank Merger Act. OCC approval was received on February 9, 2012.

You should be aware that the approval by the OCC:

●	reflects only its views that the Merger does not contravene applicable competitive standards and is consistent with safety and soundness considerations;

●	is not an opinion of the OCC that the Merger is financially favorable to Hampshire First shareholders or that the OCC has considered the adequacy of the Merger consideration; and

●	is not an endorsement or recommendation of the Merger.

New Hampshire Banking Department

The Commissioner of the NHBD’s approval is required under New Hampshire banking law for the Merger of Hampshire First with NBT Bank. The Commissioner, after such investigation as he deems necessary, may grant approval upon a finding that the public convenience and advantage and the interest of Hampshire First and NBT Bank, their stockholders and depositors, will be promoted by the proposed merger, and that the merger can be made without reducing the amount standing to the credit of any depositor as of the effective date of the merger, and without the apparent necessity of then imposing some restriction on the withdrawal of funds by depositors.  The Commissioner has scheduled a hearing on March 12, 2012 regarding the Merger.

No Solicitation; Board Recommendation.

Hampshire First has agreed not to initiate, solicit, encourage or knowingly facilitate any inquiries or proposals from any third party relating to an acquisition of Hampshire First, or engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any person relating to, any acquisition proposal relating to Hampshire First.  Notwithstanding these restrictions, the Merger Agreement provides that, under specified circumstances, in response to an unsolicited bona fide acquisition proposal from a third party which, in the good faith judgment of the Hampshire First board of directors, is or is reasonably likely to result in the consummation of a proposal which is superior to the Merger, Hampshire First may furnish information regarding Hampshire First and participate in discussions and negotiations with such third party.

Hampshire First has agreed to submit the Merger Agreement for approval and adoption by its shareholders.  The Hampshire First board has recommended that its shareholders vote in favor of adopting the Merger Agreement.  Hampshire First will not withdraw, qualify or adversely modify its recommendation to its shareholders to vote in favor of adoption of the Merger Agreement, except as permitted under the Merger Agreement in connection with a superior competing proposal.  If, prior to the receipt of the Hampshire First shareholder approval, its board, after consultation with legal counsel, determines in good faith that, because of the receipt of a superior competing proposal, it would result in a violation of its fiduciary duties under New Hampshire law to continue to recommend adoption of the Merger Agreement, the Hampshire First board may withhold, withdraw, amend or modify its recommendation for Hampshire First shareholders’ approval of the Merger.

Hampshire First agreed to submit the Merger Agreement for approval by its shareholders and convene a special meeting of shareholders as promptly as practicable after the registration statement of which this proxy statement/prospectus is a part is declared effective by the SEC.  The Hampshire First board has recommended that its shareholders vote in favor of the Merger.  Hampshire First will not withdraw or modify (or propose to withdraw or modify) its recommendation to its shareholders to vote in favor of the Merger, except as permitted under the Merger Agreement in connection with a superior competing proposal (as defined in the Merger Agreement).  If, prior to approval by its shareholders, the Hampshire First board, after consultation with legal counsel, determines in good faith that, because of the receipt of a takeover proposal that is a superior competing proposal, it would result in a violation of its fiduciary duties under New Hampshire law to continue to recommend adoption of the Merger Agreement, the Hampshire First board may modify or withdraw its recommendation.

Termination; Termination Fee.

The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, as follows:

●	by mutual agreement of NBT Bancorp and Hampshire First;

●
by NBT Bancorp or Hampshire First upon 30 days’ written notice by the non-breaching party, if there has occurred and is continuing a breach by the other party of any representation, warranty or covenant and such breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach;

●
by NBT Bancorp, if Hampshire First (1) fails to hold its special meeting within the time frame specified in the Merger Agreement; or (2) submits the Merger Agreement to its shareholders without a recommendation for approval or makes an adverse recommendation;

●
by Hampshire First, in order to enter into an agreement with respect to a superior competing proposal (as defined in the Merger Agreement) or by NBT Bancorp, in the event that Hampshire First enters into such an agreement;

●
by either party, if the Merger has not closed by the close of business on June 30, 2012 (or September 30, 2012 if the reason the Merger has not close is that required regulatory approvals have not been received by that date), unless the party seeking to terminate the Merger Agreement caused or materially contributed to the failure of the Merger to occur before such date; or

●
by either party, if a required regulatory approval is denied by final, non-appealable action, unless the party seeking to terminate the Merger Agreement failed to comply with the Merger Agreement and such failure caused or materially contributed to such action.

If either NBT Bancorp or Hampshire First terminates the Merger Agreement under circumstances involving Hampshire First’s consideration of an acquisition proposal or entry into a superior competing proposal, as defined in the Merger Agreement, within thirty-five (35) days of the date of the Merger Agreement, Hampshire First must pay NBT Bancorp a termination fee in an amount equal to $1,050,000 (approximately 2.5% of the Merger consideration computed as of the date of the Merger Agreement), and must reimburse NBT Bancorp for out of pocket expenses, including, without limitation, the professional fees and expenses of legal counsel and accountants, actually incurred by NBT Bancorp and NBT Bank, not to exceed $250,000.

If NBT Bancorp terminates the Merger Agreement because Hampshire First has agreed to enter into a superior competing proposal after the thirty-fifth (35th) day following the date of the Merger Agreement, Hampshire First must pay NBT Bancorp a termination fee in an amount equal to $2,100,000 (approximately 5.0% of the Merger consideration computed as of the date of the Merger Agreement).

Modification or Amendment.

At any time prior to the Effective Time, the parties to the Merger Agreement may modify or amend the Merger Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties, except to the extent that any such amendment would violate the law or would require resubmission of the Merger Agreement for vote by the shareholders of Hampshire First or NBT Bancorp.

At any time before the Effective Time, NBT Bancorp may revise the structure of the Merger and related transactions, to the extent that such revised structure (1) does not change the amount or form of consideration to be received by the shareholders of Hampshire First and the holders of Hampshire First stock options and warrants; (2) does not adversely affect the tax consequences to the shareholders of Hampshire First, (3) will not materially delay or jeopardize required regulatory approvals; (4) does not cause any representation or warranty of any party to the Merger Agreement to become materially incorrect; or (5) does not diminish any benefits to Hampshire First officers, directors or employees.  The Merger Agreement and any related documents would then be appropriately amended in order to reflect any such revised structure.

Stock Market Quotation.

As promptly as reasonably practicable following completion of the Merger, NBT Bancorp common stock will continue to trade on the NASDAQ, and Hampshire First common stock will cease to be quoted on the OTC.

Fees and Expenses.

Except in connection with a termination of the proposed transaction, NBT Bancorp and Hampshire First shall be responsible for their own expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby.

 Material Federal Income Tax Consequences of the Merger

The following discussion addresses the material federal income tax consequences of the Merger to a Hampshire First shareholder who is a U.S. holder (defined below) and who holds shares of Hampshire First common stock as a capital asset.  This discussion is based upon the Internal Revenue Code, Treasury regulations promulgated under the Internal Revenue Code, judicial authorities, published positions of the Internal Revenue Service (“IRS”) and other applicable authorities, all as in effect on the date of this discussion and all of which are subject to change (possibly with retroactive effect) and to differing interpretations.  This discussion does not address all aspects of federal income taxation that may be relevant to Hampshire First shareholders in light of their particular circumstances and does not address aspects of federal income taxation that may be applicable to Hampshire First shareholders subject to special treatment under the Internal Revenue Code (including banks, tax-exempt organizations, insurance companies, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, investors in pass-through entities, Hampshire First shareholders who hold their shares of Hampshire First common stock as part of a hedge, straddle or conversion transaction, and Hampshire First shareholders who acquired their shares as compensation).  In addition, this discussion does not address any aspect of state, local or foreign taxation.  No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

For purposes of this section, the term “U.S. holder” means a beneficial owner of Hampshire First common stock that for U.S. federal income tax purposes is:

●	a citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any State or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●
a trust, the substantial decisions of which are controlled by one or more U.S. persons and which is subject to the primary supervision of a U.S. court, or a trust that validly has elected under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Hampshire First shareholders are encouraged to consult their tax advisors with respect to the particular federal, state, local and foreign tax consequences of the Merger to them.

The closing of the Merger is conditioned upon the receipt by NBT Bancorp and Hampshire First of an opinion of their legal counsel, Hinman, Howard & Kattell, LLP and Luse Gorman Pomerenk & Schick, P.C., respectively, dated as of the closing date of the Merger, that, on the basis of facts, representations and assumptions set forth or referred to in that opinion (including factual representations contained in certificates of officers of NBT Bancorp and Hampshire First) which are consistent with the state of facts existing as of the closing date of the Merger, The Merger constitutes a reorganization under Section 368(a) of the Internal Revenue Code.

The tax and legality opinions delivered in connection with the registration statement on Form S-4, filed by NBT Bancorp in connection with the Merger are not binding on the IRS or the courts, and neither NBT Bancorp nor Hampshire First intends to request a ruling from the IRS with respect to the federal income tax consequences of the Merger.  Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below.  The discussion below is a summary of the material federal income tax consequences of the Merger to Hampshire First shareholders that will result from qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.  In addition, if any of the facts, representations or assumptions upon which the opinion is based is inconsistent with the actual facts, the federal income tax consequences of the Merger could be adversely affected.

Exchange for NBT Bancorp Common Stock.

If, pursuant to the Merger, a U.S. holder exchanges all of his or her respective shares of Hampshire First common stock actually owned by him or her solely for shares of NBT Bancorp common stock, that holder will not recognize any gain or loss except regarding any cash received in lieu of any fractional share of NBT Bancorp common stock (as discussed below). The aggregate adjusted tax basis of the shares of NBT Bancorp common stock received in the Merger (including any fractional share deemed received and redeemed, as described below) will be equal to the aggregate adjusted tax basis of the shares of Hampshire First common stock surrendered for the NBT Bancorp common stock. The holding period of the NBT Bancorp common stock will include the period during which the surrendered shares of Hampshire First common stock were held by the Hampshire First shareholder. If a U.S. holder has differing bases or holding periods in respect of his or her respective shares of the surrendered Hampshire First common stock, that shareholder should consult his or her tax advisor prior to the exchange with regard to identifying the bases or holding periods of the particular shares of NBT Bancorp common stock received in the exchange.

Exchange for NBT Bancorp Common Stock and Cash.

If, pursuant to the Merger, a U.S. holder exchanges all of the holder’s respective shares of Hampshire First common stock actually owned by him for a combination of NBT Bancorp common stock and cash, gain should be recognized equal to the lesser of the cash received or the gain realized in the Merger (that is, the fair market value of the NBT common stock received, plus the cash received, and minus the Hampshire First shareholder’s basis in the shareholder’s Hampshire First’s common stock).  No loss should be recognized.

Cash Received in Exchange for Hampshire First Stock.

If, pursuant to the Merger, a U.S. holder exchanges all of the holder’s respective shares of Hampshire First common stock actually owned by him or her solely for cash, then such holder generally will recognize gain or loss equal to the difference between the amount of cash received and the basis in such Hampshire First common stock.  Generally, any gain recognized upon the exchange will be capital gain.

Cash Received in Lieu of a Fractional Share.

Cash received by a U.S. holder in lieu of a fractional share of NBT Bancorp common stock generally will be treated as received in redemption of the fractional share, and a gain or loss generally will be recognized based on the difference between the amount of cash received in lieu of the fractional share and the portion of the shareholder’s aggregate adjusted tax basis of the shares of Hampshire First common stock surrendered that is allocable to the fractional share.  The gain or loss generally will be long-term capital gain or loss if the holding period for the redeemed fractional share of Hampshire First common stock is held for more than one year.  The deductibility of capital losses is subject to limitations.

Reporting Requirements.

A holder of Hampshire First common stock who receives NBT Bancorp common stock as a result of the Merger will be required to retain records pertaining to the Merger.  Certain Hampshire First shareholders are subject to certain reporting requirements with respect to the Merger.  In particular, such shareholders will be required to attach a statement to their tax returns for the year of the Merger that contains the information listed in Treasury Regulation Section 1.368-3(b).  Such statement must include the shareholder’s adjusted tax basis in his or her Hampshire First common stock and other information regarding the reorganization.  Holders of Hampshire First common stock are urged to consult with their tax advisers with respect to these and other reporting requirements applicable to the Merger.

Backup Withholding.

A holder of Hampshire First common stock may be subject to information reporting and backup withholding (currently at a rate of 28%) in connection with any cash payment received in exchange for his or her stock or instead of a fractional share of NBT Bancorp common stock if the shareholder is a non-corporate United States person and (1) fails to provide an accurate taxpayer identification number; (2) is notified by the IRS that it has failed to report all interest or dividends required to be shown on its federal income tax returns; or (3) in certain circumstances, fails to comply with applicable certification requirements.  Amounts withheld under the backup withholding rules will be allowed as a refund or credit against a shareholder’s federal income tax liability provided that the shareholder furnishes the required information to the IRS.

The foregoing discussion is not intended to be a complete analysis or description of all potential federal income tax consequences of the Merger transaction.  In addition, this discussion does not address tax consequences that may vary with, or are contingent on, a Hampshire First shareholder’s individual circumstances.  It also does not address any federal estate tax or state, local or foreign tax consequences of the Merger.  Tax matters are very complicated, and the tax consequences of the proposed Merger to a Hampshire First shareholder will depend upon the facts of his or her particular situation.  Accordingly, we strongly encourage you to consult with a tax advisor to determine the particular tax consequences to you of the transaction, as well as to any later sale of shares of NBT Bancorp common stock received by you in the Merger.

Accounting Treatment.

In accordance with current accounting guidance, the Merger will be accounted for using the acquisition method.  The result of this is that the recorded assets and liabilities of NBT Bancorp will be carried forward at their recorded amounts, the historical operating results will be unchanged for the prior periods being reported on and that the assets and liabilities of Hampshire First will be adjusted to fair value at the date of the Merger.  In addition, all identified intangibles will be recorded at fair value and included as part of the net assets acquired.  To the extent that the purchase price, consisting of cash plus the number of shares of NBT Bancorp common stock to be issued to former Hampshire First shareholders, option and warrant holders at fair value, exceeds the fair value of the net assets including identifiable intangibles of Hampshire First at the Merger date, that amount will be reported as goodwill.  In accordance with current accounting guidance, goodwill will not be amortized but will be evaluated for impairment annually.  Identified intangibles will be amortized over their estimated lives.  Further, the acquisition method of accounting results in the operating results of Hampshire First being included in the operating results of NBT Bancorp beginning from the date of completion of the Merger.

Stock Trading and Dividend Information for Hampshire First.

Hampshire First common stock currently trades over-the-counter on OTC under the symbol “HFBN”.  The following table sets forth the high and low bid information for shares of Hampshire First common stock and cash dividends paid per share for the periods indicated, as quoted on the OTC Bulletin Board.  These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not reflect actual transactions.  As of February 29, 2012, the most recent practicable trading day before the date of this proxy statement/prospectus, there were [                  ] shares of Hampshire First common stock outstanding.

Quarter Ending March 31, 2012	High	Low	Dividends Per Share
(Through February 29, 2012)	$15.00	$15.00	--

Year Ending December 31, 2011	High	Low	Dividends Per Share
Fourth quarter	$14.50	$14.50	--
Third quarter	$9.50	$9.00	--
Second quarter	$9.75	$9.00	--
First quarter	$10.25	$8.25	--

Year Ending December 31, 2010	High	Low	Dividends Per Share
Fourth quarter	$9.50	$7.81	--
Third quarter	$10.00	$8.50	--
Second quarter	$10.25	$7.30	--
First quarter	$8.00	$7.10	--

Year Ending December 31, 2009	High	Low	Dividends Per Share
Fourth quarter	$9.60	$5.60	--
Third quarter	$8.00	$5.50	--
Second quarter	$6.50	$4.55	--
First quarter	$8.50	$4.25	--

On November 15, 2011, the date preceding the public announcement of the Merger, and on February 29, 2012, the most recent practicable trading day before this proxy statement/prospectus was finalized, the closing prices of Hampshire First common stock as reported by OTC were $9.10 per share and $15.00 per share, respectively.

Stock Trading and Dividend Information for NBT Bancorp.

NBT Bancorp common stock currently trades on the NASDAQ under the symbol “NBTB”.  The following table sets forth the intra-day high and low sales prices for shares of NBT Bancorp common stock and dividend payments made each quarter for the last three fiscal years.  As of February 29, 2012, the most recent practicable trading day before the date of this proxy statement prospectus, there were [          ] shares of NBT Bancorp common stock outstanding.

	High	Low	Dividends Per Share
Quarter Ending March 31, 2012
(Up to February 29, 2012)	$24.10	$21.96	$0.20
			(paid March 15, 2012)

Year Ending December 31, 2011	High	Low	Dividends Per Share
Fourth quarter	$22.63	$17.47	$0.20
Third quarter	$23.25	$17.05	$0.20
Second quarter	$23.32	$20.62	$0.20
First quarter	$24.98	$21.55	$0.20

Year Ending December 31, 2010	High	Low	Dividends Per Share
Fourth quarter	$24.96	$21.41	$0.20
Third quarter	$23.06	$19.27	$0.20
Second quarter	$25.96	$20.21	$0.20
First quarter	$23.99	$19.15	$0.20

Year Ending December 31, 2009	High	Low	Dividends Per Share
Fourth quarter	$23.59	$19.43	$0.20
Third quarter	$24.16	$20.57	$0.20
Second quarter	$25.22	$20.49	$0.20
First quarter	$28.37	$15.42	$0.20

On November 15, 2011, the date preceding the public announcement of the Merger, and on February 29, 2012 the most recent practicable trading day before the date of this proxy statement/prospectus, the closing prices of NBT Bancorp common stock as traded on the NASDAQ were $21.60 per share and $21.81 per share, respectively.

 Authorization To Vote On Adjournment Or Other Matters

General.

If, at the Hampshire First special meeting, the number of shares of Hampshire First common stock, present in person or by proxy, is insufficient to constitute a quorum or the number of shares of Hampshire First common stock voting in favor is insufficient to adopt the Merger Agreement, Hampshire First management intends to move to adjourn, postpone or continue the special meeting in order to enable the Hampshire First board of directors more time to solicit additional proxies.  In that event, Hampshire First will ask its shareholders to vote only upon the adjournment proposal and not the proposal relating to adoption of the Merger Agreement.

In this proposal, Hampshire First is asking you to grant discretionary authority to the holder of any proxy solicited by the Hampshire First board of directors so that such holder can vote in favor of the proposal to adjourn the special meeting to solicit additional proxies.  If the shareholders of Hampshire First approve the adjournment proposal, Hampshire First could adjourn the special meeting, and any adjourned session of the special meeting, and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders who have previously voted.

If the meeting adjourned for less than thirty days, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the special meeting of the place, date and time to which the meeting is adjourned.  If the meeting is adjourned for thirty days or more, notice most be provided to shareholders as in the case of an original meeting.

Vote Required

Pursuant to Hampshire First’s bylaws, the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Hampshire First common stock present in person or represented by proxy at the special meeting.  Abstentions and broker non-votes will not affect the vote on the adjournment proposal.

Recommendation of the Hampshire First Board of Directors

The Hampshire First board of directors recommends a vote “FOR” the proposal to authorize the board of directors to adjourn, postpone or continue the special meeting of shareholders to allow time for the further solicitation of proxies to approve the adoption of the Merger Agreement.

 Selected Historical Financial Data

NBT Bancorp Selected Historical Financial and Other Data.

The following tables set forth selected consolidated historical financial and other data of NBT Bancorp for the periods and at the dates indicated.

	December 31
	2011	2010	2009	2008	2007	2006
	(Dollar amounts in thousands, except per share data)

Selected financial condition data:
Total assets	$5,598,406	$5,338,856	$5,464,026	$5,336,088	$5,201,776	$5,087,570
Net Loans and leases	3,728,869	3,538,772	3,578,848	3,593,347	3,401,668	3,362,067
Securities available for sale, at fair value	1,244,619	1,129,368	1,116,758	1,119,665	1,140,114	1,106,322
Federal Reserve and Federal Home Loan Bank stock	27,020	27,246	35,979	39,045	38,102	38,812
Cash and cash equivalents	128,517	99,673	107,980	107,409	155,495	130,936
Deposits	4,367,149	4,134,352	4,093,046	3,923,258	3,872,093	3,796,238
FHLB advances outstanding	343,000	345,000	530,000	605,000	584,000	603,000
Stockholders' equity	538,110	533,572	505,123	431,845	397,300	403,817

Selected operations data:
Interest fee and dividend income	$239,997	$255,738	$273,393	$294,414	$306,117	$288,842
Interest expense	39,721	53,210	76,924	108,368	141,090	125,009
Net interest income	200,276	202,528	196,469	186,046	165,027	163,833
Provision for loan and leases losses	20,737	29,809	33,392	27,181	30,094	9,395
Net interest income after
provision for loan and lease losses	179,539	172,719	163,077	158,865	134,933	154,438
Noninterest income	80,311	83,888	80,131	71,706	59,699	48,629
Noninterest expense	180,676	178,291	170,566	146,813	122,517	122,966
Income before income taxes	79,174	78,316	72,642	83,758	72,115	80,101
Income taxes	21,273	20,912	20,631	25,405	21,787	24,154
Net income	57,901	57,404	52,011	58,353	50,328	55,947

Selected share and per share data:
Net Basic	$1.72	$1.67	$1.54	$1.81	$1.52	$1.65
Diluted	$1.71	$1.66	$1.53	$1.80	$1.51	$1.64
Average diluted common shares outstanding	$33,924	$34,509	$33,903	$32,427	$33,421	$34,206

	December 31,
	2011	2010	2009	2008	2007	2006
	(Dollar amounts in thousands, except per share data)

Selected financial ratios and other data:
Performance Ratios:
Return on average assets (1)	1.06%	1.05%	0.96%	1.11%	0.98%	1.14%
Return on average equity(1)	10.73%	10.92%	10.90%	14.16%	12.60%	14.47%
Net interest margin (2)	4.09%	4.15%	4.04%	3.95%	3.61%	3.70%

Capital Ratios:
Total risk-based capital ratio	12.81%	13.70%	12.59%	11.00%	11.05%	11.67%
Tier 1 capital ratio	11.56%	12.44%	11.34%	9.75%	9.79%	10.42%
Tier 1 leverage ratio	8.74%	9.16%	8.35%	7.17%	7.14%	7.57%
Equity to assets	9.61%	9.99%	9.24%	8.09%	7.64%	7.94%

Asset quality and ratios:
Total non-accrual loans	$38,290	$42,467	$38,746	$24,191	$29,697	$13,665
Nonperforming assets	43,640	45,693	43,630	27,161	31,139	15,696
Allowance for loan and lease losses	71,334	71,234	66,550	58,564	54,183	50,587
Charge-offs	24,488	29,837	29,814	26,992	31,243	13,372
Recoveries	3,851	4,712	4,408	4,192	4,745	4,699
Net Charge-offs	20,637	25,125	25,406	22,800	26,498	8,673
Total nonperforming loans to loans and leases	1.09%	1.24%	1.13%	0.73%	0.88%	0.45%
Total nonperforming assets to total assets	0.78%	0.86%	0.80%	0.51%	0.60%	0.31%
Allowance for loan and lease losses to total loans and leases	1.88%	1.97%	1.83%	1.60%	1.57%	1.48%
Total allowance for loan and leases losses to nonperforming loans	171.97%	159.03%	161.25%	221.03%	177.19%	330.48%
Net charge-offs loans to average loans and leases	0.56%	0.69%	0.70%	0.64%	0.77%	0.26%

(1) Annualized as appropriate.
(2) Calculated on a fully taxable equivalent basis.

Hampshire First Bank Selected Historical Financial and Other Data.

The following tables set forth selected historical financial and other data of Hampshire First for the periods and at the dates indicated.

	December 31,
	2011	2010	2009	2008	2007
	(Dollar amounts in thousands, except per share data)

Selected financial condition data:
Total assets	273,627	235,463	182,658	121,261	59,152
Loans held for sale	3,179
Loans receivable, net	224,339	202,910	149,173	87,704	28,330
Available-for-sale securities at fair value	22,186	18,789	15,792	21,783	20,445
Federal Home Loan Bank stock	970	926	706	654
Cash and cash equivalents	16,726	8,013	12,403	8,598	8,121
Deposits	225,608	189,047	139,611	80,779	32,097
Federal Home Loan Bank advances	16,750	16,750	12,750	12,750
Stockholders' equity	29,184	27,224	27,503	25,898	26,662

Selected operations data:
Interest income	12,907	10,687	8,015	5,003	2,477
Interest expense	3,801	3,313	2,945	1,897	701
Net interest income	9,106	7,374	5,070	3,106	1,776
Provision for loan losses	722	1,135	810	675	330
Net interest income after provision for loan losses	8,384	6,239	4,260	2,431	1,446
Other income	573	476	105	88	42
Merger related expenses	368
Other expense	5,766	4,897	4,003	3,553	2,838
Income loss before income taxes	2,823	1,818	362	(1,034)	(1,350)
Income taxes	1,247	709	(1,109)	--------	--------
Net income loss	1,576	1,109	1,471	(1,034)	(1,350)

Selected share and per share data:
Net income loss per share	.57	.39	.49	(.34)	(.45)
Book value (1)	10.49	9.81	9.24	8.63	8.89
Average shares outstanding	2,777,082	2,861,886	2,998,497	3,000,000	3,000,000

(1) Book value per share is equal to stockholders equity divided by the number of shares outstanding as of the period end-date.

			December 31,
	2011	2010	2009	2008	2007
	(Dollar amounts in thousands, except per share data)

Selected financial ratios and other data:
Performance Ratios (2):
Return on average assets	.60%	.54%	.98%	(1.15)%	(3.12)%
Return on average equity	5.56%	4.08%	5.57%	(3.94)%	(4.94)%
Net interest rate spread (3)	3.38%	3.41%	2.97%	2.54%	1.37%
Net interest margin (4)	3.54%	3.70%	3.50%	3.55%	4.30%
Efficiency ratio (5)	63%	62%	77%	111%	156%

Capital Ratios:
Total capital to risk adjusted assets	13.98%	14.23%	18.45%	26.90%	64.62%
Tier 1 capital to risk adjusted assets	12.73%	12.98%	17.35%	25.92%	63.76%
Tier 1 leverage ratio	10.42%	11.95%	15.32%	21.79%	49.48%
Ratio of stockholders’ equity to total assets	10.67%	11.56%	15.06%	21.36%	45.07%

Asset quality and ratios:
Total non-accruing loans	4,838	2,246	4,727	1,442	75
Non-performing assets	5,095	2,246	4,727	1,442	75
Allowance for loan losses	3,175	2,670	1,706	933	355
Net loan charge-offs	(218)	(170)	(69)	(64)

Total non-accruing loans to total loans	2.09%	1.09%	3.13%	1.63%	.26%
Total nonperforming assets to total assets	1.86%	.95%	2.59%	1.19%	.13%
Allowance for loan losses to total loans	1.38%	1.30%	1.13%	1.05%	1.23%
Allowance for loan losses to non-accruing loans	.66%	119%	36%	65%	473%
Net charge-offs to average loans (6)	(.10)%	(.09)%	(.05)%	(.08)%

(1)
Interest rate spread represents the difference between the weighted-daily-average year-to-date yield on interest-earning assets and the weighted average-daily-average year-to-date rate on interest-bearing liabilities.

(2)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(3)	Efficiency ratio is operating expenses divided by net interest income plus other income.
(4)	Average loans are the daily-average total loans for the quarter as shown on Bank’s quarterly Call Report

 Comparison of Shareholder Rights

Hampshire First is incorporated under the laws of the State of New Hampshire and NBT Bancorp is incorporated under the laws of the State of Delaware.  Upon completion of the Merger, the articles of association and bylaws of NBT Bank in effect immediately prior to the Effective Time will be the articles of association and bylaws of the combined bank and the rights of Hampshire First shareholders who receive shares of NBT Bancorp common stock as a result of the Merger will be governed by Delaware law, NBT Bancorp’s certificate of incorporation and NBT Bancorp’s bylaws.  The following discussion summarizes certain material differences between the rights of holders of Hampshire First common stock and NBT Bancorp common stock resulting from the differences in their governing documents and Delaware and New Hampshire law.

This discussion does not purport to be a complete statement of the rights of holders of NBT Bancorp common stock under applicable Delaware law, NBT Bancorp’s certificate of incorporation and NBT Bancorp’s bylaws or the rights of holders of Hampshire First common stock under applicable New Hampshire law and Hampshire First’s articles of agreement and bylaws, and is qualified in its entirety by reference to the governing corporate documents of NBT Bancorp and Hampshire First and applicable law.  See “Where You Can Find More Information” beginning on page 4.

	Hampshire First	NBT Bancorp

Authorized and outstanding stock
Authorized: 9,000,000 shares of common stock par value $1.00 per share; 1,000,000 shares of preferred stock, par value $1.00 per share.

Outstanding: 2,783,167 shares of common stock, and no shares of preferred stock, as of February 24, 2012.

Authorized: 50,000,000 shares of common stock, par value $.01 per share; 2,500,000 shares of preferred stock, par value $.01 per share.

Outstanding: 33,241,777 shares of common stock , and no shares of preferred stock, as of February 24, 2012.

Right to call a special meeting of shareholders
Hampshire First’s bylaws authorize the calling of a special meeting of shareholders by: (a) the Chairman of the Board; (b) two-thirds of the members of the board of directors; or (c) the holders of at least 10% of the outstanding voting shares upon written demand for the meeting delivered to the Secretary of Hampshire First.

Special meetings may be called by its board of directors or the Chairman of the Board or, if there is none, by the president, or by the holders of at least 50% of all shares entitled to vote at the meeting.

Notice of shareholder meetings	Hampshire First’s bylaws provide that written notice of any shareholders’ meeting must be given not less than 7 nor more than 60 days before the meeting date.	NBT Bancorp bylaws provide that written notice of any shareholders’ meeting must be given not less than 10 nor more than 60 days before the meeting date.

	Hampshire First	NBT Bancorp

Shareholder Nomination and Proposal
A shareholder who intends to nominate any person for election as director at any annual meeting must generally give notice to the clerk at least 40 days prior to the date of the annual meeting (or by the tenth day after notice of meeting is mailed, if less than 50 days notice was given in any such capacity).

A shareholder who intends to nominate a candidate for election to the board of directors at an annual shareholders’ meeting must give written notice within ten (10) days of the date public notice of such meeting is given.  If a shareholder desires to bring any other business before an annual meeting, then generally at least 60 days but no more than 90 days notice prior to the anniversary date of the immediately preceding annual meeting must be given, with certain notice exceptions as specified in the NBT Bancorp bylaws.  The shareholder notice must contain certain information regarding any director nominee or the business desired to be brought, as the case may be, along with certain information regarding the proposing shareholder.

Action without a meeting
Any action to be taken at any shareholder meeting may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meeting of shareholders.

Any action that may be taken at a meeting of shareholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock, having not less than the minimum number of votes that would be necessary to authorize such action, consent in writing.  The written consents must be filed with the records of the meeting of shareholders.

Vacancies on the board of directors and additional directors
Any director vacancies may be filled by the Chairman of the Board, or in the absence of a Chairman, by the remaining directors in accordance with the articles of agreement.  The chosen director (who must take the oath of office within 30 days thereafter) holds the office until the next meeting at which directors are elected.

Shareholders may fill vacancies at a shareholders’ meeting.  Directors may fill vacancies by a majority vote of the directors then in office.  The director chosen by the current directors to fill the vacancy holds the office until the time of the next election of directors, at which point the shareholders shall fill the vacancy for the remainder of the unexpired term of office.  Directors may also fill newly created directorships (other than an increase by more than three in the number of directors).  Any director appointed to the board of directors by reason of increase in the number of directors shall serve until the successor is elected and qualified.

	Hampshire First	NBT Bancorp

Cumulative Voting for Directors	No cumulative voting permitted.	No cumulative voting permitted.

Board of Directors; Classification
Hampshire First’s bylaws and provide that the number of directors shall be no less than five (5), as fixed by the bank’s Board.  Hampshire First currently has ten (10) directors.  Its board of directors is divided into three classes, with each class comprising as near as possible to one-third of the total number of directors.  Under the NHBCA, the Board can fix or change the number of directors by no more than 30% of the number last approved by Hampshire First shareholders.  Hampshire First bylaws also provide that for as long as Meridian or any successor entity holds 40% or more of the outstanding voting stock of Hampshire First, then at least 40% of the Hampshire First Board shall be nominated or appointed by Meridian.

NBT Bancorp’s current bylaws provide that the board of directors shall consist of not less than five (5) members.  NBT Bancorp currently has 11 directors.  If the Merger is completed, the size of NBT Bancorp’s board is not expected to change.  The NBT board is divided into three classes, with directors in each class being elected for staggered three-year terms.

	Hampshire First	NBT Bancorp

Removal of Directors
Neither Hampshire First’s bylaws nor its articles of agreement addresses removal of directors but its bylaws include certain director qualifications in order to be nominated or continue to serve including, without limitation: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, or (2) is a person against who a banking agency has issued a cease and desist order for conduct involving dishonestly or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (a) breached a fiduciary duty involving personal profit or (b) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.  Additionally, the New Hampshire Commissioner of Banks may remove directors after notice, for violation of bank-related laws or unsafe of unsound practices relating to the business conduct of the bank.
Shareholders may remove a director only for cause by the affirmative vote of a majority in voting power of the shareholders entitled to vote and to be present at the meeting called for such purpose.

Liability of Directors
To the fullest extent permitted under the NHBCA, directors of Hampshire First are not personally liable to Hampshire First or its shareholders for monetary damages.  Under applicable New Hampshire laws, no director shall be subject to civil or criminal liability for any act or omission made in good faith in reliance upon an order or rule of the New Hampshire Commissioner of Banks.

Directors are not personally liable to NBT Bancorp or its shareholders for monetary damages for breaches of fiduciary duty, except (1) for breach of the director’s duty of loyalty, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock purchases or redemptions or (4) for any transaction where the director received an improper personal benefit.

	Hampshire First	NBT Bancorp

Indemnification of directors and officers
The bylaws of Hampshire First provide for indemnification to the fullest extent required or permitted by New Hampshire law, which provides for indemnification of a director if he/she acted in good faith and reasonably believed that his/her act was in the best interest of the bank, or not opposed to the bank’s best interest.

Each NBT Bancorp director is entitled to indemnification if he or she acted in good faith and in a manner in which he or she reasonably believed to be in, or not opposed to, the best interest of NBT Bancorp and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Voting and Restrictions upon certain business combinations
Neither Hampshire First’s articles of agreement nor its bylaws addresses merger approval or any restrictions.  Under New Hampshire law governing state chartered banks, at least two-thirds (2/3) of the outstanding shares of Hampshire First common stock eligible to vote must approve a “contract of union” (i.e. merger).

Any business combination involving NBT Bancorp or a subsidiary requires the affirmative vote of the holders of not less than 80% of the outstanding shares of NBT common stock, excluding the shares owned by the major shareholder and its affiliates.  The certificate defines “major shareholder” as any person who beneficially owns 5% or more of NBT Bancorp’s voting stock.  However, such an affirmative vote will not apply to a business combination involving a major shareholder or its affiliate if the business combination is approved by two-thirds of the directors who were directors prior to the time when the major shareholder became a major shareholder.

Stockholder Rights Plan	Hampshire First has no stockholder rights plan. Stockholders are provided with dissenters’ rights under NHBCA.
NBT Bancorp has a stockholder rights plan, which is designed to ensure that a potential acquirer of NBT Bancorp will negotiate with the NBT Bancorp board and that all its shareholders will be treated equitably in the event of a takeover attempt.  The rights issued under the plan have certain anti-takeover effects.

	Hampshire First	NBT Bancorp

Amendments to certificate of incorporation
Hampshire First’s articles of agreement provide generally that any amendment, addition, repeal, alteration or change of any provision of the articles of agreement may be made upon the approval of the Hampshire First Board and thereafter pursuant to the affirmative vote of a majority of the total votes eligible to be cast by the holders of all outstanding shares of capital stock entitled to vote thereon.

Amendments generally require the approval of the board of directors and the approval of the holders of a majority of the outstanding stock entitled to vote upon the amendment.  Any amendment to those provisions of the certificate of incorporation relating to business combinations involving NBT Bancorp or a subsidiary and a major shareholder or affiliate require the affirmative vote of at least 80% of the outstanding shares of voting stock, and if there is a major shareholder, such 80% vote must include the affirmative vote of at least 80% of the outstanding shares of voting stock held by shareholders other than the major shareholder and its affiliates.

Amendments to bylaws
Hampshire First’s bylaws provide that the board of directors is authorized to adopt, amend, or repeal any of the bylaws by the affirmative vote of two thirds (2/3) of the directors.  In addition, Hampshire First shareholders may adopt, amend, or repeal any of the bylaws by the affirmative vote of the majority of votes eligible to be cast.

A majority of the directors, or shareholders holding a majority of the outstanding shares entitled to vote, may make, amend or repeal the bylaws.  NBT Bancorp bylaws permit the shareholders to adopt, approve or designate bylaws that may not be amended, altered or repealed except by a specified percentage in interest of all of the shareholders or of a particular class of shareholders.

Anti-Takeover Provisions.

Hampshire First.  Neither the articles of agreement nor the bylaws address business combinations or mergers.  Under the New Hampshire law governing state chartered banks, at least two-thirds (2/3) of the outstanding shares of Hampshire First common stock eligible to vote must approve the Merger.

NBT Bancorp.  Under the DGCL, a corporation is prohibited from engaging in any business combination with an “interested stockholder” for a period of three years from the date on which the stockholder first becomes an interested stockholder unless:

●	prior to the stockholder becoming an interested stockholder, the board of directors approves the business combination or the transaction in which the stockholder became an interested shareholder;

●
upon the completion of the transaction in which the shareholder became an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation other than shares held by directors who are also officers and certain employee stock plans; or

●	the business combination is approved by the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock not owned by the interested stockholder at a meeting.

The DGCL defines the term “business combination” to include transactions such as mergers, consolidations, transfers of 15% or more of the assets of the corporation or, with certain exceptions, transactions that result in stock of the corporation being issued or transferred to the interested stockholder.  The DGCL defines the term “interested stockholder” generally as any person who (together with affiliates and associates) owns (or in certain cases, within the past three years owned) 15% or more of the outstanding voting stock of the corporation.

In order to approve any business combination, NBT Bancorp’s certificate of incorporation requires the affirmative vote of at least 80% of the outstanding shares of voting stock, and if there is a major shareholder (defined in NBT Bancorp’s certificate of incorporation as any person who beneficially owns 5% or more of NBT Bancorp’s voting stock), such 80% vote must include the affirmative vote of at least 80% of the outstanding shares of voting stock held by shareholders other than the major shareholder and its affiliates.

Federal Law.  Federal law provides that, subject to some exemptions, no person acting directly or indirectly or through or in concert with one or more other persons may acquire control of an insured institution or holding company of an insured institution, without giving at least 60 days prior written notice providing specified information to the appropriate federal banking agency.  In the case of NBT Bancorp and NBT Bank, the appropriate federal banking agencies are the Federal Reserve and the OCC, respectively, and in the case of Hampshire First, the appropriate federal banking agency is the FDIC.  Control is defined for this purpose as the power, directly or indirectly, to direct the management or policies of an insured institution or to vote 25% or more of any class of voting securities of an insured institution.  Control is presumed to exist where the acquiring party has voting control of at least 10% of any class of the institution’s voting securities and other conditions are present.  The OCC may prohibit the acquisition of control if the agency finds, among other things, that:

●	the acquisition would result in a monopoly or substantially lessen competition;

●	the financial condition of the acquiring person might jeopardize the financial stability of the institution;

●	the effectiveness of the depository institutions involved in combating money laundering activities or

●
the competence, experience or integrity of any acquiring person or any of the proposed management personnel indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by that person.

Federal law also provides that, subject to some exceptions, a bank holding company may not acquire more than five percent of the voting stock of a bank or bank holding company, and a new holding company may not be formed to acquire control of a bank or bank holding company, without the prior approval of the Federal Reserve.  Control is defined for this purpose in a similar manner as discussed in the preceding paragraph.  The Federal Reserve may not approve the acquisition of control if it finds that the acquisition of control would result in a monopoly or would further an attempt to monopolize the business of banking in any part of the United States or if the acquisition of control would substantially lessen competition or tend to create a monopoly and the anticompetitive effects are not clearly outweighed by the public benefits of the proposed transaction.  The Federal Reserve also may not approve the acquisition of control if the company fails to provide the Federal Reserve with adequate assurances regarding the availability of information concerning the operations or activities of the company and any affiliate of the company that the Federal Reserve determines to be appropriate.  The Federal Reserve also must take into consideration:

●	the financial resources and future prospects of the companies and banks concerned, and the convenience and needs of the community to be served;

●	the managerial resources of a company or bank, including the competence, experience, and integrity of officers, directors, and principal shareholders;

●	the company’s record of meeting the credit needs of its entire community, including low-and moderate-income neighborhoods; and

●	the effectiveness of the company in combating money laundering activities.

Shareholder Approval of a Merger.

Hampshire First.  Under New Hampshire law governing state-chartered banks, a “contract of union” (i.e. a merger), must be approved by at least two-thirds (2/3) of the outstanding shares of Hampshire First common stock entitled to vote on the Merger.  Neither Hampshire First’s articles of agreement nor its bylaws addresses merger approval or any restrictions.

NBT Bancorp.  Approval by NBT Bancorp shareholders is not required for the Merger.  When required, pursuant to the certificate of incorporation of NBT Bancorp, any business combination involving NBT Bancorp or a subsidiary and a major shareholder or affiliate requires the affirmative vote of the holders of not less than 80% of the outstanding shares of NBT Bancorp common stock, excluding the shares owned by the major shareholder and its affiliates.  The certificate defines “major shareholder” as any person who beneficially owns 5% or more of NBT Bancorp’s voting stock.  However, such an affirmative vote will not apply to a business combination involving a major shareholder or its affiliate if the business combination is approved by two-thirds (2/3) of the directors who were directors prior to the time when the major shareholder became a major shareholder.

Dissenters’ Rights.

Hampshire First.  Under the NHBCA, shareholders may, under certain circumstances, exercise a right of dissent from certain limited corporate actions and obtain payment for the fair value of their shares.  For example, subject to certain exceptions, dissenters’ rights are available under New Hampshire law to any shareholder of a constituent corporation in the event of a merger if such shareholder is entitled to vote upon the merger or if the corporation is a subsidiary that is merged with its parent.  Neither Hampshire First’s articles of agreement nor its bylaws grant any dissenters’ rights in addition to the statutorily prescribed rights.

Shareholders who desire to exercise their dissenters’ rights must satisfy all of the conditions and requirements set forth in the NHBCA in order to maintain these rights and obtain any payment due in respect of the exercise of these rights.

NBT Bancorp.  Under the DGCL, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.  Unless a corporation’s certificate of incorporation provides otherwise, these appraisal rights are not available:

●	with respect to the sale, lease or exchange of all or substantially all of the assets of the corporation;

●
with respect to a merger or consolidation by a corporation the shares of which either are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or are held of record by more than 2,000 holders, if the terms of the merger or consolidation allow the shareholders to receive only shares of the surviving corporation or shares of any other corporation that either are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or are held of record by more than 2,000 holders, plus cash in lieu of fractional shares; or

●	to shareholders of the corporation surviving a merger, if no vote of the shareholders of the surviving corporation is required to approve the merger and if certain other conditions are met.

 Description of Capital Stock of Hampshire First

Hampshire First’s articles of agreement authorize 9,000,000 shares of common stock, par value $1.00 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share.  As of February 29, 2012 the most recent practicable trading day before this proxy statement/prospectus was finalized, there were [           ] shares of Hampshire First common stock issued, of which [           ] were outstanding and [           ] were held in treasury.

 Description of NBT Capital Stock

Authorized Capital Stock.

NBT Bancorp’s current authorized stock consists of 50,000,000 shares of common stock, $.01 par value per share and 2,500,000 shares of preferred stock, $.01 par value per share.  No shares of NBT Bancorp preferred stock are currently outstanding.  The NBT Bancorp board is authorized to issue, without further shareholder approval, preferred stock from time to time in one or more series, and to determine the provisions applicable to each series, including, the number of shares, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, sinking fund provisions, redemption price or prices, and liquidation preferences.  As of February 24, 2012, 33,241,777 shares of NBT Bancorp common stock were outstanding, of which [        ]% were held by its directors, executive officers and their affiliates.

The common stock of NBT Bancorp represents non-withdrawable capital, is not a deposit account, and is not insured by the FDIC or any other government agency.

Common Stock.

Dividend Rights

Subject to the preferential rights of any other shares or series of capital stock, holders of shares of NBT Bancorp common stock are entitled to receive dividends on shares of common stock if, as and when authorized and declared by the NBT Bancorp board out of funds legally available for dividends and to share ratably in the assets of NBT Bancorp legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of NBT Bancorp.  The payment of dividends by NBT Bancorp is subject to limitations that are imposed by law and applicable regulation.

Voting Rights

The holders of common stock of NBT Bancorp have exclusive voting rights in NBT Bancorp.  Each outstanding share of NBT common stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors.  Unless a larger vote is required by law, NBT Bancorp’s certificate of incorporation or NBT Bancorp’s bylaws, when a quorum is present at a meeting of shareholders, a majority of the votes properly cast upon any question other than the election of directors shall decide the question.  A plurality of the votes properly cast for the election of a person to serve as a director shall elect such person; no cumulative voting is permitted.

Certain Other Rights

Holders of NBT Bancorp common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of NBT Bancorp’s classes of stock.  The common stock is not subject to redemption.

All shares of NBT Bancorp common stock have equal dividend, distribution, liquidation and other rights, and have no preference, dissent or exchange rights.  In the event of liquidation, dissolution or winding up of NBT Bancorp, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of NBT Bancorp available for distribution.

For a description of the provisions of the NBT Bancorp certificate of incorporation that may have the effect of delaying, deferring or preventing a change in control of NBT Bancorp, see “Comparison of Shareholders’ Rights — Voting and Restrictions upon Certain Business Combinations” beginning on page 72 in the table in the preceding section of this document.

Preferred Stock.

The NBT Bancorp board of directors is authorized, without any further vote or action by the NBT Bancorp shareholders, to issue shares of preferred stock in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions of the series, in each case, if any, as are permitted by Delaware law.  Since the NBT Bancorp board has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the shareholders of any series or class of preferred stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of shares of NBT Bancorp common stock.  The issuance of shares of preferred stock could have the effect of delaying, deferring or preventing a change in control of NBT Bancorp.  There are currently no preferred shares issued and outstanding.

Stockholder Rights Plan.

NBT Bancorp adopted a stockholder rights plan in October 2004 designed to ensure that any potential acquirer of NBT Bancorp would negotiate with the NBT Bancorp board and that all NBT Bancorp shareholders would be treated equitably in the event of a takeover attempt.  At that time, NBT Bancorp paid a dividend of one preferred share purchase right for each outstanding share of NBT Bancorp common stock.  Similar rights are attached to each share of NBT Bancorp common stock that were issued after November 15, 2004, including the shares of common stock issuable in a merger.  Any person or group which acquires beneficial ownership of 15 percent or more of the NBT Bancorp outstanding common stock, or begins a tender or exchange offer for 15 percent or more of the NBT Bancorp common stock shall be entitled to exercise its right under the stockholder rights plan.  Additionally, until the occurrence of such an event, the rights are not severable from the NBT Bancorp common stock and therefore, the rights will transfer upon the transfer of shares of the NBT Bancorp common stock.  Upon the occurrence of such events, each right entitles the holder to purchase one one-thousandth of a share of NBT Bancorp preferred stock at a price of $70.  The rights plan also provides that upon the occurrence of certain specified events the holders of rights will be entitled to acquire additional equity interests in NBT Bancorp or in the acquiring entity, such interests having a market value of two times the right’s exercise price of $70.  The rights expire October 24, 2014, and are redeemable in whole, but not in part, at NBT Bancorp’s option prior to the time they become exercisable, for a price of $0.001 per right.  The rights have certain anti-takeover effects.  The rights may cause substantial dilution to a person or group that attempts to acquire NBT Bancorp on terms not approved by the NBT Bancorp board.  The rights should not interfere with any merger or other business combination approved by the NBT Bancorp board.

Registrar and Transfer Agent.

NBT Bancorp’s registrar and transfer agent is NBT Bank.

 Certificate of Incorporation and Bylaws of NBT Bancorp;
Certain Anti-Takeover Restrictions

The following discussion is a general summary of the material provisions of NBT Bancorp’s certificate of incorporation and bylaws and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect.  The following description of certain of these provisions is necessarily general and, with respect to provisions contained in NBT Bancorp’s certificate of incorporation and bylaws, reference should be made in each case to the document in question.

NBT Bancorp’s certificate of incorporation and bylaws contain certain provisions relating to corporate governance and rights of shareholders that might discourage future takeover attempts.  As a result, shareholders who might desire to participate in such transactions may not have an opportunity to do so.  In addition, these provisions will also render the removal of the board of directors or management of NBT Bancorp more difficult.

The following description is a summary of the provisions of the certificate of incorporation and bylaws.  See “Where You Can Find More Information” on page 4 as to how to obtain a copy of these documents.

Directors.

The board of directors is divided as evenly as possible into three classes.  One class is elected at each annual meeting of shareholders for a term of three years.  Thus, it would take at least two annual elections to replace a majority of NBT Bancorp’s board of directors.  Under NBT Bancorp bylaws, any shareholder may nominate a director for consideration at a shareholders’ meeting if the nomination is in writing and provided certain information as described in the bylaws, are delivered and received by NBT Bancorp within ten (10) days of when public notice of the meeting is first given.

Restrictions on Removing Directors from Office.

An NBT Bancorp shareholder may remove a director only for cause by the affirmative vote of a majority in voting power of the shareholders entitled to vote and to be present at the meeting called for such purpose.

Restrictions on Certain Business Combinations.

Any business combination involving NBT Bancorp or a subsidiary requires the affirmative vote of the holders of not less than 80% of the outstanding shares of NBT Bancorp common stock, excluding the shares owned by the major shareholder and its affiliates.  The certificate defines “major shareholder” as any person who beneficially owns 5% or more of NBT Bancorp’s voting stock.  However, such an affirmative vote will not apply to a business combination involving a major shareholder or its affiliate if the business combination is approved by two-thirds of the directors who were directors prior to the time when the major shareholder became a major shareholder

Amendments to Certificate of Incorporation and Bylaws.

Amendments to the certificate of incorporation generally require the approval of the board of directors and the approval of the holders of a majority of the outstanding stock entitled to vote upon the amendment.  Any amendment to those provisions of the certificate of incorporation that relate to business combinations involving NBT Bancorp or a subsidiary and a major shareholder or affiliate require the affirmative vote of at least 80% of the outstanding shares of voting stock, and if there is a major shareholder, such 80% vote must include the affirmative vote of at least 80% of the outstanding shares of voting stock held by shareholders other than the major shareholder and its affiliates.

A majority of the directors, or shareholders holding a majority of the outstanding shares entitled to vote, may make, amend or repeal the bylaws.  NBT Bancorp bylaws permit the shareholders to adopt, approve or designate bylaws that may not be amended, altered or repealed except by a specified percentage in interest of all of the shareholders or of a particular class of shareholders.

Change of Control Regulations.

The Change In Bank Control Act.

The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a bank holding company unless the Federal Reserve has been given 60 days prior written notice.  For this purpose, the term “control” means the acquisition of the ownership, control or holding of the power to vote 35% or more of any class of a bank holding company’s voting stock, and the term “person” includes an individual, corporation, partnership, and various other entities.  In addition, an acquiring person is presumed to acquire control if the person acquires the ownership, control or holding of the power to vote of 10% or more of any class of the holding company’s voting stock if (a) the bank holding company’s shares are registered pursuant to Section 12 of the Exchange Act or (b) no other person will own, control or hold the power to vote a greater percentage of that class of voting securities.  Accordingly, the prior approval of the Federal Reserve would be required before any person could acquire 10% or more of the common stock of NBT Bancorp.

The Bank Holding Company Act.

The Bank Holding Company Act provides that no company may acquire control of a bank directly or indirectly without the prior approval of the Federal Reserve.  Any company that acquires control of a bank becomes a “bank holding company” subject to registration, examination and regulation by the Federal Reserve.  Pursuant to federal regulations, the term “company” is defined to include banks, corporations, partnerships, associations, and certain trusts and other entities, and “control” of a bank is deemed to exist if a company has voting control, directly or indirectly of at least 35% of any class of a bank’s voting stock, and may be found to exist if a company controls in any manner the election of a majority of the directors of the bank or has the power to exercise a controlling influence over the management or policies of the bank.  In addition, a bank holding company must obtain Federal Reserve approval prior to acquiring voting control of more than 5% of any class of voting stock of a bank or another bank holding company.

The Delaware Business Corporation Law.

For a description on shareholder rights in connection with a merger or business combination, see “Comparison of Shareholders’ Rights - Anti-Takeover Provisions” beginning on page 73.

 Experts

The consolidated financial statements of NBT Bancorp at December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting at December 31, 2011 have been incorporated by reference into this document and in the registration statement in reliance on the reports of KPMG LLP, independent registered public accounting firm, which are incorporated by reference into this document and into the registration statement by reference to NBT Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2011, and upon the authority of said firm as experts in accounting and auditing.

 Legal Opinions

Hinman, Howard & Kattell, LLP and Luse Gorman Pomerenk & Schick, P.C. will deliver, at the Effective Time, their tax opinions to Hampshire First and NBT Bancorp, respectively, as to certain matters addressed in the Merger Agreement.

 Certain Beneficial Owners of
Hampshire First Common Stock

Security Ownership of Certain Beneficial Owners and Management.

The following sets forth certain information concerning each person known to Hampshire First who may be considered a beneficial owner of more than 5% of the outstanding shares of Hampshire First’s common stock as of February 24, 2012.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class

Meridian Interstate Bancorp, Inc. 67 Prospect Street, Peabody, MA 01960	1,260,000(1)	45.3(2)

(1)	Includes 60,000 warrants to purchase common stock which cannot be voted at the Hampshire First special meeting.
(2)	Based on 2,783,167 shares of common stock outstanding at February 24, 2012.

Direct and indirect ownership of common stock as of February 24, 2012 by each of the directors and the named executive officers of Hampshire First and by all directors and executive officers as a group is set forth in the following table, together with the percentage of total shares outstanding represented by such ownership.  For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire the beneficial ownership of the security within 60 days of February 24, 2012.

Name of Beneficial Owner	Common Stock (Excluding Options and Warrants)	Stock Options (1)	Warrants (2)	Total Shares Beneficially Owned	Percent of Common Stock (3)
					*
Thomas M. Conaton	2,914	8,100	—	11,014	*
Robert A. Cruess, P.E.	11,781	12,333	5,000	29,114	1.04%
Robert E. Dastin	8,410	12,333	5,000	25,743	*
James P. DelRossi	13,000	12,333	—	25,333	*
John F. Dinkel, Jr.	32,014	26,200	—	58,214	2.07%
James M. Dunphy	16,490	—	5,000	21,490	*
Richard Fernandez	14,438	4,333	—	18,771	*
Richard J. Gavegnano	12,804	42,667	5,000	60,471	2.14%
Alyson Pitman Giles	7,077	12,333	5,000	24,410	*
John H. Hoben	10,708	12,333	5,000	28,041	1.00%
Edward L. Lynch	7,275	12,333	5,000	24,608	*
Katherine C. Meyer	613	8,400	—	9,013	*
John M. Terravecchia	5,775	12,333	5,000	23,108	*
Thomas B. Wiggins	2,613	—	—	2,613	*

Totals all Directors and Executive Officers as a group (14 persons)	145,912	176,031	40,000	361,943	13.00%

*	Less than 1% of the total shares of common stock outstanding.
(1)
Includes shares which may be acquired by exercise of stock options granted under the Hampshire First Bank 2007 Stock Option Plan within 60 days of February 24, 2012. The stock options cannot be voted at the Hampshire First special meeting.

(2)	Includes shares which may be acquired by exercise of vested stock warrants issued in connection with the formation of Hampshire Bank.
(3)
Shares of Hampshire Bank’s common stock issuable pursuant to vested stock warrants and stock options within 60 days of February 24, 2012 are deemed outstanding for the purposes of computing the percentage of the person or group holding such options and warrants, but are not deemed outstanding for purposes of computing the percentage of any other person or group. Percentages are based upon 2,783,167 shares of common stock outstanding as of February 24, 2012.

 Other Matters

As of the date of this proxy statement/prospectus, the Hampshire First board of directors knows of no other matters that will be presented for consideration at its special meeting other than as described in this document; however, if any other matter shall properly come before the Hampshire First special meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxies will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the notice of special meeting.

 Hampshire First Annual Meeting Shareholder Proposals

If the Merger is completed, Hampshire First will cease to exist and there will be no future meetings of shareholders.  If the Merger is not completed or if Hampshire First is otherwise required to do so under applicable law, Hampshire First will hold a 2012 annual meeting of shareholders.  Any shareholder nominations or proposals for other business intended to be presented at Hampshire First’s next annual meeting must be submitted to Hampshire First as set forth below.

Under Hampshire First’s bylaws, a shareholder must follow certain procedures to nominate persons for election as directors at an annual meeting of shareholders.  These procedures provide that nominations for director nominees must generally be submitted in writing to the Corporate Secretary of Hampshire First at its principal address no later than 40 days prior to the date of the annual meeting.

 Appraisal Rights

Pursuant to Sections 13.01 et seq. of Chapter 293-A of the NHBCA, if the Merger is consummated, any holder of shares of Hampshire First common stock who objects to the Merger is entitled to dissent from the Merger and to have the fair value of such shares (“Dissenting Stock”), as determined by Hampshire First, or if necessary, judicially determined, paid to him or her, by complying with the provisions of Sections 13.01 et seq. of the New Hampshire Corporate Law.  Failure to take any steps set forth in Sections 13.01 et seq. in connection with the exercise of such rights may result in termination or waiver thereof.

The following is a summary of the statutory procedures required to be followed by a holder of Dissenting Stock (a "dissenting shareholder") in order to exercise his or her rights under the New Hampshire Corporate Law.  This summary, however, is not a complete statement of all applicable requirements but contains substantially all material information regarding the exercise of appraisal rights under Sections 293-A:13.01 et seq. of the NHBCA, the text of which is attached as Appendix C to this proxy statement-prospectus.  Additionally, the following summary does not constitute any legal or other advice, nor does it constitute a recommendation that Hampshire First shareholders exercise their appraisal rights under Section 293-A; 13.01 et seq.

If a shareholder elects to exercise dissenters' rights with respect to the Merger, such shareholder must (1) deliver to Hampshire First prior to the vote on the Merger at the Special Meeting a written notice of intention to demand payment for his shares if the Merger is effected and (2) not vote in favor of the Merger.  The written notice required to be delivered to Hampshire First by a dissenting shareholder is in addition to and separate from any proxy or vote against the Merger.  Neither voting against nor failure to vote for the Merger will constitute the written notice required to be filed by a dissenting shareholder.  Failure to vote against the Merger, however, will not constitute a waiver of rights under Section 293-A:13.01 et seq. of the NHBCA provided that a written notice has been properly filed.  A signed proxy that is returned but which does not contain any instructions as to how it should be voted will be voted in favor of approval of the Merger and will be deemed a waiver of dissenters' rights.  See “Hampshire First Special Meeting - Proxy Card; Revocation of Proxy” on page 28.

Subject to the foregoing, a beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if (1) he or she submits to Hampshire First the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights and (2) he or she does so with respect to all shares of Hampshire First Common Stock of which he or she is the beneficial owner or over which he or she has the power to direct the vote.  A record holder of shares of Hampshire First Common Stock may dissent on behalf of any beneficial owner with respect to all but not less than all the shares of such beneficial owner if the record holder notifies Hampshire First in writing of the name and address of each such person on whose behalf he asserts dissenters' rights.  All notices of intention to demand payment should be addressed to James M. Dunphy, President and Chief Executive Officer, Hampshire First Bank, 80 Canal Street, Manchester, New Hampshire 03101.

If the Merger is approved, Hampshire First is obligated to give written notice to each dissenting shareholder who timely filed a notice of intention to demand payment and who did not vote in favor of approval of the Merger no later than 10 days after the approval of the Merger by the shareholders of Hampshire First.  The notice must be accompanied by a copy of Section 293-A:13.01 et seq. and must (1) state where a demand for payment must be sent and where and when certificates for Dissenting Stock must be deposited in order to obtain payment, (2) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received, (3) be accompanied by a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed Merger (i.e., November 16, 2011) and requires that the person asserting dissenters' rights certify whether or not he or she acquired beneficial ownership of the shares before that date and (4) set a date by which Hampshire First shall receive the payment demand, which date shall not be less than 30 days nor more than 60 days after the date the notice is delivered.  The dissenting shareholder must demand payment, certify whether he or she acquired ownership of such shares prior to November 16, 2011 and deposit the certificates in accordance with the terms of the notice.  A dissenting shareholder who fails to demand payment or deposit certificates for Dissenting Stock, as required, shall have no right under Section 293-A:13.01 et seq. to receive payment for the Dissenting Stock.

Unless the Merger has been effected and Hampshire First has made the payment required below within 60 days after the date for demanding payment and depositing certificates for Dissenting Stock, Hampshire First shall return any certificates for Dissenting Stock so deposited.  If such Dissenting Stock has been returned by Hampshire First, then Hampshire First may at a later time send a new notice conforming to the requirements herein described.

As soon as the Merger has been consummated, or upon receipt of demand for payment, if the Merger has already been consummated, Hampshire First shall pay to each dissenting shareholder who has made proper demand and deposited his or her certificates the amount which Hampshire First estimates to be the fair value of his or her Dissenting Stock, with accrued interest, if any, accompanied by (1) Hampshire First's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, (2) an income statement and a statement of changes in shareholders' equity for such fiscal year, (3) Hampshire First's latest available interim financial statements, if any, (4) a statement of Hampshire First's estimate of the fair value of the shares, (v) an explanation of how the interest was calculated and (5) a statement of the dissenting shareholder's right to demand supplemental payment pursuant to Section 293-A:13.28 if the shareholder is dissatisfied with Hampshire First's offer, as well as a copy of Section 293-A:13.01 et seq.  Hampshire First may withhold payment from any dissenting shareholder acquiring beneficial ownership of the Hampshire First common stock subsequent to November 16, 2011, the date on which announcement of the Merger was first made.  For such shares of Hampshire First common stock acquired after November 16, 2011, Hampshire First, upon consummation of the Merger, shall estimate the fair value of such shares, plus accrued interest, if any, and pay such estimated amount to each holder of such shares who agrees to accept such payment in full satisfaction of his or her demand.  With each such offer of payment, Hampshire First shall send its estimate of the fair value of such shares of Hampshire First common stock, an explanation of how the interest was calculated, and a statement of such dissenting shareholder's right to demand payment if such dissenting shareholder is dissatisfied with such offer.

Fair value of Dissenting Stock means the value immediately before the completion of the Merger, excluding any change in value in anticipation of the Merger if such exclusion is not inequitable (which amount may be more, less or the same as the consideration to be received by shareholders of Hampshire First in connection with the Merger).

If Hampshire First fails to remit such fair value to the dissenting shareholder within 60 days from the date set for demanding payment, or if Hampshire First fails to return any deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days of the date set for demanding payment, or if such dissenting shareholder believes the amount paid or offered to be paid, as the case may be, to be less than fair value (or that the interest, if any, is not correct), such dissenting shareholder may send Hampshire First his or her own estimate of fair value (and interest, if any) and demand payment of the deficiency, or reject Hampshire First's offer and demand payment of the fair value (and interest, if any).  If the dissenting shareholder does not notify Hampshire First of his or her payment demand within 30 days after Hampshire First has made payment or offered payment, as the case may be, such shareholder shall be entitled to no more than the amount remitted.

Within 60 days after a demand for payment of the deficiency, if it remains unsettled, Hampshire First (or its successor, as applicable) shall file a petition with the Superior Court of Hillsborough County, New Hampshire (the "Court") requesting determination of the fair value of the Dissenting Stock and accrued interest.  All dissenting shareholders whose demands have not been settled shall be parties to such action and shall be served a copy of the petition.  The Court shall determine the fair value of the Dissenting Stock and each dissenting shareholder shall be entitled to judgment for the amount by which the amount previously remitted by Hampshire First is exceeded by the Court's determination of fair value, if any.  If Hampshire First does not file a petition, each dissenting shareholder who has made a demand and who has not settled his or her claim shall be entitled to receive the amount demanded with interest and may sue to enforce his or her claim in an appropriate court.

Costs of an appraisal proceeding, including costs and expenses of appraisers appointed by the Court, shall be determined by the Court and assessed against Hampshire First, except that the Court may assess any part of such costs and expenses to all or some of the dissenting shareholders who are parties and whose action the Court finds to be arbitrary, vexatious or not in good faith in demanding payment under Section 293-A:13.01 et seq.  Fees and expenses of counsel and experts for the respective parties may be assessed against (1) Hampshire First if the Court finds it failed to comply substantially with the requirements of Section 293-A: 13.01 et seq. or (2) either Hampshire First or a dissenting shareholder if the Court finds that the party acted arbitrarily, vexatiously or not in good faith with respect to its dissenters' rights.  The Court may award reasonable attorney fees to be paid out of the amounts awarded to the dissenting shareholders if the Court finds that the services of counsel for any dissenting shareholder have been of substantial benefit to other dissenting shareholders similarly situated and that such attorney fees should not be assessed against Hampshire First.

This section is intended as a brief summary of the material provisions of the New Hampshire statutory procedures that a shareholder must follow in order to seek and perfect appraisal rights.  This summary, however, is not a complete statement of all applicable requirements but contains all material information regarding the exercise of appraisal rights.  The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that Hampshire First shareholders exercise their appraisal rights under Section 293-A:13.01 et seq.

In view of the complexity of Section 293-A:13.01 et seq of the NHBCA, Hampshire First shareholders who may wish to pursue appraisal rights should consult their legal counsel and financial advisors.

 Incorporation of Certain Documents By Reference

The SEC allows NBT Bancorp to incorporate certain information into this proxy statement/prospectus by reference to other information that has been filed with the SEC.  Hampshire First does not file periodic reports with the SEC or any reports with any regulatory agency, other than call reports filed with the FDIC.  The information incorporated by reference herein is deemed to be part of this proxy statement/prospectus, except for any information that is superseded by information in this proxy statement/prospectus.  The documents that are incorporated by reference, such as NBT Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2011, contain important information about NBT Bancorp and NBT Bank and you should read this proxy statement/prospectus together with any other documents incorporated by reference in this proxy statement/prospectus.  Please see “Where You Can Find More Information” on page 4 for details on how to obtain reports of NBT Bancorp or Hampshire First.

This proxy statement/prospectus incorporates by reference the following documents that have previously been filed with the SEC by NBT Bancorp (File No. 0-14703):

SEC Filings	Period of Filing Date (as applicable)

Annual Report on Form 10-K	Year ended December 31, 2011, as filed February 29, 2012; and for year ended December 31, 2010, as filed March 1, 2011

Quarterly Reports on Form 10-Q	Quarter ended March 31, 2011 (filed May 10, 2011); Quarter ended June 30, 2011 (filed August 9, 2011); and Quarter ended September 30, 2011 (filed November 9, 2011)

Current Reports on Form 8-K (other than the portions of those documents not deemed to be filed)	January 11, 2011 January 25, 2011 January 26, 2011 April 26, 2011 May 5, 2011 July 13, 2011 July 25, 2011 October 25, 2011 November 17, 2011 January 24, 2012 February 22, 2012

Form 14-A Definitive Proxy (and portions of our proxy statement dated April 2, 2011 that were incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2010)	April 1, 2011

In addition, we also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of our initial registration statement relating to the securities covered by this prospectus until the completion of the distribution of such securities.  These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than the portions of those documents not deemed to be filed).  The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus supplement and the accompanying prospectus.

NBT Bancorp files annual, quarterly and special reports, proxy statements and other business and financial information with the SEC.  You may obtain the information incorporated by reference and any other materials NBT Bancorp files with the SEC without charge by following the instructions in the section entitled “Where You Can Find More Information” on page 4.

Neither NBT Bancorp nor Hampshire First has authorized anyone to give any information or make any representation about the Merger or its companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated into this proxy statement/prospectus.  Therefore, if anyone does give you information of this kind, you should not rely on it.  If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you.  The information contained in this proxy statement/prospectus speaks only as of the date of this document unless the information specifically indicates that another date applies.

 Forward-Looking Statements

When we use words or phrases like “will probably result,” “we expect,” “will continue,” “we anticipate,” “estimate,” “project,” “plan”, “should cause,” or similar expressions in this report or in any press releases, public announcements, filings with the SEC, or other disclosures, we are making “forward-looking statements” as described in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to: (1) the financial condition, results of operations and business of NBT Bancorp and Hampshire First; (2) statements about the benefits of the Merger, including future financial and operating results, cost savings, enhancements to revenue and accretion to reported earnings that may be realized from the Merger; and (3) statements about our respective plans, objectives, expectations and intentions and other statements that are not historical facts.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

●	general economic conditions in the areas in which NBT Bancorp and Hampshire First operates including volatility and disruption in national and international financial markets;

●	NBT Bancorp’s and Hampshire First’s businesses may not be combined successfully, or such combination may take longer to accomplish than expected;

●	delays or difficulties in the integration by NBT Bancorp of recently acquired businesses;

●	the growth opportunities and cost savings from the Merger may not be fully realized or may take longer to realize than expected;

●
the risk that the Merger Agreement may be terminated in certain circumstances occurring more than 35 days after the date of the Merger Agreement which would require Hampshire First to pay NBT Bancorp a termination fee of 5% of the Merger consideration;

●	operating costs, customer losses and business disruption following the Merger, including adverse effects of relationships with employees, may be greater than expected;

●	regulatory approvals of the Merger may not be obtained, or adverse regulatory conditions may be imposed in connection with regulatory approvals of the Merger;

●	adverse governmental or regulatory policies may be enacted;

●	the interest rate environment may change, causing margins to compress and adversely affecting net interest income;

●	the risks associated with continued diversification of assets and adverse changes to credit quality;

●	competition from other financial services companies in our markets;

●	political instability or acts of war or terrorism; and

●	the risk that the continuing economic slowdown could adversely affect credit quality and loan originations and could cause a significant increase in FDIC deposit insurance premiums or assessments.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in NBT Bancorp reports filed with the SEC.

All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to either of us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above.  Except as required by law, neither NBT Bancorp, NBT Bank nor Hampshire First undertakes any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of this join proxy statement/ prospectus and both parties specifically disclaims such obligation.

 Appendices

Appendix A

Agreement and Plan Of Merger

Dated as of November 16, 2011

By and Between

NBT Bancorp Inc.,

NBT Bank, N.A.

And

Hampshire First Bank

Article I. Definitions		1
1.1.	Definitions.	1

Article II. The Merger		5
2.1.	The Merger.	5
2.2.	Effective Time.	5
2.3.	Effects of the Merger.	6
2.4.	Merger Consideration.	6
2.5.	Exchange Procedures.	9
2.6.	Effect of the Merger on Shares of NBT Common Stock and Hampshire Bank Common Stock.	10
2.7.	Directors of Surviving Bank After Effective Time.	10
2.8.	Articles of Association and ByLaws.	10
2.9.	Treatment of Stock Options and Warrants.	10
2.10.	Dissenters’ Rights.	11
2.11.	Alternative Structure.	11
2.12.	Absence of Control.	11

Article III. Representations and Warranties of Hampshire Bank		11
3.1.	Capitalization.	12
3.2.	Corporate Organization.	12
3.3.	Authority; No Violation.	12
3.4.	Consents and Approvals.	13
3.5.	Regulatory Filings.	13
3.6.	Agreements with Regulatory Agencies.	13
3.7.	Compliance with Applicable Laws.	13
3.8.	Legal Proceedings.	14
3.9.	Securities Registration.	14
3.10.	Financial Statements; Books and Records.	14
3.11.	Tax Matters.	14
3.12.	Undisclosed Liabilities.	15
3.13.	Properties and Assets.	15
3.14.	Insurance.	16
3.15.	Reserves.	16
3.16.	Loans.	16
3.17.	Investment Securities.	17
3.18.	Deposits.	17
3.19.	Labor Matters.	17
3.20.	Employee Benefit Plans.	18
3.21.	Environmental Matters.	19
3.22.	Internal Controls.	19
3.23.	Intellectual Property.	20
3.24.	Material Contracts.	20
3.25.	Absence of Certain Changes or Events.	21
3.26.	Affiliate Transactions.	21
3.27.	Material Interests of Certain Persons.	22
3.28.	Anti-Takeover Provisions.	22
3.29.	Fees.	22
3.30.	Fairness Opinion.	22
3.31.	Bank Secrecy Act and CRA Compliance.	22
3.32.	Tax Treatment of the Merger.	22
3.33.	Hampshire Bank Information.	23
3.34.	Trust Powers.	23
3.35.	Indemnification.	23
3.36.	Related Agreements.	23
3.37.	Information Security.	23

i

3.38.	Electronic Data Processing Termination Fee and Related Costs.	24

Article IV. Representations and Warranties of NBT And NBT Bank		24
4.1.	Capitalization.	24
4.2.	Corporate Organization.	24
4.3.	Authority; No Violation.	25
4.4.	Regulatory Filings.	25
4.5.	Securities Documents.	25
4.6.	NBT and NBT Bank Information.	25
4.7.	Consents and Approvals.	26
4.8.	Compliance with Applicable Laws.	26
4.9.	Legal Proceedings.	26
4.10.	Merger Consideration; Adequate Resources.	26
4.11.	Financial Statements; Books and Records.	26
4.12.	Undisclosed Liabilities.	27
4.13.	Tax Treatment of the Merger.	27
4.14.	Taxes.	27
4.15.	Ownership of Property; Insurance Coverage.	27
4.16.	Environmental Matters.	28
4.17.	Internal Controls.	28

Article V. Covenants of the Parties		29
5.1.	Conduct of Hampshire Bank Business.	29
5.2.	Access; Confidentiality.	30
5.3.	Further Actions of Hampshire Bank and NBT/NBT Bank.	31
5.4.	Subsequent Events.	32
5.5.	Employee Matters.	32
5.6.	Publicity.	33
5.7.	Section 16 Matters.	33
5.8.	Indemnification.	34
5.9.	Exclusivity/Competing Proposals.	34
5.10.	Meeting of Shareholders.	35
5.11.	Proxy Statement-Prospectus; Merger Registration Statement.	35
5.12.	No Market Manipulation.	36
5.13.	Reservation of Stock.	36
5.14.	No Impairment.	36
5.15.	Loan Participations.	36

Article VI. Termination		37
6.1.	Termination.	37
6.2.	Effect of Termination.	37
6.3.	Termination Fee.	37

Article VII. Conditions		38
7.1.	Conditions to Hampshire Bank’s Obligations.	38
7.2.	Conditions to NBT’s and NBT Bank’s Obligations.	39

Article VIII. Other Matters		40
8.1.	Closing.	40
8.2.	Expenses.	40
8.3.	Survival of Representations, Warranties and Covenants.	40
8.4.	Assignment; Parties in Interest.	40
8.5.	Entire Agreement.	41
8.6.	Amendment, Extension and Waiver.	41
8.7.	Notices.	41
8.8.	Captions and Headings.	42

ii

8.9.	Counterparts.	42
8.10.	Severability.	42
8.11.	Governing Law/Jurisdiction/Venue.	42
8.12.	Interpretation.	42
8.13.	Waiver of Jury Trial.	43

iii

Agreement and Plan Of Merger

This Agreement and Plan of Merger, dated as of the 16th day of November, 2011, is entered into by and between NBT Bancorp Inc. (“NBT”), a Delaware business corporation, NBT Bank, N.A. (“NBT Bank”), a national bank and a wholly owned subsidiary of NBT Bancorp Inc., and Hampshire First Bank, a New Hampshire chartered commercial bank.

Recitals

WHEREAS, the boards of directors of NBT, NBT Bank and Hampshire Bank have determined that this Agreement and the business combination and related transactions contemplated hereby are advisable and in the best interests of their respective companies and shareholders; and

WHEREAS, the boards of directors of NBT, NBT Bank and Hampshire Bank have approved this Agreement at duly convened meetings; and

WHEREAS, NBT owns all of the issued and outstanding capital stock of NBT Bank, and it is contemplated that, in accordance with the terms of this agreement, Hampshire Bank will be merged with and into NBT Bank, with NBT Bank as the surviving entity (the “Merger”); and

WHEREAS, the parties intend that the Merger as defined herein shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement be and is hereby adopted as a “plan of reorganization,” within the meaning of Sections 354 and 361 of the Code; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger; and

WHEREAS, as a condition and inducement to the willingness of NBT and NBT Bank to enter into this Agreement, the directors of Hampshire Bank have entered into a Voting and Non-Competition Agreement dated as of the date hereof in the form attached hereto as Exhibit A; and

WHEREAS, as a condition and inducement to the willingness of NBT and NBT Bank to enter into this Agreement, Meridian Interstate Bancorp, Inc. has entered into the Meridian  Voting Agreement dated as of the date hereof in the form attached hereto as Exhibit B;

NOW THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, and intending to be legally bound hereby, the parties agree as follows:

Article I.
Definitions

1.1.          Definitions.

As used in this Agreement, the following terms have the following meanings. References to Articles and Sections refer to Articles and Sections of this Agreement.

Acquisition Proposal means any proposal or offer with respect to any of the following (other than the Merger) involving Hampshire Bank: (i) any merger, consolidation, share exchange, business combination or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets and/or liabilities that constitute a substantial portion of net revenues, net income or assets of Hampshire Bank in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the Hampshire Bank Common Stock or the filing of a registration statement under the Securities Act in connection therewith; or, (iv) any public announcement by any Person (which shall include any regulatory application or notice, whether in final or draft form) of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

Affiliate means the Persons defined as such in Rule 144 promulgated by the SEC under the Securities Act.

Agreement means this Agreement and Plan of Merger.

Articles of Merger means the articles of  merger, certificate(s) of  merger or similar document(s) filed by the parties with Governmental Entities to evidence the Merger.

Bank Secrecy Act means the Bank Secrecy Act of 1970, as amended.

BHCA means the Bank Holding Company Act of 1956, as amended.

Closing means the closing of the Merger, including execution and delivery of all of the documents and instruments required by this Agreement.

Closing Date shall have the meaning set forth in Section 8.1.

Closing Price means the average of the daily closing price of NBT Common Stock for the ten (10) trading days on which trades of NBT Common Stock occur immediately prior to the Closing Date, as reported on the NASDAQ Global Select Market.

Code means the Internal Revenue Code of 1986, as amended.

Confidentiality Agreement means the confidentiality agreement between NBT/NBT Bank and Hampshire Bank dated August 3, 2011 attached as Exhibit C to this Agreement

CRA means the Community Reinvestment Act of 1977, as amended.

DCGL means the Delaware General Corporation Law, as amended.

Dissenting Shares means any shares of Hampshire Bank Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a Hampshire Bank shareholder who has not voted in favor of the Merger or consented thereto in writing and who properly shall have demanded payment of the fair value of such shares in accordance with the NHRS.

Dodd-Frank Act means The Dodd–Frank Wall Street Reform and Consumer Protection Act, as amended.

DOJ means the United States Department of Justice.

EBSB means East Boston Savings Bank, a Massachusetts chartered savings bank and a wholly owned subsidiary of Meridian.

Effective Time shall have the meaning set forth in Section 2.2.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Exchange Agent means the firm designated by NBT to effect the share exchanges provided for in this Agreement, which firm may be NBT.

Exchange Ratio means:

if the Closing Price is equal to or more than $17.10 and equal to or less than $25.64,  then the Exchange Ratio shall be equal to 0.7019; and

if the Closing Price is less than $17.10, then the Exchange Ratio shall be equal to the quotient (rounded to the nearest one-thousandth) obtained by dividing $12.00 by the Closing Price; and

if the Closing Price is more than $25.64, then the Exchange Ratio shall be equal to the quotient (rounded to the nearest one-thousandth) obtained by dividing $18.00 by the Closing Price.

FDIC means the Federal Deposit Insurance Corporation.

FinCen means the Financial Crimes Enforcement Network of the United States Department of the Treasury.

FINRA means the Financial Industry Regulatory Authority.

FRB means the Board of Governors of the Federal Reserve System.

GAAP means generally accepted accounting principles as in effect in the United States at the relevant date and which are applied on a consistent basis.

GLBA means the Gramm-Leach-Bliley Act, as amended.

Governmental Entity means any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

Hampshire Bank means Hampshire First Bank, a New Hampshire chartered commercial bank.

Hampshire Bank Common Stock means the common stock of Hampshire Bank, $1.00 par value per share.

Hampshire Bank Preferred Stock means the preferred stock of Hampshire Bank, $1.00 par value per share.

Hampshire Bank Financials means: (i) the audited consolidated financial statements of Hampshire Bank for the three years ended December 31, 2010, 2009 and 2008; and (ii) the unaudited interim consolidated financial statements of Hampshire Bank as of each calendar quarter in 2011 through and including September 30, 2011.

Hampshire Bank Regulatory Reports means the Call Reports filed by Hampshire Bank with the FDIC for each calendar quarter, beginning with the quarter ended December 31, 2010 through the Closing Date.

Hampshire Bank Shareholders Meeting has the meaning set forth in Section 5.11.

Hampshire Bank Stock Plan means Hampshire First Bank 2007 Stock Option Plan.

Hazardous Materials means any hazardous waste, petroleum product, polychlorinated biphenyl, chemical, pollutant, contaminant, pesticide, radioactive substance, or other toxic material, or other material or substance regulated under any applicable Law.

Intellectual Property means all patents, copyrights, trade secrets, trade names, service marks, trademarks, domain names, software, or internet websites used in a party’s business.

IRS means the Internal Revenue Service.

Knowledge means a party’s actual knowledge after reasonable inquiry, unless a different meaning, including, but not limited to, constructive knowledge, is expressed.

Law means any statute, law, ordinance, rule, regulation, order, permit, judgment, injunction, decree, case law and other rules of law enacted, promulgated or issued by any Governmental Entity.

Lien means any charge, mortgage, pledge, security interest, claim, lien or encumbrance.

Material Adverse Effect means with respect to NBT/NBT Bank or Hampshire Bank, any effect that is material and adverse to its assets, financial condition or results of operations on a consolidated basis, provided, however, that Material Adverse Effect shall not be deemed to include: (i) any change in the value of the respective investment and loan portfolios, or in the value of the deposits or borrowings, of NBT/NBT Bank or Hampshire Bank resulting from a change in interest rates generally; (ii) any change occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change affects depository institutions generally; (iii) actions or omissions of a party taken in compliance with this Agreement or with the prior informed written consent of the other party in contemplation of the Transactions; (iv) any change in general economic conditions affecting banks or their holding companies; (v) changes resulting from expenses incurred in connection with this Agreement; (vi) any decline in the aggregate deposits level of Hampshire Bank or NBT Bank; and (vii) any information that is set forth on a disclosure schedule attached hereto.

Merger means the merger of Hampshire Bank with and into NBT Bank with NBT Bank as the Surviving Bank as provided in this Agreement.

Merger Consideration means the shares of NBT Common Stock issuable and the cash payable in connection with the Merger, as specified in Section 2.4 of this Agreement.

Meridian means Meridian Interstate Bancorp, Inc.

Meridian Voting Agreement means the agreement attached as Exhibit B to this Agreement.

Merger Registration Statement shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering the offer of shares of NBT Common Stock to be offered to holders of Hampshire Bank Common Stock in connection with the Merger.

NBA means the National Bank Act, 12 U.S.C. § 1, et. seq.

NBT means NBT Bancorp, Inc., a Delaware business corporation.

NBT Bank means NBT Bank, N.A., a national bank and a wholly owned Subsidiary of NBT.

NBT Common Stock means the common stock of NBT, $.01 par value per share.

NBT Financials means (i) the audited consolidated financial statements of NBT for the three years ended December 31, 2010, 2009 and 2008; and (ii) the unaudited interim consolidated financial statements of NBT as of each calendar quarter in 2011 through and including September 30, 2011.

NBT Bank Regulatory Reports means the Call Reports filed by NBT Bank with the FDIC for each calendar quarter, beginning with the quarter ended December 31, 2010 through the Closing Date and the Form FR Y-6 filed by NBT with the FRB for 2010.

NBT SEC Reports shall have the meaning set forth in Section 4.5.

NBT/NBT Bank means “NBT and NBT Bank” and is a term of convenience that is not intended to add or detract from that meaning.

NHBD means the New Hampshire Banking Department.

NHRS means the New Hampshire Revised Statutes, as amended.

OCC means the Office of the Comptroller of the Currency.

OFAC means the Office of Foreign Assets Control of the United States Department of the Treasury.

OREO means Other Real Estate Owned, reflected as such on an institution’s books.

Patriot Act means the USA Patriot Act, as amended.

PBGC means the Pension Benefit Guaranty Corporation.

Person means an individual, corporation, partnership, bank, limited liability company, trust, association, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

Proxy Statement-Prospectus shall have the meaning set forth in Section 5.12(a).

Regulatory Authority means any banking or securities agency or department of any federal or state government, including, without limitation, the OCC, the FRB, the FDIC, the SEC and the NHBD.

SEC means the United States Securities and Exchange Commission.

Securities Act means the Securities Act of 1933, as amended.

Subsidiary means with respect to any party, any Person which is consolidated with such party for financial reporting purposes.

Superior Competing Proposal has the meaning set forth in Section 5.10(a).

Surviving Bank means NBT Bank, as the surviving bank in the Merger.

Transactions means the transactions contemplated by this Agreement.

Tax(es) means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premises, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alterations or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or additions thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the tax liability of any other Person.

Voting and Non-Competition Agreement means the agreement attached as Exhibit A to this Agreement.

Article II.
The Merger

2.1.         The Merger.

Upon the terms and subject to the conditions set forth in this Agreement, Hampshire Bank will merge with and into NBT Bank at the Effective Time. At the Effective Time, the separate corporate existence of Hampshire Bank shall cease. NBT Bank shall be the Surviving Bank in the Merger and shall continue to be governed by the NBA and its name and separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger.

2.2.         Effective Time.

Hampshire Bank shall file the Articles of Merger with the NHBD pursuant to the NHRS. The Merger shall become effective upon such filing or at such later date or time as the parties may agree and specify in the Articles of Merger. The date and time the Merger becomes effective shall be the “Effective Time”.

2.3.         Effects of the Merger.

The Merger will have the effects set forth in the NBA and the NHRS. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, NBT Bank shall possess all of the assets, properties, rights, privileges, powers and franchises of Hampshire Bank and be subject to all of the debts, liabilities and obligations of Hampshire Bank.

2.4.         Merger Consideration.

Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person, shares of Hampshire Bank Common Stock issued and outstanding immediately prior to the Effective Time shall be converted at the election of the holder thereof, in accordance with the election and allocation procedures set forth in this Section 2.4, into either: (i) shares of NBT Common Stock based upon the Exchange Ratio; (ii) cash, at the rate of $15.00 for each share of Hampshire Bank Common Stock; or (iii) a combination of such shares of NBT Common Stock and cash (the shares of NBT Common Stock issuable and the cash payable in connection with the Merger sometimes being referred to as the “Merger Consideration”). Holders of record of shares of Hampshire Bank Common Stock who hold such shares as nominees, trustees or in other representative capacities (a “Representative”) may submit multiple Election Forms (as defined in Section 2.4(c)), provided that each such Election Form covers all the shares of Hampshire Bank Common Stock held by each Representative for a particular beneficial owner.

(a)           Hampshire Bank’s shareholders shall have the following choices in connection with the exchange of their Hampshire Bank Common Stock pursuant to the Merger:

(i)           At the option of each holder of Hampshire Bank Common Stock, all of such holder’s Hampshire Bank Common Stock shall be converted into the right to receive the number of shares of NBT Common Stock that is equal to the number of shares of Hampshire Bank Common Stock held by such holder times the Exchange Ratio (the “All Stock Election”), provided that:

(A)                 Fractional shares will not be issued and cash, payable by check, will be paid in lieu thereof; and

(B)                 After giving effect to Section 2.4(a)(i),(ii) and (iii), in no event shall, in the aggregate, more than sixty five percent (65%) of Hampshire Bank Common Stock issued and outstanding immediately prior to the Effective Time be converted into and become shares of NBT Common Stock; or

(ii)           At the option of each holder of Hampshire Bank Common Stock, all of such holder’s Hampshire Bank Common Stock shall be converted into the right to receive cash, payable by check, in an amount equal to the number of shares of Hampshire Bank Common Stock held by such holder times $15.00 (the “All Cash Election”), provided that:

(A)                 After giving effect to Section 2.4(a)(i),(ii) and (iii), in no event shall, in the aggregate, more than thirty five percent (35%) of Hampshire Bank Common Stock issued and outstanding immediately prior to the Effective Time be either Dissenting Shares or be converted into and become cash; or

(iii)           At the option of each holder of Hampshire Bank Common Stock, sixty five percent (65%) of such holder’s aggregate number of shares of Hampshire Bank Common Stock (the “Stock Portion”) shall be converted into the right to receive such number of shares of NBT Common Stock equal to the number of shares of Hampshire Bank Common Stock in the Stock Portion times the Exchange Ratio, and thirty five percent (35%) of such holder’s aggregate number of shares of Hampshire Bank Common Stock (the “Cash Portion”) shall be converted into the right to receive cash, payable by check, in an amount equal to the number of shares of Hampshire Bank Common Stock in the Cash Portion times $15.00 (the “Mixed Election”), provided that:

(A)                 Fractional shares will not be issued and cash, payable by check, will be paid in lieu thereof as provided in Section 2.4(h); and

(B)                 After giving effect to Section 2.4(a)(i),(ii) and (iii), in no event shall, in the aggregate, more than sixty five percent (65%) of Hampshire Bank Common Stock issued and outstanding immediately prior to the Effective Time be converted into and become shares of NBT Common Stock;

(C)                 After giving effect to Section 2.4(a)(i),(ii) and (iii), in no event shall, in the aggregate, more than thirty five percent (35%) of Hampshire Bank Common Stock issued and outstanding immediately prior to the Effective Time be either Dissenting Shares or be converted into and become cash; or

(b)           If no election is validly made by a holder by the Election Deadline pursuant to Section 2.4(c), all of such holder’s shares of Hampshire Bank Common Stock shall be converted into the right to receive NBT Common Stock as set forth in Section 2.4(a)(i), cash as set forth in Section 2.4(a)(ii), or any combination of NBT Common Stock and cash as determined by NBT; provided, however, that no fractional shares shall be issued and cash will be paid in lieu thereof as provided in Section 2.4(h). Such shares of Hampshire Bank Common Stock shall be allocated by NBT on a pro rata basis among non-electing holders based upon the number of shares of Hampshire Bank Common Stock for which an election has not been received by the Election Deadline in order to achieve the overall ratio of sixty five percent (65%) of Hampshire Bank Common Stock to be converted into NBT Common Stock and thirty five percent (35%) of Hampshire Bank Common Stock to be converted into cash after taking into account Dissenting Shares. Notice of such allocation shall be provided promptly to each holder whose shares of Hampshire Bank Common Stock are allocated pursuant to this Section 2.4(b).

(c)           An election form and other appropriate transmittal materials in such form as the parties shall mutually agree (the “Election Form”) shall be mailed to shareholders of Hampshire Bank prior to the Election Period. The “Election Period” shall be the period of time to which the parties shall agree, within which Hampshire Bank shareholders may validly elect the form of Merger Consideration set forth in Section 2.4(a) (the “Election”) that they will receive, occurring between: (i) the date of the mailing of the Proxy Statement-Prospectus for the Hampshire Bank Shareholders Meeting at which this Agreement and the Merger is presented for approval; and (ii) 10 business days prior to the Closing Date. The “Election Deadline” shall be the time, specified by NBT after consultation with Hampshire Bank, at close of business local time on the last day of the Election Period. An Election shall be considered to have been validly made by a holder of Hampshire Bank Common Stock only if: (i) the Exchange Agent shall have received an Election Form properly completed and executed by such holder, accompanied by a certificate or certificates representing the shares of Hampshire Bank Common Stock as to which such Election is being made, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Hampshire Bank, or containing an appropriate guaranty of delivery in the form customarily used in transactions of this nature from a member of a national securities exchange or a member of FINRA or a commercial bank or trust company in the United States; and (ii) such Election Form and such certificate(s) or such guaranty of delivery shall have been received by the Exchange Agent prior to the Election Deadline.

(d)           Any holder of Hampshire Bank Common Stock may at any time prior to the Election Deadline revoke an Election and either: (i) submit a new Election Form in accordance with the procedures in Section 2.4(c); or (ii) withdraw the certificate(s) for Hampshire Bank Common Stock deposited therewith by providing written notice that is received by the Exchange Agent by 5:00 p.m., local time for the Exchange Agent, on the business day prior to the Election Deadline. In the event of the termination of this Agreement, the Exchange Agent shall return any certificates deposited by the holder of Hampshire Bank Common Stock to such holder at the address and to the Person set forth in the Election Form.

(e)           If more than thirty five percent (35%) of the total number of shares of Hampshire Bank Common Stock issued and outstanding constitute Dissenting Shares or, at the Election Deadline, have been deposited for exchange with cash pursuant to the All Cash Election or the Mixed Election and not withdrawn pursuant to Section 2.4(d), NBT will cause to be eliminated by the Exchange Agent, from the shares deposited pursuant to the All Cash Election, subject to the limitations described in Section 2.4(e)(iv), a sufficient number of such shares so that the total number of shares remaining on deposit for exchange into cash pursuant to the All Cash Election and the Mixed Election, when added to the number of Dissenting Shares, does not exceed thirty five percent (35%) of the shares of Hampshire Bank Common Stock issued and outstanding on the Election Deadline. The holders of Hampshire Bank Common Stock who have made the Mixed Election shall not be required to have more than sixty five percent (65%) of their shares of Hampshire Bank Common Stock converted into NBT Common Stock. After giving effect to Section 2.4(b), such elimination will be effected as follows:

(i)           Subject to the limitations described in Section 2.4(e)(iv), NBT will eliminate or cause to be eliminated from the shares deposited pursuant to the All Cash Election, and will add or cause to be added to the shares deposited for NBT Common Stock pursuant to the All Stock Election, on a pro rata basis in relation to the total number of shares deposited pursuant to the All Cash Election minus the number of shares so deposited by the holders described in Section 2.4(e)(iv), such number of whole shares of Hampshire Bank Common Stock on deposit for cash pursuant to the All Cash Election as may be necessary so that the total number of shares remaining on deposit for cash pursuant to the All Cash Election or the Mixed Election, when added to the number of Dissenting Shares, is equal, as nearly as practicable, to thirty five percent (35%) of the shares of Hampshire Bank Common Stock issued and outstanding immediately prior to the Effective Time;

(ii)           All shares of Hampshire Bank Common Stock that are eliminated pursuant to Section 2.4(e)(iv) from the shares deposited for cash pursuant to All Cash Election hall be converted into NBT Common Stock as provided by Section 2.4(a)(i);

(iii)           Notice of such allocation shall be provided promptly to each holder whose shares of Hampshire Bank Common Stock are eliminated from the shares on deposit for exchange with cash pursuant to Section 2.4(e)(i); and

(iv)           Notwithstanding the foregoing, the holders of one hundred (100) or fewer shares of Hampshire Bank Common Stock of record on the date of this Agreement who have elected the All Cash Election shall not be required to have any of their shares of Hampshire Bank Common Stock converted into NBT Common Stock.

(f)           If fewer than thirty five percent (35%) of the total number of shares of Hampshire Bank Common Stock issued and outstanding have, at the Election Deadline, been deposited for cash pursuant to the All Cash Election or the Mixed Election and not withdrawn pursuant to Section 2.4(d), NBT will promptly add, or cause to be added by the Exchange Agent, to such deposited shares, a sufficient number of shares of Hampshire Bank Common Stock deposited for shares of NBT Common Stock pursuant to the All Stock Election so that the total number of shares of Hampshire Bank Common Stock on deposit for cash pursuant to the All Cash Election or the Mixed Election immediately prior to the Effective Time, when added to the number of Dissenting Shares, is not less than thirty five percent (35%) of the shares of Hampshire Bank Common Stock issued and outstanding immediately prior to the Effective Time. The holders of Hampshire Bank Common Stock who have elected to have their shares converted pursuant to the Mixed Election shall not be required to have more than thirty five percent (35%) of their shares of Hampshire Bank Common Stock converted into cash. After giving effect to Section 2.4(b), such addition will be effected as follows:

(i)           NBT will cause to be added to the shares deposited for cash pursuant to the All Cash Election or the Mixed Election, and will eliminate or cause to be eliminated from the shares deposited for NBT Common Stock pursuant to the All Stock Election, on a pro rata basis in relation to the total number of shares of Hampshire Bank Common Stock deposited for shares of NBT Common Stock pursuant to the All Stock Election, such number of whole shares of Hampshire Bank Common Stock not then on deposit for cash as may be necessary so that the number of shares remaining on deposit for exchange with cash, when added to the number of Dissenting Shares, is equal, as nearly as practicable, to thirty five percent (35%) of the shares of Hampshire Bank Common Stock issued and outstanding immediately prior to the Effective Time;

(ii)           All shares of Hampshire Bank Common Stock that are added pursuant to Section 2.4(f)(i) to the shares deposited for cash shall be converted into cash as provided by Section 2.4(a)(ii); and

(iii)           Notice of such allocation shall be provided promptly to each holder whose shares of Hampshire Bank Common Stock are added to the shares on deposit for cash pursuant to Section 2.4(f).

(g)           If, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of NBT Common Stock or Hampshire Bank Common Stock shall be increased, decreased, changed into or exchanged for a different number of shares, in each case by reason of any stock split, recapitalization, or other similar change, the Exchange Ratio shall be adjusted proportionately.

(h)           No certificates or scrip representing less than one share of NBT Common Stock shall be issued upon the surrender for exchange of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Hampshire Bank Common Stock. In lieu of any such fractional share, each holder of such shares who would otherwise have been entitled to a fraction of a share of NBT Common Stock, upon surrender of certificates representing shares of Hampshire Bank Common Stock for exchange, shall be paid upon such surrender cash (without interest) in an amount equal to such fraction multiplied by the Closing Price.

2.5.         Exchange Procedures.

(a)           As soon as practicable after the Effective Time, NBT shall cause to be deposited with the Exchange Agent, for exchange in accordance with this Article II, certificates representing the aggregate number of shares of NBT Common Stock and cash, by wire transfer of immediately available funds, into which the outstanding shares of Hampshire Bank Common Stock shall be converted pursuant to Section 2.4. As soon as practicable after the Effective Time, and in no event later than five (5) business days after the Effective Time, NBT shall cause the Exchange Agent to mail to all holders of record of Hampshire Bank Common Stock who have not previously surrendered their certificate with an Election Form, excluding any holders of Dissenting Shares, letters of transmittal specifying the procedures for delivery of such holders’ certificates formerly representing Hampshire Bank Common Stock to the Exchange Agent in exchange for the Merger Consideration (including cash in lieu of fractional shares) pursuant to this Article II. A letter of transmittal will be deemed properly completed only if accompanied by certificates representing all shares of Hampshire Bank Common Stock to be converted thereby.

(b)           As soon as practicable, after surrender to the Exchange Agent of the certificates of Hampshire Bank Common Stock in accordance with the instructions of the letter of transmittal, the Exchange Agent shall distribute to the former holders of shares of Hampshire Bank Common Stock a certificate representing the number of shares of NBT Common Stock, and a check for cash payable in the Merger (including cash in lieu of fractional shares, if any), that such holder is entitled to receive pursuant to this Agreement. In no event shall the holder of any such surrendered certificates be entitled to receive interest on any stock or cash to be received in the Merger. If any certificate surrendered for exchange is to be issued in a name other than that in which the surrendered certificate is issued, the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the Person requesting such exchange shall affix any required stock transfer tax stamps to the certificate or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable.

(c)           At and after the Effective Time, each certificate of Hampshire Bank Common Stock (except as set forth in Section 2.10 with respect to Dissenting Shares) shall represent only the right to receive the Merger Consideration. No dividends or other distributions declared after the Effective Time with respect to NBT Common Stock shall be paid to the holder of any unsurrendered certificate formerly representing shares of Hampshire Bank Common Stock until such holder shall surrender such certificate in accordance with this Section. After the surrender of a certificate in accordance with this Section 2.5, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore have become payable with respect to shares of NBT Common Stock.

(d)           At the Effective Time, the stock transfer books of Hampshire Bank shall be closed and no transfer of Hampshire Bank Common Stock shall thereafter be made or recognized. If, after the Effective Time, certificates representing such shares are presented for transfer, they shall be cancelled and exchanged for the Merger Consideration as provided in this Section 2.5. NBT and the Exchange Agent shall be entitled to rely upon Hampshire Bank’s stock transfer books to establish the identity of those Persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any certificate for shares of Hampshire Bank Common Stock, NBT and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

(e)           In the event any certificate shall have been lost, stolen, destroyed or mutilated, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen, destroyed or mutilated and, if required by NBT, the making of an indemnity agreement in a form reasonably requested by NBT and/or the posting by such Person of a bond in such amount as NBT may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen, destroyed or mutilated certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

(f)           Neither NBT nor Hampshire Bank shall be liable to any holder of shares of Hampshire Bank Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. After the first anniversary of the Effective Time, NBT shall be entitled to instruct the Exchange Agent to release to NBT all of the shares of NBT Common Stock and cash then remaining undistributed to former shareholders of Hampshire Bank. Thereafter and until such time as any remaining undistributed shares of NBT Common Stock and cash are delivered to a public official pursuant to any applicable property, escheat or similar Law, NBT shall deliver certificates representing an appropriate number of shares of NBT Common Stock and/or a check for cash payable in the Merger (including cash in lieu of fractional shares), if any, to such former shareholders of Hampshire Bank who present either to the Exchange Agent or NBT: (i) certificates representing Hampshire Bank Common Stock; (ii) the accompanying letter of transmittal; and (iii) other related documents.

2.6.         Effect of the Merger on Shares of NBT Common Stock and Hampshire Bank Common Stock.

At the Effective Time, each share of NBT Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of NBT Common Stock and shall not be affected by the Merger. Each share of Hampshire Bank Common Stock held in treasury by Hampshire Bank or owned by any Subsidiary or Affiliate of Hampshire Bank, NBT, NBT Bank or any Subsidiary or Affiliate of NBT or NBT Bank (in each case other than in a fiduciary capacity) immediately prior to the Effective Time shall be cancelled without any exchange or conversion thereof and no payment or distribution shall be made with respect thereto.

2.7.         Directors of Surviving Bank After Effective Time.

Immediately after the Effective Time, until their respective successors are duly elected or appointed and qualified, the directors of the Surviving Bank shall consist of the directors of NBT Bank serving immediately prior to the Effective Time.

2.8.         Articles of Association and ByLaws.

The articles of association and the bylaws of NBT Bank, as in effect immediately prior to the Effective Time, shall be the articles of association and bylaws of the Surviving Bank until thereafter amended in accordance with applicable Law.

2.9.         Treatment of Stock Options and Warrants.

(a)           Each option to purchase shares of Hampshire Bank Common Stock issued by Hampshire Bank and outstanding at the Effective Time pursuant to the Hampshire Bank Stock Plan (each, a “Hampshire Bank Option”), whether or not such Hampshire Bank Option is vested or exercisable at the Effective Time, shall cease to be outstanding and shall be converted into the right to receive in cash, an aggregate amount equal to the product of: (i) the number of shares of Hampshire Bank Common Stock subject to unexercised Hampshire Bank Options (both vested and unvested); and (ii) the difference, if any, between (x) $15.00 and (y) the applicable exercise price per share under the Hampshire Bank Option. Prior to the Effective Time, Hampshire Bank shall take such actions as necessary to give effect to the transactions contemplated by this Section 2.9(a), including, without limitation, the provision of any notices or stock option cancellations to holders of Hampshire Bank Options and the adoption of any necessary amendments to such plans.

(b)           Each warrant to purchase shares of Hampshire Bank Common Stock issued by Hampshire Bank and outstanding at the Effective Time (each, a “Hampshire Bank Warrant”), whether or not such Hampshire Bank Warrant is vested or exercisable at the Effective Time, shall cease to be outstanding and shall be converted into the right to receive in cash, an aggregate amount equal to the product of: (i) the number of shares of Hampshire Bank Common Stock subject to the  unexercised Hampshire Bank Warrants (both vested and unvested); and (ii) the difference, if any, between (x) $15.00 and (y) the applicable exercise price per share under the Hampshire Bank Warrant. Prior to the Effective Time, Hampshire Bank shall take such actions as necessary to give effect to the transactions contemplated by this Section 2.9(c), including, without limitation, the provision of any notices or stock warrant cancellations to holders of Hampshire Bank Warrants and the adoption of any necessary amendments to such plans.

2.10.       Dissenters’ Rights.

(a)           Notwithstanding any other provision of this Agreement to the contrary, shares of Hampshire Bank Common Stock that are outstanding immediately prior to the Effective Time and which are held by shareholders who shall have not voted in favor of the Merger or consented thereto in writing and who properly shall have demanded payment of the fair value for such shares in accordance with the NHRS (collectively, the “Dissenters’ Shares”) shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders instead shall be entitled to receive payment of the fair value of such shares held by them in accordance with the provisions of the NHRS, except that all Dissenters’ Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their rights as dissenting shareholders under the NHRS shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in Section 2.5 of the certificate(s) that, immediately prior to the Effective Time, evidenced such shares.

(b)           Hampshire Bank shall give NBT: (i) prompt notice of any written demands for payment of the fair value of any shares of Hampshire Bank Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the NHRS and received by Hampshire Bank relating to shareholders’ dissenters’ rights; and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands under the NHRS consistent with the obligations of Hampshire Bank thereunder. Hampshire Bank shall not, except with the prior written consent of NBT: (i) make any payment with respect to such demand; (ii) offer to settle or settle any demand for payment of fair value; or (iii) waive any failure to timely deliver a written demand for payment of fair value or timely take any other action to perfect payment of fair value rights in accordance with the NHRS.

2.11.       Alternative Structure.

Notwithstanding any provision of this Agreement to the contrary, NBT and NBT Bank may, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, modify the structure of the Transactions, and the parties shall enter into such alternative transactions, so long as: (i) there are no adverse federal or state income tax consequences to any of the shareholders, directors or officers of Hampshire Bank as a result of such modification; (ii) the Merger Consideration is not thereby changed or reduced in amount because of such modification; (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals; (iv) it does not result in any representation or warranty of any party set forth in this Agreement becoming incorrect in any material respect or otherwise cause any of the conditions to closing set forth in Article VII to be incapable of  fulfillment; and (v) it does not diminish the benefits of any officer, director or employee of Hampshire Bank pursuant to this Agreement.

2.12.       Absence of Control.

Subject to any specific provisions of this Agreement, it is the intent of the parties hereto that NBT and NBT Bank by reason of this Agreement shall not be deemed (until consummation of the Transactions) to control, directly or indirectly, Hampshire Bank or to exercise, directly or indirectly, a controlling influence over the management or policies of Hampshire Bank.

Article III.
Representations and Warranties of Hampshire Bank

Hampshire Bank hereby makes the following representations and warranties to NBT, and NBT Bank, each of which is being relied upon by NBT and NBT Bank as a material inducement to enter into and perform this Agreement. Hampshire Bank represents and warrants to NBT and NBT Bank that the statements contained in this Article III are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the Hampshire Bank Disclosure Schedules delivered by Hampshire Bank to NBT and NBT Bank on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date, which only need be correct as of such earlier date, provided, however, that disclosure in any Section of such Hampshire Bank Disclosure Schedules shall apply only to the indicated Section of this Agreement except to the extent that it is reasonably apparent that such disclosure is relevant to another Section of this Agreement.

3.1.         Capitalization.

(a)           The authorized capital stock of Hampshire Bank consists of 9,000,000 shares of Hampshire Bank Common Stock, par value $1.00 per share, of which, as of the date hereof, 3,000,000 shares are issued, 2,783,167 shares are outstanding and 216,833 shares are held in treasury, and 1,000,000 shares of Hampshire Bank Preferred Stock, none of which are issued or outstanding. As of the date hereof, except for Hampshire Bank Common Stock to be issued pursuant to Hampshire Bank Stock Plan, no shares of Hampshire Bank Common Stock or Hampshire Bank Preferred Stock are reserved for issuance. All outstanding shares of Hampshire Bank Common Stock have been duly authorized and validly issued and are fully paid and (except as provided by applicable Law) non-assessable, with no personal liability attaching to the ownership thereof. None of the shares of Hampshire Bank Common Stock has been issued in violation of the preemptive rights of any Person. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of Hampshire Bank may vote are issued or outstanding.

(b)           Section 3.1 of the Hampshire Bank Disclosure Schedule sets forth a complete and accurate list of all outstanding options and warrants for and rights to receive Hampshire Bank Common Stock, including the names of the holders thereof, and to the extent applicable, dates of grant, exercise prices, dates of vesting, dates of termination, shares subject to each option and right and whether stock appreciation, limited or other similar rights were granted in connection therewith. Except as set forth therein, there are no authorized, issued or outstanding options, warrants  or other rights with respect to the Hampshire Bank Common Stock or the Hampshire Bank Preferred Stock.

3.2.         Corporate Organization.

Hampshire Bank is a commercial bank, duly organized and validly existing and in good standing under the Laws of New Hampshire. The deposit accounts of Hampshire Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by Law, and all premiums and assessments required in connection therewith have been paid by Hampshire Bank. Hampshire Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of any business conducted by it or the character or the location of any properties or assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Hampshire Bank. The articles of agreement and bylaws of Hampshire Bank, copies of which are attached as Section 3.2 of the Hampshire Bank Disclosure Schedule, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

3.3.         Authority; No Violation.

(a)           Hampshire Bank has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the required regulatory and shareholder approvals specified herein, to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly approved by the board of directors of Hampshire Bank. The board of directors of Hampshire Bank has directed that this Agreement and the Transactions be submitted to Hampshire Bank's shareholders for approval at the Hampshire Bank Shareholders Meeting and, except for the adoption of this Agreement by the requisite vote of Hampshire Bank's shareholders, no other corporate proceedings on the part of Hampshire Bank (except for matters related to setting the date, time, place and record date for the Hampshire Bank Shareholders Meeting) are necessary to approve this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by Hampshire Bank and, subject to receipt of the required regulatory and shareholder approvals specified herein, will constitute valid and binding obligations of Hampshire Bank, enforceable against Hampshire Bank in accordance with its terms, except as enforcement may be limited by general principles of equity, and by bankruptcy, insolvency and similar Laws affecting creditors' rights and remedies generally.

(b)           Neither the execution and delivery of this Agreement by Hampshire Bank nor the consummation by Hampshire Bank of the Transactions, nor compliance by Hampshire Bank with any of the terms or provisions hereof, will: (i) subject to receipt of shareholder approval, violate any provision of the articles of agreement or by-laws of Hampshire Bank; or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any Laws applicable to Hampshire Bank or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon, any of the properties or assets of Hampshire Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Hampshire Bank is a party, or by which it or any of its properties or assets may be bound or affected.

3.4.         Consents and Approvals.

(a)           Except for: (i) the filing of applications, notices or waiver requests, as applicable, as to the Merger with the OCC, the FRB, the FDIC and the NHBD, as well as any other applications and notices required by Laws related to the Merger and approval of the foregoing applications and notices; (ii) the approval of this Agreement by the requisite vote of the shareholders of Hampshire Bank; (iii) the filing of the Articles of Merger or other appropriate filing with the OCC, the NHBD and the New Hampshire Secretary of State, as applicable; (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable Laws including, if applicable, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the securities or antitrust Laws of any foreign country; and (v) such filings, authorizations or approvals as may be set forth in Section 3.4 of the Hampshire Bank Disclosure Schedule; (vi) compliance with applicable requirements of the Securities Act, the Exchange Act and state securities or “blue sky” Laws, no consents or approvals of or filings or registrations with any Governmental Entity, or with any third party are necessary in connection with: (1) the execution and delivery by Hampshire Bank of this Agreement; or (2) the consummation by Hampshire Bank of the Merger and the other Transactions, except in each case, for such consents, approvals or filings, the failure of which to obtain will not have a Material Adverse Effect on the ability of Hampshire Bank to consummate the Transactions.

(b)           Hampshire Bank hereby represents to NBT and NBT Bank that it has no Knowledge of any reason why approval or effectiveness of any of the applications, notices or filings referred to in Section 3.4(a) cannot be obtained or granted on a timely basis and that it will promptly notify NBT and NBT Bank should it acquire such Knowledge.

3.5.         Regulatory Filings.

Hampshire Bank has filed all reports required by Laws to be filed with any Regulatory Authority, and such reports were prepared in accordance with the applicable Laws and instructions in existence as of the date of filing of such reports in all material respects, and none of the reports contain any untrue statement of a material fact. Hampshire Bank is not required to file any reports, schedules, registration statements or proxy statements with the SEC under the Securities Act or the Exchange Act and will promptly inform NBT and NBT Bank if it becomes subject to such requirements prior to the Effective Time.

3.6.         Agreements with Regulatory Agencies.

Except as set forth in Section 3.6 of the Hampshire Bank Disclosure Schedule, Hampshire Bank is not subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or has adopted any board resolutions at the request of, any Regulatory Authority that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its earnings, its asset quality, its management or its business, nor has Hampshire Bank been advised by any Governmental Entity that it is considering issuing or requesting any such agreement or action.

3.7.         Compliance with Applicable Laws.

Except as set forth in Section 3.7 of the Hampshire Bank Disclosure Schedule, to Hampshire Bank’s Knowledge, Hampshire Bank has complied in all material respects with all Laws applicable to it or to the operation of its business. Hampshire Bank has not received any notice of any material alleged or threatened claim, violation, or liability under any such Laws that have not heretofore been cured and for which there is no remaining liability.

3.8.         Legal Proceedings.

Except as set forth in Section 3.8 of the Hampshire Bank Disclosure Schedule: i) Hampshire Bank is not a party to any, and there are no pending, or to the Knowledge of Hampshire Bank, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Hampshire Bank or in which, to the Knowledge of Hampshire Bank, there is a reasonable probability of any material recovery against or other material effect upon Hampshire Bank or which challenge the validity or propriety of the Transactions; and ii) there is no injunction, order, judgment, decree, or regulatory restriction imposed upon Hampshire Bank or its assets.

3.9.         Securities Registration.

Hampshire Bank is not under any obligation to register any of its outstanding securities under the Securities Act or any state securities Laws.

3.10.       Financial Statements; Books and Records.

(a)           Hampshire Bank has delivered to NBT and NBT Bank the Hampshire Bank Regulatory Reports and the Hampshire Bank Financials, all of which fairly present in all material respects, the financial position of Hampshire Bank as of the dates indicated and the results of operations, changes in shareholders' equity and, in the case of the audited financial statements, cash flows of Hampshire Bank for the periods then ended and each such financial statement has been or will be, as the case may be, prepared in conformity with GAAP (except that the Hampshire Bank Regulatory Reports have been prepared in accordance with applicable regulatory accounting principles and practices), as applicable, applied on a consistent basis (except as otherwise stated therein). The Hampshire Bank Financials reflecting information after the date of this Agreement will fairly present in all material respects, the financial position of Hampshire Bank as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and, in the case of the audited financial statements, cash flows of Hampshire Bank for the periods then ended and each such financial statement has been or will be, as the case may be, prepared in conformity with GAAP as applicable, applied on a consistent basis (except as otherwise stated therein).

(b)           The books and records of Hampshire Bank fairly reflect in all material respects the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance with all applicable Laws and accounting requirements in all material respects. The minute books of Hampshire Bank contain records which are accurate in all material respects regarding all corporate actions of its shareholders and boards of directors (including committees thereof) set forth therein.

3.11.       Tax Matters.

(a)           Hampshire Bank has timely filed federal income tax returns for the five (5) years ended through December 31, 2010, and has timely filed, or caused to be filed, all other federal, state and local tax returns. All Taxes due in respect of the periods covered by such tax returns have been paid or adequate reserves have been established for the payment of such Taxes and such reserves are reflected on the Hampshire Bank Financials, and as of the Closing Date, all Taxes due in respect of any subsequent periods (or portions thereof) ending on or prior to the Closing Date will have been paid or adequate reserves will have been established for the payment thereof. Except as set forth in Section 3.11(a) of the Hampshire Bank Disclosure Schedule, no material: (i) audit examination; (ii) deficiency; or (iii) refund litigation with respect to such returns or periods has been proposed, asserted or assessed or is pending. To its best Knowledge, Hampshire Bank will not have any liability for any such Taxes in excess of the amounts so paid or reserves or accruals so established.

(b)           Except as set forth in Section 3.11.(b) of the Hampshire Bank Disclosure Schedule, all federal, state and local (and, if applicable, foreign) tax returns filed by Hampshire Bank since December 2007, are complete and accurate in all material respects. Hampshire Bank is not delinquent in the payment of any material Tax, assessment or governmental charge, and has not requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. No material deficiencies for any Tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Hampshire Bank which have not been settled and paid. There are currently no agreements in effect with respect to Hampshire Bank to extend the period of limitations for the assessment or collection of any Tax.

(c)           Except as set forth in Section 3.11(c) of the Hampshire Bank Disclosure Schedules, neither the Transactions nor the termination of the employment of any employees of Hampshire Bank prior to or following consummation of the Transactions could result in Hampshire Bank making or being required to make any “excess parachute payment” as that term is defined in Section 280G of the Code. Except as set forth in Section 3.11(c) of the Hampshire Bank Disclosure Schedule, Hampshire Bank is not a party to any agreement, arrangement, or plan that has resulted, or would result, individually or in the aggregate, in connection with this Agreement, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code.

(d)           Except as set forth in Section 3.11(d) of the Hampshire Bank Disclosure Schedule, Hampshire Bank is not a party to any agreement providing for the allocation or sharing of, or indemnification for, Taxes.

(e)           To Hampshire Bank’s Knowledge, Hampshire Bank is not required to include in income any adjustment in any taxable period ending after the date hereof pursuant to Section 481(a) of the Code

(f)           Except as set forth in Section 3.11(f) of the Hampshire Bank Disclosure Schedule, Hampshire Bank has not entered into any agreement with any taxing authority that will bind NBT or NBT Bank after the Closing Date.

3.12.       Undisclosed Liabilities.

Hampshire Bank does not have any liability (contingent or otherwise), excluding contractually assumed contingencies of the nature required to be disclosed in a balance sheet (including the notes thereto) prepared in accordance with GAAP, except: (i) as disclosed in the Hampshire Bank Regulatory Reports, Hampshire Bank Financials or as provided to NBT and NBT Bank in connection with their due diligence inquiry; (ii) for liabilities incurred in the ordinary course of business subsequent to the date hereof consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Hampshire Bank; (iii) for liabilities incurred in connection with this Agreement and the Transactions; or (iv) as set forth in Section 3.12 of the Hampshire Bank Disclosure Schedule.

3.13.       Properties and Assets.

(a)           Section 3.13(a) of the Hampshire Bank Disclosure Schedule lists: (i) all real property owned by Hampshire Bank; (ii) each real property lease, sublease or installment purchase arrangement to which Hampshire Bank is a party; and (iii) a description of each contract for the purchase, sale, or development of real estate to which Hampshire Bank is a party. Except as set forth in Section 3.13(a) of the Hampshire Bank Disclosure Schedule, Hampshire Bank has good and, as to real property, marketable title free and clear of all Liens on all of the properties and assets, real and personal, which, individually or in the aggregate, are material to the business of Hampshire Bank, and which are reflected on the Hampshire Bank Financials, except: (i) Liens for Taxes not yet due and payable; (ii) pledges to secure deposits and other Liens incurred in the ordinary course of banking business; and (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent. All leases pursuant to which Hampshire Bank, as lessee, leases real and personal property which, individually or in the aggregate, are material to the business of Hampshire Bank taken as a whole, are assignable, valid and enforceable in accordance with their respective terms, except where the failure of such lease or leases to be valid and enforceable would not, individually or in the aggregate, have a Material Adverse Effect on Hampshire Bank.

(b)           Hampshire Bank has not experienced any material uninsured damage or destruction with respect to such properties. All properties and assets used by Hampshire Bank are in good operating condition and repair suitable for the purposes for which they are currently utilized and comply in all material respects with all Laws relating thereto now in effect or, to Hampshire Bank’s Knowledge, scheduled to become effective. Hampshire Bank enjoys peaceful and undisturbed possession under all leases for the use of all property under which it is the lessee. Hampshire Bank is not in material default with respect to any such lease, and there has occurred no default, or event, which with the lapse of time or the giving of notice, or both, would constitute a material default, by Hampshire Bank under any such lease. There are no Laws, conditions of record, or other impediments which interfere with the intended use by Hampshire Bank of any of the property owned, leased, or occupied by them.

3.14.       Insurance.

Section 3.14 of the Hampshire Bank Disclosure Schedule contains a true, correct and complete list of all insurance policies and bonds maintained by Hampshire Bank, including the name of the insurer, the policy number, the type of policy and any applicable deductibles, and all such insurance policies and bonds are in full force and effect and have been in full force and effect since their respective dates of inception. As of the date hereof, Hampshire Bank has not received any notice of cancellation or amendment of any such policy or bond or notice that it is in default under any such policy or bond; no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. The existing insurance carried by Hampshire Bank is and will continue to be, in respect of the nature of the risks insured against and the amount of coverage provided, sufficient for compliance by Hampshire Bank with all requirements of Law and agreements to which Hampshire Bank is subject or is a party.

3.15.       Reserves.

To Hampshire Bank’s Knowledge, all reserves or other allowances for possible losses reflected in the Hampshire Bank Financials comply in all material respects with all Laws and are adequate under GAAP. Hampshire Bank has not been notified by any Regulatory Authority or Hampshire Bank's independent auditor, in writing or otherwise, that such reserves are inadequate or that the practices and policies of Hampshire Bank in establishing such reserves and in accounting for delinquent and classified assets generally fail to comply with applicable accounting or regulatory requirements, or that any Regulatory Authority or Hampshire Bank's independent auditor believes such reserves to be inadequate or inconsistent with the historical loss experience of Hampshire Bank. Hampshire Bank has previously furnished to NBT and NBT Bank a complete list of all extensions of credit and OREO that have been classified by any Regulatory Authority as other loans specially mentioned, substandard, doubtful, loss, classified or criticized, credit risk assets, concerned loans or words of similar import. Hampshire Bank agrees to update such list no less frequently than monthly after the date of this Agreement until the earlier of the Closing Date or the date that this Agreement is terminated in accordance with Article VI. All OREO held by Hampshire Bank is being carried net of reserves at the lower of cost or net realizable value.

3.16.       Loans.

(a)           To Hampshire Bank’s Knowledge, all loans owned by Hampshire Bank or in which Hampshire Bank has an interest: (i) comply in all material respects with all Laws, including, but not limited to, applicable usury statutes, fair lending Laws, the Truth in Lending Act, the Equal Credit Opportunity Act, and the Real Estate Settlement Procedures Act, and other applicable consumer protection Laws thereunder; and (ii) have been made or acquired in accordance with board of director-approved loan policies and all of such loans are presently collectable, except to the extent reserves have been made against such loans in the Hampshire Bank Financials.

(b)           To Hampshire Bank’s Knowledge, Hampshire Bank holds the mortgages contained in its loan portfolio for its own benefit to the extent of its interest shown therein; such mortgages evidence Liens having the priority indicated by the terms of such mortgages, including the associated loan documents, subject, as of the date of recordation or filing of applicable security instruments, only to such exceptions as are discussed in attorneys' opinions regarding title or in title insurance policies in the mortgage files relating to the loans secured by real property or are not material as to the collectability of such loans; and all loans owned by Hampshire Bank are with full recourse to the borrowers (except as set forth at Section 3.16(b) of the Hampshire Bank Disclosure Schedule), and Hampshire Bank has taken no action which would result in a waiver or negation of any rights or remedies available against the borrower or guarantor, if any, on any loan. All applicable remedies against all borrowers and guarantors are enforceable except as may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying principles of equity. Except as set forth at Section 3.16(b) of the Hampshire Bank Disclosure Schedule, all loans purchased or originated by Hampshire Bank and subsequently sold have been sold without recourse to Hampshire Bank and without any liability under any yield maintenance or similar obligation. True, correct and complete copies of loan delinquency reports as of September 30, 2011, prepared by Hampshire Bank, which reports include all loans delinquent or otherwise in default and all OREO, have been furnished to NBT and NBT Bank. True, correct and complete copies of the currently effective lending policies and practices of Hampshire Bank also have been furnished to NBT and NBT Bank.

(c)           Except as set forth at Section 3.16(c) of the Hampshire Bank Disclosure Schedule, to Hampshire Bank’s Knowledge, each outstanding loan participation sold by Hampshire Bank was sold with the risk of non-payment of all or any portion of that underlying loan to be shared by each participant proportionately to the share of such loan represented by such participation without any recourse of such other lender or participant to Hampshire Bank for payment or repurchase in excess thereof. Hampshire Bank has properly fulfilled in all material respects the contractual responsibilities and duties in any loan in which it acts as the lead lender or servicer and has complied in all material respects with its duties as required under applicable Laws.

(d)            Hampshire Bank has properly perfected all Liens in any collateral securing any loans made by it and such Liens secure and preserve the priority reflected in the debt and security documents.

(e)           Section 3.16(e) of the Hampshire Bank Disclosure Schedule sets forth a list of all loans or other extensions of credit to all directors, officers and employees, or any other Person covered by FRB Regulation O. All such loans: (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons; and (iii) did not involve more than the normal risk of collectability or present other unfavorable features. No such loan is presently in default.

3.17.       Investment Securities.

(a)           Except for Liens disclosed on Section 3.17(a) of the Hampshire Bank Disclosure Schedule and except for restrictions that exist for securities that are classified as “held to maturity”, none of the investment securities held by Hampshire Bank is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

(b)           Except as disclosed on Section 3.17(b) of the Hampshire Bank Disclosure Schedule, Hampshire Bank is not a party to and has not agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange security-based (as defined in the Dodd-Frank Act) or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) or owns securities that: (i) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes” or “capped floating rate mortgage derivatives” or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

3.18.       Deposits.

Except as set forth in Section 3.18 of the Hampshire Bank Disclosure Schedule, none of the deposits of Hampshire Bank is a “brokered deposit” as defined in the FDIC regulations (12 CFR § 337.6(a)(2)).

3.19.       Labor Matters.

With respect to its employees, Hampshire Bank is not a party to any labor agreement with any labor organization, group or association and has not engaged in any unfair labor practice. Hampshire Bank has not experienced any attempt by organized labor or its representatives to make Hampshire Bank conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of Hampshire Bank. There is no unfair labor practice charge or other complaint by any employee or former employee of Hampshire Bank pending before any Governmental Entity arising out of Hampshire Bank's activities, which charge or complaint: (i) has a reasonable probability of an unfavorable outcome; and (ii) in the event of an unfavorable outcome would, individually or in the aggregate, have a Material Adverse Effect on Hampshire Bank. There is no labor strike or labor disturbance pending or, to Hampshire Bank’s Knowledge, threatened against Hampshire Bank; and Hampshire Bank has not experienced a work stoppage or other labor difficulty. Hampshire Bank is in material compliance with all applicable Laws respecting employment, retention of independent contractors, employment practices, terms and conditions of employment and wages and hours.

3.20.       Employee Benefit Plans.

(a)           Hampshire Bank Disclosure Schedule 3.20(a) hereto sets forth a true and complete list of: (i) each employment agreement or change in control agreement (whether written or oral) Hampshire Bank has entered into with any employee, director or officer of Hampshire Bank; and (ii) each pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to “employee benefit plans (within the meaning of Section 3(3) of ERISA), incentive policies, insurance contracts, plans and arrangements and all trust agreements related thereto, sponsored, maintained or adopted by Hampshire Bank (hereinafter, a “Plan”) with respect to any present or former directors, officers or employees of Hampshire Bank.

(b)           Except as set forth on Hampshire Bank Disclosure Schedule 3.20(b), Hampshire Bank has made available to NBT and NBT Bank true and complete copies of each of the following documents: (i) the Plan and related documents (including all amendments thereto); (ii) the most recent annual reports, financials, and actuarial reports, if any; (iii) the most recent summary plan description, together with each summary of material modifications, required under ERISA with respect to such Plan; and (iv) the most recent determination letter received from the IRS with respect to each Plan that is intended to be tax -qualified under the Code.

(c)           No liability under Title IV of ERISA has been incurred by Hampshire Bank or any entity which is treated as a single employer with Hampshire Bank for purposes of Code Section 414 (an “ERISA Affiliate”) since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to Hampshire Bank or any ERISA Affiliate of Hampshire Bank of incurring a liability under such Title, other than liability for premium payments to the PBGC, which premiums have been or will be paid when due.

(d)           Neither Hampshire Bank nor any ERISA Affiliate of Hampshire Bank, nor any of the Plans, nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) in connection with which Hampshire Bank or any ERISA Affiliate of Hampshire Bank could, either directly or indirectly, incur a material liability or cost.

(e)           Full payment has been made, or will be made in accordance with Section 404(a)(6) of the Code, of all amounts that Hampshire Bank or any ERISA Affiliate of Hampshire Bank is required to pay under Section 412 of the Code or under the terms of the Plans.

(f)           Except as set forth on Hampshire Bank Disclosure Schedule 3.20(f), there has been no Material Adverse Effect in the funded status of any Hampshire Bank Plan that is subject to Title IV of ERISA since the inception of such Hampshire Bank Plan. No reportable event under Section 4043 of ERISA has occurred or will occur with respect to any Hampshire Bank Plan on or before the Closing Date other than any reportable event occurring by reason of the Transactions or a reportable event for which the requirement of notice to the PBGC has been waived.

(g)           None of the Plans is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, a "multiple employer welfare arrangement," as such term is defined in Section 3(40) of ERISA, or a single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063(a) of ERISA.

(h)           Except as set forth on Hampshire Bank Disclosure Schedule 3.20(h)(1), a favorable determination letter has been issued by the IRS with respect to the each of the Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code to the effect that such plan is so qualified and each such Hampshire Bank Plan satisfies the requirements of Section 401(a) of the Code in all material respects. Each of the Hampshire Bank Plans that is intended to satisfy the requirements of Section 125 or 501(c)(9) of the Code satisfies such requirements in all material respects. To Hampshire Bank’s best Knowledge and except as set forth on Schedule 3.20(h)(2), each of the Plans has been operated and administered in all material respects in accordance with its terms and applicable Laws, including but not limited to ERISA and the Code.

(i)           There are no actions, suits or claims pending, or, to the Knowledge of Hampshire Bank, threatened (other than routine claims for benefits) against any Plan, the assets of any Plan or against Hampshire Bank or any ERISA Affiliate of Hampshire Bank with respect to any Plan. There is no judgment, decree, injunction, rule or order of any court, Governmental Entity, Regulatory Authority or arbitrator outstanding against or in favor of any Plan or any fiduciary thereof (other than rules of general applicability). To Hampshire Bank’s Knowledge, there are no pending or threatened audits, examinations or investigations by any Governmental Entity or Regulatory Authority involving any Plan.

(j)           Except as contemplated by this Agreement and as set forth on Hampshire Bank Disclosure Schedules 3.20(a) and 3.20(j), the consummation of the Transactions will not: (i) entitle any current or former employee or director of Hampshire Bank or any ERISA Affiliate of Hampshire Bank to severance pay, accrued sick pay, unemployment compensation or any similar payment; (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such current or former employee or director; (iii) renew or extend the term of any agreement regarding compensation for any such current or former employee or director; or (iv) result in a "change in control" or the occurrence of any other event specified in the agreements which would entitle any party to such agreements to any payment thereunder.

(k)           Each Plan which is subject to the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code ("COBRA") has been administered in material compliance with such requirements.

(l)           To Hampshire Bank’s Knowledge, each Plan has been operated and administered in all material respects in accordance with its terms and applicable Laws, including, but not limited to, ERISA, the Code, the Age Discrimination in Employment Act, COBRA, the Health Insurance Portability and Accountability Act of 1996 and any rules or regulations promulgated thereunder.

3.21.       Environmental Matters.

(a)           Hampshire Bank is in material compliance with all applicable Laws relating to pollution or protection of the environment (including without limitation, Laws relating to emissions, discharges, releases and threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials).

(b)           There is no suit, claim, action, proceeding, investigation or notice pending or, to Hampshire Bank’s Knowledge, threatened (or past or present actions or events that could form the basis of any such suit, claim, action, proceeding, investigation or notice), in which Hampshire Bank has been or, with respect to threatened suits, claims, actions, proceedings, investigations or notices, may be, named as a defendant: (x) for alleged material noncompliance (including by any predecessor), with any environmental Law; or (y) relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site owned, leased or operated by Hampshire Bank, or to Hampshire Bank’s Knowledge, relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site not owned, leased or operated by Hampshire Bank.

(c)           During Hampshire Bank's ownership or operation of any of its properties, there has not been any material release of Hazardous Materials in, on, under or affecting any such property.

(d)           To Hampshire Bank’s Knowledge, Hampshire Bank has not made or participated in any loan to any Person who is subject to any suit, claim, action, proceeding, investigation or notice, pending or threatened, with respect to: (i) any alleged material noncompliance as to any property securing such loan with any environmental Law; or (ii) the release or the threatened release into the environment of any Hazardous Material at a site owned, leased or operated by such Person on any property securing such loan.

3.22.       Internal Controls.

(a)           Hampshire Bank maintains a standard system of accounting established and administered in accordance with GAAP and applicable Laws. Hampshire Bank is not required to implement or maintain disclosure controls and procedures as defined in Rule 13a-15(e) of the Exchange Act.

(b)           Neither Hampshire Bank, nor any of its directors or officers, or, to its Knowledge, any of its employees, accountants or auditors, has received or otherwise had or obtained Knowledge of any complaint, allegation, assertion or claim, (including, but not limited to any of the forgoing made pursuant to the whistleblower provisions of the Dodd-Frank Act, as codified in the Exchange Act and SEC rules) whether written or oral, regarding the accounting or auditing practices and procedures of Hampshire Bank or its internal accounting controls. There have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by, or initiated at the direction of, the chief executive officer, chief financial officer, legal counsel, the board of directors of Hampshire Bank or any committee thereof.

(c)           No attorney representing Hampshire Bank, whether or not employed by Hampshire Bank, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Hampshire Bank or its officers, directors, employees or agents to the board of directors of Hampshire Bank thereof or to any director or officer of Hampshire Bank.

(d)           To Hampshire Bank’s Knowledge, no employee of Hampshire Bank has provided or is providing information to any law enforcement agency or Regulatory Authority regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law, the whistleblower provisions of the Dodd-Frank Act, as codified in the Exchange Act and SEC rules. To Hampshire Bank’s Knowledge, neither Hampshire Bank nor any of its officers, employees, contractors, subcontractors or agents has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of Hampshire Bank in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. Section 1514A(a).

3.23.       Intellectual Property.

(a)           Except as set forth in Section 3.23 of the Hampshire Bank Disclosure Schedule, Hampshire Bank owns the entire right, title and interest in and to, or has valid licenses or otherwise has the required legal rights with respect to, all of the Intellectual Property necessary in all material respects to conduct the business and operations of Hampshire Bank, as presently conducted. None of such Intellectual Property is subject to any outstanding order, decree, judgment, stipulation, settlement, or Liens. Upon consummation of the Transactions, NBT and NBT Bank will be entitled to continue to use all such Intellectual Property, without the payment of any fees, licenses or other payments (other than ongoing payments required under license agreements for software used by Hampshire Bank in previously disclosed amounts, consistent with past practice).

(b)           The conduct of Hampshire Bank’s business and operations does not infringe or otherwise conflict with the rights of any Person in respect of any of the Intellectual Property. None of the Intellectual Property is being infringed or otherwise used or being made available for use by any Person without a license or permission from Hampshire Bank.

3.24.       Material Contracts.

(a)           Except as disclosed in Section 3.24 of the Hampshire Bank Disclosure Schedule, Hampshire Bank is not a party to, or bound by: (i) any material contract as defined in Item 601(b)(10) of Regulation S K of the SEC or any other material contract or similar arrangement whether or not made in the ordinary course of business (other than loans or loan commitments and funding transactions in the ordinary course of business of Hampshire Bank) including, but not limited to, any contract arrangement, commitment or understanding (whether written or oral) with respect to the employment of any officer, director, employee or consultant of Hampshire Bank, or any agreement restricting the nature or geographic scope of its business activities in any material respect; or (ii) any agreement, indenture or other instrument relating to the borrowing of money by Hampshire Bank or the guarantee by Hampshire Bank of any such obligation, other than instruments relating to transactions entered into in the customary course of business.

(b)           Neither Hampshire Bank, nor to Hampshire Bank’s Knowledge, any of its counter-parties, is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except for such defaults which would not, individually or in the aggregate, have a Material Adverse Effect on Hampshire Bank.

3.25.       Absence of Certain Changes or Events.

Except for entering into this Agreement and except as set forth in Hampshire Bank Disclosure Schedule 3.25, since December 31, 2010 and until the date of this Agreement:

(a)           Hampshire Bank has conducted its businesses only in the ordinary and usual course of such businesses consistent with its past practices;

(b)           there has not been any event or occurrence that has had, or is reasonably expected to have, a Material Adverse Effect on Hampshire Bank;

(c)           Hampshire Bank has not declared, paid or set aside any dividends or distributions with respect to the Hampshire Bank Common Stock or any Hampshire Bank Preferred Stock;

(d)           except for supplies or equipment purchased in the ordinary course of business, Hampshire Bank has not made any capital expenditures exceeding individually or in the aggregate $50,000;

(e)           there has not been any write-down or specific reserve established by Hampshire Bank in excess of $100,000 with respect to any of its loans or OREO;

(f)           there has not been any sale, assignment or transfer of any assets by Hampshire Bank in excess of $50,000 other than in the ordinary course of business;

(g)           there has been no increase in the salary, compensation, pension or other benefits payable or to become payable by Hampshire Bank to any of its directors, officers or employees, other than in conformity with Hampshire Bank’s policies and practices in the usual and ordinary course of its business;

(h)           except as set forth in Section 3.25(h) of the Hampshire Bank Disclosure Schedule, Hampshire Bank has not paid or made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any of its directors, officers or employees; and

(i)           there has been no change in any accounting principles, practices or methods of Hampshire Bank other than as required by GAAP.

3.26.       Affiliate Transactions.

(a)           All “covered transactions” between Hampshire Bank and an “Affiliate” within the meaning of Sections 23A and 23B of the Federal Reserve Act and the FRB regulations thereunder have been in compliance with such provisions.

(b)           Except as set forth in Hampshire Bank Disclosure Schedule 3.26(b), Hampshire Bank is not a party to any transaction (including any loan or other credit accommodation) with any Affiliate of Hampshire Bank. All such transactions set forth therein:

(i)  were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons; and (iii) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of Hampshire Bank is presently in default or, during the three-year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Hampshire Bank has not been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due. No Regulatory Authority has informed Hampshire Bank that the loan grade classification accorded such loan or credit accommodation by Hampshire Bank is inappropriate.

3.27.       Material Interests of Certain Persons.

Except as set forth in Hampshire Bank Disclosure Schedule 3.27, no current or former officer or director of Hampshire Bank, or any family member or Affiliate of any such Person, has any material interest, directly or indirectly, in any contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Hampshire Bank.

3.28.       Anti-Takeover Provisions.

No provisions of Hampshire Bank’s organizational documents and no state anti-takeover Law, including, but not limited to “fair price,” “moratorium,” “control share acquisition” or similar Laws: (i) applies to the Merger or the Agreement; (ii) prohibits or restricts the ability of Hampshire Bank to perform its obligations under this Agreement, or its ability to consummate the Transactions; (iii) would have the effect of invalidating or voiding this Agreement or the Merger; or (iv) would subject NBT or NBT Bank to any material impediment or condition in connection with the exercise of any of its rights under this Agreement or the Merger.

3.29.       Fees.

Neither Hampshire Bank, nor any of its officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the Transactions, except for Hampshire Bank’s retention of Keefe, Bruyette & Woods, Inc. to perform certain financial advisory services.

3.30.       Fairness Opinion.

Hampshire Bank has received the opinion of Keefe, Bruyette & Woods, Inc. to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to Hampshire Bank and its common shareholders.

3.31.       Bank Secrecy Act and CRA Compliance.

(a)         Except as set forth in Section 3.31 of the Hampshire Bank Disclosure Schedule, Hampshire Bank is not aware of, has not been advised of, and has no reason to believe in, the existence of any facts or circumstances which would cause Hampshire Bank to be deemed to be: (i) operating in violation of the Bank Secrecy Act or the Patriot Act and the regulations promulgated thereunder, the regulations promulgated and administered by OFAC, any order issued with respect to anti money laundering by the DOJ or FinCen, any order issued by OFAC, or any other applicable anti-money laundering Laws; or (ii) not in satisfactory compliance with the applicable privacy and customer information requirements contained in any privacy, data protection or security breach notification Laws, including, without limitation, the GLBA and the provisions of the information security program adopted pursuant to 12 CFR Part 332. Hampshire Bank is not aware of any facts or circumstances which would cause it to believe that any non-public customer information has been disclosed to or accessed by an unauthorized third Person in a manner which would cause it or Hampshire Bank to undertake any remedial action. Hampshire Bank has adopted and implemented an anti-money laundering program that contains adequate and appropriate customer identification and verification procedures that comply with all applicable Laws.

(b)         Hampshire Bank has received a rating of “satisfactory” in its most recent examination or interim review with respect to the CRA. Hampshire Bank is not aware of, has not been advised of, and has no reason to believe that any facts or circumstances exist that would cause Hampshire Bank: (i) to be deemed not to be in satisfactory compliance in any material respect with the CRA, and the regulations promulgated thereunder, or to be assigned a CRA rating of lower than “satisfactory” by any Regulatory Authority.

3.32.       Tax Treatment of the Merger.

Hampshire Bank has no Knowledge of any fact or circumstance relating to it that would prevent the Transactions from qualifying as a reorganization under Section 368 of the Code. It is the intention of the parties that the Transactions be qualified as a reorganization under Section 368(a) of the Code and that the parties will execute and deliver such documents as are necessary or convenient to such qualification.

3.33.       Hampshire Bank Information.

The information relating to Hampshire Bank provided herein and to be provided by Hampshire Bank to be contained in the Proxy Statement-Prospectus do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement-Prospectus (except for the portions thereof relating solely to NBT and NBT Bank, as to which Hampshire Bank makes no representation or warranty) will comply in all material respects with the provisions of applicable Laws.

3.34.       Trust Powers.

Hampshire Bank does not exercise trust powers or act as a fiduciary, trustee, agent, custodian, personal representative, guardian, conservator or investment advisor with respect to assets held other than acting as a trustee or custodian with respect to IRA accounts related to insured deposits or as trustee or custodian for other insured deposits held.

3.35.       Indemnification.

Except as set forth in Hampshire Bank Disclosure Schedule 3.35 and except as provided in Hampshire Bank’s engagement agreement with Keefe, Bruyette & Woods, Inc. or the organizational documents of Hampshire Bank, Hampshire Bank is not a party to any indemnification agreement with any of its present, past or future directors, officers, employees, agents or other Persons who serve or served in any other capacity with any other enterprise at the request of Hampshire Bank and, except as set forth in Hampshire Bank Disclosure Schedule 3.35, to Hampshire Bank’s Knowledge, there are no claims for which any Person would be entitled to indemnification by Hampshire Bank under its organizational documents, applicable Laws or any indemnification agreements or understandings.

3.36.       Related Agreements.

(a)         Each director of Hampshire Bank has delivered to NBT and NBT Bank, concurrently with the execution of this Agreement, the Voting and Non-Competition Agreement in the form of Exhibit A hereto. To Hampshire Bank’s Knowledge, the Voting and Non-Competition Agreement has been duly and validly executed and delivered by each Person that is a party thereto and constitutes the valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar Laws affecting creditors' rights and remedies generally.

(b)         Meridian has delivered to NBT and NBT Bank, concurrently with the execution of this Agreement, the Meridian Voting Agreement in the form of Exhibit B hereto. To Hampshire Bank’s Knowledge, the Meridian Voting Agreement has been duly and validly executed and delivered by Meridian and constitutes the valid and binding obligation of Meridian, enforceable against Meridian in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar Laws affecting creditors' rights and remedies generally.

3.37.       Information Security.

Hampshire Bank has taken reasonable precautions to safeguard the information technology networks and systems utilized in the operation of its business, including the implementation of procedures to ensure that such information technology systems are materially free from disabling codes or instructions, timers, copy protection devices, “back door”, “time bomb”, “Trojan horse”, “worm”, “virus” or other software routines or hardware components that in each case permits unauthorized access or the unauthorized disablement or unauthorized erasure of data or other software by a third party, and to Hampshire Bank’s Knowledge, to date there have been no successful unauthorized intrusions or breaches of the security of the information technology systems.

3.38.       Electronic Data Processing Termination Fee and Related Costs.

To Hampshire Bank’s best Knowledge after consultation with its legal counsel, as of the first day of the month immediately following the date of this Agreement, the termination fee and related costs payable by Hampshire Bank to Metavante Corporation, pursuant to that certain Technology Outsourcing Agreement by and between Hampshire Bank and Metavante dated July 6, 2006, as amended, will not exceed  $1,000,000.

Article IV.
Representations and Warranties of NBT And NBT Bank

NBT and NBT Bank hereby make the following representations and warranties to Hampshire Bank, each of which is being relied upon by Hampshire Bank as a material inducement to enter into and perform this Agreement. NBT and NBT Bank represent and warrant to Hampshire Bank that the statements contained in this Article IV are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the NBT Disclosure Schedules delivered by NBT and NBT Bank to Hampshire Bank on the date hereof, and except as to any representation or warranty which specifically relates to an earlier date, which only need be correct as of such earlier date, provided, however, that disclosure in any Section of such NBT Disclosure Schedules shall apply only to the indicated Section of this Agreement except to the extent that it is reasonably apparent that such disclosure is relevant to another Section of this Agreement.

4.1.         Capitalization.

The authorized capital stock of NBT consists of 50,000,000 shares of common stock, par value $.01 per share, of which, as of the date hereof, 38,035,539 shares are issued, 33,103,326 shares are outstanding and 4,932,213 shares are held in treasury, and 2,500,000 shares of preferred stock, none of which are issued. Except for shares reserved in connection with NBT director and employee compensation, as set forth in NBT Disclosure Schedule 4.1, as of the date hereof, no shares of NBT Common Stock are reserved for issuance. All outstanding shares of NBT Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, with no personal liability attaching to the ownership thereof. Except as set forth in Section 4.1 of the NBT Disclosure Schedule, there are no authorized, issued or outstanding options, units or other rights with respect to the NBT Common Stock. None of the shares of NBT Common Stock has been issued in violation of the preemptive rights of any Person.

4.2.         Corporate Organization.

(a)         NBT is a duly organized corporation, validly existing and in good standing under the Laws of Delaware, with full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on NBT. NBT is registered as a financial holding company under the BHCA. The certificate of incorporation and bylaws of NBT, copies of which are attached as Section 4.2(a) of the NBT Disclosure Schedule, are true, correct and complete copies of such documents as in effect as of the date of this Agreement. NBT Bank is the only Subsidiary of NBT that qualifies as a “Significant Subsidiary,” as such term is defined in Regulation S X, promulgated by the SEC.

(b)         NBT Bank is a national bank, duly organized and validly existing and in good standing under the Laws of the United States. NBT Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of any business conducted by it or the character or the location of any properties or assets owned or leased by it makes such licensing or qualification necessary. The articles of association and by-laws of NBT Bank, copies of which are attached in Section 4.2(b) of the NBT Disclosure Schedule, are true, correct and complete copies of such documents as in effect as of the date of this Agreement.

4.3.         Authority; No Violation.

(a)         NBT and NBT Bank have full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the required regulatory approvals specified herein, to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly approved by the board of directors of each of NBT and NBT Bank. Except for the adoption of this Agreement by NBT as the sole shareholder of NBT Bank, no other corporate proceedings on the part of NBT or NBT Bank will be necessary to approve this Agreement or consummate the Transactions. This Agreement has been duly and validly executed and delivered by NBT and NBT Bank and, subject to receipt of the required regulatory approvals specified herein, will constitute valid and binding obligations of NBT and NBT Bank, enforceable against each of NBT and NBT Bank in accordance with its terms, except as enforcement may be limited by general principles of equity, and by bankruptcy, insolvency and similar Laws affecting creditors' rights and remedies generally.

(b)         Neither the execution and delivery of this Agreement by NBT and NBT Bank, nor the consummation by NBT or NBT Bank, as the case may be, of the Transactions, nor compliance by NBT or NBT Bank with any of the terms or provisions hereof, will: (i) violate any provision of the certificate of incorporation or bylaws of NBT or the articles of association or the bylaws of NBT Bank; or (ii) violate any Laws applicable to NBT or NBT Bank or any of their properties or assets; or (iii) violate, conflict with, or result in a breach of, any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon, any of the properties or assets of NBT or NBT Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which NBT or NBT Bank is a party, or by which they or any of their properties or assets may be bound or affected.

4.4.         Regulatory Filings.

NBT and NBT Bank have filed all reports required by Laws to be filed with any Regulatory Authority, and such reports were prepared in accordance with the applicable Laws and instructions in existence as of the date of filing of such reports in all material respects, and none of the reports contain any untrue statement of a material fact. NBT and NBT Bank are not aware of any reason why any of the required regulatory approvals to be obtained in connection with the Merger should not be granted by such Regulatory Authorities or why such regulatory approvals should be conditioned on any requirement which would be a significant impediment to NBT's or NBT Bank’s ability to carry on its business.

4.5.         Securities Documents.

Since January 1, 2008, NBT has filed with the SEC all forms, reports, schedules, registration statements, definitive proxy statements and information statements or other filings (“NBT SEC Reports”) required to be filed by it with the SEC. As of their respective dates, the NBT SEC Reports complied as to form with the requirements of the Exchange Act or the Securities Act, as applicable, and the applicable rules and regulations of the SEC promulgated thereunder in all material respects. As of their respective dates and as of the date any information from the NBT SEC Reports has been incorporated by reference, the NBT SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein made, in light of the circumstances under which they were made, not misleading. NBT has filed all material contracts, agreements and other documents or instruments required to be filed as exhibits to the NBT SEC Reports.

4.6.         NBT and NBT Bank Information.

The information relating to NBT and NBT Bank provided herein and to be provided by NBT and NBT Bank to be contained in the Proxy Statement-Prospectus, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

4.7.         Consents and Approvals.

(a)         Except for: (i) the filing of applications, notices or waiver requests, as applicable, as to the Merger with the OCC, the FRB, the FDIC and the NHBD, as well as any other applications and notices required by Laws related to the Merger and approval of the foregoing applications and notices; (ii) the filing of the Articles of Merger or other appropriate filing with the OCC, the NHBD and the New Hampshire Secretary of State, as applicable; (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable Laws including, if applicable, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the securities or antitrust Laws of any foreign country; and (iv) such filings, authorizations or approvals as may be set forth in Section 4.7 of the NBT Disclosure Schedule; (v) compliance with applicable requirements of the Securities Act, the Exchange Act and state securities or “blue sky” Laws, no consents or approvals of or filings or registrations with any Governmental Entity, or with any third party are necessary in connection with: (1) the execution and delivery by NBT and NBT Bank of this Agreement; or (2) the consummation by NBT and NBT Bank of the Merger and the Transactions, except in each case, for such consents, approvals or filings, the failure of which to obtain will not have a Material Adverse Effect on the ability of NBT or NBT Bank to consummate the Transactions.

(b)         NBT and NBT Bank hereby represent to Hampshire Bank that they have no Knowledge of any reason why approval or effectiveness of any of the applications, notices or filings referred to in Section 4.7(a) cannot be obtained or granted on a timely basis and that they will promptly notify Hampshire Bank should they acquire such Knowledge.

4.8.         Compliance with Applicable Laws.

Except as set forth in Section 4.8 of the NBT Disclosure Schedule, each of NBT and NBT Bank has complied in all material respects with all Laws applicable to it or to the operation of its business. Neither NBT nor NBT Bank has received any notice of any material alleged or threatened claim, violation, or liability under any such Laws that have not heretofore been substantially cured and for which there is no remaining material liability.

4.9.         Legal Proceedings.

Except as set forth in Section 4.9 of the NBT Disclosure Schedule: (i) neither NBT nor NBT Bank is a party to any, and there are no pending, or to the Knowledge of NBT or NBT Bank, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against NBT or NBT Bank in which, to the Knowledge of NBT, there is a reasonable probability of any material recovery against or other Material Adverse Effect upon NBT or NBT Bank or which challenge the validity or propriety of the Transactions; and (ii) there is no injunction, order, judgment, decree, or regulatory restriction imposed upon NBT, NBT Bank or their respective assets.

4.10.       Merger Consideration; Adequate Resources.

NBT will have, at the Effective Time, unissued shares of NBT Common Stock and shares of Common Stock held in its treasury, that are not reserved for any other purpose, sufficient to issue the number of shares of NBT Common Stock contemplated by Article II, and a sufficient amount of cash to pay the amount contemplated by Article II. The shares of NBT Common Stock to be issued as Merger Consideration will be duly authorized, validly issued, fully paid, nonassessable and not subject to any preemptive rights.

4.11.       Financial Statements; Books and Records.

NBT Bank has delivered to Hampshire Bank the NBT Regulatory Reports and NBT has delivered to Hampshire Bank the NBT Financials, all of which fairly present in all material respects, the consolidated financial position of NBT and NBT Bank as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and, in the case of the audited financial statements, cash flows of NBT for the periods then ended and the results of operations for NBT Bank for the periods then ended and each such financial statement has been or will be, as the case may be, prepared in conformity with GAAP, as applicable, applied on a consistent basis (except as otherwise stated therein). The NBT Financials reflecting information after the date of this Agreement will fairly present in all material respects, the consolidated financial position of NBT and NBT Bank as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and, in the case of the audited financial statements, cash flows of NBT and NBT Bank for the periods then ended and each such financial statement has been or will be, as the case may be, prepared in conformity with GAAP as applicable, applied on a consistent basis. The books and records of NBT and NBT Bank fairly reflect in all material respects the transactions to which it is a party or by which its properties are subject or bound. Such books and records have been properly kept and maintained and are in compliance with all applicable Laws and accounting requirements in all material respects. The minute books of NBT and NBT Bank contain records which are accurate in all material respects regarding all corporate actions of each of their respective shareholders and boards of directors (including committees of their respective boards of directors) set forth therein.

4.12.       Undisclosed Liabilities.

Neither NBT nor NBT Bank has any liability (contingent or otherwise), excluding contractually assumed contingencies of the nature required to be disclosed in a balance sheet (including the notes thereto) prepared in accordance with GAAP, except: (i) as disclosed in the NBT Bank Regulatory Reports, NBT Financials or as provided to Hampshire Bank in connection with its due diligence inquiry; (ii) for liabilities incurred in the ordinary course of business subsequent to the date hereof consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on NBT or NBT Bank; and (iii) for liabilities incurred in connection with this Agreement and the Transactions; or (iv) as set forth in Section 4.12 of the NBT Disclosure Schedule.

4.13.      Tax Treatment of the Merger.

NBT and NBT Bank have no Knowledge of any fact or circumstance relating to it that would prevent the Transactions from qualifying as a reorganization under Section 368 of the Code. It is the intention of the parties that the Transactions be qualified as a reorganization under Section 368(a) of the Code and that the parties will execute and deliver such documents as are necessary or convenient to such qualification.

4.14.       Taxes.

NBT and NBT Bank are members of the same affiliated group within the meaning of Code Section 1504(a).NBT files and has consistently filed its tax returns on a consolidated basis with NBT Bank pursuant to Section 1501 of the Code. NBT has duly filed all federal, state and material local tax returns required to be filed by or with respect to NBT on or prior to the Closing Date, taking into account any extensions (all such returns, to the Knowledge of NBT, being accurate and correct in all material respects) and have duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from NBT by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. As of the date of this Agreement, NBT has received no written notice of, and to NBT’s Knowledge there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of NBT, and no written claim has been made by any authority in a jurisdiction where NBT  does not file tax returns that NBT is subject to taxation in that jurisdiction. NBT has not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. NBT has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid to any employee, independent contractor, creditor, shareholder or other third party.

4.15.       Ownership of Property; Insurance Coverage.

NBT and NBT Bank have good and, as to real property, marketable title to all material assets and properties owned by NBT and NBT Bank in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the NBT Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material Liens, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the Federal Reserve Bank of New York or the Federal Home Loan Bank of New York or inter-bank credit facilities, (ii) statutory Liens for amounts not yet delinquent or which are being contested in good faith, (iii) non-monetary Liens affecting real property which do not adversely affect the value or use of such real property, and (iv) those described and reflected in the NBT Financial Statements. NBT and NBT Bank, as lessee, have the right under valid and enforceable leases of real and personal properties used by NBT and NBT Bank in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. To NBT and NBT Bank’s knowledge, neither NBT nor NBT Bank is in default in any material respect under any lease for any real or personal property to which either NBT or NBT Bank is a party, and there has not occurred any event that, with lapse of time or the giving of notice or both, would constitute such default, except for such defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on NBT or NBT Bank.

4.16.       Environmental Matters.

(a)         NBT and NBT Bank are in material compliance with all applicable Laws relating to pollution or protection of the environment (including without limitation, Laws relating to emissions, discharges, releases and threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials).

(b)         There is no suit, claim, action, proceeding, investigation or notice pending or, to NBT and NBT Bank’s Knowledge, threatened (or past or present actions or events that could form the basis of any such suit, claim, action, proceeding, investigation or notice), in which NBT or NBT Bank has been or, with respect to threatened suits, claims, actions, proceedings, investigations or notices, may be, named as a defendant: (x) for alleged material noncompliance (including by any predecessor), with any environmental Law; or (y) relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site owned, leased or operated by NBT or NBT Bank, or to NBT and NBT Bank’s Knowledge, relating to any material release or threatened release into the environment of any Hazardous Material, occurring at or on a site not owned, leased or operated by NBT or NBT Bank.

(c)         During NBT and NBT Bank’s ownership or operation of any of their properties, there has not been any material release of Hazardous Materials in, on, under or affecting any such property.

(d)         To NBT and NBT Bank’s Knowledge, NBT and NBT Bank have not made or participated in any loan to any Person who is subject to any suit, claim, action, proceeding, investigation or notice, pending or threatened, with respect to: (i) any alleged material noncompliance as to any property securing such loan with any environmental Law; or (ii) the release or the threatened release into the environment of any Hazardous Material at a site owned, leased or operated by such Person on any property securing such loan.

4.17.       Internal Controls.

(a)         NBT maintains a standard system of accounting established and administered in accordance with GAAP and applicable Laws. NBT has implemented and maintains disclosure controls and procedures as defined in Rule 13a-15(e) of the Exchange Act.

(b)         Neither NBT, nor any of its directors or officers, or, to its Knowledge, any of its employees, accountants or auditors, has received or otherwise had or obtained Knowledge of any complaint, allegation, assertion or claim, (including, but not limited to any of the forgoing made pursuant to the whistleblower provisions of the Dodd-Frank Act, as codified in the Exchange Act and SEC rules) whether written or oral, regarding the accounting or auditing practices and procedures of NBT or its internal accounting controls. There have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by, or initiated at the direction of, the chief executive officer, chief financial officer, legal counsel, the board of directors of NBT or any committee thereof.

(c)         No attorney representing NBT, whether or not employed by NBT, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by NBT or its officers, directors, employees or agents to the board of directors of NBT thereof or to any director or officer of NBT.

(d)         To NBT’s Knowledge, no employee of NBT has provided or is providing information to any law enforcement agency or Regulatory Authority regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law, the whistleblower provisions of the Dodd-Frank Act, as codified in the Exchange Act and SEC rules. To NBT and NBT Bank’s Knowledge, neither NBT or NBT Bank or any of their officers, employees, contractors, subcontractors or agents has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of NBT or NBT Bank in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. Section 1514A(a).

Article V.
Covenants of the Parties

5.1.         Conduct of Hampshire Bank Business.

From the date of this Agreement to the Effective Time, Hampshire Bank will conduct its business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies, except as otherwise required by this Agreement or with the written consent of NBT and NBT Bank. Hampshire Bank will use commercially reasonable efforts to: (i) preserve its business; (ii) maintain good relationships with employees; and (iii) preserve for itself the good will of vendors, depositors, borrowers and other customers of Hampshire Bank with whom business relationships exist. From the date hereof to the Effective Time, except as otherwise consented to or approved by NBT and NBT Bank in writing or as permitted or required by this Agreement or applicable Laws, Hampshire Bank will not:

(a)         change any provision of its articles of agreement or bylaws;

(b)         except as set forth in Section 5.1(b) of the Hampshire Bank Disclosure Schedules, change the number of authorized or issued shares of Hampshire Bank Common Stock or Hampshire Bank Preferred stock or issue or grant any option, warrant, call, commitment, subscription, right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of Hampshire Bank Common Stock or Hampshire Bank Preferred Stock;

(c)         except as set forth in Section 5.1(c) of the  Hampshire Bank Disclosure Schedule, grant any severance or termination pay (other than pursuant to policies, written agreements or practices of Hampshire Bank in effect on the date hereof and provided to NBT and NBT Bank prior to the date hereof) to, or enter into or amend any employment agreement with, or increase the compensation of, any employee, officer or director of Hampshire Bank, except for routine periodic increases, individually and in the aggregate, in accordance with past practice or hire any employee other than the hiring of at-will employees at an annual rate of salary not to exceed $50,000 to fill vacancies that may arise from time to time in the ordinary course of business;

(d)         merge or consolidate Hampshire Bank with any other corporation or depository institution, sell or lease all or any substantial portion of the assets or business of Hampshire Bank, make any acquisition of all or any substantial portion of the business or assets of another Person other than in connection with the collection of any loan or credit arrangement between Hampshire Bank and any other parties, enter into a purchase and assumption transaction with respect to deposits and liabilities; or file an application for a certificate of authority to establish, occupy, lease or purchase a new branch office, loan production office or representative office;

(e)         sell, gift, transfer, hypothecate, pledge, encumber or otherwise dispose of the Hampshire Bank Common Stock or Hampshire Bank Preferred Stock or any asset, property or business of Hampshire Bank (other than in connection with deposits, repurchase agreements, Hampshire Bank acceptances, “treasury tax and loan” accounts established in the ordinary course of business and transactions in “federal funds”) other than in the ordinary course of business consistent with past practice, or modify in any material way the manner in which Hampshire Bank has heretofore conducted its business or enter into any new line of business, incur or guaranty any indebtedness for borrowed money except in the ordinary course of business consistent with past practice;

(f)          take any action which would result in any of the representations and warranties of Hampshire Bank set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VII hereof not being satisfied;

(g)         waive, release, grant or transfer any rights of value or modify or change in any material respect any existing agreement to which Hampshire Bank is a party, other than in the ordinary course of business, consistent with past practice;

(h)         implement any pension, retirement, profit sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of this Agreement, or amend any existing plan or arrangement except to the extent such amendments do not result in an increase in cost or as are required under applicable Law;

(i)          except for commitments already made, as disclosed on Section 5.1(i)) of the Hampshire Bank Disclosure Schedule,  compromise, extend or restructure any loan with an unpaid principal balance exceeding $250,000 without NBT’s and NBT Bank’s consent, provided however that with respect to such compromise, extension or restructure, NBT and NBT Bank shall inform Hampshire Bank of their consent or objection within five (5) business days after Hampshire Bank’s request for such consent. Failure of NBT and NBT Bank to respond to such request within such time shall be deemed the granting of NBT’s and NBT Bank’s consent;

(j)          except for commitments already made, as disclosed on Section 5.1(j) of the Hampshire Bank Disclosure Schedule, sell, exchange or otherwise dispose of any investment securities prior to scheduled maturity or loans that are held for sale, except as consistent with past practices and policies;

(k)         purchase any security for its investment portfolio not rated “A” or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc., except as consistent with past practices and policies;

(l)          except consistent with past practice, make any loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) to any Affiliate, or compromise, extend, renew or modify any such commitment outstanding;

(m)        except consistent with past practice, enter into, renew, extend or modify any other transaction with any Affiliate;

(n)         enter into any interest rate swap or similar commitment, derivative security, collateralized debt obligation or any other commitment, agreement or arrangement which is not consistent with past practice and which increases Hampshire Bank’s credit or interest rate risk over the levels existing at the date hereof;

(o)         change its accounting method, practice or principles of accounting except as may be required by GAAP or by a Regulatory Authority;

(p)         except for accepting deposits and selling certificates of deposit and other contracts in the ordinary course of business, enter into any contract for an amount in excess of $25,000;

(q)         make any capital expenditure in any transaction or series or transactions in excess of $25,000;

(r)          enter into any new line of business;

(s)         take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue or materially misleading or in any of the conditions to the Merger not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable Laws; or

(t)          agree to do any of the foregoing.

5.2.         Access; Confidentiality.

(a)         From the date of this Agreement through the Effective Time, Hampshire Bank, and NBT/NBT Bank shall afford the other and its accountants, counsel and other authorized agents and representatives, complete access to its properties, assets, books and records and personnel, at reasonable hours and after reasonable notice, and the officers of Hampshire Bank and NBT/NBT Bank respectively, will furnish any party making such investigation with such financial and operating data and other information with respect to the businesses, properties, assets, books and records and personnel as the party making such investigation shall from time to time reasonably request. NBT/NBT Bank and Hampshire Bank shall conduct such investigations and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships.

(b)         NBT and NBT Bank shall receive notice of all meetings of the Hampshire Bank board of directors and any committees thereof. Hampshire Bank shall promptly furnish to NBT and NBT Bank true copies of the minutes of all such meetings except for the portion of the minutes which shall relate to the Merger or a Superior Competing Proposal. NBT and NBT Bank will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

(c)         If this Agreement is terminated, NBT/NBT Bank and Hampshire Bank, upon the written request of the other party within thirty (30) days after such termination, will destroy or return all documents and records obtained from the other or their respective representatives during the course of any investigation and will cause all information with respect to Hampshire Bank or NBT/NBT Bank obtained pursuant to this Agreement or preliminarily thereto to be kept confidential, except to the extent such information becomes public through no fault of the party which has obtained such information or any of its respective representatives or agents and except to the extent disclosure of any such information is legally required. NBT/NBT Bank and Hampshire Bank shall give prompt notice to the other of any contemplated disclosure where such disclosure is so legally required.

5.3.         Further Actions of Hampshire Bank and NBT/NBT Bank.

(a)           NBT/NBT Bank and Hampshire Bank will prepare all applications and notices and make all filings for and use their best commercially reasonable efforts to obtain as promptly as practicable after the date hereof, all necessary permits consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the Transactions.

(b)         Hampshire Bank and NBT/NBT Bank will furnish the other with all information concerning it as may be necessary or advisable in connection with any application, notice or other filing made by or on behalf of the requesting party to any Regulatory Authority in connection with the Transactions.

(c)         Prior to the filing thereof, Hampshire Bank and NBT/NBT Bank will furnish to the other and afford the other a reasonable opportunity to examine and comment thereon, a true and complete copy of all applications, notices and other filings with Regulatory Authorities concerning the Merger and this Agreement.

(d)         Except for those items deemed confidential by Regulatory Authorities, NBT/NBT Bank and Hampshire Bank will promptly furnish to each other copies of written communications to or received from any Regulatory Authority in respect of the Transactions. If Hampshire Bank, NBT or NBT Bank believe that a document or information is confidential under applicable Laws, and such document or information would be otherwise disclosable under this Section 5.3(d), the party possessing such document or information shall promptly and in good faith seek approval or non-objection to such disclosure from the appropriate Regulatory Authority.

(e)         Hampshire Bank and NBT/NBT Bank shall deliver to the other as soon as practicable after the end of each month and each fiscal quarter prior to the Effective Time, commencing with the month ended September 30, 2011, an unaudited consolidated balance sheet as of such date and related unaudited consolidated statements of income for the period then ended, which financial statements shall be prepared in accordance with GAAP, consistently applied and shall fairly reflect its consolidated financial condition and consolidated results of operations for the periods then ended, which financial statements may be included respectively in the Hampshire Bank and NBT Regulatory Reports delivered pursuant hereto.

(f)          From the date of this Agreement through the Effective Time, Hampshire Bank and NBT each shall: i) maintain insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business; ii) maintain, books of account and records in accordance with past practice and those principles used in preparing the financial statements heretofore delivered; and iii) file all federal, state, and local tax returns required to be filed by them and pay all Taxes shown to be due on such returns on or before the date such payment is due.

(g)         NBT/NBT Bank and Hampshire Bank shall meet on a regular basis to discuss and plan for the conversion of Hampshire Bank and Hampshire Bank’s data processing and related electronic informational systems to those used by NBT and NBT Bank, which planning shall include, but not be limited to, discussion of the possible termination by Hampshire Bank of third-party service provider arrangements effective at the Closing Date or at a date thereafter, non-renewal of personal property leases and software licenses used by Hampshire Bank or Hampshire Bank in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion.

(h)         NBT shall file current reports on Form 8-K as required under the Exchange Act in connection with this Agreement, the Merger and the Transactions.

5.4.         Subsequent Events.

Until the Effective Time, each party will immediately advise the other party of any fact or occurrence, or any pending or threatened occurrence of which it obtains Knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement, which (if existing and known at any time prior to or at the Effective Time) would make the performance by a party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Time) would cause a condition to a party’s obligation under this Agreement not to be fully satisfied.

5.5.          Employee Matters.

(a)         Subject to a pre-Closing evaluation of personnel records, NBT and NBT Bank shall offer to retain all of Hampshire Bank’s branch employees. Other Hampshire Bank employees whose positions might be eliminated or whose responsibilities might be materially changed as a result of the Merger will be considered for open positions within NBT and NBT Bank as set forth in this Section 5.5. Following the execution of this Agreement, NBT/NBT Bank shall notify the President of Hampshire Bank or his designee of employment opportunities that become available at NBT or NBT Bank. Within five (5) business days of such notice, Hampshire Bank shall notify the NBT Director of Human Resources of individuals who have an interest in applying for the open position(s). These individuals will be given first opportunity to fill the open position(s), provided they qualify for the position(s). In the event that NBT does not receive notification within the five (5) business days, or determines that the applicant is not qualified, it will offer the open position(s) to other candidates. In the event that a Hampshire Bank employee is selected for the open position, Hampshire Bank and NBT shall mutually agree on a date the employee will assume his/her new job duties.

(b)         NBT will pay to Hampshire Bank employees who are not parties to employment, severance, change of control or like agreements and whose employment is terminated other than for cause or voluntarily during the period beginning on the date of this Agreement, up to and including the Closing Date, a cash severance benefit equal to two (2) weeks of salary for each year of service with Hampshire Bank, with a minimum benefit equal to two (2) weeks salary. Except as set forth in Section 5.5(b) of the Hampshire Bank Disclosure Schedule, years of service with Hampshire Bank to be credited under this Section 5.5(b) does not include credited service with another employer. NBT and NBT Bank intend to honor all of Hampshire Bank’s existing employment, severance, change of control and like agreements such as directors’ deferred compensation plans, SERPs and split dollar insurance policies. Notwithstanding anything contained therein or in this Agreement, no payment shall be made under any employment, retention bonus, deferred compensation, change of control and severance contract or plan that would constitute a “parachute payment” (as such term is defined in Section 280G of the Code) or that would be prohibited by any Regulatory Authority to which Hampshire Bank is subject.

(c)         After the Effective Time, employees of Hampshire Bank who become employed by NBT or NBT Bank will be eligible for employee benefits that NBT or NBT Bank, as the case may be, provides to its employees generally and, except as otherwise required by this Agreement, on substantially the same basis as is applicable to such employees, provided that nothing in this Agreement shall require any duplication of benefits. NBT or NBT Bank will: (i) give credit to employees of Hampshire Bank with respect to the satisfaction of the limitations as to pre-existing condition exclusions, evidence of insurability requirements and waiting periods for participation and coverage that are applicable under the employee welfare benefit plans (within the meaning of Section 3(1) of ERISA) of NBT or NBT Bank, equal to the credit that any such employee had received as of the Effective Time towards the satisfaction of any such limitations and waiting periods under the comparable employee welfare benefit plans of Hampshire Bank and to waive preexisting condition limitations to the same extent waived under the corresponding plan; and (ii) treat, and cause its applicable benefit plans to treat, the service of the Hampshire Bank employees with Hampshire Bank as service rendered to NBT or NBT Bank, as applicable: (a) for purposes of eligibility to participate and vesting, but not for benefit accrual under any defined benefit plan (including minimum pension amount) attributable to any period before the Effective Time; and (b) for vacation and sick leave benefits. Benefits under NBT and NBT Bank pension plans, if any, shall be determined solely with reference to service with NBT and/or NBT Bank.

(d)         SERP.  Immediately on or prior to the Effective Time, Hampshire Bank shall, in cooperation with NBT and NBT Bank, subject to the occurrence of the Effective Time, terminate the Supplemental Retirement Plan for James M. Dunphy and the amounts due thereunder shall be paid in a lump sum to Mr. Dunphy on or prior to the Effective Time in accordance with Section 409A of the Code.

(e)          Automobile.  Immediately on or prior to the Effective Time, Hampshire Bank shall, in cooperation with NBT and NBT Bank, subject to the occurrence of the Effective Time, terminate the Executive Vehicle Agreement for James M. Dunphy (the “Vehicle Agreement”) and Mr. Dunphy shall have no rights or benefits under the Vehicle Agreement on and after the Effective Time.

(f)          Incentive Compensation Plan.  Immediately on or prior to the Effective Time, Hampshire Bank shall, in cooperation with NBT and NBT Bank, subject to the occurrence of the Effective Time, terminate the Incentive Compensation Plan and the amounts due thereunder shall be paid in a lump sum on or prior to the Effective Time in accordance with Section 409A of the Code, provided that to the extent the payment would constitute a "parachute payment" (as such term is defined in Section 280G of the Code), the payment will be reduced to $1.00 less than the amount that would be considered a "parachute payment."

(g)         Cancellation of Consulting and Employment Agreement at the Effective Time. Immediately on or prior to the Effective Time, Hampshire Bank shall, subject to the occurrence of the Effective Time, pay James M. Dunphy a cash lump sum payment as set forth in Hampshire Bank Disclosure Schedule 5.5(g), in exchange for the termination of the Consulting and Employment Agreement entered into with Mr. Dunphy (“Employment Agreement”), provided that the Employment Agreement terminates at the Effective Time, and provided further that to the extent the payment would constitute a “parachute payment” (as described in paragraph (f) of this Section 5.5), the payment will be reduced to $1.00 less than the amount that would be considered a “parachute payment.”

(h)         New Employment Agreement.  NBT and NBT Bank will offer James M. Dunphy an executive level position with NBT and NBT Bank and will also enter into an agreement with Mr. Dunphy reflecting the terms of employment, with such agreement signed and dated as of the date of this Agreement, subject to the occurrence of the Effective Time. A true, accurate and complete executed original of such agreement is set forth in NBT Disclosure Schedule 5.5(h).

5.6.         Publicity.

Except as otherwise required by applicable Laws, so long as this Agreement is in effect, neither Hampshire Bank nor NBT/NBT Bank shall issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the Transactions, without the consent of the other party, which consent shall not be unreasonably withheld. Hampshire Bank and NBT/NBT Bank shall cooperate to prepare a joint press release announcing the signing of this Agreement and the Transactions.

5.7.         Section 16 Matters.

Prior to the Effective Time, NBT shall take all such steps as may be required to cause any acquisitions of NBT Common Stock resulting from the Transactions by each director or officer of Hampshire Bank who becomes subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to NBT to be exempt under Rule 16b-3 promulgated under the Exchange Act. Hampshire Bank agrees to promptly furnish NBT with all requisite information necessary for NBT to take the actions contemplated by this Section 5.7.

5.8.         Indemnification.

(a)         From and after the Effective Time through the sixth anniversary of the Effective Time, NBT agrees to indemnify and hold harmless each present and former director and officer of Hampshire Bank and each officer or employee of Hampshire Bank that is serving or has served as a director or officer of another entity expressly at Hampshire Bank’s request or direction (each, an “Indemnified Party”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, amounts paid in settlement, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the Transactions), whether asserted or claimed prior to, at or after the Effective Time, as they are from time to time incurred, in each case to the fullest extent such Person would have been indemnified or have the right to advancement of expenses pursuant to Hampshire Bank’s articles of agreement and bylaws as in effect on the date of this Agreement and to the fullest extent permitted by Law.

(b)         Any Indemnified Party wishing to claim indemnification under this Section 5.8, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify NBT thereof, but the failure to so notify shall not relieve NBT of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice NBT. NBT shall use its reasonable best efforts to maintain Hampshire Bank’s existing directors’ and officers’ liability insurance policy or provide a policy providing comparable coverage and amounts to the Persons currently covered by Hampshire Bank’s existing policy for a period of 6 years after the Effective Time; provided, however, that in no event shall NBT be obligated to expend, in order to maintain or provide such insurance coverage an amount in the aggregate in excess of 150% of the amount of the annual premiums paid by Hampshire Bank as of the date hereof for such insurance (“Maximum Insurance Amount”); provided further, that if the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Insurance Amount, NBT shall obtain the most advantageous coverage obtainable for a premium equal to the Maximum Insurance Amount.

(c)          In the event NBT or any of its successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger; or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of NBT assume the obligations set forth in this Section 5.8.

5.9.         Exclusivity/Competing Proposals.

(a)          Hampshire Bank shall not, and shall not permit any Affiliate of Hampshire Bank or any officer, director or employee of any of them, or any investment banker, attorney, accountant or other representative retained by Hampshire Bank or any Hampshire Bank Affiliate to, directly or indirectly, solicit, encourage, or initiate discussions or negotiations with, or respond to requests for information, inquiries, or other communications from, any Person other than NBT or NBT Bank concerning any proposal or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined in Section 1.1), or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to take any such action (except that Hampshire Bank officers and directors may respond to inquiries from analysts, Regulatory Authorities and holders of Hampshire Bank Common Stock and Hampshire Bank Preferred ”Stock in the ordinary course of business); and Hampshire Bank shall notify NBT and NBT Bank immediately if any such discussions or negotiations are sought to be initiated with Hampshire Bank by any Person other than NBT or NBT Bank or if any such requests for information, inquiries, proposals or communications are received from any Person other than NBT or NBT Bank; provided, however, that nothing contained in this Section 5.9(b) shall prohibit the Hampshire Bank board of directors from (i) complying with its disclosure obligations under federal or state Law; or (ii) prior to the Hampshire Bank Shareholder Meeting (as defined in Section 5.11), furnishing information to, or entering into discussions or negotiations with, any Person or entity that makes an unsolicited Acquisition Proposal, if, and only to the extent that (A) such Acquisition Proposal did not result from a breach of this Section 5.9 by Hampshire Bank, (B) the Hampshire Bank board of directors or any appropriate committee thereof has determined in its good faith judgment, after consultation with Hampshire Bank’s financial advisor and legal counsel, that such Acquisition Proposal is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial (including the financing terms thereof) and regulatory aspects of the proposal and the Person making the proposal, and (C) the Hampshire Bank board of directors or any appropriate committee thereof has determined that such Acquisition Proposal is reasonably likely to result in a transaction more favorable to Hampshire Bank’s shareholders from a financial point of view than the Merger (taking into account all relevant factors, including, without limitation, the timing of consummation as compared to the Merger (such proposal that satisfies clauses (A), (B) and (C) being referred to herein as a “Superior Competing Proposal”).

(b)         Hampshire Bank shall notify NBT and NBT Bank promptly (but in no event later than 24 hours) after receipt of any Acquisition Proposal, or any material modification of or material amendment to any Acquisition Proposal, or any request for nonpublic information relating to Hampshire Bank or for access to the properties, books, or records of Hampshire Bank by any Person that informs the Hampshire Bank board of directors or a member of senior management of Hampshire Bank that it is considering making, or has made, an Acquisition Proposal. Such notice to NBT and NBT Bank shall be made orally and in writing, and shall indicate the identity of the Person making the Acquisition Proposal or intending to make or considering making an Acquisition Proposal or requesting non-public information or access to the books and records of Hampshire Bank, and the material terms of any such Acquisition Proposal and any modification or amendment to such Acquisition Proposal. Hampshire Bank shall keep NBT and NBT Bank fully informed, on a current basis, of any material changes in the status and any material changes or modifications in the terms of any such Acquisition Proposal, indication or request. Hampshire Bank also shall promptly, and in any event within twenty-four (24) hours, notify NBT, orally and in writing, if it enters into discussions or negotiations concerning any Acquisition Proposal in accordance with Section 5.10(a).

5.10.       Meeting of Shareholders.

Hampshire Bank will (i) take all steps necessary to duly call, give notice of, convene and hold a special meeting of its shareholders as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, for the purpose of considering and voting on approval and adoption of this Agreement and the Merger (the “Hampshire Bank Shareholders Meeting”), except as otherwise provided in this Section 5.10, (ii) in connection with the solicitation of proxies with respect to the Hampshire Bank Shareholders Meeting, have its board of directors recommend approval of this Agreement to the Hampshire Bank shareholders; and (iii) cooperate and consult with NBT with respect to each of the foregoing matters. The board of directors of Hampshire Bank may fail to make such a recommendation referred to in clause (ii) above, or withdraw, modify or change any such recommendation only if such board of directors, after having consulted with and considered the advice of its financial and legal advisors, has determined that the making of such recommendation, or the failure to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of such directors under applicable Law.

5.11.       Proxy Statement-Prospectus; Merger Registration Statement.

(a)          For the purposes (i) of registering NBT Common Stock to be offered to holders of Hampshire Bank Common Stock in connection with the Merger with the SEC under the Securities Act and (ii) of holding the Hampshire Bank Shareholders Meeting, NBT shall draft and prepare, and Hampshire Bank shall cooperate in the preparation of, the Merger Registration Statement, including a proxy statement and prospectus satisfying all applicable requirements of applicable state securities and banking Laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed by Hampshire Bank to the Hampshire Bank shareholders, together with any and all amendments or supplements thereto, being herein referred to as the “Proxy Statement-Prospectus”). NBT shall provide Hampshire Bank and its counsel with appropriate opportunity to review and comment on the Proxy Statement-Prospectus, and shall incorporate all appropriate (as determined by the parties and their respective legal counsels)  comments thereto, prior to the time it is initially filed with the SEC or any amendments are filed with the SEC. NBT shall file the Merger Registration Statement, including the Proxy Statement-Prospectus, with the SEC. Each of NBT and Hampshire Bank shall use its reasonable best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and Hampshire Bank shall thereafter promptly mail the Proxy Statement-Prospectus to its shareholders. NBT shall also use its reasonable best efforts to obtain all necessary state securities Law or “blue sky” permits and approvals required to carry out the Transactions, and Hampshire Bank shall furnish all information concerning Hampshire Bank and the holders of Hampshire Bank Common Stock as may be reasonably requested in connection with any such action.

(b)         NBT shall, as soon as practicable, file the Merger Registration Statement with the SEC under the Securities Act in connection with the Transactions. NBT will advise Hampshire Bank promptly after NBT receives notice of the time when the Merger Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the registration of the shares of NBT Common Stock issuable pursuant to the Merger Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Merger Registration Statement, or for additional information, and NBT will provide Hampshire Bank with as many copies of such Merger Registration Statement and all amendments thereto promptly upon the filing thereof as Hampshire Bank may reasonably request. NBT shall apply for, and shall use reasonable best efforts to obtain approval to  quote the shares of NBT Common Stock to be issued in the Merger on the Nasdaq Global Select Market, subject to official notice of issuance, prior to the Effective Time.

(c)         Hampshire Bank and NBT shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, Hampshire Bank shall cooperate with NBT in the preparation of a supplement or amendment to such Proxy Statement-Prospectus that corrects such misstatement or omission, and NBT shall file an amended Merger Registration Statement with the SEC, and Hampshire Bank shall mail an amended Proxy Statement-Prospectus to its shareholders.

5.12.       No Market Manipulation.

From the date of this Agreement until the Effective Time or this Agreement terminates, NBT/NBT Bank and Hampshire Bank and their Affiliates shall not directly or indirectly purchase, or sell, any shares of NBT Common Stock or any security measured by reference to NBT Common Stock, except pursuant to employee or director stock option plans and defined contribution plans established under Section 401(k) of the Code, stock buy-back or other plans or programs authorized by the board of directors of NBT or NBT Bank.

5.13.       Reservation of Stock.

NBT agrees at all times from the date of this Agreement until the Merger Consideration has been paid in full to reserve a sufficient number of shares of NBT Common Stock to fulfill its obligations under this Agreement.

5.14.       No Impairment.

Subject to the terms and conditions of this Agreement, no party hereto shall take or fail to take, or cause or permit its Subsidiaries to take or fail to take, or to the best of its ability permit to be taken or not to be taken by any third party, any action that would substantially impair the prospects of completing the Merger pursuant to this Agreement, that would materially delay such completion, or that would adversely affect the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. In the event that either party has taken any action, whether before, on or after the date hereof, that would adversely affect such qualification, each party shall take such action as the other party may reasonably request to cure such effect to the extent curable without a Material Adverse Effect on any of the parties.

5.15.       Loan Participations.

Hampshire Bank Disclosure Schedule 5.15 identifies by borrower name each loan with respect to which Hampshire Bank is a participant with EBSB and with respect to which EBSB is the lead lender (each, a “Participation Loan”). As soon as practicable following the date of this Agreement, but not later than ten (10) days prior to the Closing Date, Hampshire shall resell, reconvey and put back to EBSB, at stated value without premium or discount, all of its right, title and interest in each Participation Loan.

Article VI.
Termination

6.1.         Termination.

This Agreement may be terminated on or at any time prior to the Closing Date, whether before or after approval by the shareholders of Hampshire Bank:

(a)         by the mutual written consent of the parties; or

(b)         by NBT/NBT Bank or Hampshire Bank if there shall have been any material breach of any obligation of NBT or NBT Bank, on the one hand, or Hampshire Bank, on the other hand, and such breach cannot be, or shall not have been, remedied within thirty business (30) days after receipt by such other party of notice in writing specifying the nature of such breach and requesting that it be remedied; or

(c)         if the Effective Time shall not have occurred prior to June 30, 2012 (or September 30, 2012 if the reason the Effective Time has not occurred is due to the fact that the parties have not received approval from the Regulatory Authorities despite prompt and diligent actions by the parties, or any required waiting period shall have not yet expired or been terminated); provided, however, that the right to terminate this Agreement under this Section 6.1(c) shall not be available to a party whose action or failure to act has been a principal cause of or resulted in the failure of the Effective Time to occur on or before such date; or

(d)         if either party has been informed in writing by a Regulatory Authority whose approval or consent has been requested that such approval or consent will not be granted, unless such non-approval or non-consent shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein required to be performed or observed by such party on or before the Closing Date; or

(e)         by NBT/NBT Bank: (i) if Hampshire Bank fails to hold the Hampshire Bank Shareholder Meeting to vote on the Agreement and the Transactions as set forth in Section 5.11; or (ii) if Hampshire Bank’s board of directors either (x) fails to recommend, or fails to continue its recommendation, that the shareholders of Hampshire Bank vote in favor of the adoption and approval of this Agreement; or (y) modifies, withdraws or changes in any manner adverse to NBT or NBT Bank its recommendation that the shareholders of Hampshire Bank vote in favor of the adoption of this Agreement; or

(f)          by Hampshire Bank, at any time prior to the Hampshire Bank Shareholders Meeting held to vote on the adoption and approval of the Agreement and the Transactions, in order to concurrently enter into an acquisition agreement or similar agreement with respect to a Superior Competing Proposal which has been received by Hampshire Bank and the Hampshire Bank board of directors in compliance with Section 5.10.

6.2.         Effect of Termination.

If this Agreement is terminated pursuant to Section 6.1, this Agreement shall forthwith become void other than (Sections 5.2(c), 6.3, 8.2, 8.3, 8.4, 8.11, 8.12 and 8.13) and there shall be no further liability on the part of NBT, NBT Bank or Hampshire Bank to the other, except for any liability of NBT/NBT Bank or Hampshire Bank under such sections of this Agreement and except for any liability arising out of any willful uncured breach of any covenant or other agreement contained in this Agreement or any breach of a representation or warranty.

6.3.         Termination Fee.

(a)         If NBT/NBT Bank terminates this Agreement (i) under Section 6.1(b) due to an, uncured material breach by Hampshire Bank following an Acquisition Proposal with respect to Hampshire Bank having been publicly announced or otherwise communicated or made known to Hampshire Bank’s board of directors; or (ii) under Section 6.1(e), or if Hampshire Bank terminates this Agreement under Section 6.1(f), by reason of Hampshire Bank having agreed to enter into a Superior Competing Proposal within thirty-five (35) days of the date of this Agreement, Hampshire Bank shall pay NBT a termination fee in an amount equal to $1,050,000(approximately 2.5% of  the Merger Consideration computed as of the date of this Agreement), plus reimbursement for out of pocket expenses, including, without limitation, the professional fees and expenses of legal counsel and  accountants, actually incurred  by NBT, NBT Bank and their Subsidiaries in connection with this Agreement and the Transactions, such costs and expenses not to exceed $250,000.

(b)         If NBT/NBT Bank terminates this Agreement under Section 6.1(f), by reason of Hampshire Bank having agreed to enter into a Superior Competing Proposal after the thirty-fifth (35) day following the date of this Agreement, Hampshire Bank shall pay NBT a termination fee in an amount equal to $2,100,000 (approximately 5.0% of  the Merger Consideration computed as of the date of this Agreement).

(c)         The right to receive payment of a termination fee under Sections 6.3(a) or (b) will constitute the sole and exclusive remedy of NBT, NBT Bank and any of their Subsidiaries against Hampshire Bank and its Subsidiaries and their respective officers and directors with respect to a termination under Sections 6.1(b), (e) or (f) under circumstances resulting in the payment of a termination fee. Under no circumstances shall NBT/NBT Bank be entitled to receive termination fees under both Section 6.3(a) and 6.3(b).

(d)         Amounts payable under this Section 6.3, shall be paid without setoff, by wire transfer of immediately available funds, to an account specified by NBT, not later than three (3) business days following the termination. Hampshire Bank acknowledges that the expense payment and termination fee contained in this Section 6.3 is an integral part of the Transactions and that, without these provisions, NBT and NBT Bank would not enter into this Agreement.

(e)         The parties agree that the termination fee and expense payment provisions of Sections 6.3(a),(b) and (c) are fair and reasonable in the circumstances. If a court of competent jurisdiction shall nonetheless, by a final, non-appealable judgment, determine that the amount of any such termination fee exceeds the maximum amount permitted by Law, then the amount of such termination fee shall be reduced to the maximum amount permitted by Law in the circumstances, as determined by such court of competent jurisdiction.

Article VII.
Conditions

7.1.         Conditions to Hampshire Bank’s Obligations.

The obligations of Hampshire Bank hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Hampshire Bank pursuant to Section 8.6:

(a)         All action required to be taken by or on the part of NBT and NBT Bank to authorize the execution, delivery and performance of this Agreement and the consummation of the Transactions shall have been duly and validly taken by NBT and NBT Bank and Hampshire Bank shall have received certified copies of the resolutions evidencing such authorizations;

(b)         The obligations of NBT required by this Agreement to be performed by NBT and NBT Bank at or prior to the Closing Date shall have been duly performed and complied with in all material respects and the representations and warranties of NBT and NBT Bank set forth in this Agreement shall be true and correct in all material respects, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty which: (i) specifically relates to an earlier date; or (ii) where the facts which cause the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a Material Adverse Effect on the assets, business, financial condition or results of operation of NBT and NBT Bank taken as a whole;

(c)         NBT/NBT Bank and Hampshire Bank shall have received all approvals of Regulatory Authorities of the Merger and all notice and waiting periods required under applicable Law shall have expired or been terminated;

(d)         There shall not be in effect any order, decree or injunction of a Governmental Entity or Regulatory Authority which enjoins or prohibits consummation of the Merger or the Transactions;

(e)         NBT and NBT Bank shall have delivered to Hampshire Bank a certificate, dated the Closing Date and signed, without personal liability, by its president, to the effect that the conditions set forth in subsections (a) through (d) of this Section 7.1 have been satisfied, to the best Knowledge of such president;

(f)          Hampshire Bank shall have received an opinion of Luse Gorman Pomerenk & Schick, P.C., reasonably acceptable in form and substance to Hampshire Bank, dated as of the Closing Date, substantially to the effect that for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering the tax opinion described in this Section 7.1(f), Luse Gorman Pomerenk & Schick, P.C. may require and rely upon customary representations contained in certificates of officers of Hampshire Bank;

(g)         This Agreement shall have been approved in accordance with applicable Law by the holders of the outstanding shares of Hampshire Bank Common Stock entitled to vote thereon;

(h)         NBT shall have provided evidence to Hampshire Bank of satisfactory insurance coverage for the directors and officers of Hampshire Bank as required by Section 5.8(a);

(i)          The shares of NBT Common Stock issued in exchange for shares of Hampshire Bank Common Stock shall be approved for quotation on the NASDAQ Global Select Market; and

(j)           NBT/NBT Bank shall not have suffered any Material Adverse Effect since December 31, 2010.

7.2.         Conditions to NBT’s and NBT Bank’s Obligations.

The obligations of NBT hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by NBT pursuant to Section 8.6:

(a)         All action required to be taken by, or on the part of, Hampshire Bank to authorize the execution, delivery and performance of this Agreement and the consummation of the Transactions shall have been duly and validly taken by Hampshire Bank and NBT/NBT Bank shall have received certified copies of the resolutions evidencing such authorizations;

(b)         The obligations of Hampshire Bank required by this Agreement to be performed by Hampshire Bank at or prior to the Closing Date shall have been duly performed and complied with in all material respects and the representations and warranties of Hampshire Bank set forth in this Agreement shall be true and correct in all material respects, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty which: (i) specifically relates to an earlier date; or (ii) where the facts which cause the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a Material Adverse Effect on the assets, business, financial condition or results of operation of Hampshire Bank taken as a whole;

(c)          NBT/NBT Bank and Hampshire Bank shall have received all approvals of Regulatory Authorities of the Merger and all notice and waiting periods required under applicable Law shall have expired or been terminated;

(d)         There shall not be in effect any order, decree or injunction of a Governmental Entity or Regulatory Authority which enjoins or prohibits consummation of the Merger or the Transactions;

(e)          Hampshire Bank shall have delivered to NBT a certificate, dated the Closing Date and signed, without personal liability, by its president, to the effect that the conditions set forth in subsections (a) through (d) of this Section 7.2 have been satisfied, to the best Knowledge of such president;

(f)          NBT shall have received an opinion of Hinman, Howard & Kattell, LLP, reasonably acceptable in form and substance to NBT, dated as of the Closing Date, substantially to the effect that for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering the tax opinion described in this Section 7.2(f), Hinman, Howard & Kattell, LLP, may require and rely upon customary representations contained in certificates of officers of NBT and its Subsidiaries;

(g)           No order, decree, memorandum, restriction, or enforcement proceeding to which Hampshire Bank or Hampshire Bank or any of their Affiliates are subject, which have been issued, administered, supervised or prosecuted by any Regulatory Authority, shall be enforced against NBT or NBT Bank as successors by merger;

(h)           Each of Hampshire Bank’s directors shall have executed the Voting and Non-Competition Agreement and Meridian shall have executed the Meridian Voting Agreement;

(i)           The shares of NBT Common Stock issued in exchange for shares of Hampshire Bank Common Stock shall be approved for quotation on the NASDAQ Global Select Market; and

(j)           Hampshire Bank shall not have suffered any Material Adverse Effect since December 31, 2010.

Article VIII.
Other Matters

8.1.         Closing.

The Closing will take place at 10:00 a.m. at the offices of Hinman, Howard & Kattell, LLP, counsel to NBT/NBT Bank, on a date specified by the parties, which shall be no later than ten (10) business days after the satisfaction or waiver of all conditions precedent specified under Sections 7.1 and 7.2 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), or on such other date, place and time as the parties may agree (the “Closing Date”). Alternatively, the parties may agree that the Closing shall occur without their or their counsel’s physical presence in the same location, through the transmission and execution of documents and instruments using electronic media, including, but not limited to, e mail and telefacsimile. Digital signatures produced by such means shall have the same force and effect as handwritten signatures. If the parties elect to use this method for the Closing, following the Closing, they shall promptly execute handwritten documents and instruments and exchange the signature pages thereof so that each party shall have a complete set(s) of manually signed documents memorializing the Closing.

8.2.         Expenses.

Except as set forth in Section 6.3(c), each party hereto shall bear and pay all costs and expenses incurred by it in connection with the Transactions, including fees and expenses of its own financial consultants, accountants and counsel.

8.3.         Survival of Representations, Warranties and Covenants.

All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to survive or be performed after the Effective Time; provided, that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive NBT, NBT Bank or Hampshire Bank (or any director, officer or controlling Person thereof) of any defense in law or equity which otherwise would be available against the claims of any Person, including, without limitation, any shareholder or former shareholder of either NBT, NBT Bank or Hampshire Bank, the aforesaid representations, warranties and covenants being material inducements to the consummation by NBT, NBT Bank and Hampshire Bank of the Transactions.

8.4.         Assignment; Parties in Interest.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Except for the provisions of Article II and Section 5.9, this Agreement is not intended to confer upon any Person, other than the parties hereto and their respective successors, any rights or remedies hereunder, and the covenants, undertakings and agreements set out herein shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their permitted assigns.

8.5.         Entire Agreement.

This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understandings of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter and is not intended to confer upon any Person other than the parties any rights or remedies hereunder.

8.6.         Amendment, Extension and Waiver.

This Agreement may be amended by the parties hereto, by action taken or authorized by their respective boards of directors, at any time before or after approval of the matters presented in connection with the Merger by the parties’ shareholders, but, after any such approval, no amendment shall be made which by applicable Law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective board of directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the terms or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

8.7.         Notices.

All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), sent by recognized overnight delivery service guaranteeing next day delivery or sent by e-mail with following confirmation copy by any of the foregoing means, addressed as follows:

If to NBT or NBT Bank, to:

NBT Bancorp, Inc.
52 South Broad Street
Norwich, New York  13815
Attention: F. Sheldon Prentice, Esq.
Corporate Senior Vice President, General Counsel, Corporate Secretary
Phone: (607) 337-6530
Fax: (607) 336-6545
Email: SPrentice@nbtbci.com

With a copy to:

Hinman, Howard & Kattell, LLP
106 Corporate Park Drive, Suite 317
White Plains, New York 10604
Attention: Clifford S. Weber, Esq.
Phone: (914) 694-4102
Fax: (914) 694-4510
Email: cweber@hhk.com

If to Hampshire Bank, to:

Hampshire First Bank
80 Canal Street
Manchester, New Hampshire  03101
Attention: Mr. Richard J. Gavegnano, Chairman
Phone: (978) 977-2211
Email: rgavegnano@ebsb.com

With a copy to:

Luse Gorman Pomerenk & Schick, P.C.
5335 Wisconsin Avenue, NW, Suite 780
Washington, D.C. 20015
Attention: Lawrence M.F. Spaccasi, Esq.
Phone: (202) 274-2037
Fax: (202) 202.362.2902
Email: lspaccasi@luselaw.com

Notwithstanding the foregoing, if this Agreement requires the prior consent or approval of NBT Bancorp or NBT Bank to an action to be taken by Hampshire Bank, whether or not this Agreement requires such consent or approval to be in writing, such requirement shall be deemed satisfied if the consent or approval is set forth in an e-mail.

8.8.         Captions and Headings.

The captions and headings contained in this Agreement are for reference purposes only and are not part of this Agreement.

8.9.         Counterparts.

This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Electronic, digital and facsimile signatures shall be deemed to be originals.

8.10.       Severability.

If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by Law.

8.11.       Governing Law/Jurisdiction/Venue.

This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, without regard to choice of law provisions thereof, except to the extent that federal Law applies. Any action arising under or concerning this Agreement shall be commenced in a court of competent jurisdiction in the State of New York, and the parties hereby consent to the jurisdiction of such courts.

8.12.       Interpretation.

Each party acknowledges that it has been represented by counsel of its choice in connection with the preparation and negotiation of this Agreement and the Transactions. The parties therefore agree that this Agreement shall not be construed more strictly against or in favor of one party as compared with the other party.

8.13.       Waiver of Jury Trial.

Each party irrevocably waives any and all right to trial by jury with respect to any action, claim or other proceeding arising out of or relating to this Agreement or the Transactions.

[This Page Left Blank Intentionally:
Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

NBT BANCORP, INC.

By:	/s/ Martin A. Dietrich
Martin A. Dietrich
President and Chief Executive Officer

NBT BANK, N.A.

By:	/s/ Martin A. Dietrich
Martin A. Dietrich
President and Chief Executive Officer

HAMPSHIRE FIRST BANK

By:	/s/ Richard J. Gavegnano
Richard J. Gavegnano
Chairman

Exhibit Index

A	Voting and Non-Competition Agreement
B	Voting Agreement

Voting And Non-Competition Agreement

WHEREAS, NBT Bancorp, Inc.(“NBT“), NBT Bank, N.A. (“NBT Bank”) and Hampshire First Bank (“Hampshire Bank”) have entered into an Agreement and Plan of Merger dated as of November 16, 2011 (the “Merger Agreement”), pursuant to which, subject to the terms and conditions set forth therein: (a) Hampshire Bank  will merge with and into NBT Bank, with NBT Bank surviving the merger (the “Merger”); and (b) shareholders of Hampshire Bank  will receive Merger Consideration, as defined in the Merger Agreement, from NBT in exchange for each share of  Hampshire Bank Common Stock outstanding on the Closing Date; and

WHEREAS, as a condition to its execution and delivery to Hampshire Bank of the Merger Agreement, NBT has requested that the undersigned, being directors of Hampshire Bank (“Hampshire Bank Directors”), execute and deliver to NBT this Voting and Non-Competition  Agreement;

NOW THEREFORE, each of the undersigned, in order to induce NBT and NBT Bank to execute and deliver the Merger Agreement to Hampshire Bank, and intending to be legally bound, hereby agree to the terms and conditions of this Voting and Non-Competition Agreement.

1.             Attendance at Meetings/Voting of Shares

(a)           The Hampshire Bank Directors shall attend and be present, in person or by valid proxy, at all meetings of shareholders of Hampshire Bank called to vote for approval of the Merger so that all shares of Hampshire Bank Common Stock over which the Hampshire Bank Directors or members of their immediate family now have sole or shared voting power will be counted for the purpose of determining the presence of a quorum at such meetings and to vote, or cause to be voted, all such shares: (i) in favor of approval and adoption of the Merger Agreement and the Transactions (including any amendments or modifications of the terms thereof approved by the Hampshire Bank Directors); and (ii) subject to Section 6 of this Voting and Non-Competition Agreement, against approval or adoption of any other merger, business combination, recapitalization, partial liquidation or similar transaction involving Hampshire Bank, or any other action that would result in a material breach of any covenant, representation or warranty or any other obligation or agreement of Hampshire Bank contained in the Merger Agreement. As to immediate family members, the Hampshire Bank Directors will use their best efforts to cause the shares to be present and voted in accordance with (i) and (ii) above.

(b)           The Hampshire Bank Directors will not make any public statements with respect to the Merger contrary to or inconsistent with the statements made by Hampshire Bank in support of the Merger or the Hampshire Bank Board of Directors recommendation to its shareholders to vote in favor of the Merger

2.             No Disposition of Stock

The Hampshire Bank Directors shall not, prior to the meeting at which Hampshire Bank shareholders vote on the Merger Agreement (as such meeting may be adjourned), sell, transfer, gift, assign, encumber, create any third party rights in, or otherwise dispose of any of Hampshire Bank Common Stock except for: (i) transfers by will or operation of Law, in which case this Agreement shall bind the transferee, (ii) transfers to charities, charitable trusts, or other charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, (iii) transfers pursuant to any pledge agreement existing as of the date of this Voting and Non-Competition Agreement, and (iv) transfers for estate and tax planning purposes, including transfers to lineal descendants or a spouse, or to a trust or other entity for the benefit of one or more of the foregoing persons; provided that in each case  the transferee agrees in writing to be bound by the terms of this Voting and Non-Competition Agreement.

3.             Stock Ownership

As of the date hereof, the number of shares of Hampshire Bank’s Common Stock beneficially owned (as defined under Rule 13d-3 of the Securities Exchange Act of 1934) by each Hampshire Bank Director, excluding shares beneficially owned in a fiduciary capacity, is listed on Exhibit A hereto. These shares are, and any additional shares of Hampshire Bank’s Common Stock acquired by the Hampshire Bank Directors, after the date hereof and prior to the Effective Time will be, owned beneficially by the Hampshire Bank Directors, except as provided by Section 2 of this Voting and Non-Competition Agreement. As of the date hereof, the shares listed on Exhibit A hereto constitute all of the shares of Hampshire Bank Common Stock held of record, beneficially owned by or for which voting power or disposition power is held or shared by the Hampshire Bank Directors. The Hampshire Bank Directors will have at all times through the Effective Time sufficient rights and powers over the voting and disposition of such shares to comply with their obligations under this Voting and Non-Competition Agreement, except as provided by Section 2 of this Voting and Non-Competition Agreement. The Hampshire Bank Directors have good title to the shares listed on Exhibit A hereto, free and clear of any Liens, and they will have good title to such shares and any additional shares of Hampshire Bank’s Common Stock acquired by them after the date hereof and prior to the Effective Time, free and clear of any Liens.

4.             No Inconsistent Agreements

Except for actions taken in furtherance of this Voting and Non-Competition Agreement, while this Voting and Non-Competition Agreement remains in effect, the Hampshire Bank Directors shall not: (i) enter into any voting agreement or voting trust with respect to shares of Hampshire Bank Common Stock they own beneficially or of record; or (ii) grant any proxy, consent or power of attorney with respect to such shares which would be inconsistent with or violate the terms of this Voting and Non-Competition Agreement..

5.             No Violation

The execution and delivery of this Voting and Non-Competition  Agreement by the Hampshire Bank Directors does not, and their performance of their obligations hereunder will not: (i) to their knowledge, conflict with or violate any Law, applicable to or to which they or any of their assets or properties is bound; or (ii) conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation of, or require payment under, or result in the creation of any Liens on the properties or assets of the Hampshire Bank Directors.

6.             Fiduciary Responsibility and Duties of Hampshire Bank Directors

This Voting and Non-Competition Agreement relates solely to the capacity of the Hampshire Bank Directors as Hampshire Bank shareholders and owners of Hampshire Bank Common Stock and is not in any way intended to affect the exercise of the Hampshire Bank Directors’ responsibilities and fiduciary duties as a director or officer of Hampshire Bank or any of its Affiliates.

7.             Non-Competition

(a)           Beginning at the Effective Time and ending on the second anniversary of the Closing Date (the “Non-Competition Period”), the Hampshire Bank Directors shall not, directly or indirectly, alone or as a partner: (i) serve as an officer, director, owner, trustee, employee or consultant of any Person; or (ii) own, manage, control, operate, or otherwise , materially participate or engage in, any business or other enterprise that maintains a banking office that conducts insured deposit taking activities in the City of Manchester New Hampshire; provided however, this Voting and Non-Competition Agreement shall not prevent any Hampshire Bank Director from: 1) owning an interest in any such Person or enterprise of less than 5% of the equity interests such Person or enterprise or 2) serving as a director, employee, advisor or consultant to East Boston Savings Bank, Meridian Interstate Bancorp, Inc. or Meridian Financial Services, Incorporated or any subsidiary or affiliate  thereof.  .

(b)           During the Non-Competition Period, the Hampshire Bank Directors shall not knowingly or intentionally, directly or indirectly, either for him/her self or any other Person, solicit or induce, or attempt to solicit or induce, any individual who is, at such time, an employee or independent contractor of NBT or NBT Bank to terminate his, her, or its relationship with NBT or NBT Bank or in any way interfere with or disrupt  NBT’s or NBT Bank’s  relationship with any of its employees or independent contractors; provided, however, that the foregoing provision shall not preclude the Hampshire Bank Directors and their Affiliates from: (i) making good faith generalized solicitations for employees through advertisements or search firms and hiring any persons through such solicitations; provided, that the Hampshire Bank Directors and their Affiliates do not encourage or advise such firm to approach any such employee and such searches are not targeted or focused NBT’s  or NBT Bank’s employees, or (ii) responding to or hiring any employee of NBT or NBT Bank  who contacts the Hampshire Bank  Directors or their  Affiliates at his or her own initiative without any prior direct or indirect encouragement or solicitation.

8.             Miscellaneous

a.             Capacity

Each Hampshire Bank Director represents that that he or she has the capacity to enter into this Voting and Non-Competition Agreement and that it is a valid and binding obligation enforceable against him or her in accordance with its terms, subject to bankruptcy, insolvency and other Laws affecting creditors' rights and general equitable principles.

b.             Capitalized Terms

Capitalized terms used in this Voting and Non-Competition Agreement shall have the meanings ascribed to them in the Merger Agreement.

c.             Termination

The obligations set forth herein shall terminate concurrently with any termination of the Merger Agreement.

d.             Governing Law

This Voting and Non-Competition Agreement shall be construed in accordance with the Laws of the State of New York, without regard to conflict of laws principles except to the extent that federal Law applies.

e.             Counterparts

This Voting and Non-Competition Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Voting and Non-Competition Agreement. Electronic, digital and facsimile signatures shall be deemed to be originals.

The undersigned, constituting all of the Hampshire Bank Directors, intending to be legally bound hereby, have executed this Voting and Non-Competition Agreement as of the date(s) indicated below.

/s/ John H. Hoben	Date	November 16, 2011
John H. Hoben

/s/ Richard J. Gavegnano	Date	November 16, 2011
Richard J. Gavegnano

/s/ Robert A. Cruess	Date	November 16, 2011
Robert A. Cruess

/s/ Richard F. Fernandez	Date	November 16, 2011
Richard F. Fernandez

/s/ John M. Terravecchia	Date	November 16, 2011
John M. Terravecchia

/s/ James P. DelRossi	Date	November 16, 2011
James P. DelRossi

/s/ Edward L. Lynch	Date	November 16, 2011
Edward L. Lynch

/s/ Alyson Pitman Giles	Date	November 16, 2011
Alyson Pitman Giles

/s/ Robert E. Dastin	Date	November 16, 2011
Robert E. Dastin

exhibit a

hampshire bank directors’ beneficial stock ownership

Director	Shares

Total

Voting  Agreement

WHEREAS, NBT Bancorp, Inc.(“NBT“), NBT Bank, N.A. (“NBT Bank”) and Hampshire First Bank (“Hampshire Bank”) have entered into an Agreement and Plan of Merger dated as of November 16, 2011 (the “Merger Agreement”), pursuant to which, subject to the terms and conditions set forth therein: (a) Hampshire Bank  will merge with and into NBT Bank, with NBT Bank surviving the merger (the “Merger”); and (b) shareholders of Hampshire Bank will receive Merger Consideration, as defined in the Merger Agreement, from NBT in exchange for each share of  Hampshire Bank Common Stock outstanding on the Closing Date; and

WHEREAS, as a condition to its execution and delivery to Hampshire Bank of the Merger Agreement, NBT has requested that Meridian Interstate Bancorp, Inc. being a controlling shareholder of Hampshire Bank (“Meridian”), execute and deliver to NBT this Voting Agreement;

NOW THEREFORE, the undersigned, in order to induce NBT and NBT Bank to execute and deliver the Merger Agreement to Hampshire Bank, and intending to be legally bound, hereby agree to the terms and conditions of this Voting Agreement.

1.             Voting of Shares

(a)           The Meridian shall attend and be present, in person by a duly authorized officer or by valid proxy, at all meetings of shareholders of Hampshire Bank called to vote for approval of the Merger so that all shares of Hampshire Bank Common Stock over which  Meridian now has sole or shared voting power will be counted for the purpose of determining the presence of a quorum at such meetings and to vote, or cause to be voted, all such shares: (i) in favor of approval and adoption of the Merger Agreement and the Transactions (including any amendments or modifications of the terms thereof approved by Meridian); and (ii) against approval or adoption of any other merger, business combination, recapitalization, partial liquidation or similar transaction involving Hampshire Bank, or any other action that would result in a material breach of any covenant, representation or warranty or any other obligation or agreement of Hampshire Bank contained in the Merger Agreement.

(b)           Meridian will not make any public statements with respect to the Merger contrary to or inconsistent with the statements made by Hampshire Bank in support of the Merger or the Hampshire Bank Board of Directors recommendation to its shareholders to vote in favor of the Merger

2.             No Disposition of Stock

Meridian shall not, prior to the meeting at which Hampshire Bank shareholders vote on the Merger Agreement (as such meeting may be adjourned), sell, transfer, gift, assign, encumber, create any third party rights in, or otherwise dispose of any of Hampshire Bank Common Stock except as may be required by applicable Law.

3.             Stock Ownership

As of the date hereof, the number of shares of Hampshire Bank’s Common Stock beneficially owned (as defined under Rule 13d-3 of the Securities Exchange Act of 1934) by Meridian, excluding shares beneficially owned in a fiduciary capacity, is listed on Exhibit A hereto. These shares are, and any additional shares of Hampshire Bank’s Common Stock acquired by Meridian, after the date hereof and prior to the Effective Time will be, owned beneficially by Meridian. As of the date hereof, the shares listed on Exhibit A hereto constitute all of the shares of Hampshire Bank Common Stock held of record, beneficially owned by or for which voting power or disposition power is held or shared by  Meridian. Meridian will have at all times through the Effective Time sufficient rights and powers over the voting and disposition of such shares to comply with its obligations under this Voting Agreement. Meridian has good title to the shares listed on Exhibit A hereto, free and clear of any Liens, and will have good title to such shares and any additional shares of Hampshire Bank’s Common Stock acquired by them after the date hereof and prior to the Effective Time, free and clear of any Liens.

4.             No Inconsistent Agreements

Except for actions taken in furtherance of this Voting Agreement, while this Voting Agreement remains in effect, Meridian shall not: (i) enter into any voting agreement or voting trust with respect to shares of Hampshire Bank Common Stock it owns beneficially or of record; or (ii) grant any proxy, consent or power of attorney with respect to such shares which would be inconsistent with or violate the terms of this Voting Agreement.

5.             No Violation

The execution and delivery of this Voting  Agreement by Meridian does not, and its performance of  its obligations hereunder will not: (i) to Meridian’s  Knowledge, conflict with or violate any  Law applicable to Meridian or to which Meridian or any of its assets or properties is bound; or (ii) conflict with, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation of, or require payment under, or result in the creation of any Liens on the properties or assets of Meridian.

6.             Miscellaneous

a.             Capacity

Meridian represents that that it has the capacity, power and authority to enter into this Voting Agreement and that it is a valid and binding obligation enforceable against Meridian in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

b.             Capitalized Terms

Capitalized terms used in this Voting Agreement shall have the meanings ascribed to them in the Merger Agreement.

c.             Termination

The obligations set forth herein shall terminate concurrently with any termination of the Merger Agreement.

d.             Governing Law

This Voting Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles except to the extent that federal Law applies.

e.             Counterparts

This Voting Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Voting Agreement. Electronic, digital and facsimile signatures shall be deemed to be originals.

Meridian, intending to be legally bound hereby, has executed this Voting Agreement as of the date(s) indicated below.

MERIDIAN INTERSTATE BANCORP, INC.

By:	/s/ Richard J. Gavegnano
Richard J. Gavegnano

Appendix B

November 15, 2011

The Board of Directors
Hampshire First Bank
80 Canal Street
Manchester, NH 03101

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the stockholders of Hampshire First Bank  (“HFBN”) of the Merger Consideration (as defined below), in the proposed merger (the “Merger”) of HFBN with and into NBT Bank, a national bank and wholly-owned subsidiary of NBT Bancorp, Inc. (“NBT”), pursuant to the Agreement and Plan of Merger, dated as of November  15, 2011, by and between HFBN, NBT and NBT Bank (the “Agreement”).  Pursuant to the terms of the Agreement, each outstanding share of common stock, par value $1.00 per share, of HFBN (the “Common Shares”) not owned by HFBN or NBT or by any of their respective wholly-owned subsidiaries, other than shares owned in a fiduciary capacity or as a result of debts previously contracted, will be cancelled and retired and converted into the right to receive 0.7019 shares of common stock, par value $0.01 per share, of NBT or cash in the amount of $15.00 (the “Merger Consideration”). The terms and conditions of the Merger Consideration are more fully described in the Agreement.

Keefe, Bruyette & Woods, Inc, has acted as financial advisor to HFBN.  As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes.  As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises.  In the ordinary course of our business as a broker-dealer, we may, from time to time purchase securities from, and sell securities to, HFBN and NBT, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of HFBN and NBT for our own account and for the accounts of our customers.  To the extent we have any such position as of the date of this opinion it has been disclosed to HFBN.  We have in the past, and may in the future, provide investment banking and financial advisory services to NBT and receive compensation for such services.  We have acted exclusively for the Board of Directors of HFBN in rendering this fairness opinion and will receive a fee from HFBN for our services.  A portion of our fee is contingent upon the successful completion of the Merger.

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of HFBN and NBT and the Merger, including among other things, the following:  (i) the Agreement;  (ii) the Annual Reports to Stockholders for the three years ended December 31, 2010 of HFBN and the Annual Reports to Stockholders and Annual Reports on Form 10-K for the three years ended December 31, 2010 of NBT; (iii) certain interim reports to stockholders of HFBN and certain interim reports to stockholders and Quarterly Reports on Form 10-Q of NBT and certain other communications from HFBN and NBT to their respective stockholders;  and (iv) other financial information concerning the businesses and operations of HFBN and NBT furnished to us by HFBN and NBT for purposes of our analysis.  We have also held discussions with senior management of HFBN and NBT regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry.  In addition, we have compared certain financial and stock market information for HFBN and NBT with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility for such verification or accuracy.  We have relied upon the management of HFBN and NBT as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefore) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements.  We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, with your consent, that the aggregate allowances for loan and lease losses for HFBN and NBT are adequate to cover such losses.  In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property, assets or liabilities of HFBN or NBT, nor have we examined any individual credit files.

B-1

We have assumed that, in all respects material to our analyses, the following:  (i) the Merger will be completed substantially in accordance with the terms set forth in the Agreement with no additional payments or adjustments to the Merger Consideration; (ii) the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) all conditions to the completion of the Merger will be satisfied without any waivers or modifications to the Agreement; and (v) in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the Merger, including the cost savings, revenue enhancements and related expenses expected to result from the Merger.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following:  (i) the historical and current financial position and results of operations of HFBN and NBT; (ii) the assets and liabilities of HFBN and NBT; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies.  We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally.  Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.  Our opinion does not address the underlying business decision of HFBN to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to the HFBN.

This opinion addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Common Shares of the Merger Consideration in the Merger.  We express no view or opinion as to any terms or other aspects of the Merger.

Further, we are not expressing any opinion about the fairness of the amount or nature of the compensation to any of the HFBN’s officers, directors or employees, or any class of such persons, relative to the compensation to the public shareholders of HFBN in connection with the Merger.

In addition, this opinion does not in any manner address the prices at which the NBT common stock will trade following the consummation of the Merger and we express no view or opinion as to how the stockholders of HFBN should vote at the stockholders meeting to be held in connection with the Merger.

This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 2290 of the Financial Industry Regulatory Authority.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration in the Merger is fair, from a financial point of view, to holders of the Common Shares.

Very truly yours,

Keefe, Bruyette & Woods, Inc

B-2

Appendix C

Chapter 293-A
NEW HAMPSHIRE BUSINESS CORPORATION ACT

DISSENTERS' RIGHTS

               A.  RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

     293-A:13.01 DEFINITIONS. -- In this subdivision:

          (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

          (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under RSA 293-A:13.02 and who exercises that right when and in the manner required by RSA 293-A:13.20 through 293-A:13.28.

          (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

          (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

          (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

          (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

          (7) "Shareholder" means the record shareholder or the beneficial shareholder.

     293-A:13.02 RIGHT TO DISSENT. -- (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of  the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation is a party:

             (i) If shareholder approval is required for the merger by RSA 293-A:11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

             (ii) If the corporation is a subsidiary that is merged with its parent under RSA 293-A:11.04.

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

          (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

          (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

             (i) Alters or abolishes a preferential right of the shares.

             (ii) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

             (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities.

             (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

             (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under RSA 293-A:6.04.

          (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

          (6) Consummation of a plan of conversion to which the corporation is a party converting to another entity.

     (b) A shareholder entitled to dissent and obtain payment for his shares under this subdivision shall not challenge the corporate action creating his entitlement, unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     293-A:13.03 DISSENT BY NOMINEES AND BENEFICIAL OWNERS. -- (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

          (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (2) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

                B.  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

     293-A:13.20 NOTICE OF DISSENTERS' RIGHTS. -- (a) If proposed corporate action creating dissenters' rights under RSA 293-A:13.02 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this subdivision and be accompanied by a copy of this subdivision.

     (b) If corporate action creating dissenters' rights under RSA 293-A:13.02 is taken without a vote of shareholders or by consent pursuant to RSA 293-A:7.04, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in RSA 293-A:13.22.

     293-A:13.21 NOTICE OF INTENT TO DEMAND PAYMENT. -- (a) If proposed corporate action creating dissenters' rights under RSA 293-A:13.02 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

          (1) Shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (2) Shall not vote his shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his shares under this subdivision.

     293-A:13.22 DISSENTERS' NOTICE. -- (a) If proposed corporate action creating dissenters' rights under RSA 293-A:13.02 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of RSA 293-A:13.21.

     (b) The dissenters' notice shall be sent no later than 10 days after corporate action was taken, and shall:

          (1) State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited.

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received.

          (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the acquired beneficial ownership of the shares before that date.

          (4) Set a date by which the corporation shall receive the payment demand, which date shall not be fewer than 30 nor more than 60 days after the date the notice is delivered.

          (5) Be accompanied by a copy of this subdivision.

     293-A:13.23 DUTY TO DEMAND PAYMENT. -- (a) A shareholder sent a dissenters' notice described in RSA 293-A:13.22 shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth, in the dissenter's notice pursuant to RSA 293-A:13.22(b)(3), and deposit his certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this subdivision.

     293-A:13.24 SHARE RESTRICTIONS. -- (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under RSA 293-A:13.26.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     293-A:13.25 PAYMENT. -- (a) Except as provided in RSA 293-A:13.27, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with RSA 293-A:13.23 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

     (b) The payment shall be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3) An explanation of how the interest was calculated;

          (4) A statement of the dissenter's right to demand payment under RSA 293-A:13.28; and

          (5) A copy of this subdivision.

     293-A:13.26 FAILURE TO TAKE ACTION. -- (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under RSA 293-A:13.22 and repeat the payment demand procedure.

     293-A:13.27 AFTER-ACQUIRED SHARES. -- (a) A corporation may elect to withhold payment required by RSA 293-A:13.25 from a dissenter, unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RSA 293-A:13.28.

     293-A:13.28 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR
OFFER. -- (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under RSA 293-A:13.25, or reject the corporation's offer under RSA 293-A:13.27 and demand payment of the fair value of his shares and interest due, if:

          (1) The dissenter believes that the amount paid under RSA 293-A:13.25 or offered under RSA 293-A:13.27 is less than the fair value of his shares or that the interest due is incorrectly calculated;

          (2) The corporation fails to make payment under RSA 293-A:13.25 within 60 days after the date set for demanding payment; or

          (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within 30 days after the corporation made or offered payment for his shares.

                        C.  JUDICIAL APPRAISAL OF SHARES

     293-A:13.30 COURT ACTION. -- (a) If a demand for payment under RSA 293-A:13.28 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decisions on the question of their value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (e) Each dissenter made a party to the proceeding is entitled to judgment:

          (1) For the amount, if any, by which the court funds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or,

          (2) For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under RSA 293-A:13.27.

     293-A:13.31 COURT COSTS AND COUNSEL FEES. -- (a) The court in an appraisal proceeding commenced under RSA 293-A:13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RSA 293-A:13.28.

     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the  requirements of RSA 293-A:13.20 through RSA 293-A:13.28.

          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this subdivision.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

Part II
Information Not Required in Prospectus

Item 20.  Indemnification of Directors and Officers

Reference is made to the provisions of Article 12 of NBT’s restated certificate of incorporation, and the provisions of Article VI of NBT’s bylaws, as amended.

NBT Bancorp is a Delaware corporation subject to the applicable indemnification provisions of the DGCL.  Section 145 of the DCGL provides for the indemnification, under certain circumstances, of persons who are or were directors, officers, employees or agents of NBT Bancorp, or are or were serving at the request of NBT Bancorp in such a capacity with another business organization or entity, against expenses, judgments, fines and amounts paid in settlement in actions, suits or proceedings, whether civil, criminal, administrative, or investigative, brought or threatened against or involving such persons because of such person’s service in any such capacity.  In the case of actions brought by or in the right of NBT Bancorp, Section 145 provides for indemnification only of expenses, and only upon a determination by the Court of Chancery or the court in which such action or suit was brought that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

NBT Bancorp’s bylaws provide for indemnification of directors, officers, trustees, employees and agents of NBT Bancorp, and for those serving in such roles with other business organizations or entities, in the event that such person was or is made a party to (or is threatened to be made a party to) any civil, criminal, administrative or investigative action, suit, or proceeding (other than an action by or in the right of NBT Bancorp) by reason of the fact that such person is or was serving in such a capacity for or on behalf of NBT Bancorp.  NBT Bancorp will indemnify any such person against expenses (including attorneys’ fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of NBT Bancorp, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  Similarly, NBT Bancorp shall indemnify such persons for expenses reasonably incurred in actions, suits, or proceedings brought by or in the right of NBT Bancorp, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of NBT Bancorp.  In addition, NBT Bancorp may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of NBT Bancorp or is acting in such capacity for another business organization or entity at NBT Bancorp’s request, against any liability asserted against such person and incurred in such capacity, or arising out of such person’s status as such, whether or not NBT Bancorp would have the power or obligation to indemnify him against such liability under NBT Bancorp’s bylaws.

Article 12 of NBT Bancorp’s certificate of incorporation provides that no director will be personally liable to NBT Bancorp or its shareholders for monetary damages for breach of a fiduciary duty as a director other than liability for any breach of such director’s duty of loyalty to NBT Bancorp or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any payment of a dividend or approval of a stock repurchase that is illegal under Section 174 of the DGCL, or for any transaction from which the director derived an improper personal benefit.

The foregoing indemnity and insurance provisions have the effect of reducing directors’ and officers’ exposure to personal liability for actions taken in connection with their respective positions.

In addition, as permitted under Delaware law, the Registrant maintains liability insurance covering directors and officers of the Registrant and its subsidiaries.

Item 21.  Exhibits and Financial Statement Schedules

  (a)          Exhibits

Number	Description

2.1
Agreement and Plan of Merger by and between NBT Bancorp Inc., NBT Bank, N.A. and Hampshire First Bank dated as of November 16, 2011 (included as Appendix A to the proxy statement/prospectus contained in this Registration Statement), and certain exhibits thereto (i.e., voting and non-competition agreement and voting agreement).  Certain schedules and an exhibit (i.e., confidentiality agreement) are omitted.  NBT Bancorp agrees to furnish copies of the schedules and the exhibit to the Securities and Exchange Commission upon request.**

3.1
Restated Certificate of Incorporation of NBT Bancorp Inc. dated July 23, 2001 (as incorporated by reference to Exhibit 3.1 to Registrant’s Form 10-K for the year ended December 31, 2001 and filed with the SEC on March 29, 2002).

3.2	Bylaws of NBT Bancorp Inc., (incorporated by reference to Exhibit 3.2 to Registrant’s Form 10-K for the year ended December 31, 2001 and filed with the SEC on March 29, 2002).

4.3	Specimen stock certificate of NBT Bancorp Inc. (as incorporated by reference to Exhibit 4.3 to Registrant’s Form S-4 and filed with the SEC on December 27, 2005).

5.1	Opinion of Hinman, Howard & Kattell, LLP as to the legality of the securities being issued *

8.1	Opinion of Hinman, Howard & Kattell, LLP as to tax matters*

10.1	Employment Agreement by and between NBT Bancorp and James M. Dunphy dated as of November 16, 2011**

23.1	Consent of KPMG LLP*

23.3	Consent of Hinman, Howard & Kattell, LLP (included in Exhibit 5.1)

23.4	Consent of Hinman, Howard & Kattell, LLP (included in Exhibit 8.1)

24.1	Power of Attorney of Directors and Officers of NBT Bancorp Inc.**

99.1	Form of Proxy Card of Hampshire First Bank**

99.2	Fairness Opinion of Keefe, Bruyette & Woods, Inc. (included as Appendix B to the joint proxy statement/prospectus contained in this Registration Statement).

99.3	Consent of Keefe, Bruyette & Woods, Inc.**

99.4
Voting and Non-Competition Agreement executed by Hampshire First Bank directors (except James M. Dunphy) dated as of November 16, 2011 (included as an exhibit to Appendix A to the proxy statement/prospectus contained in this Registration Statement).

99.5
Voting Agreement executed by Meridian Interstate Bancorp Inc. dated as of November 16, 2011 (included as an exhibit to Appendix A to the proxy statement/prospectus contained in this Registration Statement).

*	Filed herewith.
**	Previously filed.

Item 22.  Undertakings

(a)           The undersigned registrant hereby undertakes:

(1) to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(2)  insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(3)  to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(4) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of, and included in the registration statement when it became effective.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwich, New York, on March 2, 2012.

NBT BANCORP INC.

By:	/s/ Martin A. Dietrich
Martin A. Dietrich
President and Chief Executive
Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Martin A. Dietrich	President, Chief Executive Officer and	March 2, 2012
Martin A. Dietrich	Director (Principal Executive Officer)

March 2, 2012
*	Senior Executive Vice President and
Michael J. Chewens	Chief Financial Officer (Principal Financial and Accounting Officer)

*	Chairman of the Board	March 2, 2012
Daryl R. Forsythe

*	Director	March 2 , 2012
Patricia T. Civil

*	Director	March 2, 2012
John C. Mitchell

*	Director	March 2, 2012
Richard Chojnowski

*	Director	March 2, 2012
Timothy E. Delaney

*	Director	March 2, 2012
James H. Douglas

*	Director	March 2, 2012
Michael M. Murphy

Signatures	Title	Date

*	Director	March 2, 2012
Joseph G. Nasser

*	Director	March 2, 2012
Joseph A. Santangelo

*	Director	March 2, 2012
Robert A. Wadsworth

*	By:	/s/ Martin A. Dietrich
Martin A. Dietrich
Attorney-in-fact

Exhibit Index

Number	Description

2.1
Agreement and Plan of Merger by and between NBT Bancorp Inc., NBT Bank, N.A. and Hampshire First Bank dated as of November 16, 2011 (included as Appendix A to the proxy statement/prospectus contained in this Registration Statement), and certain exhibits thereto (i.e., voting and non-competition agreement and voting agreement).  Certain schedules and an exhibit (i.e., confidentiality agreement) are omitted.  NBT Bancorp agrees to furnish copies of the schedules and the exhibit to the Securities and Exchange Commission upon request.**

3.1
Restated Certificate of Incorporation of NBT Bancorp Inc. dated July 23, 2001 (as incorporated by reference to Exhibit 3.1 to Registrant’s Form 10-K for the year ended December 31, 2001 and filed with the SEC on March 29, 2002).

3.2	Bylaws of NBT Bancorp Inc., (incorporated by reference to Exhibit 3.2 to Registrant’s Form 10-K for the year ended December 31, 2001 and filed with the SEC on March 29, 2002).

4.3	Specimen stock certificate of NBT Bancorp Inc. (as incorporated by reference to Exhibit 4.3 to Registrant’s Form S-4 and filed with the SEC on December 27, 2005).

5.1	Opinion of Hinman, Howard & Kattell, LLP as to the legality of the securities being issued*

8.1	Opinion of Hinman, Howard & Kattell, LLP as to tax matters*

10.1	Employment Agreement by and between NBT Bancorp and James M. Dunphy dated as of November 16, 2011**

23.1	Consent of KPMG LLP*

23.2	Consent of Hinman, Howard & Kattell, LLP (included in Exhibit 5.1)

23.3	Consent of Hinman, Howard & Kattell, LLP (included in Exhibit 8.1)

24.1	Power of Attorney of Directors and Officers of NBT Bancorp Inc.**

99.1	Form of Proxy Card of Hampshire First Bank**

99.2	Fairness Opinion of Keefe, Bruyette & Woods, Inc. (included as Appendix B to the joint proxy statement/prospectus contained in this Registration Statement).

99.3	Consent of Keefe, Bruyette & Woods, Inc.**

99.4
Voting and Non-Competition Agreement executed by Hampshire First Bank directors (except James M. Dunphy) dated as of November 16, 2011 (included as an exhibit to Appendix A to the proxy statement/prospectus contained in this Registration Statement).

99.5
Voting Agreement executed by Meridian Interstate Bancorp Inc. dated as of November 16, 2011 (included as an exhibit to Appendix A to the proxy statement/prospectus contained in this Registration Statement).

*	Filed herewith.
**	Previously filed.